Exhibit 10.18
PURCHASE AND SALE AGREEMENT
BY AND BETWEEN
FIRE MOUNTAIN RESTAURANTS, LLC,
A DELAWARE LIMITED LIABILITY COMPANY,
RYAN’S RESTAURANT GROUP, INC.,
A SOUTH CAROLINA CORPORATION,
AND CERTAIN OTHER PARTIES DESCRIBED HEREIN
AS SELLERS
AND
FIGRYANF LLC,
A DELAWARE LIMITED LIABILITY COMPANY,
FIGRYANH LLC,
A DELAWARE LIMITED LIABILITY COMPANY,
AND CERTAIN OTHER PARTIES DESCRIBED HEREIN
AS BUYERS

PURCHASE AND SALE AGREEMENT
     This PURCHASE AND SALE AGREEMENT (“Agreement”) is entered into as of November 1, 2006, by and between Fire Mountain Restaurants, LLC, a Delaware limited liability company (“FMR”), Ryan’s Restaurant Group, Inc., a South Carolina corporation (“Ryan’s”), HomeTown Buffet, Inc., a Minnesota corporation (“HomeTown”), and OCB Restaurant Company, LLC, a Minnesota limited liability company (“OCB”; FMR, Ryan’s, HomeTown and OCB are referred to herein collectively as “Sellers” and each individually as a “Seller”) and FIGRYANF LLC (“FIGRYANF”), FIGRYANH LLC, FIGRYANH-1 LLC, FIGRYANH-2 LLC, FIGRYANH-3 LLC, FIGRYANH-4 LLC, FIGRYANH-5 LLC, FIGRYANH-6 LLC, FIGRYANH-7 LLC, FIGRYANH-8 LLC, FIGRYANH-9 LLC, FIGRYANH-10 LLC, FIGRYANH-11 LLC, FIGRYANH-12 LLC, FIGRYANH-13 LLC, FIGRYANH-14 LLC, FIGRYANH-15 LLC, FIGRYANH-16 LLC, each a Delaware limited liability company (each are referred to herein collectively as “Buyers” and each individually as a “Buyer”). Buyers and Sellers are from time to time referred to herein individually as a “Party”, and collectively as the “Parties.”
R E C I T A L S:
          A. Buffets, Inc, is acquiring, in a merger transaction (the “Merger Transaction”), pursuant to that certain Agreement and Plan of Merger dated July 24, 2006, between Ryan’s Restaurant Group, Inc., Buffets, Inc., a Minnesota corporation (“Guarantor” or “Buffets”) and Buffets Southeast, Inc. and all schedules and exhibits thereto (the “Merger Agreement”), Ryan’s Restaurant Group, Inc.
          B. In connection with the Merger Transaction, Sellers have agreed to sell to Buyers certain Ryan’s Steakhouse, Fire Mountain Steakhouse, Old Country Buffet and HomeTown Buffet restaurant properties (each individually a “Property and collectively the “Properties”), more particularly described as follows:
All of the “Real Properties” (each individually, a “Real Property”), collectively described as follows: good and indefeasible title in fee simple to the land described on Schedule 1 attached hereto (collectively, the “Owned Land”), good and indefeasible title in a leasehold or subleasehold interest in the land described on Schedule 2 attached hereto (collectively, the “Leased Land”, the Owned Land and the Leased Land are collectively herein referred to as the “Land”), together with all rights, title and interest in and to all easements, appurtances and rights relating to the Land, including, without limitation, Sellers’ right, title, and interest, if any, in and to all (A) adjacent streets, alleys, rights-of-way and any adjacent strips or gores of real estate; (B) buildings, structures and other improvements located on the Land (the “Improvements”); and (C) the machinery, equipment and systems necessary for the operation of the Properties that are “fixtures” pursuant to applicable law located at or in the Land or Improvements, including, without limitation, Sellers’ right, title and interest, if any, of the following fixtures located on the Land: the canopies, built-in walk-in coolers/refrigerator cases, grill hoods, built-in freezers, HVAC equipment, fire sprinklers and fire suppression equipment, lighting including emergency lighting, built-in-sinks, built-in shelving, awnings, and supports for signs (the “Fixtures”). For the purposes of this Agreement the term “Property” and “Properties” shall not include the Restaurant Equipment (as defined in the Master Lease Agreements (as defined below)).
          C. Sellers desire to sell and assign to Buyers, and Buyers desire to purchase and assume from Sellers, all of the Properties owned by Sellers, subject to the terms and conditions set forth in this Agreement.
          D. Upon the consummation of the transactions contemplated herein, and concurrently therewith, Sellers desire to lease from Buyers, and Buyers desire to lease to Sellers, the Properties pursuant to certain Master Lease Agreements (as defined below), as more particularly described herein. Any capitalized term used herein but not defined herein shall have the meaning set forth in the form Master Lease Agreement (as defined below) attached hereto as Exhibit A.
A G R E E M E N T:
          NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Sellers and Buyers agree as follows:
     1. Conveyance of Properties. On the terms and subject to the conditions set forth in this Agreement, at Closing (as hereinafter defined), Sellers shall sell and convey to Buyers, and Buyers shall buy and accept from Sellers, all the Properties. Each Property shall be conveyed by the Seller that owns such Property immediately prior to the Closing, to a Buyer selected by Buyers.
     2. Purchase Price. Subject to the terms of this Agreement, the purchase price (the “Purchase Price”) for the Properties shall be $566,769,505.00, payable by wire transfer of immediately available funds to Sellers at the Closing. The Purchase Price shall be paid by Buyers to LandAmerica Financial Group Inc., as escrow agent (the “Title Company”) to be held in an escrow, pursuant to the terms and conditions set forth in separate escrow instructions (the “Escrow Instructions”) with the Title Company, in form acceptable to the Title Company, Buyers and Sellers (the “Escrow”) in an account maintained by Title Company on behalf of the Parties and distributed by Title Company at Closing to Sellers, or as Sellers may direct, pursuant to the terms and conditions set forth in the Escrow Instructions.
     3. Representations, Warranties and Additional Covenants.
               (a) Sellers’ Representations and Warranties. Sellers hereby represent and warrant to Buyers that as of the Closing:
               (i) Qualification and Authority. FMR is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Ryan’s is a corporation duly incorporated, validly existing and in good standing under the laws of the State of South Carolina. HomeTown is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota. OCB is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Minnesota. Each Seller has the right, power, and authority to execute, deliver, and perform this Agreement. This Agreement, when executed and delivered by Sellers and Buyers, shall constitute the valid and binding agreement of Sellers, and shall be enforceable against Sellers in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles. All requisite authorizations, consents, resolutions and actions on the part of each Seller have been or will prior to the Closing be obtained, adopted or taken, as applicable, by each Seller (and its affiliates as and if required) in connection with making and entering into this Agreement and the consummation of the purchase and sale provided for herein, and no consents or approvals are required from any party which is not a party to this Agreement in order to consummate such purchase and sale. Neither this Agreement nor the consummation of any of the transactions contemplated hereby violates or shall violate any provision of any agreement or document to which any Seller is a party or to which any Seller is bound.
               (ii) Bankruptcy. Neither any Seller nor any entity or person in Control of, having Control over, or under common Control with any Seller, regardless of the number of tiers of ownership, is bankrupt under the Federal Bankruptcy Code, or has filed for protection or relief under any applicable bankruptcy or creditor protection statute or to Sellers’ knowledge has been threatened by creditors with an involuntary application of any applicable bankruptcy or creditor protection statute. No Seller is entering into the transactions described in this Agreement with an intent to defraud any creditor or to prefer the rights of one creditor over any other. As used in this Agreement, “Control” means ownership of voting securities sufficient to elect a majority of the board of directors of a corporation, or analogous ownership interests of non-corporate entities.
               (iii) Leases. As used herein, “Leases” means any lease, tenancy, license, sublease, assignment and/or other rental or occupancy agreement (including, without limitation, any and all guarantees of any of the foregoing) heretofore or hereafter entered into affecting the use, enjoyment or occupancy of the applicable Property or any portion thereof, including any extensions, renewals, modifications or amendments thereof. Attached hereto as Schedule 3(a)(iii) is a true, correct and complete list of all Leases affecting any Property. Except as set forth in Schedule 3(a)(iii), to Sellers’ knowledge: (A) each Lease is in full force and effect; (B) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than 30 days in advance; and (C) the rent payable under each Lease is the amount of fixed rent set forth in Schedule 3(a)(iii). The Leases have not been assigned or pledged, and no other person or entity has any interest therein except any Seller.
               (iv) Compliance With Laws; Zoning. To Sellers’ knowledge and except as set forth in Schedule 3(a)(iv), the Properties are in compliance in all material respects with all applicable zoning, subdivision and land use laws, regulations and ordinances, all applicable health, fire, and building codes, and all other laws applicable to the Properties. To Sellers’ knowledge, all required permits, licenses and certificates for the lawful use and operation of the Properties, including, but not limited to, certificates of occupancy, or the equivalent, have been obtained and are current and in full force and effect. To Sellers’ knowledge, in the event that all or any part of the Improvements located on any of the Real Properties are destroyed or damaged (A) the reconstruction of said Improvements to their condition prior to such damage or destruction would not be contrary to applicable law, and (B) the existence of such Improvements thereafter for the same use would not violate any zoning or other ordinances applicable thereto and would not necessitate obtaining any variances or special permits, other than customary demolition, building and other construction related permits. To Sellers’ knowledge, the permanent parking spaces (both regular spaces and handicap spaces) at each Real Property do not violate any requirements imposed by applicable laws with respect to parking. To Sellers’ knowledge, no legal proceedings are pending or threatened with respect to the zoning of any Real Property. To Sellers’ knowledge, neither the zoning nor any other right to construct, use or operate any Real Property is in any way dependent upon or related to any real estate other than such Real Property.
               (v) Property Condition; Defects. To Sellers’ knowledge, except as set forth in Schedule 3(a)(v): (A) there are no latent or patent structural or other material defects or deficiencies in any Property; (B) city water supply, storm and sanitary sewers, and electrical, gas and telephone facilities are available to each Real Property within the boundary lines of such Real Property, are sufficient to meet the reasonable needs of each Real Property as presently contemplated to be used, and no other utility facilities are necessary to meet the reasonable needs of any Real Property as presently contemplated; (C) except as disclosed in any Title Commitment (as defined below) or Survey (as defined below), no part of any Real Property is within a flood plain and none of the Improvements create encroachment over, across or upon the applicable Real Property’s boundary lines, rights of way or easements, and no building or other improvements on adjoining land create such an encroachment; (D) access to each Real Property for the current and contemplated uses thereof is provided by means of dedicated, all weather public roads and streets which are physically and legally open for use by the public, or by private easements; and (E) any liquid or solid waste disposal, septic or sewer system located at any Real Property is in good and safe condition and repair and in compliance with all applicable law. “Title Commitment” shall mean a commitment for title insurance covering each fee or leasehold (as applicable) estate in each Real Property from Title Company, setting forth the status of title to each Real Property, showing all matters of record affecting each Real Property, together with a true, complete and (to the extent available) legible copy of all documents referred to in each Title Commitment; “Survey” shall mean an ALTA Survey covering for each Real Property which has been received by any Buyer; and “Title Policy” shall mean an ALTA Extended Coverage Owner’s Policy of Title Insurance for each Property, subject only to the Permitted Exceptions, with such endorsements as Buyers shall reasonably require, including, but not limited to, comprehensive, contiguity, survey, access and tax parcel, and without exception for creditors’ rights (to the extent available and approved by the Title Company).
               (vi) Taxes. To Sellers’ knowledge, all real property and sales taxes with respect to any Real Property which are due and payable have been paid when due and payable, except for those taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established. Except as disclosed in any Title Commitment, there is not presently pending (and to Sellers’ actual knowledge, without duty of inquiry, there is not contemplated) any special assessment against any Property or any part thereof. To Sellers’ knowledge, except as disclosed in any Title Commitment, no tax liens have been filed and no claims are being asserted with respect to any such taxes. To Sellers’ knowledge, the charges, accruals and reserves on the books of each Seller in respect of any of the foregoing taxes or other governmental charges are in accordance with generally accepted accounting principles, consistently applied.
               (vii) Contractual Obligations. No Seller is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any contractual obligation of such Seller beyond any applicable notice and cure period, which default would have a Material Adverse Effect (as hereinafter defined), and to Sellers’ knowledge, no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.
               (viii) Disclosure. No financial statements or any other document, certificate or written statement furnished to any Buyer by any Seller and to Sellers’ knowledge, no document or statement furnished by any third party on behalf of any Seller, for use in connection with this Agreement or the transactions contemplated herein, including without limitation the Property Documents, when taken as a whole, contains any untrue representation, warranty or statement of a material fact, and none omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no material fact known to any Seller that has had or will have a Material Adverse Effect and that has not been disclosed in writing to Buyers by any Seller or by any third party on behalf of any Seller. As used herein, “Material Adverse Effect” means (A) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of any Seller with respect to such party, when taken as a whole, or (B) the material impairment of the ability of any Seller to perform its material obligations under any of the Transaction Documents (as defined in Section 4, below), or (C) the material impairment of any Buyer’s rights or remedies under any of the Transaction Documents. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then occurring events and existing conditions would result in a Material Adverse Effect.
               (ix) Suits, Judgments and Liens. To Sellers’ knowledge, except as expressly set forth on Schedule 3(a)(ix), (A) there are no lawsuits, claims, suits, or legal, administrative or other proceedings or investigations pending or to Sellers’ knowledge, threatened against or affecting any Seller, or any Property (including, without limitation eminent domain or condemnation proceedings), and there are no lawsuits, suits or legal, administrative or other proceedings pending in which any Seller is the plaintiff or claimant and which relate to any Property; and (B) there is no action, suit or legal, administrative or other proceeding pending or threatened which questions the legality or propriety of the transactions contemplated by the Transaction Documents.
               (x) FMR’s Net Worth. FMR has a positive net worth, as determined in accordance with generally accepted accounting principles in effect as of the date of Closing, of not less than Seventy Five Million Dollars ($75,000,000).

               (xi) Ownership of Sellers Post-Merger. The document attached as Schedule 3(a)(xi) correctly depicts the ownership structure of Sellers immediately following the Merger Transaction.
Whenever in this Agreement, or in any document or certificate executed on behalf of any Seller pursuant to this Agreement, reference is made to the knowledge of Sellers (whether by use of the words “knowledge” or “known”, or other words of similar meaning), such shall be deemed to refer to the actual knowledge of the following individuals, which individuals each Seller represents and warrants have significant responsibility for any one or more of policy making, major decisions, or financial affairs of each Seller or have significant responsibility for the management of the Properties: (1) Mr. Michael Andrews, (2) Mr. Damon Fraser, and (3) Mr. Fred T. Grant Jr.
               (b) Buyers’ Representations and Warranties. Buyers hereby represent and warrant to Sellers that as of the date of this Agreement and as of the Closing:
               (i) Each Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Each Buyer has the right, power, and authority to execute, deliver, and perform this Agreement. The Agreement, when executed and delivered by Buyers and Sellers, shall constitute the valid and binding agreement of each Buyer, and shall be enforceable against each Buyer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
               (ii) All requisite authorizations, consents, resolutions and actions on the part of each Buyer, have been obtained, adopted or taken, as applicable, by each Buyer (and its affiliates, as and if required) in connection with making and entering into this Agreement and the consummation of the purchase and sale provided for herein, and no consents or approvals are required from any party which is not a party this Agreement in order to consummate such purchase and sale. Neither this Agreement nor the consummation of any of the transactions contemplated hereby violates or shall violate any provision of any agreement or document to which any Buyer is a party or to which any Buyer is bound.
               (c) Use of Net Sale Proceeds. Each Seller hereby covenants that Net Sale Proceeds shall be used by Sellers to accomplish the following on the Closing Date: (i) to pay a portion of the purchase price paid by Sellers in the Merger Transaction; (ii) to repay certain indebtedness of Buffets and Sellers and/or their affiliates; (iii) for general working capital of Buffets and Sellers; and/or (iv) to pay certain fees and expenses incurred by Sellers related to the Merger Transaction. As used herein, “Net Sales Proceeds” means the Purchase Price, net of (A) all fees and costs to be paid by Sellers pursuant to the terms of this Agreement, plus (B) such other customary and ordinary costs incurred by Sellers in connection with the sale of the Properties to Buyers and reasonably approved by Buyers prior to Closing.
     4. Closing. As used herein, (x) “Closing” means the delivery to each Party through Escrow of all the items to be delivered to such Party as described below in clause (a) and (b) of this

Section 4; and (y) “Closing Date” means that date that the Closing actually occurs. Provided that the Merger Transaction funds and closes on the Closing Date, the Closing shall be deemed to have occurred immediately prior to the funding and closing of the Merger Transaction.
               (a) Buyers shall deliver or cause to be delivered to Sellers through Escrow all of the following:
               (i) The Purchase Price in accordance with Section 2.
               (ii) Four (4) counterpart originals of (A) a Master Lease Agreement in the form attached hereto as Exhibit A for each of the Properties conveyed to any Buyer other than FIGRYANF (the “Hold Master Lease Agreement”), (B) a separate Master Lease Agreement in the form attached hereto as Exhibit A for each of the Properties conveyed to FIGRYANF (collectively with the Hold Master Lease Agreement, the “Master Lease Agreements”), and (C) a Lease Memorandum in the form attached hereto as Exhibit B for each Property covered by any of the Master Lease Agreements, or a substantially equivalent form complying with state-specific recording requirements (collectively, “Memoranda” and each individually, a “Memorandum”), each duly executed by the applicable Buyer.
               (iii) Four (4) originals of the Subordination, Non-Disturbance and Attornment Agreement (Master Lease Agreement) in the form attached hereto as Exhibit C for the Master Lease Agreements, or a substantially equivalent form complying with state-specific recording requirements or another form reasonably acceptable to Sellers and Buyers (collectively, the “Master Lease Subordination Agreements”), duly executed by Buyers, and duly notarized.
               (iv) Any and all required transfer tax forms.
               (v) Landlord lien waivers in form reasonably acceptable to Sellers.
               (b) Sellers shall deliver or cause to be delivered to Buyers through Escrow all of the following:
               (i) Special Warranty Deed in the form of Exhibit D, or a substantially equivalent form complying with state-specific recording requirements (each, a “Deed”; collectively, the “Deeds”), conveying to the applicable Buyer each Real Property subject only to the Permitted Exceptions, duly executed by the applicable Seller and properly notarized and acknowledged;
               (ii) Lease Assignment in the form of Exhibit E (each, a “Lease Assignment”; collectively, the “Lease Assignments”), conveying to the applicable Buyer the applicable Seller’s interest in each Leased Property subject only to the Permitted Exceptions, duly executed by the applicable Seller and properly notarized and acknowledged;

               (iii) Internal Revenue Code Section 1445 Certifications in the form of Exhibit F, and any state-specific income tax withholding certificates reasonably required by Buyers, each duly executed by each Seller;
               (iv) Four (4) counterpart originals of each Master Lease Agreement, duly executed by the applicable Seller;
               (v) Any instruments or other documents required to be delivered to the applicable Buyer, as landlord, and the applicable Seller, as tenant, pursuant to the Master Lease Agreements, including, without limitation, a Guaranty from Guarantor to the applicable Buyer, duly executed by Guarantor, for each Master Lease Agreement (collectively, the “Guaranties”; each individually, a “Guaranty”).
               (vi) Evidence reasonably satisfactory to Buyers and Title Company that each Seller is fully authorized to have entered into this Agreement, and to consummate the transactions contemplated herein, including without limitation selling the Properties to Buyers pursuant to the terms of this Agreement, and entering into the Master Lease Agreements.
               (vii) The amount of all fees and expenses of Buyers that Sellers are obligated to pay pursuant to subsection 9(b), to the extent not previously paid.
               (viii) Four (4) originals of each of the Assignment of Leases, each duly executed by the applicable Seller.
               (ix) Four (4) originals of each of the Master Lease Subordination Agreements, duly executed by Sellers, and duly notarized.
               (x) Any and all required transfer tax forms.
               (xi) Any and all required ground lessor consents.
               (xii) Opinions (in form and substance reasonably satisfactory to Buyers) of Sellers’ independent counsel as to good standing, corporate organization, corporate authorization and enforceability of the transactions contemplated under the Master Lease Agreements.
As used in this Agreement, “Transaction Documents” means, collectively, this Agreement, the Master Lease Agreements, the Guaranties, the Deeds, the Lease Assignments, the Master Lease Subordination Agreements, and any other agreements entered into between any Seller and any Buyer, or any Seller and Guarantor, in connection with any of the foregoing.
               (c) Sellers shall deliver to the applicable Buyer possession of the Properties subject to the Master Lease Agreements.

     5. Intentionally Deleted
     6. Prorations; Fees and Costs.
               (a) No proration shall be made of real estate and personal property taxes, utility charges and maintenance expenses with respect to the Properties (the Parties acknowledging that Sellers shall be responsible for all such charges, taxes and expenses). Rental payments under the Master Lease Agreements (other than rental payments under the Leases) shall be prorated as of the Closing Date such that the applicable Seller shall prepay a prorated portion of the rent due from the applicable Seller to the applicable Buyer under the Master Lease Agreements applicable to the month in which the Closing occurs, as contemplated by the Master Lease Agreements.
               (b) Sellers shall pay all the following (collectively, “Expenses”) (i) all closing fees and expenses, including without limitation all Escrow fees, recording costs (other than mortgage recording costs and mortgage taxes) and applicable deed stamp taxes, and transfer taxes for each of the Properties (including, without limitation, all Personal Property relating thereto and excluding mortgage taxes); (ii) all fees and expenses associated with the preparation of all Property Documents, including without limitation Title Commitments; (iii) all premiums for the Title Policies (including costs for the comprehensive, contiguity, survey, access and tax parcel endorsements) and all final surveys for the Real Properties; (iv) 50% of all fees payable to Navigant (such 50% portion not to exceed $500,000); (v) all other reasonable fees and expenses of Buyers (including, without limitation Buyers’ reasonable attorneys’ fees and expenses) in connection with the transactions contemplated herein and in the other Transaction Documents, including without limitation fees and expenses incurred by Buyers in connection with the preparation and negotiation of all Transaction Documents; the preparation of any proposal, commitment or other documents; any diligence, syndication, computer usage, duplication, consultation, travel, audits, or searches; any insurance or appraisals; and (vi) any reasonable post-Closing activities or work of Buyers (to the extent that such costs for the post-closing activities or work would have been Sellers’ responsibility if such activity or work occurred pre-closing but will occur post-closing due to circumstances under any Seller’s control). Notwithstanding the foregoing, (1) Sellers’ obligation to pay the Expenses and/or reimburse Buyers for the Expenses shall not exceed $5,770,000 in the aggregate (the “Expense Cap”); and (2) “Expenses” shall not include any of the items listed in clauses (i) — (iv) above if they were incurred prior to June 1, 2006.
               (c) Buyers acknowledge that they have received from Buffets, on behalf of Sellers, expense deposits totaling $1,000,000 (the “Initial Expense Deposit”). Sellers also previously delivered to Buyers an additional expense deposit of $1,000,000 (such deposit, collectively with the Initial Expense Deposit, the “Expense Deposit”) to be applied against Buyers’ fees and expenses that Sellers is obligated to pay pursuant to this Agreement. Buyers shall expend the Expense Deposit for bonafide reasonable third party fees, costs and expenses relating to the Closing. If the Closing fails to occur for any reason other than a default hereunder by Buyers, the Expense Deposit shall be retained by Buyers. If the Closing fails to occur by reason of a default hereunder by Buyers, the Expense Deposit shall be promptly returned by Buyers to Sellers.

     7. Conditions to Closing.
               (a) Conditions to Buyers’ Obligations. Buyers’ obligation to purchase the Properties is subject to the satisfaction of the following conditions or Buyers’ written waiver of such conditions on or before the Closing Date. Buyers may waive in writing any or all of such conditions in their sole and absolute discretion.
               (i) Sellers’ representations and warranties set forth in subsection 3(a) of this Agreement shall be true and correct in all material respects as of the Closing.
               (ii) Buyers shall have obtained from counsel reasonably acceptable to Buyers legal opinion letters, each in form and substance reasonably acceptable to Buyers, that the Master Lease Agreements and Guaranties are enforceable against the applicable Seller and Guarantor, as applicable, in accordance with their terms.
               (iii) Without limiting anything contained in clause 10(a)(ii), no order, stay, injunction or restraining order, pending or threatened litigation, law or regulation, or any other condition shall exist with respect to any Seller, Guarantor and/or the Property that in the reasonable determination of Buyers could have a Material Adverse Effect.
               (iv) Sellers shall have delivered to Buyers evidence reasonably satisfactory to Buyers that any and all rights of any third party to purchase any Real Property (or any portion thereof) have been waived by any such third party.
               (v) Sellers shall have paid any and all monetary liens encumbering any Real Property except any mechanics liens not yet due and payable or any liens which have been bonded or insured over to Buyers’ reasonable satisfaction.
In addition, Buyers’ obligations under this Agreement shall be subject to the condition subsequent of the closing and funding of the Merger Transaction pursuant to the Merger Agreement on the Closing Date. If the closing and funding of the Merger Transaction fails to occur on the Closing Date, then (1) the transactions contemplated herein shall be null and void, (2) Sellers shall (and shall cause the Title Company to, to the extent applicable) immediately return to Buyers the Purchase Price and any other funds previously delivered by Sellers to Title Company and/or Buyers hereunder and Sellers shall direct the Title Company to immediately deliver all conveyance and other documents to the Party that deposited such documents, (3) the Parties will reasonably cooperate with each other, at Sellers’ sole cost and expense, to cancel (and if necessary, reverse) transfers or conveyances of Properties to Buyers, the leasing of the Properties to Sellers pursuant to the Master Lease Agreements, and any other transactions contemplated herein, and (4) Sellers shall release, indemnify, protect, defend and hold harmless all Landlord Parties (as defined in the form of Master Lease Agreement attached as Exhibit A hereto) from and against any and all claims, demands, damages, obligations, losses, liabilities, costs and expenses (including reasonable attorneys’, accountants’, consultants’, and expert witness fees and expenses) directly or indirectly related to or arising out of or in connection with any failure of the Merger Transaction to close and fund on the Closing Date.
               (b) Condition to Sellers’ Obligations. Sellers’ obligation to consummate the transactions contemplated by this Agreement is subject to Buyers having performed all material obligations to be performed by Buyers prior to and at Closing under this Agreement. Sellers may waive in writing such condition in its sole and absolute discretion.
               (c) At the Closing, Buyers shall pay the Purchase Price to Sellers by wire transfer of immediately available funds, which may be completed through the Escrow.
     8. Notices. Any notice provided or permitted to be given under this Agreement must be in writing and may be served by depositing same in the United States mail, addressed to the Party to be notified, postage prepaid and certified, with return receipt requested, by delivering the same in person to such Party (including express or courier service), by delivering the same by overnight courier such as Federal Express or by delivering the same by confirmed facsimile. Notice given in accordance herewith shall be effective upon the receipt at the address of the addressee, or the second attempt at delivery, as evidenced by the regular records of the person or entity attempting delivery, regardless of whether the same is actually received. For purposes of notice, the addresses of the Parties (and, for informational purposes only, Title Company) are as follows:

If to Sellers:	Buffets, Inc. c/o Buffet Holdings, Inc. 1460 Buffet Way Eagan, Minnesota 55121 Attention: Mr. Mike Andrews, CEO Telephone: (651) 365-2626 Facsimile: (651) 365-2721

with a copy to:

Buffets, Inc.
c/o Buffet Holdings, Inc.
1460 Buffet Way
Eagan, Minnesota 55121
Attention: H. Thomas Mitchell, Esq.
Telephone: (651) 365-2631
Facsimile: (651) 365-2224

and a copy to:

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attention: Gregory Spitzer, Esq.
Telephone: (312) 861-2115
Facsimile: (312) 660-0274

If to Buyers:	FIGRYANH LLC
c/o Drawbridge Special Opportunities Fund LP
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Attn: Constantine M. Dakolias, CCO and
         Glenn P. Cummins, CFO
Telephone: (212) 798-6100
Facsimile: (212) 202-3685

With a copy to:

Fortress Investment Group
5221 N. O’Connor Boulevard, Suite 700
Irving, Texas 75039
Attn: David Pettijohn
Telephone: (972) 532-4340
Facsimile: (972) 532-4343

and a copy to:

Sidley Austin LLP
555 West Fifth Street, Suite 4000
Los Angeles, California 90013-1010
Attn: Marc I. Hayutin, Esq.
Telephone: (213) 896-6018
Facsimile: (213) 896-6600

and a copy to: Wilensky & Jones, LLP 3109 Carlisle Street, Suite 100 Dallas, Texas 75204 Attn: Richard S. Wilensky, Esq. Telephone: (214) 220-1133 Facsimile: (214) 220-2131
               Either Party may change its address for notice by giving written notice thereof to the other Party in accordance with the provisions of this Section 8.
     9. Commissions. Sellers and Buyers each (a) represents to the other Party that such representing Party has dealt with no broker or brokers in connection with the negotiation, execution and delivery of this Agreement or the sale of the Properties contemplated herein, and (b) hereby indemnifies, defends, protects (with counsel selected by the other Party) and holds such other Party wholly free and harmless of, from and against any and all claims or demands for any and all brokerage commissions and/or finder’s fees due or alleged to be due as a result of any agreement or purported agreement made by such indemnifying Party.
     10. Assigns. This Agreement shall inure to the benefit of and be binding on the Parties hereto and their respective heirs, legal representatives, successors and assigns. This Agreement may not be assigned by any Seller without the prior written consent of Buyers, which Buyers may withhold in their sole and absolute discretion. This Agreement may be assigned by Buyers without the consent of Sellers provided that Buyers deliver to Sellers written notice of such assignment. Notwithstanding the foregoing, upon any assignment of this Agreement by Buyers, Buyers shall not be relieved of liability for the performance of any obligation of Buyers contained in this Agreement unless and until Buyers’ assignee shall have assumed in writing all of the duties and obligations of Buyers hereunder, provided however that Buyers shall not be released from their duty to return Expense Deposit funds pursuant to a default under subsection 6(c) of this Agreement.
     11. Termination; Remedies; Sellers Indemnity.
               (a) Buyers’ Remedies. Without limiting anything contained in subsection 11(c), if the Closing does not occur by reason of any Seller’s default hereunder, then Buyers shall be entitled to pursue any remedies to which Buyers may be entitled under this Agreement, at law and/or in equity, including without limitation the right to specifically enforce this Agreement, to record a notice of pendency of action against any of the Properties and/or to pursue an action for damages. Except as specifically provided herein, any remedies of Buyers pursuant to this Agreement shall be in addition to, and not in lieu of, any remedies of Buyers pursuant to the other Transaction Documents.
               (b) Sellers’ Remedies. Without limiting anything contained in subsection 11(c), if the Closing does not occur by reason of any Buyer’s default hereunder, and Sellers are in compliance with all of its obligations under this Agreement, then Sellers shall be entitled to pursue any remedies to which Sellers may be entitled under this Agreement, at law and/or in equity, including without limitation the right to specifically enforce this Agreement, and/or to pursue an action for damages. Any remedies of Sellers pursuant to this Agreement shall be in addition to, and not in lieu of, any remedies of Sellers pursuant to the other Transaction Documents.
               (c) Transaction Documents. Nothing in this Section 11 shall limit any obligations or remedies of any Party under any of the other Transaction Documents, including without limitation under the Master Lease Agreements.
     12. Disclosure. Buyers and Sellers shall keep information regarding terms of this Agreement confidential and neither Party will announce or otherwise make public the terms of this transaction without the prior consent of the other Party, which consent shall not be unreasonably withheld, except that each Party may disclose the terms this Agreement (a) to its, and its affiliates’, officers, directors, employees, accountants, agents, potential financing sources, legal counsel and such other third parties as reasonably necessary to effectuate the closing of the transaction contemplated herein, and (b) as required by law, regulation, stock exchange rule, administrative agency or court order.
     13. Further Assurances. Sellers and Buyers shall cooperate with each other and in a timely manner execute any and all additional documents, papers and other assurances, and shall do any and all acts reasonably necessary to give effect to the purchase and sale provided for herein.
     14. Severability. If any provision of this Agreement is adjudicated by a court having jurisdiction over a dispute arising herefrom to be invalid or otherwise unenforceable for any reason, such invalidity or unenforceability shall not affect the other provisions hereof and such remaining provisions shall continue in force and effect to the full extent permitted by law.
     15. Applicable Law; Jurisdiction; Waiver of Jury Trial.
               (a) This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles, and except in any action to specifically enforce performance of this Agreement, in which event the law of the state of the Real Property with respect to which such specific performance is requested shall govern.
               (b) EACH OF SELLERS AND BUYERS HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR WITHIN THE COUNTY AND STATE IN WHICH ANY PROPERTY IS LOCATED AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF SELLERS AND BUYERS ACCEPTS FOR ITSELF AND IN CONNECTION WITH THE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

               (c) EACH OF BUYERS AND SELLERS, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT. EACH OF SELLERS AND BUYERS ACKNOWLEDGES THAT THE PROVISIONS OF THIS SUBSECTION ARE A MATERIAL INDUCEMENT TO THE OTHER PARTY’S ENTERING INTO THE AGREEMENT.
     16. Whole Agreement; Modification. Except as provided below, this Agreement is the entire agreement between Sellers and Buyers concerning the sale of the Properties and no modification hereof or subsequent agreement relative to the subject matter hereof shall be binding on either Party unless reduced to writing and signed by the Party to be bound. This Agreement supersedes the Letter of Intent dated June 8, 2006, as amended in writing, regarding the Ryan’s Sale Leaseback Facility, by and between Drawbridge Special Opportunities Fund LP, Buffets, Inc., and Buffets Holdings, Inc. All Exhibits and Schedules attached hereto are incorporated herein by this reference for all purposes.
     17. Survival. The provisions of Sections 3, 6, 7, 8, 9, and 10 through 23 (inclusive), shall survive Closing for a period of one (1) year. All other provisions of this Agreement shall terminate at Closing.
     18. Time of the Essence. Time is of the essence in the performance of each and every provision of this Agreement. In the event that the last day for taking any action or serving notice under this Agreement falls on a Saturday, Sunday or legal holiday, the time period shall be extended until the following business day.
     19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument. A facsimile or photocopy signature on this Agreement or any notice delivered hereunder shall have the same legal effect as an original signature.
     20. Attorneys’ Fees. If any action or proceeding is instituted to enforce or interpret any provision of this Agreement, the prevailing Party shall be entitled to recover its attorneys’ fees and costs from the losing Party.
     21. No Waiver. The waiver by one Party of the performance of any covenant, condition or promise, or of the time for performing any act, under this Agreement shall not invalidate this Agreement nor shall it be considered a waiver by such Party of any other covenant, condition or promise, or of the time for performing any other act required, under this Agreement. The exercise of any remedy for which this Agreement provides shall not be a waiver of any remedy provided by law, and the provisions of this Agreement for any remedy shall not exclude any other remedies unless they are expressly excluded.
     22. Date of Agreement. All references in this Agreement to “the date hereof” or similar references shall be deemed to refer to the first date set forth above.

     23. Transaction Characterization. The Parties intend that the conveyance of the Properties to Buyers be an absolute conveyance in effect as well as form, and the instruments to be delivered at Closing (including, without limitation, the Master Lease Agreements and the other Transaction Documents) are not intended to serve or operate as a mortgage, equitable mortgage, deed of trust, security agreement or financing or trust arrangement of any kind. After the execution and delivery of the Deeds and Lease Assignments and payment to Sellers of the entire Purchase Price, Sellers will have no legal or equitable interest or any other claim or interest in the Properties other than as set forth in the Transaction Documents. Furthermore, the Parties intend for each of the Master Lease Agreements to be a true lease and not a transaction creating a financing lease, capital lease, equitable mortgage, mortgage, deed of trust, security interest or other financing arrangement, and the economics realities of each of the Master Lease Agreements are those of a true lease. Notwithstanding the existence of the Master Lease Agreements, neither Party shall contest the validity, enforceability or characterization of the sale and purchase of the Properties by Buyers pursuant to this Agreement as an absolute conveyance, and both Parties shall support the intent expressed herein that the purchase of the Properties by Buyers provides for an absolute conveyance and does not create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest or the like, if and to the extent that any challenge occurs.
     24. State Specific Provisions.
               (a) Alabama. In addition to the documents to be delivered pursuant to Section 4(b) above, Sellers shall also deliver or cause to be delivered to Buyers through Escrow the following:
                    (i) A Broker’s Lien Affidavit in the form of Exhibit I attached hereto.
               (b) Arkansas. Each deed to Real Property in Arkansas shall bear on its face the following, which shall be completed and signed on behalf of the applicable Buyer: “I certify under penalty of false swearing that at least the legally correct amount of documentary stamps have been placed on this instrument.” Said affidavit shall be followed by an address to which real estate tax statements pertaining to that Real Property may be mailed.
               (c) California. The following additional provisions shall apply to the extent the laws of the State of California govern the interpretation or enforcement of this Agreement with respect to Real Property located in the State of California (and nothing in this section is intended to derogate from any choice of law provision contained in this Agreement):
                    (i) Natural Hazard Disclosure Act. As used in this Agreement, the term “NHD Act” shall refer to the Natural Hazard Disclosure Act, as found in California Government Code Sections 8589.3, 8589.4 and 51183.5, and California Public Resources Code Sections 2621.9, 2694 and 4136, and any successor statutes or laws.
                    (ii) Natural Hazard Disclosure Statement. Prior to Closing, Sellers, at its sole cost and expense, shall cause to be delivered to Buyers a “Natural Hazard Disclosure Statement” with regard to the Real Properties located in the State of California to the extent such delivery is required under the NHD Act.

               (d) Florida.
               (i) Pursuant to Florida Statute 404.056(8), Buyers are hereby notified as follows: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health unit.
               (ii) Sellers and Buyers shall file a completed form DR-129 upon the recordation of the Deed.
               (e) Georgia.
               (iii) In addition to the documents to be delivered pursuant to Section 4(a) above, Buyers shall deliver or cause to be delivered to the Title Company at or prior to Closing an executed “Purchaser’s Affidavit Regarding Commercial Real Estate Brokers” in substantially the same form as that attached hereto as Exhibit J.
               (iv) In addition to the documents to be delivered pursuant to Section 4(b) above, Sellers shall deliver or cause to be delivered to the Title Company at or prior to Closing an executed “Owner’s Affidavit” and “Affidavit of Seller’s Residence” in substantially the same forms as those attached hereto as Exhibit K and Exhibit L.
               (v) To the extent that the laws of the State of Georgia govern the interpretation or enforcement of this Agreement with respect to Real Property located in the State of Georgia (and nothing herein is intended to derogate from any choice of law provision contained in this Agreement), all references herein to “attorneys’ fees” or “attorney’s fees” shall be deemed to refer to “reasonable attorney’s (attorneys’) fees actually incurred”.
               (f) Illinois. At Closing, Sellers hereby agree to deliver to Buyers either an affidavit and supporting documentation reasonably required by Buyers confirming that none of the Illinois Bulk Sales Statutes (hereinafter defined) apply as a result of the sale of any of the Property located in the State of Illinois or, if any of them do, an indemnity that is acceptable to Buyers from any and all claims, demands, causes of action, losses, costs, damages, liabilities and expenses which may be made against Buyers or which Buyers may sustain or incur under the Illinois Bulk Sales Statutes as a result of the transactions contemplated hereby. For purposes hereof, the term “Illinois Bulk Sales Statutes” means those Illinois statutes that would impose liability on the Buyers, or a lien on the Property, as a result of the applicable Seller’s failure to pay any sales and use, corporate net income, employment, unemployment, capital stock, franchise, corporate loans, retailer’s occupation tax or other tax or contribution payable by the applicable Seller to the State of Illinois, including, without limitation, Section 902(d) of the Illinois Income Tax Act and Section 5(j) of the Illinois Retailer’s Occupation Tax Act. Sellers agree to indemnify, defend and hold Buyers harmless from and against any and all losses, costs, damages, expenses (including, without limitation, court costs and reasonable attorney’s fees) and liabilities which may be sustained or incurred by Buyers, and/or any and all claims, demands, suits, proceedings and causes of action which may be brought or raised against Sellers, as a result of or arising from Sellers’ failure to deliver to Buyers a full waiver and release from the Illinois Department of Revenue of any claim that Buyers have any liability or obligations under 902(d) of the Illinois Income Tax Act or Section 5(j) of the Illinois Retailer’s Occupation Tax Act (including, without limitation, any tax obligations or liabilities (or interest or penalties connected therewith) of Sellers) by reason of the transactions provided for herein.
               (g) Indiana. The following provisions shall apply to the extent the laws of the State of Indiana govern the interpretation or enforcement of this Agreement with respect to Real Property located in the State of Indiana (nothing in this subsection is intended to derogate from any choice of law provision contained in this Agreement).
               (vi) The following provisions are added to Section 4(b) with respect to Real Property located in Indiana:
(xii) With respect to any Land located in Indiana that:(A) contains one (1) or more facilities that are subject to reporting under Section 312 of the federal Emergency Planning and Community Right to-Know-Act of 1986 (42 U.S.C. 11022); or (B) is the site of one (1) or more underground storage tanks for which notification is required under 42 U.S.C. 6991(a); and I.C. 13-23-1-2; (c) (8)(A); or (C) is listed on the Comprehensive Environmental Response, Compensation and Liability Information System (CERCLIS) in accordance with Section 116 of CERCLA (42 U.S.C. 9616), and which has not been subject to bonding or other financial assurances released by the appropriate governmental agency after compliance with applicable Indiana laws (“Property”); an Environmental Disclosure for Transfer of Real Property in the form of Exhibit M properly completed and executed by an authorized person for the applicable Seller and in accordance with Indiana Code Section 13-25-3-2.
(xiii) a Vendor’s Closing Affidavit in form and substance acquired by the Buyers or the Title Company to remove the standard exceptions from Buyer’s Title Commitment; and
(xiv) Sales Disclosure Form in the form of Exhibit N, properly completed and executed by an authorized person for the applicable Seller.

               (h) Iowa. The following provisions shall apply to the extent that the laws of the State of Iowa govern the interpretation or enforcement of this Agreement with respect to Real Property located in the State of Iowa (and nothing in this section is intended to derogate from any choice of law provision contained in this Agreement):
               (vii) In addition to the documents to be delivered pursuant to Section 4(b) above, Sellers shall deliver or cause to be delivered to Buyers through Escrow a Real Estate Transfer-Declaration of Value and a Real Estate Transfer-Groundwater Hazard Statement in the form promulaged by the Iowa Department of Revenue and Finance and the Iowa Department of Natural Resources, respectively, properly completed and executed by an authorized person for the applicable Seller.
               (i) Kansas. In addition to the documents to be delivered pursuant to Section 4(b) above, Sellers shall deliver or cause to be delivered to Buyers through escrow, for each property located in Kansas, a completed and executed Kansas Real Estate Validation Questionnaire as required by K.S.A. 79-1437c. The form of this document is attached hereto as Exhibit O.
               (j) Louisiana. The following provisions shall apply to the extent that the laws of the State of Louisiana govern the interpretation or enforcement of this Agreement with respect to Real Property located in the State of Louisiana (and nothing in this section is intended to derogate from any choice of law provision contained in this Agreement).
               (viii) Louisiana Terminology. The terms “realty”, “real property” and “real estate” shall mean immovable property; the term “fixtures” shall mean “component parts,” the term “fee estate” shall mean full ownership; the term “personal property” shall mean movable property; the term “tangible property” shall mean corporeal property; the term “intangible property” shall mean incorporeal property; the term “easement” shall mean servitude; the term “buildings” shall include other constructions; the phrase “covenant running with the land” and other words of similar import shall mean a real right or a recorded lease of immovable property; and the term “county” shall mean parish.
               (ix) Corporate Resolutions. A copy of the resolutions of the board of directors of the applicable Seller authorizing the sale of the Real Property, complying with the requirements of Section 4(b)(vi), with an original live signature certification by the secretary or assistant secretary of the applicable Seller, shall be attached to each Deed and Lease Assignment when it is filed of record.
               (k) Maryland.
               (x) Sellers shall be solely responsible for and shall pay all County Recordation Taxes assessed on the transfer of the Properties located in the State of Maryland pursuant to MD. Code Ann., Tax-Property §12-102, et seq. (2006), as amended.
               (xi) In addition to the documents to be delivered pursuant to Section 4(b) above, Sellers shall deliver or caused to be delivered to Buyers through Escrow an

Certification of Exemption from Withholding Upon Disposition of Maryland Real Estate with Affidavit of Residence or Principal Residence in the form of Exhibit P, properly completed and executed by an authorized person of the applicable Seller in accordance with MD Code Ann., Tax-General §10-912 (2006), as amended.
               (l) Michigan. The definition of “Real Property” found in Section A of the Recitals hereto shall include the right to make all divisions under Section 108 of the Land Division Act, Act No. 288 of the Public Acts of 1967, as amended (the “Land Division Act”).
               (m) Minnesota. In addition to the documents to be delivered pursuant to Section 4(a) above, the applicable Buyer shall execute and deliver or cause to be delivered a Certificate of Real Estate Value. In addition to the documents to be delivered pursuant to Section 4(b) above, Sellers shall execute and deliver a certificate signed by the applicable Seller warranting that there are no “wells” on the Real Property within the meaning of Minn. Stat. § 103I or if there are “wells”, a well certificate in the form required by law. In addition to the representations of Sellers contained in Section 3(a)(vi) above, each Seller represents and warrants that (y) Sellers have no knowledge of the existence of an abandoned individual sewage treatment system on the Real Property, and that sewage generated on the Real Property goes to a facility permitted by the Minnesota Pollution Control Agency, and (z) the Real Property consists of a separate tax parcel or parcels and is not assessed for real estate tax purposes as part of any other lot or parcel.
               (n) Missouri. In addition to the documents to be delivered pursuant to Section 4(a) above, the applicable Buyer shall execute and deliver or cause to be delivered a Certificate of Value if required by the applicable County in Missouri for which a parcel of Owned Land is located.
               (o) Oklahoma. With respect to Properties located in the State of Oklahoma, such term shall not include oil, gas, and other minerals previously reserved or conveyed of record.
               (p) Pennsylvania.
               (xii) Sellers hereby represent and warrant that none of the Properties located in the Commonwealth of Pennsylvania are currently assessed for municipal real estate taxes under the Pennsylvania Farmland and Forest Land Assessment Act (72 P.S. § 5490.1 et seq.), as amended, or any similar legislation, on the basis of its value for agricultural, open space or other designated use. Sellers hereby agrees to pay, whether at Closing or at any time thereafter, any additional or “roll-back” taxes, and all interest and penalties thereon, arising from a breach of the foregoing representation and warranty as well as any loss, claim, cost, damage or expense suffered or incurred by Buyers as a result of such breach.
               (xiii) Sellers hereby agree to deliver to the Title Company, either an affidavit and supporting documentation reasonably required by the Title Company confirming that none of the Bulk Sales Statutes (hereinafter defined) apply as a result of the sale of any of the Property located in the Commonwealth of Pennsylvania or, if any of them do, an indemnity that is mutually acceptable to the Title Company and Buyers. Accordingly, Escrow Agent, in its capacity as the Title Company, hereby agrees that, subject to receiving such affidavit and supporting documentation or such indemnity, as the case may be, it will issue to Buyers an endorsement to Buyers’ title policy that provides coverage for any liens or liability arising as a result of the applicable Seller’s failure to pay any tax payable pursuant to the Bulk Sales Statutes. Sellers hereby further agree that, in the event the indemnity described above is required, Buyers will be specifically identified as a third party beneficiary of the indemnity to the extent that Buyers suffer any losses or damages that are not covered by Buyers’ title insurance policy. For purposes hereof, the term “Bulk Sales Statutes” means those Pennsylvania statutes that would impose liability on the Buyers, or a lien on the Property, as a result of Sellers’ failure to pay any sales and use, corporate net income, employment, unemployment, capital stock, franchise, corporate loans or other tax or contribution payable by Sellers to the Commonwealth of Pennsylvania, including without limitation, the following statutes: 69 P.S. § 529, 43 P.S. § 788.3, 72 P.S. § 7240 and 72 P.S. § 1403.
               (q) South Carolina.
               (xiv) Sellers shall be solely responsible for the payment of the South Carolina Deed Recording Fee as required under Section 12-24-10, et seq., Code of Laws of South Carolina, 1976, as amended, and SC Revenue Ruling #04-6.
               (xv) In addition to the documents to be delivered pursuant to Section 4(b) above, Sellers shall deliver or cause to be delivered to Buyers through Escrow the following:
               (1) Affidavit of Value in the form of Exhibit G, properly completed and executed by an authorized person for the applicable Seller in accordance with Section 12-42-70, Code of Laws of South Carolina, 1976, as amended, and SC Revenue Ruling #04-6; and
               (2) An affidavit in the form of Exhibit H, properly completed, as provided by Section 12-8-580, et seq., Code of Laws of South Carolina, 1976, as amended, and SC Revenue Advisory Bulletin #2-06.
               (xvi) Sellers will cooperate with Buyers in the applicable Buyer’s completion of Form I-290, if required under Section 12-8-580, et. seq., Code of Laws of South Carolina, 1976, as amended, and the applicable Buyer’s remittance of any withholding to the S.C. Department of Revenue pursuant thereto.
               (r) Texas. The following provisions shall apply with respect to Texas Properties with respect to the sections of this Agreement noted below.
               (xvii) With respect to Properties located in Texas subsection 6(b)(iii) shall read as follows:

               “(iii) all premiums for Texas Title Policies (including costs for the following endorsements: comprehensive (Form T-19.1), contiguity (Form T-25), and access (Form T-23).”
               (xviii) With respect to Properties located in Texas subsection 15(a) shall read as follows:
               “(a) This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to conflicts of law principles, except Texas law shall control whether (i) the a transaction transfers or creates an interest in real property for security purposes or otherwise, the nature of the interest in real property transferred or created by the transaction, the method for foreclosure of a lien on real property, the nature of an interest in real property that results from foreclosure, or the manner and effect of recording or failing to record evidence of the a transaction that transfers or creates an interest in real property, and (ii) in any action to specifically enforce performance of this Agreement, but in any such action only as to those laws related to the remedy of specific enforcement and those other laws applicable to the exceptions above.”
               (s) Virginia. In addition to the documents to be delivered pursuant to Section 4(b) above, Sellers shall deliver or cause to be delivered to Buyers through Escrow, the following:
               (xix) A Virginia form R-5 in the form attached hereto as Exhibit Q, properly completed and executed; and
               (xx) A Virginia form R-5P in the form attached hereto as Exhibit R, properly completed and executed.
               (t) Washington. Sellers shall be solely responsible for and shall pay all real estate excise tax and other transfer taxes payable on the sale of the Properties located in the State of Washington. In addition to the documents to be delivered pursuant to section 4(b) the applicable Seller and the applicable Buyer shall execute and deliver at Closing a real estate excise tax affidavit with respect to the transfer of the Properties located in the State of Washington.
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     IN WITNESS WHEREOF, Sellers and Buyers have executed this Agreement as of the date first set forth above.

WITNESSES:

/s/ Amanda D. Gabriel

Signature of First Witness

Amanda D. Gabriel

Printed Name of First Witness

/s/ Brian D. Krieter

Signature of Second Witness

Brian D. Krieter

Printed Name of Second Witness
SELLERS:

FIRE MOUNTAIN RESTAURANTS, LLC,
a Delaware limited liability company

By:	Ryan’s Restaurant Group, Inc., a South Carolina corporation, its Sole Member

	By:	/s/ Fred T. Grant Jr.

		Name:	Fred T. Grant Jr.

		Title:	SVP FINANCE

WITNESSES:

/s/ Amanda D. Gabriel

Signature of First Witness

Amanda D. Gabriel

Printed Name of First Witness

/s/ Brian D. Krieter

Signature of Second Witness

Brian D. Krieter

Printed Name of Second Witness
RYAN’S RESTAURANT GROUP, INC.,
a South Carolina corporation

By:	/s/ Fred T. Grant Jr.

	Name:	Fred T. Grant Jr.

	Title:	SVP FINANCE

[Signatures Continue Next Page]

Signature Page - 1

WITNESSES:

/s/ Amanda D. Gabriel

Signature of First Witness

Amanda D. Gabriel

Printed Name of First Witness

/s/ Brian D. Krieter

Signature of Second Witness

Brian D. Krieter

Printed Name of Second Witness
HOMETOWN BUFFET, INC.,
a Minnesota corporation

By:	/s/ Damon Fraser

	Name:	Damon Fraser

	Title:	Vice President and Assistant Secretary

WITNESSES:

/s/ Amanda D. Gabriel

Signature of First Witness

Amanda D. Gabriel

Printed Name of First Witness

/s/ Brian D. Krieter

Signature of Second Witness

Brian D. Krieter

Printed Name of Second Witness
OCB RESTAURANT COMPANY, LLC,
a Minnesota limited liability company

By:	/s/ Damon Fraser

	Name:	Damon Fraser

	Title:	Vice President and Assistant Secretary

[Signatures Continue Next Page]

Signature Page - 2

WITNESSES:
/s/ Elizabeth Ruiz
Signature of First Witness
Elizabeth Ruiz
Printed Name of First Witness
/s/ Marcia Sharp
Signature of Second Witness
Marcia Sharp
Printed Name of Second Witness

WITNESSES:
/s/ Elizabeth Ruiz
Signature of First Witness
Elizabeth Ruiz
Printed Name of First Witness
/s/ Marcia Sharp
Signature of Second Witness
Marcia Sharp
Printed Name of Second Witness
BUYERS:
FIGRYANH LLC,
a Delaware limited liability company,
individually and on behalf of FIGRYANH-1
LLC, FIGRYANH-2 LLC, FIGRYANH-3 LLC,
FIGRYANH-4 LLC, FIGRYANH-5 LLC, FIGRYANH-6
LLC, FIGRYANH-7 LLC, FIGRYANH-8 LLC,
FIGRYANH-9 LLC, FIGRYANH-10 LLC,
FIGRYANH-11 LLC, FIGRYANH-12 LLC,
FIGRYANH-13 LLC, FIGRYANH-14 LLC,
FIGRYANH-15 LLC, and FIGRYANH-16 LLC, each
a Delaware limited liability company, as
its sole member
By:                      /s/ Constantine M. Dakolias

Constantine M. Dakolias, Vice President
FIGRYANF LLC,
a Delaware limited liability company
By:                      /s/ Constantine M. Dakolias

Constantine M. Dakolias, Vice President

Signature Page - 3

Attachments:

Schedule 1 -	The Owned Properties
Schedule 2 -	The Leased Properties
Schedule 3(a)(iii) -	Leases
Schedule 3(a)(iv) -	Laws and Zoning
Schedule 3(a)(v) -	Property Condition and Defects
Schedule 3(a)(ix) -	Suits, Judgments and Liens
Schedule 3(a)(xi) -	Ownership of Sellers Post-Merger
Schedule 4 -	Intentionally Omitted
Exhibit A	Form of Master Lease Agreement
Exhibit B -	Form of Lease Memorandum
Exhibit C -	Form of Master Lease Subordination Agreement
Exhibit D -	Form of Special Warranty Deed
Exhibit E -	Form of Lease Assignment
Exhibit E-1 -	Intentionally Omitted
Exhibit F -	Form of IRC Section 1445 Certification
Exhibit G -	Form of South Carolina Affidavit of Value
Exhibit H -	Form of South Carolina Seller’s Affidavit for Nonresident Seller Withholding
Exhibit I	Form of Alabama Broker’s Lien Affidavit
Exhibit J	Form of Georgia Purchaser’s Affidavit Regarding Commercial Real Estate Brokers
Exhibit K	Form of Georgia Owner’s Affidavit
Exhibit L	Form of Georgia Affidavit of Seller’s Residence
Exhibit M	Form of Indiana Environmental Disclosure for Transfer of Real Property
Exhibit N	Form of Indiana Sales Disclosure
Exhibit O	Form of Kansas Real Estate Validation Questionnaire
Exhibit P	Form of Certification of Exemption from Withholding Upon Disposition of Maryland Real Estate with Affidavit of Residence or Principal Residence
Exhibit Q	Form of Virginia Nonresident Real Property Owner Registration (Virginia Form R-5)
Exhibit R	Form of Virginia Nonresidential Property Owner Partner/Shareholder Schedule (Virginia Form R-5P)
Attachments

SCHEDULE 1
THE OWNED PROPERTIES

	Store Number	Address	City	State
1.	102	3517 Clemson Boulevard	Anderson	SC
2.	104	6124 White Horse Road	Greenville	SC
3.	105	1304 Bower Parkway	Columbia	SC
4.	106	1703 Bypass 72 NE	Greenwood	SC
5.	107	151 Dorman Center Drive	Spartanburg	SC
6.	108	2367 Dave Lyle Boulevard	Rock Hill	SC
7.	109	1707 Charleston Highway	West Columbia	SC
8.	110	208 Bobby Jones Expy	Martinez	GA
9.	111	2020 Barnett Shoals Road	Athens	GA
10.	112	3034 Peach Orchard Boulevard	Augusta	GA
11.	114	1953 Whiskey Road	Aiken	SC
12.	115	1900 Manchester Expy	Columbus	GA
13.	116	422 W. Belmont Drive	Calhoun	GA
14.	117	209 Stephenson Avenue	Savannah	GA
15.	118	2305 Shorter Avenue SW	Rome	GA
16.	119	55 Pace Court	Hiram	GA
17.	120	1228 N. Westover Boulevard	Albany	GA
18.	121	6561 Atlanta Highway	Montgomery	AL
19.	122	5104 Hixson Pike	Hixson	TN
20.	123	5326 Ringgold Road	Chattanooga	TN
21.	126	1501 West Poinsett	Greer	SC
22.	127	10017 S. Memorial Parkway	Huntsville	AL
23.	128	2230 Edsel Lane N.W.	Corydon	IN
24.	130	5338 Bardstown Road	Louisville	KY
25.	131	1001 Regency Plaza Boulevard	McDonough	GA

Schedule 1

	Store Number	Address	City	State
26.	134	8180 US 31 S	Indianapolis	IN
27.	135	1808 University Drive	Huntsville	AL
28.	136	8165 US Hwy 51 N.	Millington	TN
29.	137	6410 Calhoun Memorial Highway	Easley	SC
30.	141	921 Wimberly Drive SW	Decatur	AL
31.	142	1310 W. 38th Street	Marion	IN
32.	143	2380 Wisteria Drive	Snellville	GA
33.	145	1992 Watson Boulevard	Warner Robins	GA
34.	147	1622 West Palmetto Street	Florence	SC
35.	153	7321 Rivers Avenue	N. Charleston	SC
36.	155	1390 Broad Street	Sumter	SC
37.	156	9645 Kingston Pike	Knoxville	TN
38.	161	2227 Marion Mount Gilead Road	Marion	OH
39.	163	150 Keith Drive	Canton	GA
40.	164	1053 Patton Avenue	Asheville	NC
41.	165	6999 Miller Lane	Dayton	OH
42.	166	205 E. Mountcastle Drive	Johnson City	TN
43.	168	4811 Grape Road	Mishawaka	IN
44.	179	1470 Skibo Road	Fayetteville	NC
45.	180	9006 Pensacola Boulevard	Pensacola	FL
46.	182	2404 Memorial Drive	Kingsport	TN
47.	183	6734 Lee Highway	Chattanooga	TN
48.	184	2400 Airline Drive	Bossier City	LA
49.	185	4051 Ryan Street	Lake Charles	LA
50.	186	2730 N. Dirksen Parkway	Springfield	IL
51.	187	1273 N. Brightleaf Boulevard	Smithfield	NC
52.	188	10052 Two Notch Road	Columbia	SC
53.	189	3370 Venture Parkway	Duluth	GA

Schedule 1 - Page 2

	Store Number	Address	City	State
54.	190	829 St. Andrews Boulevard	Charleston	SC
55.	191	3253 Ambassador Caffery	Lafayette	LA
56.	193	518 N. Sagamore Parkway	Lafayette	IN
57.	195	230 Collins Road	Cedar Rapids	IA
58.	203	1100 Robert Road	Slidell	LA
59.	204	4260 Dowlen Road	Beaumont	TX
60.	205	11650 Coursey Boulevard	Baton Rouge	LA
61.	206	2941 Bert Kouns Industrial Loop	Shreveport	LA
62.	207	8925 Watson Road	Webster Grove	MO
63.	208	155 West Bay Area Boulevard	Webster	TX
64.	211	4200 G Miller Road	Flint	MI
65.	212	34615 Warren Road	Westland	MI
66.	213	2501 S. Campbell Avenue	Springfield	MO
67.	214	3024 N. Macarthur Drive	Alexandria	LA
68.	216	3579 Pennridge Drive	Bridgeton	MO
69.	218	10810 W. 75th Street	Shawnee	KS
70.	220	2310 FM 2004	Texas City	TX
71.	221	3323 N. Rock Road	Wichita	KS
72.	222	7201 Crestwood Boulevard	Birmingham	AL
73.	223	10934 E. 21st South	Tulsa	OK
74.	224	3435 Lebanon Pike	Hermitage	TN
75.	225	910 S. Range Avenue	Denham Springs	LA
76.	228	4450 Ryans Way	Cincinnati	OH
77.	229	7045 Jimmy Carter Boulevard	Norcross	GA
78.	232	14691 Huron Street	Taylor	MI
79.	233	3813 Riverdale Road	Memphis	TN
80.	235	1900 N.W. 66th Street	Clive	IA
81.	237	7211 Hwy. 6 South	Houston	TX

Schedule 1 - Page 3

	Store Number	Address	City	State
82.	238	102 South 21st Street	Rogers	AR
83.	241	4580 N. Illinois Street	Swansea	IL
84.	246	2400 Louisville Avenue	Monroe	LA
85.	247	2702 Wilma Rudolph Boulevard	Clarksville	TN
86.	249	1520 Martin Luther King	Houma	LA
87.	250	6835 N. East Loop 820	N. Richland Hill	TX
88.	251	3940 Grandview Drive	Simpsonville	SC
89.	252	1501 S. Cherry Lane	White Settlement	TX
90.	253	301 S. Valley Mills Drive	Waco	TX
91.	254	1748 S.W. Railroad Avenue	Hammond	LA
92.	255	510 Rangeline Road	Joplin	MO
93.	256	730 Elmwood Road	Lansing	MI
94.	260	3210 Bay Street	Saginaw	MI
95.	261	1920 Mel Browning Street	Bowling Green	KY
96.	262	3607 Highway 17	N. Myrtle Beach	SC
97.	264	1502 SC Hwy 9 Bypass West	Lancaster	SC
98.	265	2900 E. Franklin Boulevard	Gastonia	NC
99.	266	485 N Business IH 35	New Braunfels	TX
100.	267	730 Jake Alexander Boulevard S	Salisbury	NC
101.	268	1829 Old Fort Parkway	Murfreesboro	TN
102.	269	3725 Alpine Avenue	Comstock Park	MI
103.	270	3202 Interstate Highway 30	Greenville	TX
104.	271	5140 Hinkleville Road	Paducah	KY
105.	272	909 Tripp Road	Mesquite	TX
106.	273	107 Executive Court	Danville	VA
107.	274	2415 Browns Bridge Road	Gainesville	GA
108.	276	851 Highway 287 N	Mansfield	TX
109.	278	1413 N. Loop 336 West	Conroe	TX

Schedule 1 - Page 4

	Store Number	Address	City	State
110.	279	220 Jackson Court	Lumberton	NC
111.	280	1400 Hwy 64 West	Conway	AR
112.	281	2706 Walton Way	Marion	IL
113.	282	823 Joe Frank Harris Parkway	Cartersville	GA
114.	283	2863 Arlington Road	Akron	OH
115.	285	1450 Benvenue Road	Rocky Mount	NC
116.	286	2102 N.W. Cache Road	Lawton	OK
117.	287	1004 W. Anthony Drive	Champaign	IL
118.	291	908 Interstate 70 Drive SW	Columbia	MO
119.	292	301 East Loop 281	Longview	TX
120.	293	1202 North Main Street	Suffolk	VA
121.	294	71 Stonebrook Place	Jackson	TN
122.	296	119 W. Highway 332	Lake Jackson	TX
123.	297	127 River Road	Gadsden	AL
124.	300	8815 Baseline Road	Little Rock	AR
125.	301	994 N. Lexington Springmill	Mansfield	OH
126.	302	1616 Sandifer Road	Seneca	SC
127.	303	1813 Parmer Lane West	Austin	TX
128.	304	1201 Hwy 45 North	Columbus	MS
129.	305	5626 S. Broadway Avenue	Tyler	TX
130.	307	138 Paul Huff Parkway NW	Cleveland	TN
131.	308	401 S. Tulane Avenue	Oak Ridge	TN
132.	309	917 Valley Creek Drive	Farmington	MO
133.	311	362 Cox Creek Parkway	Florence	AL
134.	312	1201 E. Admiral Doyle Drive	New Iberia	LA
135.	314	1034 Executive Drive	Elizabethtown	KY
136.	315	1509 Lafayette Parkway	Lagrange	GA
137.	316	2580 N. Franklin Street	Christiansburg	VA

Schedule 1 - Page 5

	Store Number	Address	City	State
138.	317	665 Scranton Road	Brunswick	GA
139.	318	4302 N. Belt Highway	St. Joseph	MO
140.	320	6082 U S Highway 98	Hattiesburg	MS
141.	321	130 Vantage Drive	Cape Girardeau	MO
142.	322	5675 I49 S. Service Road	Opelousas	LA
143.	323	1917 US Highway 421	Wilkesboro	NC
144.	324	988 Goodman Road	Horn Lake	MS
145.	325	107 N. Elmira Avenue	Russellville	AR
146.	326	823 Pike Street	Marietta	OH
147.	327	2580 North Road	Orangeburg	SC
148.	328	1101 N. Service Road E.	Ruston	LA
149.	329	730 W. Stadium Boulevard	Jefferson City	MO
150.	330	3990 Gloster	Tupelo	MS
151.	332	1320 N. Eisenhower Drive	Beckley	WV
152.	333	5501 S. U.S. Highway 41	Terre Haute	IN
153.	334	3743 Burbank Road	Wooster	OH
154.	335	625 NC 24 27 Byp E	Albermarle	NC
155.	336	6315 Scatterfield Road	Anderson	IN
156.	337	791 South Jefferson Avenue	Cookeville	TN
157.	339	203 N. Sandy Creek Drive	Seymour	IN
158.	340	1500 Julian R Allsbrook Highway	Roanoke Rapids	NC
159.	341	1725 Commerce Avenue	Ardmore	OK
160.	342	3419 Pemberton Square Boulevard	Vicksburg	MS
161.	344	1156 Bankhead Highway	Carrollton	GA
162.	345	1102 Avenue of Mid America	Effingham	IL
163.	347	929 S. Westwood Boulevard	Poplar Bluff	MO
164.	348	2809 East Highland Drive	Jonesboro	AR
165.	350	361 Commonwealth Boulevard	Martinsville	VA

Schedule 1 - Page 6

	Store Number	Address	City	State
166.	351	2132 Highway 15 North	Laurel	MS
167.	352	2301 S. McKenzie Street	Foley	AL
168.	353	2730 Mall Loop Road	Dyersburg	TN
169.	355	1918 W. Foxwood Drive	Raymore	MO
170.	356	535 Commerce Drive	Bluefield	VA
171.	357	243 Steven B. Tanger Boulevard	Commerce	GA
172.	358	1485 Coshocton Avenue	Mt. Vernon	OH
173.	359	600 North Berkley Boulevard	Goldsboro	NC
174.	360	2854 North Main	Crossville	TN
175.	361	3406 West Broadway	Sedalia	MO
176.	362	1720 Cherokee Avenue SW	Cullman	AL
177.	364	2800 S Loop 256	Palestine	TX
178.	366	568 U.S. Highway 431	Boaz	AL
179.	367	2740 North West Avenue	El Dorado	AR
180.	370	1000 Brevard Road	Asheville	NC
181.	371	5425 North Henry Boulevard	Stockbridge	GA
182.	373	609 Boll Weevil Circle	Enterprise	AL
183.	376	5755 Main Street	Zachary	LA
184.	377	2170 N. State Route 53	Fremont	OH
185.	378	4500 Frederica Street	Owensboro	KY
186.	380	2645 E. Andrew Johnson Highway	Greeneville	TN
187.	381	1915 Cobbs Ford Road	Prattville	AL
188.	383	4538 Central Avenue	Hot Springs	AR
189.	384	1712 East Lamar Street	Americus	GA
190.	385	1085 Cosby Hwy	Newport	TN
191.	386	3240 S. Oates Street	Dothan	AL
192.	388	420 Galleria Drive	Johnstown	PA
193.	390	2019 Colby Taylor Road	Richmond	KY

Schedule 1 - Page 7

	Store Number	Address	City	State
194.	391	3710 39th Avenue Drive	Moline	IL
195.	393	1238 North 12th Street	Middlesboro	KY
196.	394	341 Eisenhower Drive	Hanover	PA
197.	395	15370 U.S. Hwy. 19 S.	Thomasville	GA
198.	396	2904 Church Street	Conway	SC
199.	397	1053 Hunters Xing	Alcoa	TN
200.	399	3535 Agency Street	Burlington	IA
201.	401	41191 U.S. Hwy 280	Sylacauga	AL
202.	402	3632 Monroe Highway	Pineville	LA
203.	403	1104 E. Central TX Expressway	Killeen	TX
204.	404	4131 Ft. Campbell Boulevard	Hopkinsville	KY
205.	405	8671 Highway 17 BYP	Surfside Beach	SC
206.	406	232 Frontage Road	Picayune	MS
207.	407	4221 W. Bethel Avenue	Muncie	IN
208.	408	374 Walmart Plaza	Sylva	NC
209.	409	438 Riverwind Drive	Pearl	MS
210.	410	3286 Inner Perimeter Drive	Valdosta	GA
211.	411	918 N. Chancery Street	McMinnville	TN
212.	412	1824 Glenn Boulevard	Fort Payne	AL
213.	413	4117 N. Vermilion	Danville	IL
214.	414	2009 Hwy 78 East	Jasper	AL
215.	415	1255 Woodruff Road	Greenville	SC
216.	419	2330 Memorial Drive	Waycross	GA
217.	420	115 Ryans Drive	Forest City	NC
218.	421	1101 Hwy 90 East	Morgan City	LA
219.	422	1521 W. Floyd Baker Boulevard	Gaffney	SC
220.	423	3000 South Ferdon Boulevard	Crestview	FL
221.	424	195 Greasy Ridge Road	Princeton	WV

Schedule 1 - Page 8

	Store Number	Address	City	State
222.	425	2810 Emerson Drive	Elkhart	IN
223.	427	1180 South Main Street	Kernersville	NC
224.	428	331 North Creek Drive	Festus	MO
225.	430	801 Walmart Drive	Murray	KY
226.	431	1950 East Kearney Street	Springfield	MO
227.	432	1780 Carl D. Silver Parkway	Fredericksburg	VA
228.	433	4955 Hwy 90	Pace	FL
229.	434	806 US Highway 80 E	Statesboro	GA
230.	436	4615 Broadway	Mt. Vernon	IL
231.	438	1635 Lincoln Way East	Chambersburg	PA
232.	439	4461 S. Franklin Street	Michigan City	IN
233.	440	2210 Harper Road	Corinth	MS
234.	441	5309 Milan Road	Sandusky	OH
235.	442	2903 Pike Street	Parkersburg	WV
236.	443	925 Foxcroft Avenue	Martinsburg	WV
237.	445	103 Community Way	Staunton	VA
238.	447	4690 Presidential Parkway	Macon	GA
239.	448	225 St. Robert Boulevard	St. Robert	MO
240.	449	203 N. Davy Crockett Parkway	Morristown	TN
241.	450	502 Winfield Dunn Parkway	Sevierville	TN
242.	451	6500 SW 3rd	Oklahoma City	OK
243.	452	4439 Rangeline Road	Mobile	AL
244.	453	1345 Western Boulevard	Jacksonville	NC
245.	454	1275 Knox Avenue	N. Augusta	SC
246.	455	475 Ben Franklin Road S.	Indiana	PA
247.	456	1323 N. Expressway	Griffin	GA
248.	458	7090 Concourse Parkway	Douglasville	GA
249.	459	8601 Concord Mills Boulevard	Concord	NC

Schedule 1 - Page 9

	Store Number	Address	City	State
250.	460	13220 N. Pennsylvania Avenue	Oklahoma City	OK
251.	461	126 Highway 400 N	Dawsonville	GA
252.	462	838 Odum Road	Gardendale	AL
253.	464	7550 Garner’s Ferry Road	Columbia	SC
254.	466	3600 Massard Road	Ft. Smith	AR
255.	467	1411 Shook Drive	Auburn	IN
256.	468	4000 Springhill Plaza Court	N. Little Rock	AR
257.	469	1021 Dowdy Road	Athens	GA
258.	470	1973 Bryant Road	Lexington	KY
259.	471	333 Summit Square Court	WinstonSalem	NC
260.	472	30179 Eastern Shore Court	Spanish Fort	AL
261.	473	2664 Hwy 70 SE	Hickory	NC
262.	474	1400 US Hwy 77 North	Waxahachie	TX
263.	475	1045 SW Wilshire Boulevard	Burleson	TX
264.	478	205 Belle Meade Point	Flowood	MS
265.	0022	3580 Main Street	Coon Rapids	MN

Schedule 1 - Page 10

SCHEDULE 2
THE LEASED PROPERTIES

	Store Number	Address	City	State
1.	138	1314 N. Main Street	Summerville	SC
2.	331	207 South Frontage Road	Meridian	MS
3.	457	400 Chippewa Towne Centre	Beaver Falls	PA
4.	144	4373 Courtney Drive	Tuscaloosa	AL
5.	375	1321 Preacher Roe Boulevard	West Plains	MO
6.	379	3608 E. Race Avenue	Searcy	AR
7.	392	5579 Sunset Boulevard	Lexington	SC
8.	416	519 Emily Drive	Clarksburg	WV
9.	418	103 R H L Boulevard	Charleston	WV
10.	426	17830 Garland Groh Boulevard	Hagerstown	MD
11.	465	6476 Carlisle Pike	Mechanicsburg	PA
12.	0248	650 Commerce Boulevard, Fairless Hills	Oxford Valley	PA
13.	0256	1850 Empire Avenue	Burbank	CA
14.	0258	3102 East Imperial Highway	Lynwood	CA
15.	0269	3617 West Shaw Avenue	Fresno	CA
16.	0736	6705 North Fallbrook Avenue	Canoga Park	CA
17.	0811	2513 Main Street	Union Gap	WA

Schedule 2 - Page 1

SCHEDULE 3(a)(iii)
LEASES

Location	Type of Lease	Tenant	Rent Payable	Comments

Saginaw, MI	Billboard	Sign Media	$2,000 per year
PO Box 5908
Saginaw, MI 48603 - 0908
N. Charleston, SC	Cellular Tower	Chas-N Chas MSA Limited Partnership	$1,190.25 per	Lease expires 12/31/08
		c/o American Tower Corp Land Lease Administration	month
10 Presidential Way
Woburn, MA 01801
N. Charleston, SC	Cellular Tower	American Tower Corp Land Lease Administration	$2,070 per month
10 Presidential Way
Woburn, MA 01801
Phone: (866) 586-9377
Charleston, SC	Cellular Tower	Alltel Communications, Inc.	$1,441.53 per
		PO Box 2177	month
Little Rock, AR 72203-2177
Attn: Property Management Department
Phone: (501) 905-7076
Springfield, MO	Billboard	Lamar Advertising Company	$50 per month	Lessor may terminate
	Overhang	5551 Corporate Blvd.		upon thirty days'
		PO Box 66338		written notice
Baton Rouge, LA 70896
Attn: Mike James
Phone: (417) 862-3778/(504) 926-1000
Americus, GA	Billboard	Franklin Advertising, Inc.	$80 per month
133 N. Main Street
PO Box 771
Blakley, GA 31723
Attn: Hugh Franklin
Phone: (912) 723-3665

Schedule 3(a)(iii) - Page 1

Location	Type of Lease	Tenant	Rent Payable	Comments

Calhoun, GA	Easement Payment	North Georgia National Bank	$600 per year	Access easement has
been granted to North
Georgia National Bank
Gainesville, GA	Property Lease	Fairway Outdoor Advertising, LLC	$350 per month	Lease is for the
		PO Box 912		ground upon which a
		Athens, GA 30603		billboard sits
Attn: Jeffrey Noland
Phone: (706)724-8987
Greer, SC	ATM Lease	Wachovia Bank	$900 per month
c/o Lease Administrator
PO Box 3629
Charlotte, NC 28236-6729
Phone: (704) 383-6168
Greer, SC	Cable Tower	Charter Communications Prop., Inc.	$1,267.58
6399 S. Fiddlers Green Circle, Ste 600
Englewood, CO 80111
Phone: (720) 200-9276
Attn: Legal Operations
Conway, SC	Billboard Lease	Next Media Outdoor	$100 per month
		6312 South Fiddler's Green Circle, Ste 360E	plus
		Englewood, CO 80111	15% of income
		Attn: Mark Stocks	over
		Phone: (843) 236-1993	$100

Schedule 3(a)(iii) - Page 2

SCHEDULE 3(a)(iv)
LAWS AND ZONING

	Store Number	Address	City	State	Comments

1.	102	3517 Clemson Blvd.	Anderson	SC	Parking requirements unverified
2.	104	6124 White Horse Road	Greenville	SC	13.3’ building encroachment into setback line; Zoning Letter states that this is conforming and can be rebuilt.
3.	106	1703 Bypass 72 NE	Greenwood	SC	4.5’ Building encroaches 4.5’ into side setback line; Zoning letter states it is conforming
4.	108	2367 Dave Lyle Blvd.	Rock Hill	SC	4.5’ Bldg Encroachment into setback
5.	115	1900 Manchester Expy	Columbus	GA	Building encroaches into front building setback line
6.	128	2230 Edsel Lane N.W.	Corydon	IN	157 parking spaces exist but 170 spaces are required under zoning laws
7.	130	5338 Bardstown Rd.	Louisville	KY	Building encroaches 20’ into front setback line
8.	143	2380 Wisteria Dr.	Snellville	GA	Legally nonconforming; any reconstruction must comply with Town Center Corridor Overlay District
9.	161	2227 Marion Mount Gilead Rd	Marion	OH	Site plan approval is required for reconstruction
10.	163	150 Keith Drive	Canton	GA	Parking requirements are unverified
11.	164	1053 Patton Ave	Asheville	NC	Parking requirements are unverified
12.	165	6999 Miller Lane	Dayton (Butler Township)	OH	Parking on the north and west side of property violates parking setbacks; zoning laws require eight more parking spaces
13.	166	205 E. Mountcastle Drive	Johnson City	TN	Zoning laws require one additional handicap parking space
14.	180	9006 Pensacola Blvd.	Pensacola	FL	Parking requirements are unverified
15.	186	2730 N. Dirksen Pkwy.	Springfield	IL	Parking requirements are unverified; Concrete pavement and a wall are over the zoning setback line
16.	187	1273 N. Brightleaf Blvd.	Smithfield	NC	Building encroaches 35’ into setback line

Schedule 3(a)(iv) - Page 1

	Store Number	Address	City	State	Comments

17.	188	10052 Two Notch Road	Columbia	SC	Building encroaches 8.3’ into setback; Parking compliance is unverified
18.	189	3370 Venture Parkway	Duluth	GA	Concrete sidewalk encroaches 10’ into building setback line
19.	192	4230 N. Clinton St	Fort Wayne	IN	Storm sewer easement impacts eighteen parking spaces; parking requirements are unverified less eighteen spaces
20.	204	4260 Dowlen Road	Beaumont	TX	Parking requirements are unverified
21.	208	155 West Bay Area Boulevard	Webster	TX	Building encroaches more than 5’ into setback line
22.	211	4200 G Miller Road	Flint	MI	Parking requirements are unverified
23.	212	34615 Warren Road	Westland	MI	Parking requirements are unverified
24.	213	2501 S. Campbell Avenue	Springfield	MO	Parking requirements are unverified
25.	216	3579 Pennridge Drive	Bridgeton	MO	At least 243 parking spaces are required, but there are only 185 spaces at present
26.	218	10810 W. 75th Street	Shawnee	KS	Upon reconstruction, must comply with 40’ setback requirements
27.	220	2310 FM 2004	Texas City	TX	Building encroaches over setback line by 21.16’ x 2.51’
28.	221	3323 N Rock Rd	Wichita	KS	Parking requirements are unverified
29.	222	7201 Crestwood Boulevard	Birmingham	AL	There is concrete over the building setback line
30.	224	3435 Lebanon Pike	Hermitage	TN	9.99’ Bldg encroachment into setback; zoning laws require 116 parking spaces, and only 58 are present
31.	225	910 S. Range Ave.	Denham Springs	LA	Building encroaches 1’ into setback line
32.	233	3813 Riverdale Road	Memphis	TN	Possibly two handicapped spaces missing
33.	236	13420 Nacogdoches Road	San Antonio	TX	Building extends 15.3 feet beyond the 30’ zoning setback line
34.	238	102 South 21st Street	Rogers	AR	Parking requirements are unverified
35.	241	4580 N. Illinois Street	Swansea	IL	Building encroaches 4.1’ into setback line
36.	247	2702 Wilma Rudolph Blvd.	Clarksville	TN	Building encroaches over the building setback line by .78’ x 70.68’ x 2.22’

Schedule 3(a)(iv) - Page 2

	Store Number	Address	City	State	Comments

37.	249	1520 Marin Luther King	Houma	LA	Building encroaches 4.1’ into setback
38.	252	1501 S. Cherry Lane	White Settlement	TX	Parking requirements are unverified
39.	254	1748 S.W. Railroad Ave.	Hammond	LA	Parking requirements are unverified; building may violate the setback line
40.	256	730 Elmwood Road	Lansing	MI	Parking requirements are unverified; small brick building violates the back and side setback lines
41.	258	3102 E. Imperial Highway	Lynwood	CA	Building encroaches 3.1’ over building setback line
42.	261	1920 Mel Browning Street	Bowling Green	KY	Parking requirements are unverified
43.	265	2900 E. Franklin Blvd.	Gastonia	NC	Zoning requires 45 more parking spaces
44.	268	1829 Old Fort Parkway	Murfreesboro	TN	Zoning requires one additional handicap parking space
45.	271	5140 Hinkleville Road	PADUCAH	KY	Building violates setback line on southwest side
46.	272	909 Tripp Road	Mesquite	TX	Parking requirements are unverified
47.	273	107 Executive Court	Danville	VA	Parking requirements are unverified
48.	276	851 Highway 287 N	Mansfield	TX	Building violates setback line by 0.7’
49.	277	936 Greely Chapel Road	Lima	OH	Possible violation of the setback line on the south side of the building
50.	278	1413 N. Loop 336 West	Conroe	TX	Minor building encroachment into setback line; Parking requirements unverified
51.	279	220 Jackson Court	Lumberton	NC	Building encroaches 1’ into setback line
52.	283	2863 Arlington Road	Akron	OH	Parking spaces encroach into the setback line
53.	292	301 East Loop 281	Longview	TX	Parking requirements unverified
54.	293	1202 North Main Street	Suffolk	VA	Building encroaches over setback line
55.	294	71 Stonebrook Place	Jackson	TN	Possibly one parking space under zoning requirements
56.	296	119 W. Highway 332	Lake Jackson	TX	Sprinklers must be added upon reconstruction

Schedule 3(a)(iv) - Page 3

	Store Number	Address	City	State	Comments

57.	297	127 River Road	Gadsen	AL	Building encroaches 12’ into setback line
58.	300	8815 Baseline Road	Little Rock	AR	Building encroaches 4’ into setback line
59.	301	994 N Lexington Springmill	Mansfield	OH	Parking stalls encroach into the parking setbacks 6.4’ at the greatest point
60.	302	1616 Sandifer Road	Seneca	SC	Building encroaches 2.9’ into setback line
61.	304	1201 Hwy. 45 North	Columbus	MS	Parking requirements unverified; Building encroaches into the front setback line by 8.99’ x 2.16’ and 19.14’ x 4.60’
62.	309	917 Valley Creek Drive.	Farmington	MO	Building encroaches 8.5’ into setback line
63.	311	362 Cox Creek Parkway	Florence	AL	CC&R with WalMart requires 19 additional parking spaces
64.	313	2623 Wards Road	Lynchburg	VA	Parking requirements are unverified
65.	316	2580 N. Franklin Street	Christianburg	VA	Building encroaches 0.2’ into setback line
66.	320	6082 U S Highway 98	Hattiesburg	MS	Building encroaches into setback line by 21.16’ x 2.51’
67.	324	988 Goodman Road	Horn Lake	MS	Building encroaches 13.17’ into setback line; Building encroaches 16.61’ into setback line
68.	328	1101 N. Service Road E.	Ruston	LA	Building encroaches into setback line by 5.29’; Parking requirements unverified
69.	329	730 W Stadium Blvd	Jefferson City	MO	Parking requirements unverified
70.	336	6315 Scatterfield Road	Anderson	IN	Building encroaches into setback line
71.	337	791 South Jefferson Avenue	Cookeville	TN	Zoning requires one additional handicap parking space
72.	342	3419 Pemberton Square Boulevard	Vicksburg	MS	Zoning appears to require one additional handicap parking space
73.	344	1156 Bankhead Highway	Carrollton	GA	Building encroaches 5’ into setback line; Parking requirements unverified
74.	345	1102 Avenue of Mid America	Effingham	IL	Building encroaches 15’ into side setback line
75.	348	2809 East Highland Drive	Jonesboro	AR	Zoning requires one additional handicap parking space
76.	352	2301 S. McKenzie Street	Foley	AL	Zoning requires five additional handicap spaces

Schedule 3(a)(iv) - Page 4

	Store Number	Address	City	State	Comments

77.	355	1918 W. Foxwood Drive	Raymore	MO	45 parking spaces encroach into building setback line
78.	362	1720 Cherokee Avenue SW	Cullman	AL	Parking requirements are unverified
79.	367	2740 North West Avenue	El Dorado	AR	Building encroaches 7” into front setback line and 4.48’ into side setback line; The property was built in 1996 and zoning was established in 1997; Therefore property is grandfathered in
80.	370	1000 Brevard Road	Asheville	NC	Building encroaches 10’ into setback line; Parking requirements are unverified
81.	375	1321 Preacher Roe Boulevard	West Plains	MO	Building encroaches into setback line by .5’ (considered legal nonconforming)
82.	376	5755 Main Street	Zachary	LA	Zoning data states that “This zoning does not allow for Restaurant (without alcohol) use.”
83.	380	2645 E Andrew Johnson Hwy	Greeneville	TN	Parking requirements are unverified
84.	384	1712 East Lamar Street	Americus	GA	Parking requirements are unverified
85.	385	1085 Cosby Hwy	Newport	TN	Zoning requires one additional handicap parking space
86.	386	3240 S. Oates Street	Dothan	AL	Building encroaches 13’ into setback (legal non-conforming per surveyor); Parking requirements are unverified
87.	393	1238 North 12th Street	Middlesboro	KY	Building encroaches into the setback line
88.	394	341 Eisenhower Drive	Hanover	PA	Building encroaches 5’ into setback; 33 parking spaces encroach into parking setback
89.	402	3632 Monroe Highway	Pineville	LA	Building encroaches into setback line
90.	404	4131 FT. Campbell Boulevard	Hopkinsville	KY	Per a zoning letter, the site plan for this development reflected 126 parking spaces on site with 26 spaces provided in the parking area for the Granite McCoy development. A Cross Easement Parking Agreement was filed with the Christian County Court Clerk’s Office.
91.	408	374 WalMart Plaza	Sylva	NC	Zoning requires 38 additional parking spaces; Parking variance granted
92.	409	438 Riverwind Drive	Pearl	MS	Building encroaches into the setback line by 10.5’ x 72.86’ x 1.77’

Schedule 3(a)(iv) - Page 5

	Store Number	Address	City	State	Comments

93.	414	2009 Hwy 78 East	Jasper	AL	Building encroaches 4.55’ x 148.66’ x 4.7’ into setback; Variance was granted for more than 2 feet added to side yard
94.	415	1255 Woodruff Road	Greenville	SC	Zoning requires an additional 23 parking spaces
95.	419	2330 Memorial Drive	Waycross	GA	Parking requirements are unverified
96.	423	3000 South Ferdon Boulevard	Crestview	FL	Parking requirements are unverified
97.	425	2810 Emerson Drive	Elkhart	IN	Building encroaches over the side building setback line
98.	426	17830 Garland Groh Boulevard	Hagerstown	MD	Building encroaches over the side building setback line
99.	430	801 WalMart Drive	Murray	KY	Building encroaches 10.13’ over the side building setback line
100.	434	806 US Highway 80 E	Statesboro	GA	Building encroaches onto front bldg set back line (legal nonconforming per surveyor)
101.	436	4615 Broadway	Mt. Vernon	IL	Building encroaches into 40’ setback; Building encroaches into 11’ setback; Parking requirements are unverified
102.	438	1635 Lincoln Way East	Chambersburg	PA	Building encroaches into front setback line
103.	449	203 N Davy Crockett Pkwy	Morristown	TN	Building encroaches 20’ into rear setback
104.	465	6476 Carlisle Pike	Mechanicsburg	PA	Parking spaces encroach into the parking setback
105.	468	4000 Springhill Plaza CT	North Little Rock	AR	Building encroaches .33’ x 147.33’ x .042’ into rear setback line
106.	478	205 Belle Meade Pt	Flowood	MS	Possible encroachment into setback line
107.	333	5501 S. US Hwy 41	Terre Haute	IN	Indemnity Agreement for property swap with Wal-Mart
108.	393	1238 N. 12th Street	Middlesboro	KY	Encroachment covered by Indemnity Agreement

Schedule 3(a)(iv) - Page 6

SCHEDULE 3(a)(v)
PROPERTY CONDITION AND DEFECTS

	Store Number	Address	City	State	Hazardous Flood Zone

1.	118	2305 Shorter Avenue SW	Rome	GA	Property in Flood Zone AE
2.	135	1808 University Drive	Huntsville	AL	Property in Flood Zone AE
3.	141	921 Wimberly Drive SW	Decatur	AL	Property in Flood Zone AE
4.	163	150 Keith Drive	Canton	GA	Property in Flood Zone AE
5.	184	2400 Airline Drive	Bossier City	LA	Property in Flood Zone A5
6.	203	1100 Robert Road	Slidell	LA	Property in Flood Zone AE
7.	225	910 S. Range Avenue	Denham Springs	LA	Property in Flood Zone AE
8.	254	1748 S.W. Railroad Avenue	Hammond	LA	Property in Flood Zone A
9.	292	501 East Loop 281	Longview	TX	Property in Flood Zone AE
10.	297	127 River Road	Gadsen	AL	Property in Flood Zone A10
11.	304	1201 Hwy 45 North	Columbus	MS	Property in Flood Zone AE
12.	314	1034 Executive Drive	Elizabethtown	KY	Property in Flood Zone A
13.	326	823 Pike Street	Marietta	OH	Property in Flood Zone AE
14.	333	5501 S. US Hwy 41	Terre Haute	IN	Property in Flood Zone AO
15.	353	2730 Mall Loop Road	Dyersburg	TN	Property in Flood Zone AE
16.	391	3710 39th Avenue Drive	Moline	IL	Property in Flood Zone AE
17.	402	3632 Monroe Highway	Pineville	LA	Property in Flood Zone AE
18.	409	438 Riverwind Drive	Pearl	MS	Property in Flood Zone A
19.	421	1101 Hwy 90 East	Morgan City	LA	Property in Flood Zone A3
20.	428	331 North Creek Drive	Festus	MO	Property in Flood Zone AE
21.	450	502 Winfield Dunn Pkwy	Sevierville	TN	Property in Flood Zone AE
22.	466	3600 Massard Road	Ft. Smith	AR	Property in Flood Zone AE

Schedule 3(a)(v) - Page 1

SCHEDULE 3(a)(ix)
SUITS, JUDGMENTS AND LIENS

Site No.	City, State	SLB	Lien/Encumbrance

118	Rome, GA	Yes	Garnishment of record against “Ryan’s Family Steakhouse” in the amount of $1,704.62 plus costs of $110.00 in favor of Redmond Park Hospital, Inc.
120	Albany, GA	Yes	Property is encumbered by a trust deed securing $1,198,000 by BYB Southern, LLC in favor of Business Lending Corporation dated 8/20/2003 and by a UCC financing statement by BYB Southern, LLC in favor of Business Lending Corporation dated 8/21/2003. (Applies to appurtenant easement interest only.)
144	Tuscaloosa, AL	Yes	Judgment recorded at Book 2003, Page 2220, rendered 7/1/03, recorded 7/21/03, against Ryan’s Family Steak Houses Inc., in favor of Annette Baker, in the amount of $1,500.00, Case No. DV2003-000199.00, District Court of Tuscaloosa County, Clark Summerford, attorney of record.
153	North Charleston, SC	Yes	Summons Filed June 7, 2006, Case Number 06-CP-10-2183, with the Charleston County Court of Common Pleas.
185	Lake Charles, LA	Yes	Judgment against Ryan’s and Fireman’s Fund in favor of Monieke Cormier, recorded 9/5/2006, in the amount of $10,170.50.
189	Duluth, GA	Yes	Civil Action File No. 06A-04872-8, Gwinnett County vs. Ryan’s Family Steak Houses East, Inc. n/k/a Fire Mountain Restaurants, Inc. is pending in Superior Court of Gwinnett County.
195	Cedar Rapids, IA	Yes	Judgment of record — File No. 06571-FECR912168 Docketed 10/21/90 for $1,214 in favor of ICIS State of Iowa, against Ryan Family Steak Houses.
252	White Settlement, TX	Yes	Mechanic’s Lien in the amount of $8,445.48, filed Sept. 15, 2006 by Precision Plumbing and Drain against property owned by Ryan’s Family Steakhouse Inc.
256	Lansing, MI	Yes	Mortgage executed by Herman Ross to Michigan National Bank of Detroit, recorded 10/1/79, in Liber 578, Page 756, as amended by Amendment to Mortgage recorded 1/13/81 in Liber 602, Page 913 and recorded 12/23/85 in Liber 694, Page 456. Partial Release recorded 12/23/85 in Liber 694, Page 449.

Schedule 3(a)(ix) - Page 1

Site No.	City, State	SLB	Lien/Encumbrance

282	Cartersville, GA	Yes	Civil Action filed 6/2/06 - Charlene Johnson vs. Ryan’s Family Steak Houses - pending in the Superior Court of Bartow County, File No 06-CV-1548.
309	Farmington, MO	Yes	Complaint entitled “Barbara A. Knowles et al v. Ryan’s Family Steak Houses TLC, Inc.” pending in circuit court of St. Francis, County, Missouri, case no. 03CV612898.
330	Tupelo, MS	Yes	Judgment in favor of Alber Wayne Harper dated March 5, 2004, civil action no. 13507, against Ryan’s Family Steak Houses, Inc., in the principal amount of $10,000.00, plus interest and costs.
333	Terra Haute, IN	Yes	Complaint filed 8/18/05 by Mary Ann Smith, against Ryan’s under Case No. 84D02-0508-CT-7204, in the Vigo Superior Court. Said action is still pending.
333	Terra Haute, IN	Yes	Complaint filed 11/18/05 by Priscilla Ilean Sams, against Fire Mountain Restaurants Inc. f/k/a Ryan’s, under Case No. 84D03-0511-CT-9707 in the Vigo Superior Court. Said action is still pending.
388	Johnstown, PA	Yes	Sharon K. Brothers vs. Ryan’s Family Steak Houses, Inc., et al. award entered 02/20/06 at No. 2003-3070 for $2,244.90. Appeal filed 03/15/06.
389	Natchez, MS	Yes	Complaint filed entitled Calvin McKnight vs. Ryan’s Family Steak Houses East, Civil Action-$75,000.00
419	Waycross, GA	Yes	Civil Action No. 05V-0070; Southern Allied Contractors Inc., f/k/a T&A Industrial Contractors vs. Fire Mountain Restaurants, Inc. f/k/a/Ryan’s Family Steak Houses, Inc.; pending in the Superior Court of Ware County, GA.
443	Martinsburg	WV	Complaint filed by Jerry Beachler, Jr., Katherine Miller, and Tanya Ruiz against Ryan’s Restaurant Group under Case No. 06-C-407 in Berkeley County Circuit Court, WV.
459	Concord, NC	Yes	Deed of Trust to Trustee(s) for National Bank, N.A., recorded in Book 2381, page 10; corrected in Book 2384, page 240. Modification Agreements recorded in Book 3365, page 243 and Book 3728, page 79.

Schedule 3(a)(ix) - Page 2

Site No.	City, State	SLB	Lien/Encumbrance

462	Gardendale, AL	Yes	Mortgage from Terrell W. Fields and Vickie Lynn Fields to AmeriQuest Mortgage Company, recorded 5/16/05, Document No. 200507/2537.
472	Spanish Fort, AL	Yes	Lien as shown by statement of lien recorded in Instrument No. 876896 as amended in Instrument No. 877563.

Schedule 3(a)(ix) - Page 3

SCHEDULE 3(a)(xi)
OWNERSHIP OF SELLERS POST-MERGER

Buffets Post-Merger Legal Entity Org Chart
As of October 30, 2006
(A)	Buffets Restaurant Holdings, Inc.

Parent holding company.

(B)	Buffets Holdings, Inc.

Second tier holding company, and SEC registrant.

(C)	Buffets, Inc.

Operating parent company. Issuer of 12.5% Sr. Notes and borrower on Sr. Credit Facility. This company operates the 15 Minnesota restaurants.

Most of the corporate departments are operated from this entity, including accounting, human resources, real estate legal, training, I.S., etc.

(D)	Hometown Buffet, Inc.

This is an entity that operates about 75 buffet-style restaurants, primarily in California and the Northwest.

(E)	OCB Purchasing Company

OCB Purchasing Co. is a centralized purchasing company that sells food, equipment and supplies to the operating companies. The purchasing, equipment and warehouse departments have employees with expertise in procuring the equipment and inventory items.
Sch. 3(a)(xi)-1

(F)	OCB Restaurant Company, LLC

This is an entity operating about 240 buffet-style restaurants. It contains the Real Estate and Construction functions for the company, as well as the Regional, District and Area Operations. The cabinet division and maintenance departments also operate from this entity.

(G)	Buffets Leasing Company, LLC

This company buys restaurant equipment, leasing to it’s parent for use in its restaurants.

(H)	Ryan’s Restaurant Group, Inc.

This is an entity that operates 14 buffet restaurants, and contains most of Ryan’s corporate support functions.

(I)	Tahoe Joe’s, Inc.

Operating from this entity are ten restaurants. They are doing business as Tahoe Joe’s Famous Steakhouse.

(J)	Tahoe Joe’s Leasing Co., LLC

This company owns and leases the equipment used in Tahoe Joe’s restaurants to Tahoe Joe’s, Inc.

(K)	Hometown Leasing Company, LLC

This company owns restaurant equipment and leases it to its parent company, Hometown Buffet, Inc.

(L)	OCB Restaurant Leasing Company, LLC

This leasing company owns and leases restaurant equipment for use in OCB Restaurant Co. LLC’s restaurants.

(M)	Fire Mountain Restaurants, LLC

Operating from this entity are approximately 310 buffet restaurants.

(N)	Big R Procurement, LLC

This is an entity that negotiates favorable pricing for restaurant food and supplies used in Fire Mountain and Ryan’s restaurants.
Sch. 3(a)(xi)-2

SCHEDULE 4
Intentionally Omitted
Schedule 4

EXHIBIT A
FORM OF MASTER LEASE AGREEMENT

[See Attached]

Exhibit A - Page 1

MASTER
LAND AND BUILDING LEASE
between
[                    ],
a Delaware limited liability company,
as LANDLORD
and
FIRE MOUNTAIN RESTAURANTS, LLC,
a Delaware limited liability company,
as TENANT
[                    ], 2006
MASTER LAND AND BUILDING LEASE

MASTER LAND AND BUILDING LEASE

-i-

Exhibit A	Location/Address/Legal Descriptions of Real Properties

Exhibit B	Form of Tenant’s Estoppel Certificate

Exhibit C	Form of Memorandum of Lease

Exhibit D	Form of Individual Lease Agreement

Exhibit E	Form of Individual Lease Guaranty

Exhibit F	Form of Guaranty

Exhibit G	Form of SNDA

Exhibit H	Form of Alabama Broker’s Lien Affidavit

Schedule 1	Restaurant Equipment

Schedule 2	Environmental Reports
MASTER LAND AND BUILDING LEASE

-ii-

MASTER
LAND AND BUILDING LEASE
          THIS MASTER LAND AND BUILDING LEASE (the “Lease”) is made and entered into as of [                          ], 2006 (the “Commencement Date”), by and between [                         ], a Delaware limited liability company (“Landlord”) and FIRE MOUNTAIN RESTAURANTS, LLC, a Delaware limited liability company (“Tenant”).
R E C I T A L S
A. Landlord is the owner of [                     (     )] tracts of real property (individually, the “Real Property” and collectively the “Real Properties”). [ALTERNATE LANGUAGE FOR THE GROUND LEASED PROPERTIES-— Landlord has a leasehold interest in [                     (     )] tracts of real property (individually, the “Real Property” and collectively the “Real Properties”).] Each Real Property is more particularly described in Exhibit A attached hereto and for purposes hereof shall include all of Landlord’s right, title and interest in and to all easements, appurtenances and rights relating to the Real Property, including without limitation, Landlord’s right, title, and interest, if any, in and to all (1) adjacent streets, alleys, rights-of-way and any adjacent strips or gores of real estate; (2) the Buildings (as defined below); and (3) the Building Equipment (as defined below). Each building, together with all improvements on or to each tract of Real Property, including but not limited to all site work, landscaping, fixtures, utilities, and other improvements, is individually referred to as the “Building,” and collectively referred to as the “Buildings.” The machinery, equipment and systems necessary for the operation of the Buildings that are “fixtures” pursuant to applicable law, including, but not limited to any heating, ventilation and air-conditioning equipment, canopies, fire sprinklers and fire suppression equipment, lighting, built in walk-in coolers and grill hoods, built-in freezers, built-in sinks, built-in shelving, awnings, and supports for signs (but specifically excluding any such items that are not “fixtures” pursuant to applicable law), are referred to herein collectively as the “Building Equipment.” Each Real Property, together with the related Buildings and Building Equipment are referred to herein individually as a “Demised Property,” and collectively as the “Demised Properties.”
          B. The personal property, equipment and trade fixtures owned or leased by Tenant located at the Buildings on any Demised Properties (other than the Building Equipment) and used in connection with the operation of the business at the Demised Properties are referred to herein collectively as the “Restaurant Equipment”, which shall include, but not be limited to, those items set forth on Schedule 1.
          C. Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, the Demised Properties so that Tenant may, in accordance with and subject to the terms, conditions and restrictions of the Lease, operate (or cause the operation of) a RYAN’S STEAKHOUSE restaurant, a FIRE MOUNTAIN STEAKHOUSE restaurant, an OLD COUNTRY BUFFET restaurant, a HOMETOWN BUFFET restaurant, a JJ NORTH restaurant or other Permitted Restaurant Brand (as hereinafter defined) restaurant at each Real Property.
MASTER LAND AND BUILDING LEASE

          D. The Lease constitutes a single and indivisible lease of all the Demised Properties collectively, and is not an aggregation of leases for the separate Demised Properties. Neither Landlord nor Tenant would have entered into this Lease except as a single and indivisible lease, and the rental herein has been established on the basis of the price paid by Landlord in its acquisition of the Demised Properties collectively, and not on the basis of the valuation or price of any individual Demised Property.
          NOW, THEREFORE, in consideration of the lease of the Demised Properties and the rents, covenants and conditions herein set forth, Landlord and Tenant do hereby covenant, promise and agree as follows:
ARTICLE I
DEMISE OF PREMISES
          Subject to the terms and conditions contained herein, Landlord does hereby lease unto Tenant, and Tenant does hereby lease from Landlord, for the term hereinafter provided in Article II, the Demised Properties for the use thereof by Tenant, Tenant’s employees, customers, invitees and permitted assigns.
ARTICLE II
TERM
     Section 2.01
          (a) The Lease shall commence on the Commencement Date and terminate on [                          , 20     ] [(19 years after the Commencement Date)] for Tranche A (as hereinafter defined) (the “Original Tranche A Lease Term”), [                          , 20     ] [(19.5 years after the Commencement Date)] for Tranche B (as hereinafter defined) (the “Original Tranche B Lease Term”), [                          , 20     ] [(20 years after the Commencement Date)] for Tranche C (as hereinafter defined) (the “Original Tranche D Lease Term”), [                          , 20     ] [(20.5 years after the Commencement Date)] for Tranche D (as hereinafter defined) (the “Original Tranche D Lease Term”) and [                          , 20     ] [(21 years after the Commencement Date)] for Tranche E (as hereinafter defined) (the “Original Tranche E Lease Term”), unless any such Lease Term is sooner terminated as hereinafter set forth. The “Lease Term,” as such term is used herein, shall mean collectively, the Original Tranche A Lease Term, the Original Tranche B Lease Term, the Original Tranche C Lease Term, the Original Tranche D Lease Term and the Original Tranche E Lease Term, or any of the Original Tranche A Lease Term, the Original Tranche B Lease Term, the Original Tranche C Lease Term, the Original Tranche D Lease Term or the Original Tranche E Lease Term, as the context may require, as any such Lease Term is extended (or as may be extended) pursuant to Section 2.02 below, unless sooner terminated as hereinafter set forth. “Tranche A” shall mean the tranche for the Tranche A Demised Properties; “Tranche A Demised Properties” shall mean collectively the Tranche A Demised Properties described on Exhibit A; “Tranche A Demised Property” shall mean each of the Tranche A Demised Properties; “Tranche B” shall mean the tranche for the Tranche B
MASTER LAND AND BUILDING LEASE

Demised Properties; “Tranche B Demised Properties” shall mean collectively the Tranche B Demised Properties described on Exhibit A; “Tranche B Demised Property” shall mean each of the Tranche B Demised Properties; “Tranche C” shall mean the tranche for the Tranche C Demised Properties; “Tranche C Demised Properties” shall mean collectively the Tranche C Demised Properties described on Exhibit A; “Tranche C Demised Property” shall mean each of the Tranche C Demised Properties; “Tranche D” shall mean the tranche for the Tranche D Demised Properties; “Tranche D Demised Properties” shall mean collectively the Tranche D Demised Properties described on Exhibit A; “Tranche D Demised Property” shall mean each of the Tranche D Demised Properties; “Tranche E” shall mean the tranche for the Tranche E Demised Properties; “Tranche E Demised Properties” shall mean collectively the Tranche E Demised Properties described on Exhibit A; “Tranche E Demised Property” shall mean each of the Tranche E Demised Properties; “Tranches” shall mean collectively, Tranche A, Tranche B, Tranche C, Tranche D and Tranche E; “Tranche” shall mean each of Tranche A, Tranche B, Tranche C, Tranche D and Tranche E; “Demised Properties” shall mean collectively, the Tranche A Demised Properties, the Tranche B Demised Properties, the Tranche C Demised Properties, the Tranche D Demised Properties and the Tranche E Demised Properties, and “Demised Property” shall mean each of a Tranche A Demised Property, a Tranche B Demised Property, a Tranche C Demised Property, a Tranche D Demised Property or a Tranche E Demised Property.
          (b) This Lease shall be deemed to be in full force and effect upon the Commencement Date. Tenant shall be deemed in possession of the Demised Properties upon the Commencement Date.
[ALTERNATE LANGUAGE FOR THE GROUND LEASED PROPERTIES—
          (a) The Lease shall commence on the Commencement Date and terminate on the Scheduled Expiration Date (the “Original Lease Term”) unless sooner terminated as hereinafter set forth. The “Lease Term,” as such term is used herein, shall mean the Original Lease Term as extended (or as may be extended) pursuant to Section 2.02 below, unless sooner terminated as hereinafter set forth.
          Notwithstanding the foregoing, there may be different Expiration Dates for some of the Demised Properties and the Lease Term for any particular Demised Property which is a leasehold shall be determined based upon the remaining term of the applicable Prime Lease (as hereinafter defined), and shall in any event expire on the earlier of (i) the date that is one day prior to the date on which the applicable Prime Lease expires and (ii) the last day of the Original Lease Term or if Tenant elects to extend the Lease Term as provided herein, the last day of applicable Option Period.
          (b) This Lease shall be deemed to be in full force and effect upon the Commencement Date. Tenant shall be deemed in possession of the Demised Properties upon the Commencement Date.
          (c) As used herein, the following terms have the meanings indicated:
MASTER LAND AND BUILDING LEASE

               “Expiration Date” shall mean, with respect to any Demised Properties, the last day of the Lease Term.
               “Prime Landlord” shall mean, individually, each of the landlords under a Prime Lease (or a specific landlord under a specific Prime Lease) and, collectively, all of the landlords under all of the Prime Leases, as the case may be.
               “Prime Lease(s)” shall mean any and all ground leases or other underlying leases demising any Demised Properties (or portion thereof) from time to time which are superior to this Lease with respect to such Demised Properties, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereto. Individually, Prime Lease shall mean each superior lease demising an individual Demised Properties (or a specific superior lease demising a specific Demised Properties) and, collectively, all of the superior leases encumbering all of the Demised Properties, as the case may be.
               “Scheduled Expiration Date” shall mean [                          , 20     ] [(20 years after the Commencement Date)].
END OF ALTERNATIVE LANGUAGE]
     Section 2.02
          (a) Tenant shall have the option to extend the term of this Lease for up to four (4) separate option periods upon and subject to the terms set forth below in this Section 2.02. The first option period (the “First Option Period”) for each Tranche shall commence at the expiration of the Original Lease Term of such Tranche. The second option period (the “Second Option Period”) for each Tranche shall commence at the expiration of the First Option Period of such Tranche. The third option period (the “Third Option Period”) of each Tranche shall commence at the expiration of the Second Option Period of such Tranche. The fourth option period (the “Fourth Option Period”) of each Tranche shall commence at the expiration of the Third Option Period of such Tranche. The First Option Period, the Second Option Period, the Third Option Period and the Fourth Option Period for each Tranche are sometimes referred to herein collectively as the “Option Periods” and individually as an “Option Period” for such Tranche. Each Option Period for each Tranche shall continue for a period of five (5) years from the commencement date of such Option Period for such Tranche. Except as otherwise expressly provided herein, all of the terms and conditions of this Lease applicable to the Original Lease Term for each Tranche shall continue to apply during each Option Period for such Tranche.
          (b) To validly extend the Lease Term for the First Option Period for each Tranche for all the Demised Properties for such Tranche subject to the Lease at the date of Tenant’s delivery to Landlord of notice of exercise (i) Tenant must and shall deliver to Landlord written notice of Tenant’s election to so extend not later than twelve (12) months prior to the expiration of the Original Lease Term for such Tranche, and (ii) as of the date such written notice is delivered to Landlord, and as of the date the First Option Period for such Tranche is scheduled to commence, there shall be no existing Event of Default under the Lease.
MASTER LAND AND BUILDING LEASE

          (c) To validly extend the Lease Term for the First Option Period for some, but not all, Tranche A Demised Properties subject to the Lease at the date of Tenant’s delivery to Landlord of notice of exercise (a “Tranche A PE First Option Period” and such option, a “Tranche A PE First Option”) (i) Tenant must and shall deliver to Landlord written notice of Tenant’s election to so extend not later than twelve (12) months prior to the expiration of the Original Tranche A Lease Term; (ii) Tenant’s written notice electing to extend the Original Tranche A Lease Term shall list the Tranche A Demised Properties that Tenant desires be subject to such extension (the “Tranche A PE First Option Extension Properties”) provided, however, that the Tranche A PE First Option Extension Properties must comprise at least eighty percent (80%) of all the Tranche A Demised Properties covered by the Lease immediately preceding the Tranche A PE First Option Period; and (iii) as of the date such written notice is delivered to Landlord, and as of the date the Tranche A PE First Option Period is scheduled to commence, there shall be no existing Event of Default under the Lease.
To validly extend the Lease Term for the First Option Period for some, but not all, Tranche B Demised Properties subject to the Lease at the date of Tenant’s delivery to Landlord of notice of exercise (a “Tranche B PE First Option Period” and such option, a “Tranche B PE First Option”) (i) Tenant must and shall deliver to Landlord written notice of Tenant’s election to so extend not later than twelve (12) months prior to the expiration of the Original Tranche B Lease Term; (ii) Tenant’s written notice electing to extend the Original Tranche B Lease Term shall list the Tranche B Demised Properties that Tenant desires be subject to such extension (the “Tranche B PE First Option Extension Properties”) provided, however, that the Tranche B PE First Option Extension Properties must comprise at least eighty percent (80%) of all the Tranche B Demised Properties covered by the Lease immediately preceding the Tranche B PE First Option Period; and (iii) as of the date such written notice is delivered to Landlord, and as of the date the Tranche B PE First Option Period is scheduled to commence, there shall be no existing Event of Default under the Lease.
To validly extend the Lease Term for the First Option Period for some, but not all, Tranche C Demised Properties subject to the Lease at the date of Tenant’s delivery to Landlord of notice of exercise (a “Tranche C PE First Option Period” and such option, a “Tranche C PE First Option”) (i) Tenant must and shall deliver to Landlord written notice of Tenant’s election to so extend not later than twelve (12) months prior to the expiration of the Original Tranche C Lease Term; (ii) Tenant’s written notice electing to extend the Original Tranche C Lease Term shall list the Tranche C Demised Properties that Tenant desires be subject to such extension (the “Tranche C PE First Option Extension Properties”) provided, however, that the Tranche C PE First Option Extension Properties must comprise at least eighty percent (80%) of all the Tranche C Demised Properties covered by the Lease immediately preceding the Tranche C PE First Option Period; and (iii) as of the date such written notice is delivered to Landlord, and as of the date the Tranche C PE First Option Period is scheduled to commence, there shall be no existing Event of Default under the Lease.
To validly extend the Lease Term for the First Option Period for some, but not all, Tranche D Demised Properties subject to the Lease at the date of Tenant’s delivery to Landlord of notice of exercise (a “Tranche D PE First Option Period” and such option, a “Tranche D PE First Option”) (i) Tenant must and shall deliver to Landlord written notice of Tenant’s election to so extend not
MASTER LAND AND BUILDING LEASE

later than twelve (12) months prior to the expiration of the Original Tranche D Lease Term; (ii) Tenant’s written notice electing to extend the Original Tranche D Lease Term shall list the Tranche D Demised Properties that Tenant desires be subject to such extension (the “Tranche D PE First Option Extension Properties”) provided, however, that the Tranche D PE First Option Extension Properties must comprise at least eighty percent (80%) of all the Tranche D Demised Properties covered by the Lease immediately preceding the Tranche D PE First Option Period; and (iii) as of the date such written notice is delivered to Landlord, and as of the date the Tranche D PE First Option Period is scheduled to commence, there shall be no existing Event of Default under the Lease.
To validly extend the Lease Term for the First Option Period for some, but not all, Tranche E Demised Properties subject to the Lease at the date of Tenant’s delivery to Landlord of notice of exercise (a “Tranche E PE First Option Period” and such option, a “Tranche E PE First Option”) (i) Tenant must and shall deliver to Landlord written notice of Tenant’s election to so extend not later than twelve (12) months prior to the expiration of the Original Tranche E Lease Term; (ii) Tenant’s written notice electing to extend the Original Tranche E Lease Term shall list the Tranche E Demised Properties that Tenant desires be subject to such extension (the “Tranche E PE First Option Extension Properties”) provided, however, that the Tranche E PE First Option Extension Properties must comprise at least eighty percent (80%) of all the Tranche E Demised Properties covered by the Lease immediately preceding the Tranche E PE First Option Period; and (iii) as of the date such written notice is delivered to Landlord, and as of the date the Tranche E PE First Option Period is scheduled to commence, there shall be no existing Event of Default under the Lease. “PE First Option Periods” shall mean collectively, the Tranche A PE First Option Period, the Tranche B PE First Option Period, the Tranche C PE First Option Period, the Tranche D PE First Option Period and the Tranche E PE First Option Period; and “PE First Option Period” shall mean each of the Tranche A PE First Option Period, the Tranche B PE First Option Period, the Tranche C PE First Option Period, the Tranche D PE First Option Period and the Tranche E PE First Option Period.
          (d) To validly extend the Lease Term for the Second Option Period for each Tranche for all the Demised Properties of such Tranche under the Lease, (i) Tenant must have validly extended the Lease for the First Option Period (whether such First Option Period is for all Demised Properties for such Tranche under the Lease or a PE First Option Period) for such Tranche (ii) Tenant must and shall deliver to Landlord written notice of Tenant’s election to so extend not later than twelve (12) months prior to the expiration of the First Option Period for such Tranche, and (iii) as of the date such written notice is delivered to Landlord, and as of the date the Second Option Period for such Tranche is scheduled to commence, there shall be no existing Event of Default under the Lease.
          (e) To validly extend the Lease Term for the Second Option Period for some, but not all, Tranche A Demised Properties subject to the Lease at the date of Tenant’s delivery to Landlord of notice of exercise (a “Tranche A PE Second Option Period” and such option, a “Tranche A PE Second Option”) (i) Tenant must and shall deliver to Landlord written notice of Tenant’s election to so extend not later than twelve (12) months prior to the expiration of the Tranche A First Option Period; (ii) Tenant’s written notice electing to extend the Tranche A First Option Period shall list the Tranche A Demised Properties that Tenant desires be subject to such
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extension (the “Tranche A PE Second Option Extension Properties”) provided, however, that the Tranche A PE Second Option Extension Properties must comprise at least eighty percent (80%) of all the Tranche A Demised Properties covered by the Lease immediately preceding the Tranche A PE Second Option Period; and (iii) as of the date such written notice is delivered to Landlord, and as of the date the Tranche A PE Second Option Period is scheduled to commence, there shall be no existing Event of Default under the Lease.
To validly extend the Lease Term for the Second Option Period for some, but not all, Tranche B Demised Properties subject to the Lease at the date of Tenant’s delivery to Landlord of notice of exercise (a “Tranche B PE Second Option Period” and such option, a “Tranche B PE Second Option”) (i) Tenant must and shall deliver to Landlord written notice of Tenant’s election to so extend not later than twelve (12) months prior to the expiration of the Tranche B First Option Period; (ii) Tenant’s written notice electing to extend the Tranche B First Option Period shall list the Tranche B Demised Properties that Tenant desires be subject to such extension (the “Tranche B PE Second Option Extension Properties”) provided, however, that the Tranche B PE Second Option Extension Properties must comprise at least eighty percent (80%) of all the Tranche B Demised Properties covered by the Lease immediately preceding the Tranche B PE Second Option Period; and (iii) as of the date such written notice is delivered to Landlord, and as of the date the Tranche B PE Second Option Period is scheduled to commence, there shall be no existing Event of Default under the Lease.
To validly extend the Lease Term for the Second Option Period for some, but not all, Tranche C Demised Properties subject to the Lease at the date of Tenant’s delivery to Landlord of notice of exercise (a “Tranche C PE Second Option Period” and such option, a “Tranche C PE Second Option”) (i) Tenant must and shall deliver to Landlord written notice of Tenant’s election to so extend not later than twelve (12) months prior to the expiration of the Tranche C First Option Period; (ii) Tenant’s written notice electing to extend the Tranche C First Option Period shall list the Tranche C Demised Properties that Tenant desires be subject to such extension (the “Tranche C PE Second Option Extension Properties”) provided, however, that the Tranche C PE Second Option Extension Properties must comprise at least eighty percent (80%) of all the Tranche C Demised Properties covered by the Lease immediately preceding the Tranche C PE Second Option Period; and (iii) as of the date such written notice is delivered to Landlord, and as of the date the Tranche C PE Second Option Period is scheduled to commence, there shall be no existing Event of Default under the Lease.
To validly extend the Lease Term for the Second Option Period for some, but not all, Tranche D Demised Properties subject to the Lease at the date of Tenant’s delivery to Landlord of notice of exercise (a “Tranche D PE Second Option Period” and such option, a “Tranche D PE Second Option”) (i) Tenant must and shall deliver to Landlord written notice of Tenant’s election to so extend not later than twelve (12) months prior to the expiration of the Tranche D First Option Period; (ii) Tenant’s written notice electing to extend the Tranche D First Option Period shall list the Tranche D Demised Properties that Tenant desires be subject to such extension (the “Tranche D PE Second Option Extension Properties”) provided, however, that the Tranche D PE Second Option Extension Properties must comprise at least eighty percent (80%) of all the Tranche D Demised Properties covered by the Lease immediately preceding the Tranche D PE Second Option Period; and (iii) as of the date such written notice is delivered to Landlord, and as of the
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date the Tranche D PE Second Option Period is scheduled to commence, there shall be no existing Event of Default under the Lease.
To validly extend the Lease Term for the Second Option Period for some, but not all, Tranche E Demised Properties subject to the Lease at the date of Tenant’s delivery to Landlord of notice of exercise (a “Tranche E PE Second Option Period” and such option, a “Tranche E PE Second Option”) (i) Tenant must and shall deliver to Landlord written notice of Tenant’s election to so extend not later than twelve (12) months prior to the expiration of the Tranche E First Option Period; (ii) Tenant’s written notice electing to extend the Tranche E First Option Period shall list the Tranche E Demised Properties that Tenant desires be subject to such extension (the “Tranche E PE Second Option Extension Properties”) provided, however, that the Tranche E PE Second Option Extension Properties must comprise at least eighty percent (80%) of all the Tranche E Demised Properties covered by the Lease immediately preceding the Tranche E PE Second Option Period; and (iii) as of the date such written notice is delivered to Landlord, and as of the date the Tranche E PE Second Option Period is scheduled to commence, there shall be no existing Event of Default under the Lease. “PE Second Option Periods” shall mean collectively, the Tranche A Second Option Period, the Tranche B Second Option Period, the Tranche C Second Option Period, the Tranche D Second Option Period and the Tranche E Second Option Period; and “PE Second Option Period” shall mean each of the Tranche A Second Option Period, the Tranche B Second Option Period, the Tranche C Second Option Period, the Tranche D Second Option Period and the Tranche E Second Option Period.
          (f) To validly extend the Lease Term for the Third Option Period for each Tranche for all the Demised Properties of such Tranche under the Lease, (i) Tenant must have validly extended the Lease for the Second Option Period (whether such Second Option Period is for all Demised Properties for such Tranche under the Lease or a PE Second Option Period) for such Tranche (ii) Tenant must and shall deliver to Landlord written notice of Tenant’s election to so extend not later than twelve (12) months prior to the expiration of the Second Option Period for such Tranche, and (iii) as of the date such written notice is delivered to Landlord, and as of the date the Third Option Period for such Tranche is scheduled to commence, there shall be no existing Event of Default under the Lease.
          (g) To validly extend the Lease Term for the Third Option Period for some, but not all, Tranche A Demised Properties subject to the Lease at the date of Tenant’s delivery to Landlord of notice of exercise (a “Tranche A PE Third Option Period” and such option, a “Tranche A PE Third Option”) (i) Tenant must and shall deliver to Landlord written notice of Tenant’s election to so extend not later than twelve (12) months prior to the expiration of the Tranche A Second Option Period; (ii) Tenant’s written notice electing to extend the Tranche A Second Option Period shall list the Tranche A Demised Properties that Tenant desires be subject to such extension (the “Tranche A PE Third Option Extension Properties”) provided, however, that the Tranche A PE Third Option Extension Properties must comprise at least eighty percent (80%) of all the Tranche A Demised Properties covered by the Lease immediately preceding the Tranche A PE Third Option Period; and (iii) as of the date such written notice is delivered to Landlord, and as of the date the Tranche A PE Third Option Period is scheduled to commence, there shall be no existing Event of Default under the Lease.
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To validly extend the Lease Term for the Third Option Period for some, but not all, Tranche B Demised Properties subject to the Lease at the date of Tenant’s delivery to Landlord of notice of exercise (a “Tranche B PE Third Option Period” and such option, a “Tranche B PE Third Option”) (i) Tenant must and shall deliver to Landlord written notice of Tenant’s election to so extend not later than twelve (12) months prior to the expiration of the Tranche B Second Option Period; (ii) Tenant’s written notice electing to extend the Tranche B Second Option Period shall list the Tranche B Demised Properties that Tenant desires be subject to such extension (the “Tranche B PE Third Option Extension Properties”) provided, however, that the Tranche B PE Third Option Extension Properties must comprise at least eighty percent (80%) of all the Tranche B Demised Properties covered by the Lease immediately preceding the Tranche B PE Third Option Period; and (iii) as of the date such written notice is delivered to Landlord, and as of the date the Tranche B PE Third Option Period is scheduled to commence, there shall be no existing Event of Default under the Lease.
To validly extend the Lease Term for the Third Option Period for some, but not all, Tranche C Demised Properties subject to the Lease at the date of Tenant’s delivery to Landlord of notice of exercise (a “Tranche C PE Third Option Period” and such option, a “Tranche C PE Third Option”) (i) Tenant must and shall deliver to Landlord written notice of Tenant’s election to so extend not later than twelve (12) months prior to the expiration of the Tranche C Second Option Period; (ii) Tenant’s written notice electing to extend the Tranche C Second Option Period shall list the Tranche C Demised Properties that Tenant desires be subject to such extension (the “Tranche C PE Third Option Extension Properties”) provided, however, that the Tranche C PE Third Option Extension Properties must comprise at least eighty percent (80%) of all the Tranche C Demised Properties covered by the Lease immediately preceding the Tranche C PE Third Option Period; and (iii) as of the date such written notice is delivered to Landlord, and as of the date the Tranche C PE Third Option Period is scheduled to commence, there shall be no existing Event of Default under the Lease.
To validly extend the Lease Term for the Third Option Period for some, but not all, Tranche D Demised Properties subject to the Lease at the date of Tenant’s delivery to Landlord of notice of exercise (a “Tranche D PE Third Option Period” and such option, a “Tranche D PE Third Option”) (i) Tenant must and shall deliver to Landlord written notice of Tenant’s election to so extend not later than twelve (12) months prior to the expiration of the Tranche D Second Option Period; (ii) Tenant’s written notice electing to extend the Tranche D Second Option Period shall list the Tranche D Demised Properties that Tenant desires be subject to such extension (the “Tranche D PE Third Option Extension Properties”) provided, however, that the Tranche D PE Third Option Extension Properties must comprise at least eighty percent (80%) of all the Tranche D Demised Properties covered by the Lease immediately preceding the Tranche D PE Third Option Period; and (iii) as of the date such written notice is delivered to Landlord, and as of the date the Tranche D PE Third Option Period is scheduled to commence, there shall be no existing Event of Default under the Lease.
To validly extend the Lease Term for the Third Option Period for some, but not all, Tranche E Demised Properties subject to the Lease at the date of Tenant’s delivery to Landlord of notice of exercise (a “Tranche E PE Third Option Period” and such option, a “Tranche E PE Third Option”) (i) Tenant must and shall deliver to Landlord written notice of Tenant’s election to so
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extend not later than twelve (12) months prior to the expiration of the Tranche E Second Option Period; (ii) Tenant’s written notice electing to extend the Tranche E Second Option Period shall list the Tranche E Demised Properties that Tenant desires be subject to such extension (the “Tranche E PE Third Option Extension Properties”) provided, however, that the Tranche E PE Third Option Extension Properties must comprise at least eighty percent (80%) of all the Tranche E Demised Properties covered by the Lease immediately preceding the Tranche E PE Third Option Period; and (iii) as of the date such written notice is delivered to Landlord, and as of the date the Tranche E PE Third Option Period is scheduled to commence, there shall be no existing Event of Default under the Lease. “PE Third Option Periods” shall mean collectively, the Tranche A Third Option Period, the Tranche B Third Option Period, the Tranche C Third Option Period, the Tranche D Third Option Period and the Tranche E Third Option Period; and “PE Third Option Period” shall mean each of the Tranche A Third Option Period, the Tranche B Third Option Period, the Tranche C Third Option Period, the Tranche D Third Option Period and the Tranche E Third Option Period.
          (h) To validly extend the Lease Term for the Fourth Option Period for all the Demised Properties for each Tranche under the Lease, (i) Tenant must have validly extended the Lease for the Third Option Period (whether such Third Option Period is for all Demised Properties for such Tranche under the Lease or a PE Third Option Period) for such Tranche (ii) Tenant must and shall deliver to Landlord written notice of Tenant’s election to so extend not later than twelve (12) months prior to the expiration of the Third Option Period for such Tranche, and (iii) as of the date such written notice is delivered to Landlord, and as of the date the Fourth Option Period is scheduled to commence, there shall be no existing Event of Default under the Lease.
          (i) To validly extend the Lease Term for the Fourth Option Period for some, but not all, Tranche A Demised Properties subject to the Lease at the date of Tenant’s delivery to Landlord of notice of exercise (a “Tranche A PE Fourth Option Period” and such option, a “Tranche A PE Fourth Option”) (i) Tenant must and shall deliver to Landlord written notice of Tenant’s election to so extend not later than twelve (12) months prior to the expiration of the Tranche A Third Option Period; (ii) Tenant’s written notice electing to extend the Tranche A Third Option Period shall list the Tranche A Demised Properties that Tenant desires be subject to such extension (the “Tranche A PE Fourth Option Extension Properties”) provided, however, that the Tranche A PE Fourth Option Extension Properties must comprise at least eighty percent (80%) of all the Tranche A Demised Properties covered by the Lease immediately preceding the Tranche A PE Fourth Option Period; and (iii) as of the date such written notice is delivered to Landlord, and as of the date the Tranche A PE Fourth Option Period is scheduled to commence, there shall be no existing Event of Default under the Lease.
To validly extend the Lease Term for the Fourth Option Period for some, but not all, Tranche B Demised Properties subject to the Lease at the date of Tenant’s delivery to Landlord of notice of exercise (a “Tranche B PE Fourth Option Period” and such option, a “Tranche B PE Fourth Option”) (i) Tenant must and shall deliver to Landlord written notice of Tenant’s election to so extend not later than twelve (12) months prior to the expiration of the Tranche B Third Option Period; (ii) Tenant’s written notice electing to extend the Tranche B Third Option Period shall list the Tranche B Demised Properties that Tenant desires be subject to such extension (the
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“Tranche B PE Fourth Option Extension Properties”) provided, however, that the Tranche B PE Fourth Option Extension Properties must comprise at least eighty percent (80%) of all the Tranche B Demised Properties covered by the Lease immediately preceding the Tranche B PE Fourth Option Period; and (iii) as of the date such written notice is delivered to Landlord, and as of the date the Tranche B PE Fourth Option Period is scheduled to commence, there shall be no existing Event of Default under the Lease.
To validly extend the Lease Term for the Fourth Option Period for some, but not all, Tranche C Demised Properties subject to the Lease at the date of Tenant’s delivery to Landlord of notice of exercise (a “Tranche C PE Fourth Option Period” and such option, a “Tranche C PE Fourth Option”) (i) Tenant must and shall deliver to Landlord written notice of Tenant’s election to so extend not later than twelve (12) months prior to the expiration of the Tranche C Third Option Period; (ii) Tenant’s written notice electing to extend the Tranche C Third Option Period shall list the Tranche C Demised Properties that Tenant desires be subject to such extension (the “Tranche C PE Fourth Option Extension Properties”) provided, however, that the Tranche C PE Fourth Option Extension Properties must comprise at least eighty percent (80%) of all the Tranche C Demised Properties covered by the Lease immediately preceding the Tranche C PE Fourth Option Period; and (iii) as of the date such written notice is delivered to Landlord, and as of the date the Tranche C PE Fourth Option Period is scheduled to commence, there shall be no existing Event of Default under the Lease.
To validly extend the Lease Term for the Fourth Option Period for some, but not all, Tranche D Demised Properties subject to the Lease at the date of Tenant’s delivery to Landlord of notice of exercise (a “Tranche D PE Fourth Option Period” and such option, a “Tranche D PE Fourth Option”) (i) Tenant must and shall deliver to Landlord written notice of Tenant’s election to so extend not later than twelve (12) months prior to the expiration of the Tranche D Third Option Period; (ii) Tenant’s written notice electing to extend the Tranche D Third Option Period shall list the Tranche D Demised Properties that Tenant desires be subject to such extension (the “Tranche D PE Fourth Option Extension Properties”) provided, however, that the Tranche D PE Fourth Option Extension Properties must comprise at least eighty percent (80%) of all the Tranche D Demised Properties covered by the Lease immediately preceding the Tranche D PE Fourth Option Period; and (iii) as of the date such written notice is delivered to Landlord, and as of the date the Tranche D PE Fourth Option Period is scheduled to commence, there shall be no existing Event of Default under the Lease.
To validly extend the Lease Term for the Fourth Option Period for some, but not all, Tranche E Demised Properties subject to the Lease at the date of Tenant’s delivery to Landlord of notice of exercise (a “Tranche E PE Fourth Option Period” and such option, a “Tranche E PE Fourth Option”) (i) Tenant must and shall deliver to Landlord written notice of Tenant’s election to so extend not later than twelve (12) months prior to the expiration of the Tranche E Third Option Period; (ii) Tenant’s written notice electing to extend the Tranche E Third Option Period shall list the Tranche E Demised Properties that Tenant desires be subject to such extension (the “Tranche E PE Fourth Option Extension Properties”) provided, however, that the Tranche E PE Fourth Option Extension Properties must comprise at least eighty percent (80%) of all the Tranche E Demised Properties covered by the Lease immediately preceding the Tranche E PE Fourth Option Period; and (iii) as of the date such written notice is delivered to Landlord, and as
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of the date the Tranche E PE Fourth Option Period is scheduled to commence, there shall be no existing Event of Default under the Lease. “PE Fourth Option Periods” shall mean collectively, the Tranche A Fourth Option Period, the Tranche B Fourth Option Period, the Tranche C Fourth Option Period, the Tranche D Fourth Option Period and the Tranche E Fourth Option Period; and “PE Fourth Option Period” shall mean each of the Tranche A Fourth Option Period, the Tranche B Fourth Option Period, the Tranche C Fourth Option Period, the Tranche D Fourth Option Period and the Tranche E Fourth Option Period.
          (j) Notwithstanding the foregoing, if Tenant has satisfied all requirements set forth in this Section to extend the applicable Lease Term for the applicable Option Period other than the requirement that there be no existing Event of Default, then so long as (i) any such existing Event of Default is regarding the physical condition of any Demised Property (other than any default under Article XXXVII hereof) (a “Physical Condition Event of Default”) and (ii) a Physical Condition Event of Default shall not exist at more than the lesser of (A) 2 Tranche A Demised Properties in the aggregate, 2 Tranche B Demised Properties in the aggregate, 2 Tranche C Demised Properties in the aggregate, 2 Tranche D Demised Properties in the aggregate and 2 Tranche E Demised Properties in the aggregate under this Lease and (B) ten percent (10%) of the Tranche A Demised Properties, ten percent (10%) of the Tranche B Demised Properties, ten percent (10%) of the Tranche C Demised Properties, ten percent (10%) of the Tranche D Demised Properties and ten percent (10%) of the Tranche E Demised Properties under this Lease, then Tenant shall be permitted to extend the Lease Term for the applicable Option Period.
          (k) Without limiting anything contained in Article XXXVI hereof, time is of the strictest essence in the performance of each provision of this Section 2.02. Either party, upon request of the other, shall execute and acknowledge, in form suitable for recording, an instrument confirming any Option Period, with Tenant paying all applicable recording costs.
[ADDITIONAL LANGUAGE FOR GROUND LEASED PROPERTIES —
          (l) Provided that Tenant delivers Landlord prompt written notice of its election to extend the term of a Prime Lease within the time periods required under such Prime Lease, Landlord will exercise any renewal options to extend the term of such Prime Lease. In the event Tenant elects not to extend the term of a Prime Lease or fails to do so within the time periods required under such Prime Lease, then Landlord shall have the right (but not the obligation) to extend the term of any Prime Lease.]
ARTICLE III
RENT
     Section 3.01 Rent. As used herein, “Rent” means Base Rent (as defined below) plus Additional Rent (as defined below). Tenant shall pay all Rent, from and after the Commencement Date and thereafter throughout the Lease Term, without offset, deduction, or abatement except as may be otherwise expressly provided herein. Notwithstanding the foregoing, any amounts due by Tenant to Landlord hereunder for which no due date is expressly
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specified herein shall be due within thirty (30) days following the delivery to Tenant by Landlord of written notice of such amounts due. Except as otherwise expressly provided herein, in the event of nonpayment by Tenant of any Rent, Landlord shall have the same rights and remedies in respect thereof regardless of whether such Rent is Base Rent or Additional Rent. All payments of Rent due to Landlord shall be paid to Landlord by electronic deposit into an account designated by Landlord (a “Landlord’s Account”).
     Section 3.02 Base Rent.
          (a) As used herein, subject to the annual increases as hereinafter provided, the “Base Rent” for the Tranche A Demised Properties for each month of the Lease Term shall be [                                         (US$                     )] (the “Tranche A Base Rent”); the “Base Rent” for the Tranche B Demised Properties for each month of the Lease Term shall be [                                         (US$                     )] (the “Tranche B Base Rent”); the “Base Rent” for the Tranche C Demised Properties for each month of the Lease Term shall be [                                         (US$                     )] (the “Tranche C Base Rent”); the “Base Rent” for the Tranche D Demised Properties for each month of the Lease Term shall be [                                         (US$                     )] (the “Tranche D Base Rent”); and the “Base Rent” for the Tranche E Demised Properties for each month of the Lease Term shall be [                                         (US$                     )] (the “Tranche E Base Rent”). The Base Rent shall collectively mean the Tranche A Base Rent, the Tranche B Base Rent, the Tranche C Base Rent, the Tranche D Base Rent and the Tranche E Base Rent and each of the Tranche A Base Rent, the Tranche B Base Rent, the Tranche C Base Rent, the Tranche D Base Rent and the Tranche E Base Rent. Tenant shall pay to Landlord Base Rent, in advance, without demand therefor, on or before the first day of each and every calendar month during the Lease Term (each a “Payment Date”) and if the Commencement Date is not the first day of a calendar month, Tenant shall pay to Landlord pro-rated Base Rent on the Commencement Date for the partial calendar month in which the Commencement Date occurs.
          (b) Subject to the terms of this Section, (i) on each Adjustment Date (as defined below) throughout the Original Lease Term, the monthly Base Rent shall increase by the Base Rent Escalation (as defined below), and such increased Base Rent shall apply for the ensuing twelve (12) month period; (ii) for each of the First Option Period (other than a PE First Option Period), the Second Option Period (other than a PE Second Option Period), the Third Option Period (other than a PE Third Option Period) and the Fourth Option Period (other than a PE Fourth Option Period), if such options are timely exercised as provided in Article II, (A) on the Adjustment Date of the first Lease Year of each of the First Option Period, the Second Option Period, the Third Option Period and the Fourth Option Period, the monthly Base Rent shall be increased to Market Rent (as defined below) and (B) on the Adjustment Date of the second, third, fourth and fifth Lease Year of each of the First Option Period, the Second Option Period, the Third Option Period and the Fourth Option Period, the monthly Base Rent shall increase by the Base Escalation, and such increased Base Rent shall apply for the ensuing twelve (12) month period; and (iii) for each of the First PE Option Period, the Second PE Option Period, the Third PE Option Period and the Fourth PE Option Period, if such options are timely exercised as provided in Article II, (A) on the Adjustment Date of the first Lease Year of each of the First PE Option Period, Second PE Option Period, the Third PE Option Period and the Fourth
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PE Option Period, the monthly Base Rent for the applicable PE Option Extension Properties (as defined below) shall be increased to Market Rent and (B) on the Adjustment Date of the second, third, fourth and fifth Lease Year of each of the First PE Option Period, the Second PE Option Period, the Third PE Option Period and the Fourth PE Option Period, the monthly Base Rent shall increase by the Base Rent Escalation, and such increased Base Rent shall apply for the ensuing twelve (12) month period. Notwithstanding anything herein to the contrary, in no event shall the increased Base Rent be less than the Base Rent described in this Subsection (b) for the prior applicable Lease Year, provided however in the case of the increased Base Rent for the first Lease Year of any PE Option Period, such increased Base Rent shall not be less than the product of (1) the Base Rent in effect for the prior Lease Year, multiplied by (2) a fraction, the numerator of which is the aggregate appraised fair market value of the applicable PE Option Extension Properties, and the denominator of which is the aggregate appraised fair market value of all the Demised Properties for the applicable Tranche (prior to the commencement of the applicable PE Option Period).
          (c) The following terms shall have the following meanings:
               (1) “Adjustment Date” shall mean each anniversary of the Commencement Date throughout the Lease Term; provided, however, if the Commencement Date is other than the first day of a calendar month, then “Adjustment Date” shall mean each anniversary of the first day of the first calendar month occurring after the Commencement Date.
               (2) “Base Index” shall mean the CPI for the Lease Year prior to the Lease Year when the applicable Base Rent Escalation calculation is being made.
               (3) “Base Rent Escalation” shall mean the Base Rent increasing by two (2) times the increases in the CPI, with the increases calculated as follows: (A) subtract one point zero (1.0) from a fraction, the numerator of which shall be the Variable Index, and the denominator of which shall be the Base Index; and (B) multiply the result obtained in clause (A) above by two (2), then (C) multiply the result obtained in clause (B) above by the Base Rent for the prior Lease Year. Notwithstanding the foregoing, in no event shall the new Base Rent adjusted by the Base Rent Escalation be less than the Base Rent for the prior Lease Year or greater than the Base Rent for the prior Lease Year increased by two percent (2%).
               (4) “CPI” shall mean the Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average for All Items (1982-84=100), published by the Bureau of Labor Statistics of the U.S. Department of Labor for the period ending 3 months prior to the applicable date. If the CPI is not published for any month during the Lease Term, Landlord, in its reasonable discretion (and reasonably acceptable to Tenant), may substitute a comparable index which reflects the purchasing power of the consumer dollar and is published by the Bureau of Labor Statistics of the U.S. Department of Labor. If such an index is not published by the Bureau of Labor Statistics, Landlord, in its reasonable discretion, shall select a comparable index published by a nationally recognized responsible financial periodical.
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               (5) “Lease Year” shall mean each twelve (12) month period beginning [                    ] and ending [                    ] during the Lease Term.
               (6) “Market Rent” shall mean the fair rental value, on a per square foot basis, of space used as a similar restaurant and located in the same market area in which the applicable Demised Properties are located under a lease term equal to the length of the renewal term for which the Market Rent is being determined, giving consideration to the creditworthiness of the Tenant and other market conditions.
                    (i) Within fifteen (15) days after the date of Landlord’s receipt of Tenant’s election to renew the Term of this Lease with respect to such Demised Properties for such Option Term (the “Renewal Notice Date”), each of Landlord and Tenant shall deliver to the other party its calculation of Market Rent. Landlord and Tenant shall negotiate in good faith to determine the Market Rent within thirty (30) days after the Renewal Notice Date. If, within thirty (30) days after the Renewal Notice Date, the parties have not agreed upon the Market Rent, Landlord and Tenant shall thereafter give notice to the other party specifying the name and address of its designated appraiser (each an “Arbitration Appointment Notice”). Such two appraisers shall, within thirty (30) days after designation by Landlord and Tenant of their respective appraiser, each make their determination of the Market Rent in writing and simultaneously shall give notice thereof to each other and to Landlord and Tenant. Such two appraisers shall have thirty (30) days after the receipt of notice of each other’s determinations to confer with each other and to attempt to reach agreement as to the determination of the Market Rent. If such appraisers shall fail to concur as to such determination within said thirty (30) day period, they shall give notice thereof to Landlord and Tenant and shall immediately designate a third appraiser. If the two appraisers shall fail to agree upon the designation of such third appraiser within five days after said thirty (30) day period, they shall jointly give notice of such failure to agree to Landlord and Tenant; and, if Landlord and Tenant fail to agree upon the selection of such third appraiser within five days after the appraisers appointed by the Landlord and Tenant give notice as aforesaid, then either party on behalf of both may apply to the American Arbitration Association or any successor thereto (“AAA”) by delivering written notice thereof to the other party. In such event, the electing party shall petition the AAA (with a copy to the other party) to so determine the third appraiser and the parties shall cooperate reasonably with each other and the AAA (including, without limitation, by responding promptly to any requests for information made by the AAA) in connection with such determination. The decision of the AAA shall be final and conclusive as to the identity of the third appraiser.
                    (ii) All appraisers shall be independent MAI real estate appraisers who shall have had at least 10 years’ experience in the business of valuation of portfolios of triple-net leased restaurants on a national basis.
                    (iii) Within thirty (30) days after the date of the third appraiser’s designation, each of the three appraisers shall decide whether the Market Rent as initially proposed by the Landlord or Tenant is closer to the actual Market Rent as determined by each such appraiser. The decision of the majority of the three appraisers
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shall be binding on Landlord and Tenant and shall have the same force and effect as a judgment made in a court of competent jurisdiction. The determination of each appraiser shall be limited to the sole issue of, and each appraiser shall neither have the right or the power to determine any issue other than, whether the Market Rent as initially proposed by Landlord or Tenant is closer to the actual Market Rent as determined by each such appraiser. Notwithstanding the foregoing, in no event shall the Market Rent be less than the Base Rent for the prior Lease Year.
                    (iv) If either Landlord or Tenant fails to appoint an appraiser within thirty (30) days after the Renewal Notice Date or fails to deliver an Appraiser Appointment Notice in accordance with the provisions above, and the other party does appoint an appraiser within such thirty (30) day period and delivers an Appraiser Appointment Notice in accordance with the provisions above, then the appraiser timely appointed by such other party shall reach a decision regarding whether the Market Rent as proposed by Landlord or Tenant pursuant to the provisions above, is closer to the actual Market Rent as determined by each such appraiser, and notify Landlord and Tenant of that decision within thirty (30) days after such appraiser’s appointment. In such event, such appraiser’s decision shall be binding on Landlord and Tenant.
                    (v) If the appraisers (or appraiser, pursuant to paragraph iv, above) determine that Tenant’s proposed Market Rent is closer to the actual Market Rent, then Landlord shall be deemed the “Losing Party” and Tenant shall be deemed the “Prevailing Party.” If the appraisers (or appraiser, pursuant to paragraph iv, above) determine that Landlord’s proposed Market Rent is closer to the actual Market Rent, then Tenant shall be deemed the “Losing Party” and Landlord shall be deemed the “Prevailing Party.” Each party shall initially pay the fees and expenses of its legal counsel, appointed appraiser, appraisals, one-half of the fees of the third appraiser, and one-half the fees of the AAA (if applicable), provided, however, that the Losing Party shall be obligated to reimburse the Prevailing Party for all costs of the arbitration paid by the Prevailing Party promptly upon the completion of the arbitration procedure set forth in this subsection (including fees and expenses of the Prevailing Party’s legal counsel, appointed appraiser, appraisals, and its one-half share of the fees of the third appraiser, and the AAA (if applicable)).
                    (vi) If for any reason the Market Rent has not been determined by the date on which it shall become effective, then, until such Market Rent has been determined in accordance herewith, the Market Rent shall be deemed to be the Base Rent for such Demised Properties applicable to the period immediately prior to the renewal period in question, and such Market Rent when determined shall be effective from the beginning of such renewal period.
               (7) “PE Option” shall mean any of the First PE Option, the Second PE Option, the Third PE Option or the Fourth PE Option.
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          (8) “PE Option Extension Properties” shall mean any of the First PE Option Extension Properties, the Second PE Option Extension Properties, the Third PE Option Extension Properties and/or the Fourth PE Option Extension Properties.
          (9) “PE Option Period” shall mean any of the First PE Option Period, the Second PE Option Period, the Third PE Option Period or the Fourth PE Option Period.
          (10) “Variable Index” shall mean the CPI for the applicable Lease Year.
          (d) Within sixty (60) days after delivery to Landlord by Tenant of a timely and valid exercise of a PE Option, Landlord shall deliver to Tenant Landlord’s proposal for Base Rent during the first year of the applicable PE Option Period. If Tenant fails to deliver to Landlord a written notice objecting to such Base Rent proposal within thirty (30) days after the notice containing same is delivered to Tenant, or if Tenant delivers to Landlord such written notice objecting to Landlord’s Base Rent proposal within such thirty (30) day period, then Landlord shall obtain, within ninety (90) days after delivery of such notice to Landlord from Tenant, MAI replacement fair market value appraisals of the Demised Properties for the applicable Tranche in accordance with the appraisal arbitration procedure set forth in Section 3.02(c)(6). Tenant shall pay all costs of the appraisals obtained by Landlord pursuant to this subsection (d). During any PE Option Period, on each anniversary of the first day of such PE Option Period, the monthly Base Rent shall increase by the Base Rent Escalation, and such increased Base Rent shall apply for the ensuing twelve (12) month period.
     Section 3.03 Additional Rent.
          (a) As used herein, “Additional Rent” means any and all fees, expenses, taxes and charges of every kind and nature arising in connection with or relating to the Demised Properties (other than Base Rent), including without limitation (i) any and all taxes (including, without limitation, Real Estate Taxes (as defined below)), fees, utility service charges, insurance premiums, and other costs, and any amounts owed by Tenant under any indemnity to Landlord hereunder, including, without limitation under Article X and Article XXXVII; (ii) all fees and penalties that may accrue on any amounts due from Tenant hereunder if Tenant fails to pay such amounts in a timely manner; (iii) all other damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and other legal and court costs) which Landlord may suffer or incur in enforcing this Lease (whether or not any formal action is brought by Landlord against Tenant) or in otherwise taking actions permitted under this Lease following a Default by Tenant (including, without limitation, making Repairs and fulfilling other obligations of Tenant as provided in Section 7.01, and purchasing insurance required to be maintained by Tenant under the Lease, as provided in Section 11.07); (iv) any and all other sums which may become due, or costs and expenses that may be incurred by Landlord, by reason of any Default or Event of Default under this Lease; and (v) any and all costs of maintaining, repairing and restoring the Demised Properties. In addition, “Additional Rent” shall include any rent or other income received by Tenant from any subtenant of any Demised Property to the extent applicable to periods after the expiration or termination of this Lease as to such Demised Property.
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          (b) Without limiting anything contained in subsection 3.03(a), Tenant shall pay, as Additional Rent all “Real Estate Taxes” (as hereinafter defined). As used herein, the term “Real Estate Taxes” means all taxes and general and special assessments and other impositions in lieu thereof, as a supplement thereto and any other tax which is measured by the value of land and assessed on a uniform basis against the owners of land, including any substitution in whole or in part therefor due to a future change in the method of taxation, in each case assessed against, or allocable or attributable to, the Demised Properties and accruing during or prior to the Lease Term. Nothing contained in this Lease, however, shall require Tenant to pay any estate, inheritance, corporate, franchise, income or similar taxes of Landlord, nor shall any of same be deemed Real Estate Taxes, unless same shall be specifically imposed in substitution for, or in lieu of, Real Estate Taxes. In addition, Tenant shall not be required to pay any tax imposed (except as otherwise required under Article XXV) with respect to the sale, exchange, mortgage, encumbrance, or other disposition by Landlord, in whole or in part, of any of the Demised Properties or Landlord’s interest in the Lease (provided, however, that the foregoing shall not limit Tenant’s obligation to pay any increase in Real Estate Taxes resulting from any such sale, exchange, mortgage, encumbrance, or other disposition by Landlord). If by law, any general or special assessment or like charge may be paid in installments without any penalty whatsoever, then such assessment may be paid in such installments and Tenant shall only be liable for the portion thereof that is allocable or attributable to the Lease Term or any portion thereof. If such assessment or charge may be payable in installments with interest, Tenant may pay such assessment or charge in installments, provided that if such installments extend beyond the Lease Term, Landlord shall have the option to repay all remaining installments coming due following the Lease Term without interest.
          (c) Tenant shall pay all Real Estate Taxes directly to the collecting authority no less than thirty (30) days prior to the delinquency date thereof and shall provide Landlord not less than ten (10) business days prior to such delinquency date a copy of the paid receipt for each installment of Real Estate Taxes so paid. Notwithstanding the foregoing, upon the occurrence of both of the following events, in lieu of payment directly to the applicable collecting authority, Tenant shall pay to Landlord an amount, when added to the monthly payments due under this subsection 3.03(c), shall be sufficient to pay the Real Estate Taxes next coming due (collectively, the “Real Estate Taxes Pass-Throughs) on the Payment Date immediately following both of the following events: (A) delivery to Tenant of a written request therefor from Landlord, and (B) the existence of any default or breach of this subsection 3.03(c) by Tenant, or any Event of Default under any provision in this Lease (the foregoing clause (B) may be hereinafter referred to as a “Real Estate Taxes Pass-Throughs Trigger”). On every Payment Date thereafter, Tenant shall pay to Landlord one-twelfth of the amount of the Real Estate Taxes that Landlord reasonably estimates will be payable during the next ensuing twelve (12) months. Funds in the Real Estate Taxes Pass-Throughs shall be used for payment of the Real Estate Taxes next coming due. Following the imposition of a Real Estate Tax Reserve, in the event Tenant completes a twelve (12) month consecutive period without the occurrence of a Real Estate Taxes Pass-Throughs Trigger, then following written request by Tenant, Landlord shall disburse any funds in the Real Estate Taxes Pass-Throughs Trigger to Tenant and Tenant shall no longer be obligated to make the monthly payments of the Real Estate Taxes to Landlord in lieu of the applicable collecting authority until the occurrence of another Real Estate Taxes Pass-Through Trigger. If Tenant fails
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to pay the appropriate party (Landlord or the collecting authority, as provided herein) all Real Estate Taxes when due hereunder, then Tenant shall, without limiting any other remedies available to Landlord, reimburse Landlord for any and all penalties or interest, or portion thereof, incurred by Landlord as a result of such nonpayment or late payment by Tenant.
          (d) Tenant shall have the right to undertake an action or proceeding against the applicable collecting authority seeking an abatement of Real Estate Taxes or a reduction in the valuation of the Demised Properties and/or contest the applicability of any Real Estate Taxes; provided, however, that Tenant has paid timely (and continues to pay timely) all Real Estate Taxes as provided in this Lease to the extent required by applicable law. Landlord may deliver to Tenant written requests from time to time, not more than once in any thirty (30) day period, for information regarding any such action or proceeding by Tenant. Tenant shall respond in good faith with all information reasonably requested by Landlord within 5 days after receipt of Landlord’s written request. In any instance where any such permitted action or proceeding is being undertaken by Tenant, Landlord shall cooperate reasonably with Tenant, at no cost or expense to Landlord, and execute any and all documents approved by Landlord and reasonably required in connection therewith. Tenant shall be entitled to any refund (after the deduction therefrom of all expenses incurred by Landlord in connection therewith) of any Real Estate Taxes (including, without limitation, penalties or interest thereon) received by Tenant or Landlord, whether or not such refund was a result of actions or proceedings instituted by Tenant.
          (e) Without limiting anything contained in subsection 3.03(a), Tenant shall be solely responsible for, and shall pay directly to the applicable service providers, the cost of all utility services provided to the Demised Properties throughout the Lease Term.
          (f) Without limiting any of Tenant’s other obligations set forth in this Article, Tenant shall pay to Landlord, with each payment due to Landlord hereunder (and as a part of Rent due hereunder), all sales and excise tax on rental income and all other similar taxes imposed upon Landlord with respect to rental or other payments in the nature of a gross receipts tax, sales tax, privilege tax or the like, whether imposed by a federal, state or local taxing authority, which when added to such payment shall yield to Landlord after deduction of all such tax payable by Landlord with respect to all such payments a net amount which Landlord would have realized from such payment had no such tax been imposed.
[ADDITIONAL LANGUAGE FOR GROUND LEASE PROPERTIES —
          (g) Without limiting anything contained in subsection 3.03(a), Tenant shall pay, as Additional Rent all Prime Lease Rent (hereinafter defined). Tenant shall be responsible for directly paying to the applicable Prime Landlord, during the Lease Term, the Prime Lease Rent, and shall indemnify Landlord from any liability, cost or expense incurred in connection with the Prime Lease. Landlord shall indemnify Tenant for any actual cost or expense incurred by Tenant (including any lost income for the applicable Demised Property but excluding any consequential or punitive damages) as a result of any breach by Landlord under the Prime Lease provided that such breach was not caused by Tenant or any breach under the Lease by Tenant. Tenant shall promptly send to Landlord any notices that Tenant receives from any Prime Landlord. The termination or expiration of a Prime Lease shall not result in any diminution of
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Base Rent due hereunder or any other modification of this Lease. “Prime Lease Rent” shall mean, for all of the Demised Properties, collectively (i) all Prime Lease Base Rent and (ii) all Prime Lease Additional Rent. The term Prime Lease Rent may individually refer only to the amounts required to be paid under a specific Prime Lease if the context so indicates; “Prime Lease Additional Rent” shall mean, for all of the Demised Properties, collectively any monetary obligation of Landlord under any Prime Lease (including any percentage rent obligations thereunder), other than the Prime Lease Base Rent, but including any indemnity obligations of the “tenant” thereunder. The term Prime Lease Additional Rent may individually refer only to the amounts required to be paid under a specific Prime Lease if the context so indicates; and “Prime Lease Base Rent” shall mean, for all of the Demised Properties, collectively any monthly scheduled “base rent” or “fixed rent” payments required to be paid under the terms of all of the Prime Leases. The term Prime Lease Base Rent may individually refer only to the amounts required to be paid under a specific Prime Lease if the context so indicates.]
ARTICLE IV
USE
     Section 4.01 Tenant may use the Demised Properties to operate a RYAN’S STEAKHOUSE restaurant, FIRE MOUNTAIN STEAKHOUSE restaurant, OLD COUNTRY BUFFET restaurant, HOMETOWN BUFFET restaurant, COUNTRY BUFFET restaurant, JJ NORTH restaurant, or another brand reasonably acceptable to Landlord, including without limitation, a brand newly acquired or created by Tenant under which at least 50 separate locations utilize as their principal identification (each a “Permitted Restaurant Brand” and collectively, the “Permitted Restaurant Brands”), and for no other purpose without the prior written consent of Landlord, which approval may be granted or withheld in the commercially reasonable discretion of Landlord and shall not be unreasonably conditioned or delayed. Notwithstanding any other provision of this Article, Tenant shall not use, or suffer or permit any person or entity to use, the Demised Properties or any portion thereof for any purpose in violation of any applicable law, ordinance or regulation applicable to the Demised Properties or in violation of any covenants or restrictions of record [ADDITIONAL LANGUAGE FOR GROUND LEASE MASTER LEASES—or in violation of the Prime Lease]. From the Commencement Date and thereafter throughout the Lease Term, Tenant shall conduct its business in a commercially reasonable and reputable manner with respect to each of the Demised Properties and in compliance with the operations covenant contained in Section 4.02 and otherwise in compliance with the terms and provisions of this Lease. The character of the occupancy of the Demised Properties is an additional consideration and a material inducement for the granting of this Lease by Landlord to Tenant.
     Section 4.02 (a) Except as hereinafter provided, and subject to applicable governmental laws and ordinances, Tenant shall open and operate a Permitted Restaurant Brand at each of the Demised Properties during all hours and days that are customary for similarly situated sites of the applicable Permitted Restaurant Brand. This covenant of continuous operation is an additional consideration and a material inducement for Landlord to enter into this Lease. Notwithstanding the foregoing, after eighteen (18) months following the Commencement Date, and subject to compliance with applicable legal requirements and the requirements
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contained in the Diligence Matters (as herein defined), Tenant may cease operations at up to 10% of the Demised Properties under the Lease (including all Demised Properties subleased or transferred by Landlord in accordance with Section 39.01) (each a “Dark Property”) provided that (i) such ceasing of operations does not trigger a right of any third party to purchase any Demised Property (or any portion thereof) [FOR GROUND LEASED PROPERTIES- or violate any Prime Lease] and (ii) Tenant shall commence actively marketing a sublease for the Dark Property (including, without limitation listing with a local broker that specializes in restaurant properties) within the first twelve (12) months after Tenant has ceased operations at such Dark Property, and thereafter shall diligently continue to actively market a sublease for such Dark Property. Tenant shall provide Landlord written evidence reasonably satisfactory to Landlord demonstrating Tenant’s marketing efforts, including, without limitation, a copy of the listing agreement Tenant entered into with a local broker to market such Dark Property. If Tenant fails to commence and thereafter diligently continue to market such Dark Property within such twelve (12) month period, the Landlord shall have the right (but not the obligation) to actively market a sublease for such Dark Property.
          (b) If Tenant has failed to sublet such Dark Property (pursuant to a sublease in compliance with Article XXV of this Lease) within eighteen (18) months after Tenant has ceased operations at such Dark Property, Landlord shall have the right to terminate the Lease with respect to such Dark Property. Any sale of any such Dark Property and any reletting of any such Dark Property shall be in Landlord’s sole and absolute discretion. Upon any such termination by Landlord, the Base Rent shall be reduced by an amount equal to (i) the product of (A) fifty percent (50%) of the Net Proceeds Sales Amount (as defined below) received by Landlord following any sale of such Dark Property multiplied by (B) 0.667 percent (0.667%) (such product, the “Dark Property Rent Reduction”), provided, however, that in no event shall the Dark Property Rent Reduction exceed Tenant’s allocated base rent of such Demised Property as set forth on Tenant’s books and records; or (ii) fifty percent (50%) of the Monthly Net Proceeds Lease Amount (as defined below) received by Landlord following the reletting of such Dark Property. Tenant shall have no right to discontinue operations at any time during which an Event of Default is continuing. As used herein, “Net Proceeds Sales Amount” shall mean the sales price for the applicable Dark Property less all reasonable and customary expenses of Landlord in connection with the sale of such Dark Property in such location and “Monthly Net Proceeds Lease Amount” shall mean the monthly lease payment for the applicable Dark Property less all expenses of Landlord in connection with the lease of such Dark Property.
     Section 4.03 Without limiting any other provision of this Lease, all obligations of Tenant under this Article IV shall apply also to any subtenant of any of the Demised Properties.
ARTICLE V
ACCEPTANCE OF DEMISED PROPERTIES
          Tenant acknowledges that it has had access to the Demised Properties prior to execution of this Lease and has had the opportunity to perform all tests, studies, inspections and investigations (including, without limitation, any investigations regarding zoning and use issues regarding all Demised Properties) that it desires, and that Tenant is accepting each Demised
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Property in its AS IS condition existing on the date Tenant executes this Lease. Tenant hereby accepts each Demised Property in its condition as of the date of possession hereunder, subject to all applicable zoning, municipal, county, and state laws, ordinances, and regulations, including private easements and restrictions, governing and regulating the use of the Demised Properties, whether or not of record (collectively, the “Diligence Matters”), and accepts this Lease subject thereto and to all matters disclosed hereby. Tenant acknowledges that neither Landlord nor any of Landlord’s Affiliates (as defined below) have made any representation or warranty as to the suitability of any Demised Property for the conduct of the Tenant’s business and that Tenant is entering into this Lease solely on the basis of its own investigations and familiarity with the Demised Properties and not on the basis of any representation, warranty, covenant, agreement, undertaking, promise, statement, arrangement or understanding by, on behalf of, or with, Landlord, except as expressly set forth in this Lease.
ARTICLE VI
ALTERATIONS
          Subject to the provisions of this Article VI, Tenant shall have no right to make changes, alterations or additions (collectively, “Alterations”) to the Buildings on any single Real Property which involve structural changes or which cost in the aggregate in excess of Four Hundred Thousand Dollars (US$400,000.00) per Demised Property, which amount shall be adjusted annually in proportion to increases in the CPI, in each case without prior written consent of Landlord, which Landlord agrees it will not unreasonably withhold, condition or delay; provided, however, in no event shall any Alterations be made which, after completion, would: (i) reduce the value of the Buildings as they existed prior to the time that said Alterations are made; or (ii) adversely affect the structural integrity of the Buildings. Notwithstanding the foregoing, Tenant shall be permitted to implement the structural (hoods, vents) and nonstructural Alterations required to implement ongoing conversion to the grill program already instituted in many OLD COUNTRY BUFFET, HOMETOWN BUFFET or RYAN’S STEAKHOUSE restaurants provided such Alterations do not adversely affect the structural integrity of the Buildings. Any and all Alterations made by Tenant shall be at Tenant’s sole cost and expense. Prior to the commencement of construction, including Alterations which cost less than US$400,000.00 per Demised Property, which amount shall be adjusted annually in proportion to increases in the CPI (but excluding non-structural Alterations costing less US$250,000.00 (which amount shall be adjusted annually in proportion to increases in the CPI) in the aggregate per Demised Property, minor maintenance or repair projects and cosmetic refresh projects involving only painting, carpeting, floor covering and installation of moveable replacement Restaurant Equipment (collectively, a “Minor Project”)), Tenant shall deliver promptly to Landlord detailed cost estimates for any such proposed Alterations, as well as all drawings, plans and other information regarding such Alterations (such estimates, drawings, plans and other information are collectively referred to herein as the “Alteration Information”). Landlord’s review and/or approval (if required) of any Alteration Information shall in no event constitute any representation or warranty of Landlord regarding (x) the compliance of any Alteration Information with any governmental or legal requirements, (y) the presence or absence of any defects in any Alteration Information, or (z) the safety or quality of any of the Alterations constructed in accordance with any plans or other Alteration Information. Landlord’s review
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and/or approval of any of the Alteration Information shall not preclude recovery by Landlord against Tenant based upon the Alterations, the Alteration Information, or any defects therein. In making any and all Alterations, Tenant also shall comply with all of the following conditions:
          (a) No Alterations shall be undertaken until Tenant shall have (i) procured and paid for, so far as the same may be required, all necessary permits and authorizations of all governmental authorities having jurisdiction over such Alterations, and (ii) except for Minor Projects, delivered to Landlord at least fifteen (15) days prior to commencing any such Alterations written evidence acceptable to Landlord, in its commercially reasonable discretion, of all such permits and authorizations. Landlord shall, to the extent necessary (but at no cost, expense, or risk of loss to Landlord), join in the application for such permits or authorizations whenever necessary, promptly upon written request of Tenant.
          (b) Any and all structural Alterations of the Building shall be performed under the supervision of an architect and/or structural engineer.
          (c) Except for Minor Projects, Tenant shall notify Landlord at least fifteen (15) days prior to commencing any Alterations so as to permit, and Tenant shall permit, Landlord access to the relevant Demised Property(ies) in order to post and keep posted thereon such notice(s) as may be provided or required by applicable law to disclaim responsibility for any construction on the relevant Demised Property(ies). Landlord may deliver to Tenant written requests from time to time, not more than once in any thirty (30) day period, for information regarding any Alterations that that Tenant has then undertaken. Tenant shall respond in good faith with all information reasonably requested by Landlord within 5 days after receipt of Landlord’s written request.
          (d) Any and all Alterations shall be conducted and completed in a commercially reasonable time period (subject to the terms of Article XVII), in a good and workmanlike manner, and in compliance with all applicable laws, municipal ordinances, building codes and permits, and requirements of all governmental authorities having jurisdiction over the relevant Demised Property(ies), and of the local Board of Fire Underwriters, if any; and, upon completion of any and all Alterations, Tenant shall obtain and deliver to Landlord a copy of the amended certificate of occupancy for the relevant Demised Property(ies), if required under applicable law or by governmental authority. To the extent reasonably practicable, any and all Alterations shall be made and conducted so as not to disrupt Tenant’s business.
          (e) The cost of any and all Alterations shall be promptly paid by Tenant so that the Demised Properties at all times shall be free of any and all liens for labor and/or materials supplied for any Alterations subject to the next succeeding sentence. In the event any such lien shall be filed, Tenant shall, within ten (10) days after receipt of notice of such lien, deliver written notice to Landlord thereof, and Tenant shall, within thirty (30) days after receipt of notice of such lien, discharge the same by bond, title indemnity or payment of the amount due the lien claimant. However, Tenant may in good faith contest such lien provided that within such thirty (30) day period Tenant provides Landlord with a surety bond, title indemnity or other form of security reasonably acceptable to Landlord, protecting against said lien. Tenant shall provide Landlord promptly with evidence satisfactory to Landlord that all contractors,
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subcontractors or materialmen have been paid in full with respect to such Alterations and that their lien rights have been waived or released. In the event Tenant fails to either discharge such lien or protect against such lien in accordance with the foregoing, then Landlord shall have the option (but not the obligation) to pay such lien or post a bond to protect against such lien and pass through such costs to Tenant as Additional Rent.
ARTICLE VII
REPAIRS AND MAINTENANCE
          Except as otherwise provided in this Article, Tenant, at its sole cost and expense, shall maintain each of the Demised Properties and each part thereof, structural and non-structural, in good order and condition, ordinary wear and tear and damage by casualty and condemnation excepted (such obligations shall include, without limitation, the obligation to maintain all areas outside of the Buildings (including all sidewalks, driveways, landscaping, trash enclosures, and trash compacting and loading areas on the Demised Properties), in a neat and clean condition, and ensuring that debris from the operation of each restaurant on the Demised Properties are cleaned on a regular basis) and, subject to the terms and conditions of Article VI, shall make any necessary Repairs thereto, interior and exterior, whether extraordinary, foreseen or unforeseen but subject to the casualty and condemnation provisions of this Lease. Tenant and Landlord shall each pay one-half of the cost and expense of any Repairs requested by Landlord which are performed during the last year of the Lease Term. When used in this Article VII, the term “Repairs” shall include all such replacements, renewals, alterations, additions and betterments necessary for Tenant to properly maintain each Demised Property in good order and condition and in compliance with all applicable laws. The adequacy of any and all Repairs to the Demised Properties required or conducted pursuant to this Article VII shall be measured by and meet, at a minimum, all of the following standards: (1) at least equal in quality of material and workmanship to the condition of the relevant Demised Property(ies) prior to the need for such Repairs; (2) avoidance of any and all structural damage or injury to the Building or persons therein; (3) any and all maintenance, service, operation and repair standards and requirements promulgated by Tenant for its (or its subsidiaries’ or affiliates’) restaurants; and (4) any and all repairs, replacements or upgrades necessary to ensure compliance with the rules and regulations of all governmental agencies having jurisdiction over the relevant Demised Property(ies), including all Environmental Laws (as defined below) and shall conform to the requirements of any covenants, conditions, restrictions or other permitted encumbrances which are of record. Landlord shall have no duty whatsoever to maintain, replace, upgrade, or repair any portion of the Demised Properties, and Tenant hereby expressly waives the right to make repairs at the expense of Landlord, which right may be provided for in any law now or hereinafter in effect. If Tenant fails or neglects to commence and diligently proceed with all necessary Repairs or fulfill its other obligations as set forth above (for the purposes hereof, application by Tenant for a building permit (if necessary under applicable law to commence the applicable Repair) shall be deemed to constitute the commencement of a Repair under this Article) within twenty (20) days after receipt of written notice of the need therefor describing the applicable Repair or other obligation (a “Repair Notice”) (except in emergency situations involving risk of further damage to the Demised Properties or injury to persons, in which case no such grace period shall be applicable and Tenant shall be obligated to commence immediately all
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necessary Repairs and diligently proceed to complete same), then Landlord or its agents may enter the Demised Properties for the purpose of making such Repairs or fulfilling those obligations (with Landlord making commercially reasonable efforts not to unreasonably interfere with Tenant’s business operations). All commercially reasonable out of pocket costs and expenses incurred as a consequence of such Landlord’s action shall be paid by Tenant to Landlord within twenty (20) days after Landlord delivers to Tenant copies of invoices for such Repairs or other obligations. These invoices shall be prima facie evidence of the payment of the charges to be paid by Tenant.
ARTICLE VIII
COMPLIANCE WITH LAW
          Tenant shall, throughout the Lease Term, at its sole cost and expense, comply with all laws and regulations of federal, state, municipal and local governments, departments, commissions and boards pursuant to law, or directives or orders issued pursuant thereto, including without limitation all Environmental Laws and the Americans With Disabilities Act, with respect to, regarding, or pertaining to the Demised Properties, in each case whether now existing or hereafter enacted. [ADDITIONAL LANGUAGE FOR GROUND LEASE MASTER LEASES— In addition, Tenant shall throughout the Lease Term, at its sole cost and expense, comply with the Prime Leases and all applicable laws and regulations of federal, state, municipal and local governments, departments, commissions and boards pursuant to law, or directives or orders issued pursuant to the Prime Leases.]
ARTICLE IX
QUIET ENJOYMENT SUBJECT TO DILIGENCE MATTERS
          From and after the Commencement Date until the expiration or termination of the Lease Term, and provided no Event of Default has occurred and is continuing, Tenant shall have quiet enjoyment of the Demised Properties, subject however, to all Diligence Matters, which shall have priority over the interest of Tenant in the Lease and its leasehold interest in the Demised Properties.
ARTICLE X
DISCLAIMER AND INDEMNITY
     Section 10.01 As used in this Lease, (x) “Landlord Parties” means, collectively, Landlord, Landlord’s Affiliates, Landlord’s Lenders and any Fee Mortgagee; (y) “Landlord’s Affiliates” means Landlord’s members, partners, officers, directors, shareholders, employees, or any person or entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with Landlord, including without limitation, Fortress Investment Group, LLC, a Delaware limited liability company; Fortress Credit Opportunities Fund I LP, a Delaware limited partnership; Fortress Credit Corp., a Delaware corporation; Drawbridge Special Opportunities Fund LP, a Delaware limited partnership; Fortress Realty
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Investments LLC, a Delaware limited liability company, Fortress Realty Management, a Delaware limited liability company; FIGRYAN Holdings LLC, a Delaware limited liability company (for purposes of this definition, the term “control,” “controlled by” or “under common control with” means the power, direct or indirect, to direct or cause the direction of the management and policies of Landlord, whether through the ownership of voting stock, by contract, as trustee or executor, or otherwise); and (z) “Landlord’s Lenders” means any persons or entities providing financing or refinancing to Landlord which is secured by a mortgage against any Demised Property or any secured mezzanine lender in the capital structure of any direct or indirect owner in Landlord. To the extent not prohibited by law, none of the Landlord Parties shall be liable, under any circumstances, for any loss, injury, death or damage to person or property (including but not limited to the business or any loss of income or profit therefrom) of Tenant, Tenant’s members, officers, directors, shareholders, agents, employees, contractors, customers, invitees, or any other person in or about the Demised Properties, whether the same are caused by (a) fire, explosion, falling plaster, steam, dampness, electricity, gas, water, rain; or (b) breakage, leakage or other defects of sprinklers, wires, appliances, plumbing fixtures, water or gas pipes, roof, air conditioning, lighting fixtures, street improvements, or subsurface improvements; or (c) theft, acts of God, acts of the public enemy, riot, strike, insurrection, civil unrest, war, court order, requisition or order of governmental body or authority; or (d) any act or omission of any other occupant of the Demised Properties; or (e) operations in construction of any private, public or quasi-public work; or (f) any other cause, including damage or injury which arises from the condition of the Demised Properties, from occupants of adjacent property, from the public, or from any other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same are inaccessible to Tenant, or which may arise through repair, alteration or maintenance of any part of the Demised Properties or failure to make any such repair, from any condition or defect in, on or about the Demised Properties including any “Environmental Conditions” (as defined in Article XXXVII) or the presence of any mold or any “Hazardous Materials” (as defined in Article XXXVII) (other than known environmental problems specifically identified in the environmental site reports described on Schedule 2 (the “Environmental Reports”)), or from any other condition or cause whatsoever; provided, however, that the foregoing release set forth in this Section 10.01 shall not be applicable to any claim against a Landlord Party to the extent, and only to the extent, that such claim is attributable to the gross negligence or willful misconduct of such Landlord Party, as determined by a final nonappealable judgment (or by a judgment which such Landlord Party elects not to appeal) by a court of competent jurisdiction.
     Section 10.02 In addition to any and all other obligations of Tenant under this Lease (including without limitation under any indemnity or similar provision set forth herein), to the extent permitted by law, Tenant hereby fully and forever releases, discharges, acquits, indemnifies, protects, and agrees to defend (with counsel selected by Tenant and approved by Landlord (or Landlord’s Lenders), such approval not to be unreasonably withheld, delayed or conditioned) and hold all Landlord Parties wholly free and harmless of, from and against any and all losses, claims, demands, actions, causes of action, settlements, obligations, duties, indebtedness, debts, controversies, remedies, choses in action, liabilities, costs, penalties, fines, damages, injury, judgments, forfeiture, or expenses (including without limitation reasonable attorneys’, consultant, testing and investigation and expert fees and court costs), whether known
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or unknown, whether liquidated or unliquidated: (a) arising out of or in any way related to or resulting directly or indirectly from: (i) the use, occupancy or activities of Tenant, its subtenants, agents, employees, contractors or invitees in or about the Demised Properties; (ii) any failure on the part of Tenant to comply with any applicable law, code or regulation, including without limitation all Environmental Laws; (iii) any Default or Event of Default under this Lease or any breach or default by Tenant under any other Transaction Document (as defined below) (including without limitation as a result of any termination by Landlord, following an Event of Default, of any sublease, license, concession, or other consensual arrangement for possession entered into by Tenant and affecting any of the Demised Properties pursuant to Section 16.07); (iv) any other loss, injury or damage described in Section 10.01 above; (v) in connection with mold at any Demised Property (other than known mold problems specifically identified in the Environmental Reports); (vi) work or labor performed, materials or supplies furnished to or at the request of Tenant or in connection with obligations incurred by or performance of any work done for the account of Tenant in, on or about the Demised Properties; and (b) whether heretofore now existing or hereafter arising out of or in any way related to or resulting directly or indirectly from the presence or “Release” (as defined in Article XXXVII) at, on, under, to or from the Demised Properties of Hazardous Materials (other than known environmental problems specifically identified in the Environmental Reports). All of the personal or any other property of Tenant kept or stored at, on or about the Demised Properties shall be kept or stored at the sole risk of Tenant. Without limiting the foregoing, Tenant shall pay on demand all fees and costs of Landlord (including, without limitation, attorneys’ fees and costs) in connection with any enforcement by Landlord of the terms of this Lease and any amendment to this Lease requested by Tenant. Notwithstanding the foregoing, the indemnity set forth in this Section 10.02 shall not be applicable to any claim against any Landlord Party to the extent, and only to the extent, such claim is attributable to the gross negligence or willful misconduct of such Landlord Party, as determined by a final nonappealable judgment (or by a judgment which such Landlord Party elects not to appeal) by a court of competent jurisdiction. As used herein, “Transactional Documents” means, collectively, this Lease, the Purchase and Sale Agreement and Escrow Instructions between Landlord and Tenant, the Guaranty, the Deeds executed by Tenant in favor of Landlord relating to the Demised Properties and the Estoppel Certificates executed by Tenant in favor of Landlord relating to the Demised Properties, each of which are dated of even date herewith, and any other agreements entered into by and between Landlord and Tenant regarding any of the foregoing or the Demised Properties.
     Section 10.03 Landlord and Tenant each (a) represent to the other party that such representing party has dealt with no broker or brokers in connection with the negotiation, execution and delivery of this Lease and (b) agrees to indemnify, defend, protect (with counsel selected by the other party) and holds such other party wholly free and harmless of, from and against any and all claims or demands for any and all brokerage commissions and/or finder’s fees due or alleged to be due as a result of any agreement or purported agreement made by such indemnifying party.
     Section 10.04 The provisions of this Article X shall survive the expiration or sooner termination of this Lease. Tenant hereby waives the provisions of any applicable laws restricting the release of claims, or extent of release of claims, which Tenant does not know or suspect to exist at the time of release, which, if known, would have materially affected Tenant’s decision to
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agree to this release. In this regard, Tenant hereby agrees, represents, and warrants to Landlord that Tenant realizes and acknowledges that factual matters now unknown to Tenant may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Tenant further agrees, represents and warrants that the release provided hereunder has been negotiated and agreed upon in light of that realization and that Tenant nevertheless hereby intends to release, discharge and acquit the parties set forth herein above from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to this Lease, the Demised Properties and all dealings in connection therewith.
ARTICLE XI
INSURANCE
     Section 11.01 INTENTIONALLY DELETED.
     Section 11.02 As of the Commencement Date and throughout the Lease Term, Tenant shall maintain, with financially sound and reputable insurers (as further described in Section 11.03), public liability and other types of insurance with respect to its business and each Real Property (including all Buildings now existing or hereafter erected thereon) against all losses, hazards, casualties, liabilities and contingencies as customarily carried or maintained by persons of established reputation engaged in similar businesses. Without limitation of the foregoing, Tenant shall maintain or cause to be maintained policies of insurance with respect to each Real Property in the following amounts and covering the following risks:
          (a) Commercial property coverage for one hundred percent (100%) insurable guaranteed 100% replacement value with no co-insurance penalty (A) “Special Form Causes of Loss” coverage (as such term is used in the insurance industry), at least as broad as ISO Special Form Causes of Loss, CP1030, including coverage for glass breakage, vandalism and malicious mischief, with any deductible (other than related to the property insurance requirement pursuant to Sections 11.02(d) and 11.02(f) below) in excess of One Hundred Thousand Dollars (US$100,000) to be approved by Landlord and, (B) “Ordinance and Law Coverage” with limits of not less than the building value for Coverage A (loss to the undamaged portion of the Buildings), limits of not less than fifteen percent (15%) of the building value of the Buildings for Coverage B (Demolition Cost Coverage), and limits not less than fifteen percent (15%) of the value of the Buildings for Coverage C (Increased Cost of Construction Coverage).
          (b) Commercial General Liability insurance including Product Liability and Liquor Liability (if alcohol is served) covering each Demised Property at least as broad as the most commonly available ISO Commercial General Liability policy form CG0001 (occurrence basis) covering bodily injury, property damage and personal and advertising injury, for the joint benefit of and insuring Tenant and Landlord as set forth below, with limits not less than One Million Dollars (US$1,000,000) per occurrence, with a general aggregate of not less than One Million Dollars (US$1,000,000), with any deductible or self-insured retention in excess of Five Hundred Thousand Dollars (US$500,000) to be approved by Landlord, and a “following form”
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Umbrella Liability policy or Excess Liability policy to include Product Liability and Liquor Liability (if alcohol is served), in an amount such that the total coverage under both the aforesaid Commercial General Liability policy and the Umbrella Liability policy or Excess Liability policy is not less than Five Million Dollars (US$5,000,000) per occurrence.
          (c) Worker’s compensation insurance covering all persons employed by Tenant at each Demised Property in connection with any work done on or about any of the Demised Property for which claims for death or bodily injury could be asserted against Landlord, Tenant or any of the Demised Property.
          (d) In the event a Demised Property is located in an area identified by the National Flood Insurance Program as an area having “special flood hazards” (zones beginning with “A” or “V”) Tenant shall maintain throughout the term of this Lease and any extension thereof, flood insurance for the full replacement value of such Demised Property, with any deductible in excess of the greater of (i) Two Hundred Fifty Thousand Dollars (US$250,000.00) or five percent (5%) of property value to be approved by Landlord.
          (e) Insurance against loss or damage from explosion of any steam or pressure boilers or similar apparatus located in or about the Buildings with limits of not less than Ten Million Dollars (US$10,000,000) for consequential damages, covering the Buildings and Fixtures (excluding footings and foundations and other parts of the Buildings which are not insurable), with any deductible in excess of One Hundred Thousand Dollars (US$100,000) to be approved by Landlord.
          (f) In the event any Demised Property is located in a major earthquake damage area and earthquake insurance is available, Tenant shall maintain throughout the Term applicable to such Demised Property earthquake insurance for the full replacement value of the Demised Property, with any deductible in excess of the greater of (i) Two Hundred Fifty Thousand Dollars (US$250,000) or (ii) five percent (5%) of property value to be approved by Landlord.
          (g) Such additional and/or other insurance with respect to the Buildings located on the applicable Demised Property and in such amounts as at the time is customarily carried by prudent owners or tenants with respect to improvements and equipment similar in character, location and use and occupancy to the Buildings located on each of the Demised Property.
          (h) [IF GROUND LEASE PROPERTIES- All insurance policies, endorsements and coverage’s required for each of the Demised Properties under the terms of the applicable Prime Lease.]
     Section 11.03 Each carrier providing any insurance, or portion thereof, required by this Article shall have the legal right to conduct its business in the jurisdiction in which the applicable Real Property is located, and shall have a claims paying ability rating by S&P of not less than “A-” and an A.M. Best Company, Inc. rating of not less than A and financial size category of not less than X. Tenant shall cause all insurance that it is required to maintain
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hereunder to contain a mortgagee clause and loss payee clause in favor of Landlord’s Lender in accordance with this Section to be payable to Landlord’s Lender as a mortgagee and not as a co-insured, as its interest may appear.
     Section 11.04 All insurance policies required to be maintained by Tenant hereunder and renewals thereof (a) shall be in a form reasonably acceptable to Landlord, (b) shall provide for a term of not less than one year, (c) if the same are insurance policies covering any property (i) shall include a standard non-contributory mortgagee endorsement or its equivalent in favor of and in form acceptable to Landlord’s Lender, (ii) shall contain an agreed value clause updated periodically and (iii) shall designate Landlord’s Lender as “mortgagee and loss payee” as their interest may appear. In addition, all property insurance policies (except for flood and earthquake limits) must either automatically reinstate after each loss or Tenant must otherwise provide for uninterrupted coverage. Furthermore, all property insurance policies shall reflect that Landlord, Landlord’s Lender [Drawbridge Special Opportunities Fund LP, a Delaware limited partnership (“Drawbridge”); Fortress Realty Investments LLC, a Delaware limited liability company (“Fortress”); and Fortress Realty Management, a Delaware limited liability company (the “Landlord Insured Parties”) are loss payees to the extent that their respective interests appear. With respect to commercial general liability and umbrella policies, the Landlord Insured Parties shall be named as additional insureds with respect to the leased Demised Properties. The Landlord Insured Parties shall be provided with evidence of property insurance coverage consistent with this Article XI utilizing an Accord form 27, 28 or equivalent, confirming the loss payee status of the Landlord Insured Parties. The form shall also reflect any business interruption coverage maintained voluntarily by Tenant. With respect to liability and umbrella insurance, the Landlord Insured Parties shall be provided with evidence of coverage utilizing an Accord form 25 or equivalent, reflecting that the Landlord Insured Parties are additional insureds with respect to the leased locations. This form shall also confirm the existence of workers compensation insurance including a waiver of subrogation against Landlord.
     Section 11.05 Any insurance provided for in this Article may be effected by a blanket policy or policies of insurance, or under so-called “all-risk” or “multi-peril” insurance policies, provided that the amount of the total insurance available with respect to the Demised Properties shall provide coverage and indemnity at least equivalent to separate policies in the amounts herein required, and provided further that in other respects, any such policy or policies shall comply with the provisions of this Article. Any increased coverage provided by individual or blanket policies shall be satisfactory, provided the aggregate liability limits covering the Demised Properties under such policies shall otherwise comply with the provisions of this Article.
     Section 11.06 Every property insurance policy carried by either party with respect to the Demised Properties shall (if it can be so written) include provisions waiving the insurer’s subrogation rights against the other party to the extent such rights can be waived by the insured prior to the occurrence of damage or loss. Subject to the above, each party hereby waives any rights of recovery against the other party for any property direct damage or associated consequential loss covered by said policies (or by policies required to be carried hereunder by such party) whether or not such damage or loss shall have been caused by any acts or omissions of the other party, but such waiver shall operate only to the extent such waiving party is so
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protected by such insurance coverage (or would have been protected by maintaining all policies required to be carried hereunder by such party).
     Section 11.07 All insurance policies required under this Article XI shall provide that the beneficial interest of Landlord in such policies shall be fully transferable. In the event Tenant fails to procure or maintain any policy of insurance required under Article XI, or if the insurance company or coverages provided fail to meet the requirements contained in this Article XI, Landlord may, at its option, purchase such insurance and charge Tenant all costs and expenses incurred in procuring and maintaining such insurance.
     Section 11.08 Tenant shall provide to Landlord, beginning on the Commencement Date and continuing annually thereafter with paid receipts (or other evidence reasonably requested by Landlord) from all applicable insurance carriers evidencing the payment of premiums or accompanied by other evidence of such payment (e.g., receipts, canceled checks) reasonably satisfactory to Landlord. Notwithstanding the foregoing, upon the occurrence of both of the following events, in lieu of payment directly to the insurance carriers, Tenant shall pay to Landlord an amount when added to the monthly payments due under this Section 11.08 shall be sufficient to pay the insurance premiums next coming due (the “Insurance Premium Pass-Throughs”) on the Payment Date immediately following both of the following events: (A) delivery to Tenant of a written request therefor from Landlord, and (B) the existence of any default or breach of this subsection 11.08 by Tenant, or any Event of Default under any provision in this Lease (the foregoing clause (B) may be hereinafter referred to as an “Insurance Premium Pass-Throughs Trigger”). On every Payment Date thereafter, Tenant shall pay to Landlord an amount equal the greater of (x) one-twelfth of the amount of insurance premiums of Tenant’s blanket insurance policies allocated to the Demised Properties that Landlord reasonably estimates will be payable during the next ensuing twelve (12) months, or (y) one-twelfth of the amount that Landlord reasonably estimates will be payable during the next ensuing twelve (12) months to purchase insurance policies satisfying the requirements of this Article XI. Funds in the Insurance Premium Pass-Throughs shall be used for payment of the insurance premium next coming due. Following the imposition of the Insurance Premium Pass-Throughs, in the event Tenant completes a twelve (12) month consecutive period without the occurrence of an Insurance Premium Pass-Throughs Trigger, then following written request by Tenant’s Lender shall disburse any funds in the Insurance Premium Pass-Throughs to Tenant and Tenant shall no longer be obligated to make the monthly payments of insurance premiums to Landlord in lieu of the applicable insurance carrier until the occurrence of an Insurance Premium Pass-Throughs Trigger.
ARTICLE XII
DAMAGE OR DESTRUCTION
     Section 12.01 If at any time during the Lease Term, any Demised Properties or any part thereof shall be damaged or destroyed by fire or other casualty of any kind or nature, Tenant shall promptly apply for all necessary permits, but in any event not later than thirty (30) days after the first date of such damage or destruction, and upon issuance of such permits thereafter diligently proceed to repair, replace or rebuild such Demised Properties as nearly as possible to
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their condition and character immediately prior to such damage with such variations and Alterations as may be permitted under (and subject to the provisions of) Article VI (the “Restoration Work”). Notwithstanding the foregoing, if Tenant has not exercised its renewal option, Tenant shall have no obligation to repair, replace or rebuild such Demised Properties during the last two (2) years of the Lease Term, so long as (i) no Event of Default exists, including without limitation any Event of Default under the insurance provisions, (ii) Landlord shall have received any and all insurance proceeds relating to such casualty and (iii) Tenant shall have paid the deductible for the insurance policy covering such casualty.
     Section 12.02 All property and casualty insurance proceeds payable to Landlord or Tenant (except (i) insurance proceeds payable to Tenant on account of Tenant’s trade fixtures, Restaurant Equipment or inventory; and (ii) insurance proceeds payable from comprehensive general public liability insurance, or any other liability insurance) at any time as a result of casualty to the Demised Properties shall be paid to Tenant if less than $100,000 (which amount shall be adjusted annually in proportion to increases in the CPI), otherwise jointly to Landlord and Tenant for purposes of payment for the cost of the Restoration Work, except as may be otherwise expressly set forth herein. Landlord shall make such insurance proceeds available to Tenant based on a commercially reasonable draw schedule. Landlord and Tenant shall cooperate in order to obtain the largest possible insurance award lawfully obtainable and shall execute any and all consents and other instruments and take all other actions necessary or desirable in order to effectuate same and to cause such proceeds to be paid as hereinbefore provided. The proceeds of any such insurance in the case of loss shall, to the extent necessary, be used first for the Restoration Work with the balance, if any, payable to Landlord. If insurance proceeds as a result of a casualty to the relevant Demised Property(ies) are insufficient to complete the Restoration Work necessary by reason of such casualty, then Tenant shall be responsible for the payment of such amounts necessary to complete such work.
     Section 12.03 This Lease shall not be affected in any manner by reason of the total or partial destruction to any Demised Property or any part thereof and Tenant, notwithstanding any law or statute, present or future, waives all rights to quit or surrender any Demised Property or any portion thereof because of the total or partial destruction of any Demised Property (prior to the expiration of the Lease). Base Rent and Additional Rent required to be paid by Tenant hereunder shall not abate as a result of any casualty.
ARTICLE XIII
EMINENT DOMAIN
     Section 13.01 Landlord and Tenant hereby agree that in no event shall any taking of any Demised Property for any public or quasi-public use under any statute or by right of eminent domain, or by purchase in lieu thereof, in any way relieve Tenant of any obligations under this Lease (as to the applicable Demised Property or otherwise) except as explicitly provided in this Article.
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     Section 13.02 The parties hereto agree to cooperate in applying for and in prosecuting any claim for any taking regarding any Demised Property and further agree that the aggregate net award shall be distributed to Landlord for the condemned Demised Property.
     Section 13.03 In case of a taking of any portion of any Demised Property (except in the event of a total taking of an individual Demised Property), Tenant at its own expense shall proceed with diligence (subject to reasonable time periods for purposes of adjustment of any award and unavoidable delays) to repair or reconstruct (or cause to be repaired and reconstructed) the affected Building to a complete architectural unit (all such repair, reconstruction and work being referred to in this Article as “Reconstruction Work”). Landlord shall make such condemnation award available to Tenant based on a commercially reasonable draw schedule for Reconstruction Work up to and not exceeding the net compensation amount realized by Landlord as a result of such taking (i.e., the gross amount of the compensation received by Landlord from the taking authority less all costs and expenses incurred by Landlord in pursuing, prosecuting, and/or recovering its claim to such award). All Reconstruction Work shall be performed in accordance with the standards and requirements for Alterations set forth in Article VI.
     Section 13.04 In case of a taking of any portion of any Demised Property or a total taking of any Demised Property, the Base Rent payable hereunder regarding the applicable Demised Property shall be equitably reduced by a percentage equal to the percentage of the diminution in value of the Demised Property, as reasonably determined by Tenant and Landlord (and Base Rent shall not be reduced until such determination of the equitable reduction in Base Rent, or until determination by an arbitration as set forth below), provided, however, that in no event shall such reduction in Base Rent exceed Tenant’s allocated base rent of such Demised Property as set forth on such Tenant’s books and records. In determining the equitable reduction in Base Rent, the parties shall utilize the fair market value of the Demised Property, as of the date of inception of this Lease, as determined by an MAI Appraiser mutually acceptable to the parties. If the parties fail to agree on the reduction in Base Rent due to the applicable taking with respect to such Demised Property within fifteen (15) days after the applicable taking, then either party, by written notice delivered to the other party (the date when such notice is delivered to the other party is referred to herein as the “Notice Date”), may cause the following procedure to be utilized in determining such reduction in Base Rent:
     (1) Submission of Proposed Base Rent Reduction. Within fifteen (15) days after the Notice Date, each of Landlord and Tenant shall deliver to the other party its calculation of its proposed equitable reduction in the Base Rent as a result of the applicable taking (a “Base Rent Reduction”), which calculation shall include (a) the Base Rent properly allocated to the applicable Demised Property prior to the taking, (b) the percentage diminution in value of the Demised Property as a result of the taking, and (c) the resulting reduction in Base Rent hereunder as a result of such taking.
     (2) Appointment and Qualifications of Appraiser. Within thirty (30) days after the Notice Date, Landlord and Tenant shall each appoint
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one licensed real estate appraiser who has been active over the previous ten-year (10-year) period in the appraisal of single tenant restaurants within the county in which the applicable Demised Property is located (each such appraiser chosen pursuant to this subsection (2), an “Appraiser”). Each of Landlord and Tenant shall notify the other party, in writing, of its Appraiser (and the business address thereof) within two (2) business days after the appointment thereof (collectively, the “Appraiser Appointment Notices”). Each of Landlord and Tenant agree that any Appraiser may be (but is not required to be) an appraiser who assisted either party in determining such party’s calculation of the Base Rent Reduction pursuant to subsection (1), above.
     (3) Appointment of Third Appraiser. If each party appoints an Appraiser and notifies the other party in accordance with subsection (2), above, then the two (2) Appraisers shall, within ten (10) days after delivery of the later of the two Appraiser Appointment Notices, agree on and appoint a third Appraiser (whom shall be a licensed real estate appraiser with all other qualifications for the initial two Appraisers chosen by the parties as set forth in subsection (2), above) and provide prompt written notice to Landlord and Tenant of such third Appraiser and the business address thereof. If the two (2) Appraisers fail to agree on and appoint a third Appraiser within such ten (10) day period, then either party may elect to have the third Appraiser selected by the AAA by delivering written notice thereof to the other party. In such event, the electing party shall petition the AAA (with a copy to the other party) to so determine the third Appraiser and the parties shall cooperate reasonably with each other and the AAA (including, without limitation, by responding promptly to any requests for information made by the AAA) in connection with such determination. The decision of the AAA shall be final and conclusive as to the identity of the third Appraiser.
     (4) Appraisers’ Decision. Within thirty (30) days after the appointment of the third Appraiser, each of the three (3) Appraisers shall decide whether the Base Rent Reduction as proposed by Landlord or Tenant pursuant to subsection (1), above, is closer to the actual Base Rent Reduction as determined by each such Appraiser. The decision of the majority of the three (3) Appraisers shall be binding on Landlord and Tenant (subject to subsection (5), below). The determination of each Appraiser shall be limited to the sole issue of, and each Appraiser shall have neither the right nor the power to determine any issue other than, whether the Base Rent Reduction as proposed by Landlord or Tenant pursuant to subsection (1), above, is closer to the actual Base Rent Reduction as determined by each such Appraiser.
     (5) If Only One Appraiser Is Appointed. If either Landlord or Tenant fails to appoint an Appraiser within thirty (30) days after the
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Tenant Notice Date or fails to deliver an Appraiser Appointment Notice in accordance with subsection (2), above, and the other party does appoint an Appraiser within such thirty (30) day period and delivers an Appraiser Appointment Notice in accordance with subsection (2), above, then the Appraiser timely appointed by such other party shall reach a decision regarding whether the Base Rent Reduction as proposed by Landlord or Tenant pursuant to subsection (1), above, is closer to the actual Base Rent Reduction as determined by each such Appraiser, and notify Landlord and Tenant of that decision within thirty (30) days after such Appraiser’s appointment. In such event, such Appraiser’s decision shall be binding on Landlord and Tenant.
     (6) Cost of Arbitration. If the Appraisers (or Appraiser, pursuant to subsection (5), above) determine that Tenant’s proposed Base Rent Reduction is closer to the actual Base Rent Reduction, then Landlord shall be deemed the “Losing Party” and Tenant shall be deemed the “Prevailing Party.” If the Appraisers (or Appraiser, pursuant to subsection (5), above) determine that Landlord’s proposed Base Rent Reduction is closer to the actual Base Rent Reduction, then Tenant shall be deemed the “Losing Party” and Landlord shall be deemed the “Prevailing Party.” Each party shall initially pay the fees and expenses of its legal counsel, appointed appraiser, appraisals, one-half of the fees of the third appraiser, and one-half the fees of the AAA (if applicable), provided, however, that the Losing Party shall be obligated to reimburse the Prevailing Party for all costs of the arbitration paid by the Prevailing Party promptly upon the completion of the arbitration procedure set forth in this Section (including fees and expenses of the Prevailing Party’s legal counsel, appointed appraiser, appraisals, and its one-half share of the fees of the third appraiser, and the AAA (if applicable)).
Notwithstanding the foregoing, in the event of a total taking of a Demised Property, this Lease will terminate with respect to such Demised Property; and in connection with any condemnation award received by Landlord in an amount less than US$100,000 (which amount shall be adjusted annually in proportion to increases in the CPI), Landlord, in its sole discretion, shall either reduce the Base Rent (a) in accordance with the foregoing appraisal process or (b) by an amount equal to the product of (1) the actual condemnation award received by Landlord multiplied by (2) 0.667 percent (0.667%) (such product, the “Casualty Rent Reduction”), provided, however, that in no event shall the Casualty Rent Reduction exceed Tenant’s allocated base rent of such Demised Property as set forth on Tenant’s books and records.
     Section 13.05 Any compensation for a temporary taking shall be payable to Tenant without participation by Landlord, except to the proportionate extent such temporary taking extends beyond the end of the Lease Term, and there shall be no abatement of Rent as a result of any temporary taking affecting any of the Demised Properties.
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ARTICLE XIV
PERFORMANCE OF OBLIGATIONS; FINANCIAL COVENANTS OF
TENANT AND GUARANTOR
     Section 14.01 Performance of Obligations.
          (a) Landlord hereby represents, warrants and covenants to Tenant that Landlord has the right and lawful authority to enter into this Lease and perform Landlord’s obligations hereunder.
          (b) Tenant hereby represents, warrants and covenants to Landlord that Tenant has the right and lawful authority to enter into this Lease and perform Tenant’s obligations hereunder.
     Section 14.02 Fixed Charge Coverage Ratio. Tenant shall maintain a “Minimum Fixed Charge Coverage Ratio” (as hereafter defined) as reasonably determined by Landlord and Tenant. As used in this Section 14.02, (a) “Other Lease” means that certain Master Land and Building Lease between [FIGRYANF LLC, a Delaware limited liability company/ FIGRYANH LLC, FIGRYANH-1 LLC, FIGRYANH-2 LLC, FIGRYANH-3 LLC, FIGRYANH-4 LLC, FIGRYANH-5 LLC, FIGRYANH-6 LLC, FIGRYANH-7 LLC, FIGRYAN-8 LLC, FIGRYANH-9 LLC, FIGRYANH-10 LLC, FIGRYANH-11 LLC, FIGRYANH-12 LLC, FIGRYANH-13 LLC, FIGRYANH-14 LLC, FIGRYANH-15 LLC, FIGRYANH-16 LLC, each a Delaware limited liability company] (the “Other Landlord”) and Tenant, dated of even date herewith; (b) each of the terms “Base Rent,” and “Demised Properties” collectively refer to such term as defined in this Lease and the Other Lease; (c) references to “Article XIII,” “Article XXVII,” and “Article XXXVIII” are references to such Articles in this Lease and the Other Lease, (d) “EBITDAR” means the aggregate earnings, determined in accordance with generally accepted accounting principles, consistently applied, of the restaurant operations at all Demised Properties, prior to any deductions for Base Rent, any rent due under any Prime Leases, amortization, depreciation, federal and state income taxes, interest expense and general and administrative expense; (e) “FCCR” means the ratio, as of the last day of each Fiscal Quarter, of the EBITDAR for the trailing twelve (12) month period to the Base Rent and any rent due under any Prime Leases (excluding any capital expenses) due for the trailing twelve (12) month period; and (f) “Minimum Fixed Charge Coverage Ratio” means an FCCR of no less than 1.8:1.0 (subject to adjustment as provided in this Section). FCCR shall be determined on the basis of the Demised Properties actually owned by Landlord and Other Landlord on the last day of each Fiscal Quarter, and accordingly any Demised Properties transferred by Landlord or Other Landlord during the trailing twelve (12) month period shall be excluded from such calculation. Tenant shall deliver to Landlord a compliance certificate, in form and substance reasonably acceptable to Landlord, within forty-five (45) days after the last day of each Fiscal Quarter, demonstrating compliance with the Minimum Fixed Charge Coverage Ratio covenant set forth above, and shall additionally deliver to Landlord, promptly upon request of Landlord, such financial information of Tenant as Landlord may reasonably request supporting the statements contained in any such compliance certificate. Notwithstanding any provision in this Section 14.02 to the contrary, in the event the number of Demised Properties become less than 85 (and
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thereafter each time the number of Demised Properties is subsequently reduced) due to Landlord partially assigning its interest in the Lease or the Other Lease with respect to one or more of the Demised Properties under Article XXXVIII, then Landlord and Tenant agree that the Minimum Fixed Charge Coverage Ratio shall be automatically adjusted (increased or decreased) so that spread between the Minimum Fixed Charge Coverage Ratio and the FCCR shall be the same as was the case on the first day of the Term under this Lease. For example if on the first day of the Term, the FCCR is 2.2:1 and the Minimum Fixed Charge Coverage Ratio is 1.8:1, then the test is passed by 22% (i.e., (2.2-1.8)/1.8). Thereafter, if the number of Demised Properties is reduced below 85, and the FCCR is 2.0:1, then the new Minimum Fixed Charge Coverage Ratio would be 2.0 x .78 (i.e., 1.00-22%, the original spread), or 1.56:1; provided, however, that (x) in no event shall the Minimum Fixed Charge Coverage Ratio be reduced due to any transfers by Landlord or Other Landlord if the Demised Properties so transferred have, in the aggregate, an FCCR less than the FCCR of the Demised Properties remaining under the Lease and Other Lease following such transfer; (y) notwithstanding the foregoing provisions of this Section 14.03, if after any transfer of Demised Properties by Landlord or Other Landlord, the FCCR of the remaining Demised Properties is at or above 2.4:1, there shall be no adjustment of the Minimum Fixed Charge Coverage Ratio following such transfer (although any subsequent transfer may result in an adjustment pursuant to the terms of this Section 14.03, subject however to this clause (y)); and (z) the Minimum Fixed Charge Coverage Ratio shall not be adjusted for any reason other than due to Landlord partially assigning its interest in the Lease or the Other Lease with respect to one or more of the Demised Properties under Article XXXVIII. For the avoidance of doubt, and without limiting clause (z) of the immediately preceding sentence, the Minimum Fixed Charge Coverage Ratio shall not be adjusted by reason of any removal of any Demised Properties from the Lease or Other Lease due to a total taking of any Demised Property as provided in Article XIII, or a termination of the Lease or Other Lease with respect to one or more Demised Properties pursuant to Article XXVII.
     Section 14.03 Books and Records. Tenant shall keep accurate books and records of account of all of the Demised Properties. Landlord and its duly authorized representatives shall have the right to examine, copy and audit Tenant’s records and books of account at all reasonable times during regular business hours. Tenant shall provide, or cause to be provided, to Landlord, in addition to any other financial statements required under this Lease, the following financial statements and information, all of which must be prepared in a form reasonably acceptable to Landlord:
          (i) on the Commencement Date, a proforma balance sheet of Tenant certified to the best of Tenant’s knowledge by an officer of Tenant to be true, correct, and complete in all material respects;
          (ii) promptly and in any event within forty-five (45) days after the Commencement Date, compiled proforma financial statements of Tenant including a balance sheet and statement of profits and losses certified by an officer of Tenant to be true, correct, and complete in all material respects;
          (iii) promptly and in any event within ninety (90) days after the end of each Fiscal Year (as hereinafter defined), (A) financial statements of Tenant as of the end
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of each such Fiscal Year, including a balance sheet and statement of profits and losses for such Fiscal Year, which statements shall be duly certified by an officer of Tenant to fairly represent the financial condition of Tenant, as of the date thereof provided, in no event however, will such information be provided before any applicable SEC 10K filings by Guarantor are made (provided further, however that in the event that Guarantor fails to file its SEC 10K within (90) days after any Fiscal Year, Tenant shall be obligated to deliver to Landlord (1) on or before the ninetieth (90th) day after the end of such Fiscal Year financial statements of Tenant regarding the fourth Fiscal Quarter of such Fiscal Year, including a balance sheet and statement of profits and losses for such Fiscal Quarter and (2) on the date Guarantor files its SEC 10K, the Annual Financial Statements, which statements referred to in (1) and (2) shall be duly certified by an officer of Tenant to fairly represent the financial condition of Tenant, as the date thereof);
          (iv) promptly and in any event within forty-five (45) days after the end of each Fiscal Quarter, for Fiscal Quarters 1-3, (A) quarterly statements of the financial position of Tenant, including a balance sheet and statement of profits and losses, such quarterly statements of financial position to be certified by an officer of Tenant to fairly represent the financial condition of Tenant as of the date thereof; (B) a compliance certificate from Tenant, in form and substance reasonably acceptable to Landlord, demonstrating compliance with the requirements set forth in Section 14.02 and such other financial information of Tenant or the Demised Properties reasonably requested by Landlord supporting the statements contained in any such compliance certificate; and (C) such other financial information of Tenant or the Demised Properties reasonably requested by Landlord in form and substance reasonably acceptable to Landlord;
          (v) promptly and in any event within thirty (30) days after the end of each Fiscal Month, profit and loss reports and total sales figures in respect of each Demised Property for the applicable Fiscal Month and the trailing twelve (12) Fiscal Month period (or trailing thirteen (13) Fiscal Month period, to the extent a twelve (12) Fiscal Month period does not cover a full year),
          (vi) any financial statements distributed (A) to Credit Suisse as Administrative Agent pursuant to that certain Credit Agreement dated as of October 30, 2006 (or any successor lender in connection with successor financing) and (B) in connection with those Senior Floating Rate Notes due 2013 and Senior Notes due 2014 issued by Buffets, Inc. (or any successor bond holder in connection with successor bond financing) within five (5) business days after such distribution; and
          (vii) such other information with respect to the Demised Properties or Tenant that may be reasonably requested from time to time by Landlord, within a reasonable time after the applicable request.
               “Fiscal Year” shall mean a fiscal year from approximately July to June. “Fiscal Quarter” shall mean approximately July through September, approximately October through December, approximately January through March, and approximately April through June. The last day of each Fiscal Year is the Wednesday closest to June 30th. “Fiscal Month” shall mean
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either (A) a calendar month or (B) a reporting period equal to 1/13 of a year, whichever shall then be used by Tenant in maintaining its books and records.
          Notwithstanding any provision in this Lease to the contrary, for purposes of delivery of the financial statements and information required to be delivered by Tenant under this Lease, Landlord agrees that Tenant’s obligations for the delivery thereof shall be satisfied by a single delivery of such financial statements and information to Drawbridge Special Opportunities Fund LP, 1345 Avenues of the Americas, 46th Floor, New York, NY 10105, Attention: Constantine M. Dakolias, CCO and Glenn P. Cummins, CFO with a copy to Fortress Investment Group, 5221 N. O’Connor Boulevard, Suite 700, Irving, Texas 75039 (collectively “Drawbridge”) and Drawbridge will make such financial statements and other information available to the Landlord under this Lease; provided however, if Landlord is no longer an affiliate of Drawbridge, then this provision shall no longer apply.
          At Landlord’s option, Landlord may request that Tenant deliver a copy of all financial information delivered to Landlord pursuant to Subsections 14.03(i) though (vii) to Landlord’s Lender.
          Tenant acknowledges that Landlord must comply with certain financial audit requirements and Landlord will suffer damages from Tenant’s failure to deliver any of the financial information required in Subsections 14.03(i) though (v) (the “Key Financial Statements”) as and when due. If Tenant fails to deliver any Key Financial Statements as and when due, subject to Force Majeure, Tenant shall pay Landlord a fee equal to US$500 for each missing Key Financial Statement per each day that Tenant has failed to deliver any such Key Financial Statements (the “Financial Statements Default Fee”). The Financial Statements Default Fee (y) shall be immediately due and payable without notice or demand by Landlord and (z) is in addition to, and not in lieu of, any other remedy of Landlord under this Lease regarding Tenant’s failure to deliver the Key Financial Statements. Tenant’s payment of the Financial Statements Default Fee does not cure any Default or Event of Default caused by the failure to deliver any Key Financial Statement in a timely manner.
ARTICLE XV
INTENTIONALLY DELETED
ARTICLE XVI
DEFAULT
     Section 16.01 Events Of Default. The occurrence of any of the following shall constitute an event of default under this Lease (“Event of Default”) on the part of Tenant:
          (a) Nonpayment of Base Rent. Failure to pay any installment of Base Rent hereunder when payment is due. Notwithstanding the foregoing, Tenant shall have one (1) three
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(3) day grace period for payment of one installment of the Base Rent in any twelve (12) month period during the Lease Term.
          (b) Nonpayment of Additional Rent. Failure to pay any amount of Additional Rent on or before the date when due and such failure continuing for five (5) days following delivery to Tenant by Landlord of written notice specifying such failure.
          (c) Insolvency. If at any time during the Lease Term, (i) proceedings in bankruptcy shall be instituted (voluntarily or involuntarily) by or against Tenant or Buffets, Inc., a Minnesota corporation (“Guarantor”) that result in the filing of a voluntary petition or the entry of an order for relief, or (ii) Tenant or Guarantor shall file, or any creditor or other person shall file against Tenant or Guarantor, any petition in bankruptcy (i.e., seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief) under the Bankruptcy Code of the United States of America (or under any other present or future federal or state statute, law or regulation of similar intent or application), and such filing is not vacated or withdrawn within sixty (60) days thereafter, or (iii) a trustee or receiver shall be appointed to take possession of any of the Demised Properties, or of all or substantially all of the business or assets of Tenant or Guarantor, and such appointment is not vacated or withdrawn and possession restored to Tenant within sixty (60) days thereafter, or (iv) a general assignment or arrangement is made by Tenant or Guarantor for the benefit of creditors, or (v) any sheriff, marshal, constable or other duly-constituted public official takes possession of any Demised Property, or of all or substantially all of the business or assets of Tenant or Guarantor by authority of any attachment, execution, or other judicial seizure proceedings, and if such attachment or other seizure remains undismissed or undischarged for a period of sixty (60) days after the levy thereof, or (vi) Tenant or Guarantor shall admit in writing Tenant’s or Guarantor’s inability to pay its debts as they become due; or (vii) Tenant or Guarantor files an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant or Guarantor, respectively, in any such proceeding; or (viii) within ninety (90) days after the commencement of any proceeding against Tenant or Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, within such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease.
          (d) Misrepresentation. The discovery by Landlord that any representation, warranty or financial statement given to Landlord by Tenant or Guarantor, or any affiliate of Tenant or Guarantor, was intentionally materially false or misleading when given, including without limitation as set forth in any Transaction Document.
          (e) Insurance; Patriot Act. Any breach by Tenant under Article XI or Article XLII, provided however, any breach by Tenant under Article XI shall not constitute an Event of Default so long as Tenant cures any such breach within ten (10) days after receipt of written
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notice of such breach from Landlord (provided further however, that any lapse of any of the insurance policies required under Article XI shall constitute an automatic Event of Default without any notice or cure right).
          (f) Delivery of Documents. The failure by Tenant to deliver any of the documents required pursuant to Section 26.01, 28.01 or 38.01 within the time periods required pursuant to such sections.
          (g) Financial Information; Insurance; Financial Covenants; Property Exclusions; Liens. Tenant fails in any of its obligations set forth in Section 14.02; or Tenant fails in any of its obligations set forth in Section 14.03, such failure continuing for a period of ten (10) days after written notice of such failure is delivered by Landlord to Tenant; or any claim of lien is recorded against any Demised Property and such claim of lien continues for thirty (30) days without discharge (by bonding or other means available pursuant to applicable law), satisfaction or provision for payment being made by or on behalf of Tenant.
          (h) Cross Default With Guaranty. There is any default by Guarantor, after any applicable notice or cure periods, under the Guaranty.
          (i) Operating a Replaced Property. Tenant or a Tenant Affiliate commences operating a Replaced Property as a Permitted Restaurant Brand restaurant within two (2) years after Landlord has agreed to the substitution of such Replaced Property.
          (j) Other Obligations. The failure by Tenant to timely perform any obligation, agreement or covenant under this Lease, other than those matters specified in Sections 16.01(a)-(i) above, and such failure continuing for a period of thirty (30) days after written notice of such failure is delivered to Tenant, or such longer period, up to but not exceeding an additional ninety (90) days, as is reasonably necessary to remedy such default provided, however, that if Tenant has continuously and diligently pursued a remedy at all times during such thirty (30) day period and additional ninety (90) day period, and notwithstanding such efforts by Tenant the applicable Default has not been cured, and if Tenant prior to the expiration of such additional ninety (90) day period delivers to Landlord cash or other collateral, or agrees to other undertakings, in each case reasonably acceptable to Landlord that, in Landlord’s commercially reasonable judgment, fully mitigate any loss that Landlord has suffered, or is reasonably likely to suffer, as a result of such Default, then such Default shall be deemed cured by Tenant for all purposes hereunder; provided, however, that if at any time thereafter Landlord determines in its commercially reasonable discretion that additional cash, collateral or other undertakings by Tenant are required in order to fully mitigate any loss that Landlord has suffered, or is reasonably likely to suffer, as a result of such Default, then Tenant shall deliver such cash or collateral to Landlord, or agree to such other undertakings, within thirty (30) days after Landlord’s written request therefor (and any failure to do so shall constitute an immediate Event of Default hereunder), and Landlord and Tenant agree that Landlord’s actions in accordance with this subsection 16.01(j) shall satisfy any obligation of Landlord pursuant to applicable law to mitigate its damages following any Default.
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As used in this Lease, “Default” means any breach or default under the Lease, whether or not the same is an Event of Default, and also any breach or default under the Lease, that after notice or lapse of time or both, would constitute an Event of Default if that breach or default were not cured within any applicable grace or cure period.
     Section 16.02 Remedies Upon Event of Default. If an Event of Default by Tenant occurs and during the continuance thereof, in addition to any other remedies available to Landlord at law or in equity or elsewhere hereunder, Landlord shall have the following remedies:
          (a) Termination. Landlord shall have the right, with or without notice or demand, immediately upon expiration of any applicable grace period specified herein, to terminate this Lease (or Tenant’s possession to any of the Demised Properties), and at any time thereafter recover possession of all or any portion of the Demised Properties or any part thereof and expel and remove therefrom Tenant and any other person occupying the same by any lawful means, and repossess and enjoy all or any portion of the Demised Properties without prejudice to any of the remedies that Landlord may have under this Lease. If Landlord elects to terminate the Lease (or to terminate Tenant’s right of possession), Landlord shall also have the right to reenter the Demised Properties and take possession of and remove all personal property of Tenant, if any, in such Demised Properties. In connection with any such repossession Tenant (and any affiliate of Tenant holding a liquor license, if any, with respect to the Demised Properties) shall cooperate reasonably with Landlord and any applicable government agency in transferring its liquor license to Landlord, or in assisting Landlord in obtaining a liquor license, all at no cost or expense to Tenant. If Landlord elects to terminate this Lease and/or Tenant’s right to possession, or if Tenant’s right to possession is otherwise terminated by operation of law, Landlord may recover as damages from Tenant the following: (i) all Rent then due under the Lease through the date of termination; (ii) the Rent due for the remainder of the Lease Term in excess of the fair market rental value of the Demised Properties for the remainder of the Lease Term, including without limitation any and all Additional Rent (each discounted by the discount rate of the Federal Reserve Bank of San Francisco plus one percent (1%)); (iii) the cost of reletting the Demised Properties, including without limitation the anticipated period of vacancy until such Demised Properties can be re-let at their fair market rental values; and (iv) any other costs and expenses that Landlord may reasonably incur in connection with the Event of Default. Efforts by Landlord to mitigate the damaged caused by the Event of Default (or Tenant’s Default under this Lease) shall not waive Landlord’s right to recover damages under the foregoing provisions.
          (b) Continuation after Event of Default. If Landlord does not elect to terminate this Lease, then this Lease shall continue in effect, and Landlord may enforce all of its rights and remedies under this Lease, including, without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under law, subject to Article XXXII hereof. Landlord shall not be deemed to have terminated this Lease except by an express statement in writing. Acts of maintenance or preservation, efforts to relet the Demised Properties, or the appointment of a receiver upon application of Landlord to protect Landlord’s interest under this Lease shall not constitute an election to terminate Tenant’s right to possession unless such election is expressly stated in writing by Landlord. Notwithstanding any such reletting without such termination, Landlord may at any time thereafter elect to terminate Tenant’s right to possession and this
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Lease. If Landlord elects to relet the Demised Properties for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any and all costs of such reletting (including, without limitation, reasonable attorneys’ fees, brokers’ fees, alterations and repairs to any of the Demised Properties, and tenant improvement costs); second, to the payment of any and all indebtedness other than Rent due hereunder from Tenant to Landlord; third, to the payment of any and all Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If the rent received from the reletting is less than the sum of the costs of reletting, other indebtedness due by Tenant, and the Rent due by Tenant, then Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly.
          (c) State —Specific Remedy. Landlord may pursue any other remedy now or hereafter available to Landlord under the laws and judicial decisions of the state in which the applicable Demised Properties is located in addition to and not as an alternative remedy to those provided hereunder.
     Section 16.03 Indemnification. Nothing in this Article shall be deemed to affect Tenant’s obligation to indemnify, defend, protect and hold harmless Landlord and the other Landlord Parties under this Lease (including, without limitation, under Article X and Article XXXVII), and such obligation shall survive the termination or expiration of this Lease.
     Section 16.04 Waiver of Notice/ Performance by Landlord. Notwithstanding any provision herein, (a) if Tenant is required to comply with any governmental requirement, Tenant shall not be entitled to notice of default from Landlord and right to cure beyond the period within which such compliance may be required by applicable law or government agency or (b) if in Landlord’s reasonable determination the continuance of any default by Tenant for the full period of notice provided for herein will constitute a threat of injury or harm to persons or property, Landlord may, with or without notice, elect to perform those acts with respect to which Tenant is in default for the account and at the expense of Tenant. If by reason of such governmental requirement or default by Tenant, Landlord is compelled or elects to pay any sum of money, (including without limitation reasonable attorneys’ fees, consultant fees, testing and investigation fees, expert fees and court costs), such sums so paid by Landlord shall be due to Landlord from Tenant within thirty (30) days after written demand therefor from Landlord, in addition to any other amounts to be paid by Tenant under this Lease.
     Section 16.05 Late Fee. In addition to any interest charged to Tenant under Section 16.06, if any payment of Base Rent or Additional Rent is not received by Landlord from Tenant when such payment is due to Landlord hereunder, such payment shall be deemed delinquent and cause Tenant to incur a late fee of seven percent (7%) on each such delinquent payment (the “Late Fee”), due and payable immediately with the delinquent Base Rent or delinquent Additional Rent, as the case may be.
     Section 16.06 Interest. Tenant hereby acknowledges that late payment by Tenant of Base Rent, Additional Rent and/or any other sums due by Tenant hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting
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charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Demised Properties. Accordingly, in addition to any Late Fee due from Tenant hereunder, any sum due by Tenant under this Lease which is not paid when due shall bear interest at the lesser of ten percent (10%) per annum of such sums or the maximum rate allowed under applicable law, from the date such sum becomes due and payable by Tenant hereunder until paid, unless otherwise expressly provided in this Lease.
     Section 16.07 Tenant’s Subleases. If Landlord elects to terminate this Lease on account of any Event of Default, then Landlord may: (i) terminate any sublease and any license, concession, or other consensual arrangement for possession entered into by Tenant and affecting any of the Demised Properties which is not the subject of a nondisturbance agreement executed by Landlord; or (ii) choose to succeed to Tenant’s interest in such arrangement. Absent a nondisturbance agreement between Landlord and such subtenant, no payment by a subtenant with respect to a sublease shall entitle such subtenant to possession of any Demised Property after termination of this Lease and Landlord’s election to terminate the sublease by the subtenant. If Landlord elects to succeed to Tenant’s interest in such arrangement, then Tenant shall, as of the date of notice given by Landlord to Tenant of such election, have no further right to, or interest in, any rent or other consideration receivable under that arrangement.
     Section 16.08 Other Effects of Events of Default.
          (a) Upon the occurrence of an Event of Default, Landlord shall have all rights and remedies hereunder and under applicable law immediately. Except only as may be required by statute which cannot be waived lawfully, Landlord shall have no obligation to give any notice after an Event of Default as a condition to Landlord’s pursuit of any right or remedy.
          (b) This Section is in all respects subject to any applicable statute that provides rights in favor of Tenant that are contrary to this Section. Notwithstanding anything else herein (but subject to any such applicable statute), Landlord shall have no obligation to accept the attempted or purported cure of, or to waive, any Event of Default, regardless of tender of delinquent payments or other performance by Tenant, or any other event or condition whatsoever; and Tenant shall not have any right to cure any Event of Default, and no right to cure shall be implied.
          (c) Without limiting the foregoing, after the occurrence of any Event of Default (irrespective of whether or not the same consists of an ongoing condition, a one-time occurrence, or otherwise), the same shall be deemed to continue at all times thereafter; provided, however, that such Event of Default shall cease to continue only if Landlord shall accept performance of the defaulted obligation or shall execute and deliver a written agreement in which Landlord expressly states that such Event of Default has ceased to continue. Landlord shall not be obligated under any circumstances whatsoever to accept such performance or execute and deliver any such writing.
          (d) Without limitation, this Section shall govern in any case where reference is made in this Lease to (i) any “cure” (whether by use of such word or otherwise) of any Event of Default, (ii) “during an Event of Default” or “the continuance of an Event of Default” (in each
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case, whether by use of such words or otherwise), or (iii) any condition or event which continues beyond the time when the same becomes an Event of Default.
     Section 16.09 Acceptance of Rent Without Waiving Rights. No payment by Tenant shall be deemed to be other than on account of the earliest sum due from Tenant hereunder, nor shall any endorsement or statement by Tenant on any check or any letter accompanying such payment be deemed an accord and satisfaction of any amount in dispute between Tenant and Landlord or otherwise. Landlord may accept any and all of Tenant’s payments without waiving any right or remedy under this Lease, including but not limited to the right to commence and pursue an action to enforce rights and remedies under a previously served notice of default, without giving Tenant any further notice or demand.
     Section 16.10 Waiver by Tenant. Tenant hereby waives all claims for damages that may be caused by Landlord’s lawful reentering and taking possession of the Demised Properties in accordance with the provisions of this Lease or removing and storing the property of Tenant as herein provided.
     Section 16.11 Remedies Cumulative. All rights, privileges, elections, and remedies of Landlord and Tenant are cumulative and not alternative with all other rights and remedies hereunder, at law or in equity to the fullest extent permitted by law. The exercise of one or more rights or remedies by Landlord or Tenant shall not impair Landlord’s or Tenant’s rights to exercise any other right or remedy to the fullest extent permitted by law.
     Section 16.12 Survival. The remedies available to Landlord pursuant to this Article shall survive expiration or termination of the Lease.
ARTICLE XVII
UNAVOIDABLE DELAYS, FORCE MAJEURE
          If either party shall be prevented or delayed from punctually performing any obligation or satisfying any condition under this Lease by any condition beyond the control of such party, exclusive of financial inability of a party (including without limitation any of the following if beyond the control of (and not caused by) such party (“Force Majeure”): strike, lockout, labor dispute, civil unrest, inability to obtain labor, materials or reasonable substitutes thereof, acts of God, present or future governmental restrictions, regulations or control, insurrection, and sabotage), then the time to perform such obligation or satisfy such condition shall be extended by the delay caused by such event, but only for a reasonable period of time not to exceed, in any event, three hundred sixty-five (365) days (the “Force Majeure Deadline”). Notwithstanding the foregoing, the Force Majeure Deadline shall not apply to the maintenance or repair of the physical condition of any Demised Property (other than any default under Article XXXVII hereof) (a “Physical Condition Force Majeure Waiver”) provided that no more than 5 Demised Properties in the aggregate under this Lease and the Other Lease shall be subject to a Physical Condition Force Majeure Waiver at any given time. The provisions of this Article shall in no event operate to delay the Commencement Date or to excuse Tenant from the payment of all Rent as and when due under this Lease.
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ARTICLE XVIII
NO WAIVER
          The failure of Landlord or Tenant to insist upon strict performance of any of the terms and conditions hereof shall not be deemed a waiver of any rights or remedies that party or any other such party may have, and shall not be deemed a waiver of any subsequent breach or default in any of such terms, covenants or conditions.
ARTICLE XIX
NOTICES
          Whenever it is provided herein that notice, demand, request or other communication shall or may be given to either of the parties by the other, it shall be in writing and, any law or statute to the contrary notwithstanding, shall not be effective for any purpose unless same shall be given or served as follows:
          (a) If given or served by Landlord, (1) by hand delivery to Tenant, (2) by mailing same to Tenant by registered or certified mail, postage prepaid, return receipt requested, or (3) by delivery by overnight courier such as Federal Express, all delivered and addressed to Tenant at the following address:
Fire Mountain Restaurants, LLC
c/o Buffet Holdings, Inc.
1460 Buffet Way
Eagan, Minnesota 55121
Attention: Mike Andrews, CEO
Telephone: (651) 365-2626
Facsimile: (651) 365-2721
with a copy to:
Fire Mountain Restaurants, LLC
c/o Buffet Holdings, Inc.
1460 Buffet Way
Eagan, Minnesota 55121
Attention: H. Thomas Mitchell, Esq.
Telephone: (651) 365-2631
Facsimile: (651) 365-2224
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with a copy to:
Kirkland & Ellis, LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attention: Gregory Spitzer, Esq.
Telephone: (312) 861-2115
Facsimile: (312) 660-0274
          (b) If given or served by Tenant, (1) by hand delivery to Landlord, (2) by mailing same to Landlord by U.S. registered or certified mail, postage prepaid, return receipt requested, or (3) by delivery by overnight courier such as Federal Express, all delivered and addressed to Landlord at the following address:
[                                                            ]
c/o Drawbridge Special Opportunities Fund LP
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Attn: Constantine M. Dakolias, CCO
          and Glenn P. Cummins, CFO
Telephone: (212) 798-6100
Facsimile: (212) 202-3685
with a copy to:
Fortress Investment Group
5221 N. O’Connor Boulevard, Suite 700
Irving, Texas 75039
Attn: David Pettijohn
Telephone: (972) 532-4340
Facsimile: (972) 532-4343
with a copy to:
Sidley Austin LLP
555 West Fifth Street, Suite 4000
Los Angeles, California 90013-1010
Attn: Marc I. Hayutin, Esq.
Telephone: (213) 896-6018
Facsimile: (213) 896-6600
          (c) All notices, demands, requests or other communications hereunder shall be deemed to have been given or served: (1) if hand delivered, on the date received (or the date delivery is refused) by the recipient party; (2) if delivered by registered or certified mail, three (3) days after the date of posting as marked on the U.S. postage receipt; and (3) if by Federal
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Express or similar overnight courier service, on the date of receipt (or the date delivery is refused) by the recipient party.
          (d) Either Landlord or Tenant may from time to time change its address for receiving notices under this Lease by providing written notice to the other party in accordance with this Article XIX.
ARTICLE XX
ACCESS
          Landlord and its designees shall have the right upon not less than forty-eight hours’ prior written notice to Tenant (except in the event of an emergency, where no prior notice shall be required) to enter upon any of the Demised Properties at reasonable hours to inspect such Demised Properties or, during the period commencing one year prior to the end of the Lease Term, for the purpose of exhibiting same to prospective tenants and posting “for lease” or similar signage at the Demised Properties, in Landlord’s discretion. Any such entry and/or inspection by Landlord shall not unreasonably interfere with Tenant’s ability to conduct its business operations at the Demised Properties. Tenant may provide an escort for Landlord during any such entry and/or inspection, but Landlord’s right to such entry and/or inspection shall not be subject to the availability or presence of any such escort provided by Tenant. Landlord agrees to reasonably cooperate with any escort provided by Tenant during any inspection of any of the Demised Properties.
ARTICLE XXI
SIGNS
          No sign shall be installed on any of the Demised Properties until all governmental approvals and permits required therefor are first obtained and all fees pertaining thereto have been paid by Tenant. Except as set forth in the preceding sentence, Tenant may, at Tenant’s sole cost and expense, install or erect signs of any height or dimensions and bearing such inscription as Tenant shall reasonably determine. Tenant may at all times remove such signage, subject to the requirements of the Lease. Upon the termination of this Lease following an Event of Default or upon a rejection of this Lease in any bankruptcy, Landlord shall have the right, at its sole option, to retain and use the signage structures in the future operation of the Demised Properties without payment of any compensation to Tenant, or to require Tenant to remove such signage structures at Tenant’s sole cost and expense.
ARTICLE XXII
IMPROVEMENTS AND FIXTURES
     Section 22.01 Any and all portions of the Building, all other improvements on the Real Property at the Commencement Date and all Building Equipment on the Demised Properties at the Commencement Date shall be the property of Landlord (excluding the trade fixtures and the
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Restaurant Equipment). In the event that Tenant installs or erects fixtures or improvements to the Demised Properties after the Commencement Date (excluding the trade fixtures and Restaurant Equipment), such fixtures or improvements shall at the expiration or earlier termination of the Lease, become the property of Landlord and remain upon and be surrendered with the Demised Properties. Notwithstanding the foregoing provisions, Tenant shall be liable for all property taxes, assessments, and similar charges assessed against or allocable to any fixtures or equipment at the Demised Properties (irrespective of whether such items are Building Equipment owned by Landlord or Restaurant Equipment or other personal property of Tenant) and which are attributable to any period of time during the Lease Term.
     Section 22.02 During the Lease Term, Tenant shall be entitled to use the Building Equipment in Tenant’s operations at the Demised Properties. Except as otherwise provided in Section 22.04, Tenant shall keep the Building Equipment in good working order and repair, shall not remove the Building Equipment from the Demised Properties and shall not permit any lien or other encumbrance to attach to Building Equipment except any such liens that are being contested by Tenant in good faith by appropriate proceedings and that have been bonded over by Tenant to the commercially reasonable satisfaction of Landlord or for which Tenant provides alternative security to the commercially reasonable satisfaction of Landlord. Tenant shall keep (or cause to be kept) the Building Equipment insured and shall be responsible for any casualty or other loss to Building Equipment or occasioned by Building Equipment. Tenant may, from time to time, retire or replace Building Equipment with new or comparable items of equipment purchased by Tenant, in which event such replaced equipment shall constitute Building Equipment. All Building Equipment shall be the property of Landlord, and Tenant shall execute such instruments and documents as Landlord may reasonably require to evidence such ownership by Landlord.
     Section 22.03
          (a) Without limiting Landlord’s rights or Tenant’s obligations in subsection (b), Tenant shall deliver to Landlord within thirty (30) days following Tenant’s receipt of Landlord’s written request (i) to the extent in Tenant’s possession and/or control, a complete then-current listing of all Restaurant Equipment, which may be in electronic format, to the extent not previously delivered to Landlord, and (ii) any fixed asset report relating to the Restaurant Equipment in Tenant’s possession and/or control, to the extent not previously delivered to Landlord; provided that Landlord shall have the right to deliver such request not more than one time in any 12 month period during the Lease Term and provided that Tenant’s delivery of such information in (i) and (ii) shall be without any representation or warranty as to such information’s accuracy or completeness.
          (b) At any time during the occurrence of any Event of Default, and during the occurrence of any Default caused by the failure of Tenant to pay any amount as and when due from Tenant under the Lease, and within ninety (90) days before the expiration of the Lease Term, Tenant shall deliver to Landlord immediately following Tenant’s receipt of Landlord’s written request (i) to the extent in Tenant’s possession and/or control, a complete then-current listing of all Restaurant Equipment, which may be in electronic format, to the extent not previously delivered to Landlord, and (ii) any fixed asset report relating to the Restaurant
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Equipment in Tenant’s possession and/or control, to the extent not previously delivered to Landlord; provided that Tenant’s delivery of such information in (i) and (ii) shall be without any representation or warranty as to such information’s accuracy or completeness.
          (c) Without limiting Article XX, at any time during the Lease Term, upon not less than forty-eight hours’ prior written notice to Tenant, Landlord may enter upon the Demised Property at reasonable hours to inspect and inventory the Restaurant Equipment provided that (i) such inspection and inventory shall not unreasonably interfere with Tenant’s ability to conduct its business operations at the Demised Property, (ii) Landlord shall have the right to such inspection and inventory not more than one time in any 12 month period during the Lease Term, (iii) at Tenant’s option, such inspection and inventory shall not be conducted during normal business hours and Tenant may provide an escort for Landlord during any such inspection and inventory (provided further that Landlord’s right to such inspection and inventory shall not be subject to the availability or presence of any such escort), and (iv) Landlord shall promptly pay the costs of any damage caused by Landlord and/or its agents to any Restaurant Equipment in connection with such inspection and inventory.
          (d) Without limiting Article XX, at any time during the occurrence of any Event of Default or any Default in connection with any payment due and payable by Tenant under the Lease and within ninety (90) days before the expiration of the Lease Term, Landlord may enter (without any notice) upon the Demised Property to inspect and inventory the Restaurant Equipment; provided that (i) such inspection and inventory shall not unreasonably interfere with Tenant’s ability to conduct its business operations at the Demised Property, (ii) at Tenant’s option, such inspection and inventory shall not be conducted during normal business hours and Tenant may provide an escort for Landlord during any such inspection and inventory (provided further that Landlord’s right to such inspection and inventory shall not be subject to the availability or presence of any such escort), and (iii) Landlord shall promptly pay the costs of any damage caused by Landlord and/or its agents to any Restaurant Equipment in connection with such inspection and inventory.
          (e) Tenant shall not commit waste with respect to the Restaurant Equipment located in each Demised Property and shall not remove the Restaurant Equipment from the Demised Properties (except to the extent it is replaced by equipment of equal or greater quality and utility). Tenant shall keep the Restaurant Equipment insured and shall be responsible for any casualty or other loss to Restaurant Equipment or occasioned by Restaurant Equipment. Tenant may, from time to time, retire or replace Restaurant Equipment with new items of equipment purchased by Tenant, in which event such replaced equipment shall constitute Restaurant Equipment.
          (f) Tenant shall use commercially reasonable efforts to obtain an option to purchase the Restaurant Equipment on behalf of Landlord from any lender of the Restaurant Equipment pursuant to an agreement in form and substance commercially reasonably satisfactory to Landlord. In addition, Landlord shall execute and deliver a lien waiver agreement in form and substance commercially reasonably satisfactory to Landlord to any lender of the Restaurant Equipment.
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          (g) Any Restaurant Equipment remaining on the Demised Properties after ten (10) days after the expiration or earlier termination of the Lease Term shall be deemed abandoned and shall become the property of Landlord without payment therefor. Notwithstanding the foregoing, following any Event of Default or expiration of the Lease (including, without limitation, the nonrenewal of the Lease) and subject to the rights of Tenant’s Lender, Landlord shall have the option to purchase any or all the Restaurant Equipment for Fair Market Value (hereinafter defined), which option is assignable by Landlord. Tenant shall deliver the Restaurant Equipment to Landlord unencumbered by any liens. “Fair Market Value” shall be determined by the following procedure upon expiration of the Lease:
     (1) Submission of Fair Market Value. Within fifteen (15) days after the date Landlord delivers notice to Tenant that Landlord will be exercising its option to purchase the Restaurant Equipment (the “Notice Date”), each of Landlord and Tenant shall deliver to the other party its calculation of the Fair Market Value of the Restaurant Equipment.
     (2) Appointment and Qualifications of Appraisers. Within thirty (30) days after the Notice Date, Landlord and Tenant shall each appoint one licensed equipment appraiser who has been active over the previous ten-year (10-year) period in the appraisal of restaurant equipment (each such appraiser chosen pursuant to this subsection (2), an “Appraiser”). Each of Landlord and Tenant shall notify the other party, in writing, of its Appraiser (and the business address thereof) within two (2) business days after the appointment thereof (collectively, the “Appraiser Appointment Notices”). Each of Landlord and Tenant agree that any Appraiser may be (but is not required to be) an appraiser who assisted either party in determining such party’s calculation of the Fair Market Value of the Restaurant Equipment pursuant to subsection (1), above.
     (3) Appointment of Third Appraiser. If each party appoints an Appraiser and notifies the other party in accordance with subsection (2), above, then the two (2) Appraisers shall, within ten (10) days after delivery of the later of the two Appraiser Appointment Notices, agree on and appoint a third Appraiser (whom shall be a licensed real estate appraiser with all other qualifications for the initial two Appraisers chosen by the parties as set forth in subsection (2), above) and provide prompt written notice to Landlord and Tenant of such third Appraiser and the business address thereof. If the two (2) Appraisers fail to agree on and appoint a third Appraiser within such ten (10) day period, then either party may elect to have the third Appraiser selected by the AAA by delivering written notice thereof to the other party. In such event, the electing party shall petition the AAA (with a copy to the other party) to so determine the third Appraiser and the parties shall cooperate reasonably with each other and the AAA (including, without limitation, by responding promptly to any requests for information made by the AAA) in connection with such
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determination. The decision of the AAA shall be final and conclusive as to the identity of the third Appraiser.
     (4) Appraisers’ Decision. Within thirty (30) days after the appointment of the third Appraiser, each of the three (3) Appraisers shall decide whether the Fair Market Value of the Restaurant Equipment as proposed by Landlord or Tenant pursuant to subsection (1), above, is closer to the Fair Market Value of the Restaurant Equipment as determined by each such Appraiser. The decision of the majority of the three (3) Appraisers shall be binding on Landlord and Tenant (subject to subsection (5), below). The determination of each Appraiser shall be limited to the sole issue of, and each Appraiser shall have neither the right nor the power to determine any issue other than, whether the Fair Market Value of the Restaurant Equipment as proposed by Landlord or Tenant pursuant to subsection (1), above, is closer to the actual Fair Market Value of the Restaurant Equipment as determined by each such Appraiser.
     (5) If Only One Appraiser Is Appointed. If either Landlord or Tenant fails to appoint an Appraiser within thirty (30) days after the Notice Date or fails to deliver an Appraiser Appointment Notice in accordance with subsection (2), above, and the other party does appoint an Appraiser within such thirty (30) day period and delivers an Appraiser Appointment Notice in accordance with subsection (2), above, then the Appraiser timely appointed by such other party shall reach a decision regarding whether the Fair Market Value of the Restaurant Equipment as proposed by Landlord or Tenant pursuant to subsection (1), above, is closer to the actual Fair Market Value of the Restaurant Equipment as determined by each such Appraiser, and notify Landlord and Tenant of that decision within thirty (30) days after such Appraiser’s appointment. In such event, such Appraiser’s decision shall be binding on Landlord and Tenant.
     (6) Cost of Arbitration. If the Appraisers (or Appraiser, pursuant to subsection (5), above) determine that Tenant’s proposed Fair Market Value of the Restaurant Equipment is closer to the actual Fair Market Value of the Restaurant Equipment, then Landlord shall be deemed the “Losing Party” and Tenant shall be deemed the “Prevailing Party.” If the Appraisers (or Appraiser, pursuant to subsection (5), above) determine that Landlord’s proposed Fair Market Value of the Restaurant Equipment is closer to the actual Fair Market Value of the Restaurant Equipment, then Tenant shall be deemed the “Losing Party” and Landlord shall be deemed the “Prevailing Party.” Each party shall initially pay the fees and expenses of its legal counsel, appointed appraiser, appraisals, one-half of the fees of the third appraiser, and one-half the fees of the AAA (if applicable), provided, however, that the Losing Party shall be obligated to reimburse the Prevailing Party for all costs of the arbitration
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paid by the Prevailing Party promptly upon the completion of the arbitration procedure set forth in this Section (including fees and expenses of the Prevailing Party’s legal counsel, appointed appraiser, appraisals, and its one-half share of the fees of the third appraiser, and the AAA (if applicable)).
          Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default, Fair Market Value shall be reasonably determined by a Qualified Appraiser (as hereinafter defined) selected by Landlord, of the Restaurant Equipment purchased by Landlord pursuant to this Section, less the cost, as reasonably determined by Landlord, to remove such Restaurant Equipment from the Demised Properties, if and to the extent Landlord shall remove such trade fixtures from the Demised Properties. As used herein, “Qualified Appraiser” shall mean an independent licensed restaurant equipment appraiser with at least 10 year’s experience in the business of valuation of restaurant equipment on a national basis.
Notwithstanding anything contained herein to the contrary, the Restaurant Equipment subject to Landlord’s right to purchase for Fair Market Value shall not include any Restaurant Equipment that is marked with or contains protected intellectual property owned by or licensed to Tenant in connection with the operation of a Permitted Restaurant Brand (“Marks”) and where, in Landlord’s and Tenant’s reasonable determination, removal or covering of such Mark would significantly damage such Restaurant Equipment. In addition, if any Restaurant Equipment is marked with or contains any Marks and in Landlord’s and Tenant’s reasonable determination removal or covering of such Mark would not significantly damage such Restaurant Equipment, Landlord shall provide Tenant a reasonable opportunity to remove or cover such Marks before Landlord takes possession of such Restaurant Equipment.
ARTICLE XXIII
END OF TERM
Upon the expiration or earlier termination of the Lease Term, Tenant shall peaceably and quietly quit and surrender the Demised Properties, and all Alterations which are then part of the Demised Properties, broom clean and in good order and condition, ordinary wear and tear excepted and except as provided in Articles XII and XIII. Tenant shall prior to the end of the Lease Term transfer to Landlord all plans, drawings, other Alteration Information, and technical descriptions of the Demised Properties, and shall assign to Landlord all assignable permits, licenses, authorizations and warranties necessary for the operation of the Demised Properties (in each case to the extent not previously transferred or assigned to Landlord). Upon the expiration or earlier termination of this Lease Tenant shall have the obligation to remove all Restaurant Equipment, except that Tenant may elect to abandon any trade fixtures or equipment which is attached or connected to the Demised Properties. Any such items or other items of Restaurant Equipment or personal property which are not removed upon the expiration or earlier termination of this Lease shall be deemed abandoned and may be removed, disposed of or used by Landlord without payment of any compensation to Tenant. This Article XXIII shall survive the expiration or termination of the Lease.
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ARTICLE XXIV
HOLDING OVER
          If Tenant holds over in possession after the expiration of the Lease Term, then such holding over shall not be deemed to extend the Lease Term or renew this Lease, but rather the tenancy thereafter shall continue as a tenancy at sufferance pursuant to the terms and conditions herein contained, at One Hundred Fifty percent (150%) of the Base Rent otherwise then applicable (in addition to all Additional Rent); and Tenant shall be responsible for the consequences of any unauthorized holdover and shall indemnify, defend, protect (with counsel selected by Landlord) and hold Landlord Parties wholly free and harmless of, from and against any and all damages, losses, costs, expenses and claims arising therefrom, including reasonable attorneys fees and costs. This Article shall survive expiration or termination of the Lease.
ARTICLE XXV
TENANT ASSIGNMENT AND SUBLETTING
     Section 25.01
          (a) Except as otherwise explicitly provided in this Article, neither Tenant, nor Tenant’s successors or assigns, shall assign in whole or in part, by operation of law or otherwise, this Lease, or sublet the Demised Properties, in whole or in part, or permit the Demised Properties or any portion of it to be used or occupied by others, or enter into a management contract or other arrangement whereby the Demised Properties shall be managed or operated by anyone other than the owner of the Tenant’s leasehold estate, without the prior written consent of Landlord in each instance, such consent not to be unreasonably withheld or conditioned so long as Landlord has received all information reasonably requested. Notwithstanding the foregoing, Tenant may assign or transfer the Lease in its entirety or sublease all or a portion of the Demised Properties, with prior written notice to Landlord, but without Landlord’s prior written consent, if such assignment, transfer or sublease is to a Tenant Affiliate (as defined below), in which case neither the Tenant nor the Guarantor shall be released of its obligations under this Lease, provided, however, no consent shall be required only so long as such Tenant Affiliate which holds such interest in this Lease shall remain a Tenant Affiliate. In the event such Tenant Affiliate which holds such interest in the Lease ceases to be a Tenant Affiliate during the Lease Term, then such cessation shall be an automatic Event of Default, subject to the terms of this Lease. “Tenant Affiliate” shall mean any person or entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with Tenant (for purposes of this section, the term “control,” “controlled by” or “under common control with” means the power, direct or indirect, to direct or cause the direction of the management and policies of Tenant, whether through the ownership of voting stock, by contract, as trustee or executor, or otherwise; provided however, such terms shall not apply to any ownership interest of any entity directly or indirectly owning Buffets Holdings, Inc.). Any disposition of an ownership interest in Tenant, either directly or indirectly, in such a manner that the ultimate beneficial owners of Tenant, through one or more tiers of ownership, transfer “control” of Tenant, shall be deemed to be an assignment of this Lease. Notwithstanding the foregoing, the
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following may be made with prior written notice to Landlord, but without Landlord’s prior written consent: (i) the sale or transfer of all or any portion of the equity ownership interests of Guarantor (or its parent) or all or substantially all of Guarantor’s (or its parents’) assets, provided that all of Tenant’s obligations hereunder and Guarantor’s obligations under the Guaranty shall be expressly assumed by the entity acquiring all or substantially all of the assets of Guarantor, (ii) an initial public offering (“IPO”) of stock in Guarantor, Buffets Holdings, Inc. and/or any subsidiary of either of them and (iii) the transfer of shares of stock in any entity after its IPO. Provided Tenant remains liable for all its obligations under this Lease, Landlord shall not unreasonably withhold consent to a sublease or an assignment of this Lease for the purposes permitted herein to an individual, partnership or corporation if (i) such individual, partnership or corporation has, in the reasonable opinion of Landlord at least five (5) years experience in managing and operating restaurants, as well as a record of timely payment of obligations and compliance with applicable laws; (ii) such individual, partnership or corporation is commercially and financially sound; (iii) the restaurant use meets the standards and criteria set forth in Article IV, and (iv) in the case of a proposed sublease, the subtenant has delivered to Landlord and any Landlord’s Lender, upon request, a subordination, non-disturbance and attornment agreement in form and substance reasonably acceptable to Landlord and any Landlord’s Lender (to which Tenant shall not be required to be a party to the extent such agreement is also executed by Landlord’s Lender (provided, however, that Tenant may be required to execute a separate instrument evidencing its consent to and agreement with the provisions of such agreement)). Notwithstanding the foregoing, (x) after any such assignment or sublease, Tenant shall remain liable for all its obligations under this Lease, Guarantor shall remain liable under the Guaranty, and Tenant shall execute and deliver to Landlord a guaranty in form and substance reasonably acceptable to both Landlord and Tenant (which shall contain surety and guarantor waivers similar to those contained in the Guaranty), whereby Tenant explicitly guarantees all of the assignee’s or subtenant’s obligations under the Lease, and (y) Landlord may condition its consent to any sublease regarding the Demised Premises upon the sublease containing the following provisions, in form and substance acceptable to Landlord and Landlord’s Lender (collectively, the “Subordination and Attornment Provisions”): (i) that the sublease is subordinate in all respects to the Lease; (ii) that in the event of the cancellation or termination of the Lease for any reason whatsoever or of the surrender of the Lease by operation of law prior to the expiration date of the sublease, subtenant shall make full and complete attornment to Landlord under either the terms of the Lease or the terms of the sublease, in Landlord’s sole and absolute discretion, for the balance of the term of the sublease; (iii) that subtenant waives the provisions of any law then or thereafter in effect which may give subtenant any right of election to terminate the sublease or to surrender possession of the Demised Properties in the event any proceeding is brought by Landlord to terminate the Lease; and (iv) that all of the foregoing provisions in (i) through (iv) are for the benefit of both Tenant and Landlord and Landlord is a third party beneficiary thereof. Notwithstanding the foregoing, Landlord and Tenant agree that upon the request of any subtenant, Landlord or Landlord’s Lender, Landlord, Tenant and such subtenant will execute and deliver to each other a separate subordination, attornment and nondisturbance agreement regarding the sublease, in form and substance reasonably acceptable to all parties thereto.
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          (b) Tenant shall submit current financial statements of any proposed assignee or sublessee together with Tenant’s request for Landlord’s approval of any proposed assignment or sublease. Tenant shall reimburse Landlord for all reasonable out-of-pocket costs and expenses actually paid by Landlord in connection with any requested assignment or sublease; including, but not limited to, legal expenses in reviewing sublease or assignment documents and in preparing or reviewing consents.
          (c) If this Lease is assigned or transferred, or if all or any part of the Demised Properties is sublet or occupied by any party other than Tenant, Landlord may collect rent from the assignee, transferee, subtenant or occupant, and apply the net amount collected to the Rent reserved in this Lease, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any covenant or condition of this Lease, or the acceptance of the assignee, transferee, subtenant or occupant as tenant, or a release of Tenant from the performance or further performance by Tenant of its obligations under this Lease. Without limiting the generality of the forgoing, Tenant expressly acknowledges and agrees that in the event of any assignment of this Lease, Tenant shall remain jointly and severally liable with the assignee for all of the obligations under this Lease, and in all other cases of any transfer of Tenant’s interest under this Lease, Tenant shall remain primarily liable for such obligations. Subject to the foregoing, the consent by Landlord to an assignment, transfer, management contract or subletting shall not in any way be construed to relieve Tenant from obtaining the express written consent of Landlord in each instance to any subsequent similar action that Tenant may intend to take.
     Section 25.02 Upon any sublease or assignment permitted as provided in this Article XXV, Tenant shall deliver to Landlord copies of such sublease agreement or assignment in form and substance reasonably satisfactory to Landlord (including, without limitation, assumption language reasonably satisfactory to Landlord in any assignment agreement) promptly after the execution thereof by Tenant. An assignment made with Landlord’s consent or as otherwise permitted hereunder shall not be effective until Tenant delivers to Landlord an executed counterpart of such assignment containing an agreement, in recordable form, executed by the assignor and the proposed assignee, in which the assignee assumes the performance of the obligations of the assignor under this Lease throughout the Lease Term. In no event shall Tenant be entitled to amend, extend or otherwise modify any sublease without the prior written consent of Landlord, which Landlord may withhold in its commercially reasonable discretion.
     Section 25.03 This Lease shall be binding upon, enforceable by, and inure to the benefit of the parties hereto and their respective heirs, successors, representatives and assigns.
ARTICLE XXVI
FINANCINGS
     Section 26.01 Except as provided herein, without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease and any and all subleases and similar arrangements shall be subject and subordinate to all ground leases and the lien of all mortgages and deeds of trust which now or hereafter affect Landlord’s
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interest in the Demised Properties, and all amendments thereto, all without the necessity of Tenant’s (or any subtenant’s) executing further instruments to effect subordination. In the event that any mortgage or deed of trust is foreclosed or a deed in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of and on terms acceptable to such successor in interest. So long as no Event of Default exists under this Lease, Tenant’s possession of the Demised Properties shall not be disturbed as a result of such foreclosure or deed in lieu of foreclosure. Notwithstanding the foregoing, as of the Commencement Date (or if no mortgages, deeds of trust or other security instruments encumber Landlord’s interest in any of the Demised Properties as of the Commencement Date, then at such time as any such instrument does encumber the Demised Properties after the Commencement Date), Landlord, Landlord’s Lender, and Tenant shall execute and deliver to each other a subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit G (an “SNDA”). The interest in the Demised Properties of any such future ground lessee or lienholder shall have priority over the interest of Tenant in this Lease and in the Demised Properties, subject to Landlord, Landlord’s Lender and Tenant entering into a subordination, non-disturbance and attornment agreement reasonably required by Landlord or Landlord’s Lender. Tenant shall execute and deliver to Landlord and Landlord’s Lender, and Tenant shall cause any subtenant to execute and deliver to Landlord and Landlord’s Lender, in each case within five (5) days after Landlord’s written request therefor, an SNDA or other subordination, nondisturbance and attornment agreement reasonably required by Landlord or Landlord’s Lender. If Tenant fails to deliver such SNDA within such 5 day period, then Landlord shall deliver a subsequent written request of such SNDA (the “SNDA Second Request”) and Tenant shall be required to deliver such SNDA within five (5) days after the SNDA Second Request.
          Tenant acknowledges that Landlord must comply with Landlord’s Lender’s requirements to deliver an SNDA and Landlord will suffer damages from Tenant’s failure to deliver the SNDA as and when due. If Tenant fails to deliver the SNDA as and when due, subject to Force Majeure, Tenant shall pay Landlord a fee equal to US$500 for each day that Tenant has failed to deliver the SNDA (the “SNDA Default Fee”). The SNDA Default Fee (y) shall be immediately due and payable without notice or demand by Landlord and (z) is in addition to, and not in lieu of, any other remedy of Landlord under this Lease regarding Tenant’s failure to deliver the SNDA. Tenant’s payment of the SNDA Default Fee does not cure any Default or Event of Default caused by the failure to deliver the SNDA in a timely manner.
     Section 26.02 Subject to the terms of this Article, Landlord agrees that Tenant shall have the right to encumber or hypothecate Tenant’s interest in the leasehold estate created by this Lease. As used in this Article, “Leasehold Mortgage” shall mean any leasehold deed of trust, mortgage, assignment of leases and rents, assignment, security agreement, or other security document securing the applicable financing from Tenant’s lender or Tenant Affiliates’ lender (collectively, “Tenant’s Lender”). Landlord shall not be obligated to subordinate any or all of Landlord’s right, title or interest in and to the Demised Properties and this Lease to the lien of any Leasehold Mortgage. A Leasehold Mortgage shall encumber only Tenant’s leasehold interest in the Demised Properties, and shall not encumber Landlord’s right, title or interest in the Demised Properties. Landlord shall have no liability whatsoever for the payment of any obligation secured by any Leasehold Mortgage or any other provisions of such note or the
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Leasehold Mortgage or related obligations. Should there be any conflict between the provisions of this Lease and of any Leasehold Mortgage, the provisions of this Lease shall control. No Leasehold Mortgage will be for a term longer than the Original Lease Term for the applicable Tranche that includes the Demised Property subject to the Leasehold Mortgage or as the Original Lease Term may be extended for the applicable Tranche that includes the Demised Property subject to the Leasehold Mortgage in accordance with the terms of this Lease. Either prior to or concurrently with the recordation of the Leasehold Mortgage, Tenant shall cause a fully conformed copy thereof and of the financing agreement secured thereby to be delivered to Landlord and Fee Mortgagee, together with a written notice containing the name and post office address of Tenant’s Lender. Without limiting anything contained in this Section, upon written request from Tenant, Landlord agrees to deliver an estoppel certificate in favor of Tenant’s Lender regarding this Lease, in form and substance reasonably acceptable to Landlord and Tenant’s Lender. Tenant agrees that a condition precedent to its granting a Leasehold Mortgage to any Tenant’s Lender shall be the execution and delivery by such Tenant’s Lender to Landlord and Landlord’s Lender of a subordination, non-disturbance and attornment agreement, in form and substance reasonably acceptable to Landlord and Fee Mortgagee, which shall provide, without limitation, that upon a default under the Leasehold Mortgages, Tenant’s Lender may foreclose only on the Lease as an entirety, applicable to all, but not less than all (even if otherwise possible under applicable law) of the Demised Properties. If Landlord obtains financing secured by mortgages, deeds of trust or other security instruments encumbering Landlord’s interest in any of the Demised Properties (the “Fee Mortgages”) as of the Commencement Date, then Tenant shall not record a Leasehold Mortgage until after the recordation of the Fee Mortgages. However, if Landlord does not obtain financing secured by Fee Mortgages as of the Commencement Date, Tenant shall be permitted to record the Leasehold Mortgages prior to the Fee Mortgages so long as Tenant has otherwise satisfied the requirements under this Section. A Leasehold Mortgage shall be, and hereafter shall continue at all times to be, subject to each and all of the covenants, conditions and restrictions set forth in the Lease, and junior, subject and subordinate, in each and every respect, to all rights and interests of any Fee Mortgagee (as defined below) now or hereafter affecting any of the Demised Properties. If Landlord delivers to Tenant a Default notice under this Lease, Landlord shall notify any Tenant’s Lender (without any liability for failure to provide such notification) who has given Landlord a prior written request for such notice of such Default by sending a copy of the Default notice to Tenant’s Lender, and Landlord shall recognize and accept the performance of any obligation of Tenant hereunder by Tenant’s Lender (provided said performance occurs within the same cure periods as provided to Tenant under the Lease); provided, however that nothing contained herein shall obligate Tenant’s Lender to take any such actions. As used herein, “Fee Mortgagee” means any mortgagee or Landlord’s Lender (and its successors and assigns) under any Fee Mortgage.
Any act by Tenant or Tenant’s Lender in violation of this Section 26.02 shall be null and void and of no force or effect. This Section shall survive termination of the Lease.
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ARTICLE XXVII
TENANT’S TERMINATION RIGHTS
          ***[THIS PROVISION WILL BE INCLUDED IN ONLY ONE OF THE MASTER LEASES]***
          Section 27.01 Tenant shall have the right to terminate the Lease with respect to individual Demised Properties subject to the satisfaction of all of the following (collectively, the “Termination Conditions”): (a) Tenant shall deliver to Landlord written notice of any proposed termination of the Lease with respect to any Demised Property not less than one hundred eighty (180) days prior to the proposed termination date (which notice shall also set forth the proposed termination date); (b) Tenant shall identify, not less than ninety (90) days prior to the proposed termination date, a bonafide, willing and able purchaser (other than Tenant or any Tenant Affiliate) (“Proposed Purchaser”) to acquire (or, if a groundleased Demised Property, assume the groundlease tenant’s rights in) the applicable Demised Property for a purchase price of not less than US$2,500,000, (c) Landlord and Proposed Purchaser shall enter into a purchase and sale agreement reasonably acceptable to Landlord regarding the applicable Demised Property (with a closing date for the sale (or assignment) that is no earlier than the proposed termination date described in Tenant’s notice to Landlord described in subsection (a)); and (d) there shall be no Default or Event of Default continuing at any time prior to the execution and delivery of such purchase and sale agreement. Following satisfaction of the Termination Conditions, the Lease shall be terminated with respect to the applicable Demised Property upon consummation of the sale (or assignment) to the Proposed Purchaser; provided, however, that (x) if Landlord refuses to enter into a commercially reasonable purchase and sale agreement with the Proposed Purchaser after full satisfaction of the other Termination Conditions, or the sale (or assignment, as applicable) of the applicable Demised Property fails to timely close due to a default by Landlord (either, a “Landlord Rejection”), the Lease shall be deemed terminated with respect to the applicable Demised Property as of the date of such refusal or default (as applicable); and (y) notwithstanding any other provision of this Article, Tenant may not terminate the Lease with respect to more than an aggregate of five (5) Demised Properties under the Lease and may not terminate the Lease with respect to any Demised Property after the first two (2) Lease Years of the Original Term. Without limiting the foregoing, if the sale (or assignment, as applicable) of the applicable Demised Property fails to close due to a default by the Proposed Purchaser under the purchase and sale agreement, then the Lease shall not be terminated with respect to such Demised Property.
          Section 27.02. Upon the termination of the Lease with respect to any Demised Property pursuant to this Article, the Base Rent shall be reduced by an amount equal to the product of (a) the net sales proceeds received by Landlord from the sale of such Demised Property multiplied by (b) 0.667 percent (0.667%) (such product, the “Termination Rent Reduction”; provided, however, that upon a Landlord Rejection, the Termination Rent Reduction shall an amount equal to the product of (x) the purchase price offered by the Proposed Purchaser for the applicable Demised Property, multiplied by (y) 0.667 percent (0.667%); provided further,
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however, that in no event shall the Termination Rent Reduction exceed Tenant’s allocated base rent of such Demised Property as set forth on Tenant’s books and records. Landlord and Tenant agree to enter into any amendment requested by the other party to evidence any such termination of the Lease regarding the applicable Demised Property and the corresponding Base Rent reduction as described in this Article. Without limiting Article XXXVI, time is of the essence of the provisions of this Article XXVII. Notwithstanding any other provision in this Article XXVII, in no event shall Tenant be permitted to terminate this Lease with respect to any Individual Demised Property if any proposed sale of such Individual Demised Property and any release of such Individual Demised Property from the lien of any Fee Mortgagee is reasonably determined by Landlord and/or Fee Mortgagee to violate any provisions of the federal income tax law relating to “real estate mortgage investment conduits” (“REMICs”), which appear in Sections 860A through 860G of the Internal Revenue Code of 1986, as amended from time to time.
ARTICLE XXVIII
CERTIFICATES
     Section 28.01
          (a) Tenant or Landlord, as applicable (the Certifying Party”) shall, without charge, at any time and from time to time, within five (5) days after requested in writing by the other party (the “Requesting Party”), deliver a written instrument (the “Estoppel Certificate”) to the Requesting Party or any other person, firm or corporation specified by the Requesting Party, duly executed and acknowledged, certifying such information as is reasonably requested by the Requesting Party, which may include confirmation that:
          (i) This Lease is unmodified and in full force and effect, or if there has been any modification, that the Lease is in full force and effect as modified and stating any such modification;
          (ii) Whether or not there are then existing, to the actual knowledge of the executing officer, any defenses against the enforcement of any of the agreements, terms, covenants or conditions of this Lease upon the part of the Certifying Party to be performed or complied with, and, if so, specifying same (including, without limitation, whether the Certifying Party knows or does not know of any default by the Requesting Party in the Requesting Party’s performance of all agreements, terms, covenants and conditions to be performed by the Requesting Party, and if such default does exist, specifying same);
          (iii) The amounts and dates to which the Base Rent and Additional Rent and any and all other charges due by Tenant hereunder have been paid, the amounts of any and all outstanding balances of such items, if any, known to the Certifying Party; and
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          (iv) such other accurate statements as may be reasonably requested by the Requesting Party.
If the Certifying Party fails to deliver such Estoppel Certificate within such 5 day period, then the Requesting Party shall deliver a subsequent written request of such Estoppel Certificate (the “Estoppel Certificate Second Request”) and the Certifying Party shall be required to deliver such Estoppel Certificate within five (5) days after the Estoppel Certificate Second Request.
          (b) Tenant’s failure to so deliver said Estoppel Certificate shall be deemed conclusive against Tenant as to the truthfulness of the items stated in Landlord’s request. Delivery of a completed Estoppel Certificate in substantially the form as set forth on Exhibit B attached hereto (“Estoppel Certificate”) shall satisfy the requirements of this Section.
          (c) Tenant acknowledges that Landlord must comply with Landlord’s Lender’s requirements to deliver an Estoppel Certificate and Landlord will suffer damages from Tenant’s failure to deliver the Estoppel Certificate as and when due. If Tenant fails to deliver the Estoppel Certificate as and when due, subject to Force Majeure, Tenant shall pay Landlord a fee equal to US$500 for each day that Tenant has failed to deliver the Estoppel Certificate (the “Estoppel Certificate Default Fee”). The Estoppel Certificate Default Fee (y) shall be immediately due and payable without notice or demand by Landlord and (z) is in addition to, and not in lieu of, any other remedy of Landlord under this Lease regarding Tenant’s failure to deliver the Estoppel Certificate. Tenant’s payment of the Estoppel Certificate Default Fee does not cure any Default or Event of Default caused by the failure to deliver the Estoppel Certificate in a timely manner.
ARTICLE XXIX
RELATIONSHIP OF PARTIES
          Nothing contained in this Lease shall be construed to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto other than the relationship of Landlord and Tenant.
ARTICLE XXX
RECORDING
          Neither Landlord nor Tenant shall record this Lease; however, upon the request of either party hereto, the other party shall join in the execution and recordation of a memorandum of lease (or other document that serves the same purpose) in a form substantially similar to the form attached hereto as Exhibit C or a substantially equivalent form complying with state-specific recording requirements (collectively, the “Memoranda” and each individually a “Memorandum”). Each Memorandum shall describe the parties, the relevant Demised Property, the term of this Lease, any special provisions other than those pertaining to Rent and shall incorporate this Lease by reference. Tenant shall pay all costs charged or collected by the county recorders and other appropriate government offices to record the Memoranda.
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ARTICLE XXXI
CAPTIONS AND SECTION NUMBERS
          The captions, section numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles nor in any way affect this Lease.
ARTICLE XXXII
APPLICABLE LAW; WAIVER OF JURY TRIAL
          This Lease shall be governed by, and construed in accordance with the laws of the State of New York without regard to conflicts of law principles; provided, however, that any forcible entry and detainer action or similar proceeding shall be governed by the laws of the state in which the applicable Real Property is located. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each provision of the Lease shall be valid and enforceable to the fullest extent permitted by the law.
          LANDLORD AND TENANT HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR WITHIN THE COUNTY AND STATE IN WHICH ANY DEMISED PROPERTY IS LOCATED AND EACH IRREVOCABLY AGREES THAT (EXCEPT FOR FORCIBLE ENTRY AND DETAINER ACTIONS OR SIMILAR ACTIONS) ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS LEASE SHALL BE LITIGATED IN SUCH COURTS. TENANT ACCEPTS FOR ITSELF AND IN CONNECTION WITH THE DEMISED PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS LEASE.
          EACH OF LANDLORD AND TENANT, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS LEASE. TENANT ACKNOWLEDGES THAT THE PROVISIONS OF THIS ARTICLE ARE A MATERIAL INDUCEMENT TO LANDLORD’S ENTERING INTO THE LEASE.
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ARTICLE XXXIII
ENTIRE AGREEMENT
          This Lease and the Exhibits attached hereto, all of which form a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Demised Properties, and there are no covenants, promises, agreements, conditions or understandings heretofore made, either oral or written, between them other than as herein set forth. No modification, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party.
ARTICLE XXXIV
LIABILITY OF PARTIES
     Section 34.01 The obligations of Landlord under this Lease are not personal obligations of the individual members, partners, directors, officers, shareholders, agents or employees of Landlord. Tenant shall look solely to the Demised Properties and the proceeds therefrom for satisfaction of any liability of Landlord and shall not look to other assets of Landlord nor seek recourse against the assets of the individual members, partners, directors, officers, shareholders, agents or employees of Landlord. Whenever Landlord transfers its interest, Landlord shall be automatically released from future performance subsequently arising under this Lease and from all liabilities and expenses hereunder.
     Section 34.02 The obligations of Tenant under this Lease are not personal obligations of the individual members, partners, directors, officers, shareholders, agents or employees of Tenant. Landlord shall not seek recourse against the assets of the individual members, partners, directors, officers, shareholders, agents or employees of Tenant, except pursuant to the Guaranty. If more than one person or entity is named as Tenant hereunder, the obligations under this Lease of all such persons and entities as Tenant shall be joint and several.
ARTICLE XXXV
ATTORNEYS’ FEES
          If any legal action should be commenced in any court regarding any dispute arising between the parties hereto, or their successors and assigns, concerning any provision of this Lease or the rights and duties of any person in relation thereto, then the prevailing party therein shall be entitled to collect its reasonable expenses, attorneys’ fees and court costs, including the same on appeal. As used herein, the term “prevailing party” means the party who, in light of the claims, causes of action, and defenses asserted, is afforded greater relief.
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ARTICLE XXXVI
TIME OF THE ESSENCE; SURVIVAL
          Time is of the essence of every provision of this Lease. Any provision of this Lease explicitly providing for the performance by Tenant of obligations upon or after the expiration or termination of this Lease shall survive any such expiration or termination.
ARTICLE XXXVII
ENVIRONMENTAL
     Section 37.01
          (a) For the purpose of this Lease, the following definitions pertaining to environmental matters shall apply:
     “De Minimis Amounts” means, with respect to any given level of Hazardous Materials, that level or quantity of Hazardous Materials in any form or combination of forms, the use, storage or release of which does not constitute a violation of, or require regulation or remediation under, any Environmental Laws and is customarily employed in the ordinary course of, or associated with, similar business located in the states in which the relevant Demised Property is located.
     “Environmental Conditions” means the conditions of “Environmental Media” (as defined below), and the conditions of any part of the Demised Properties, including but not limited to building materials, which affect or may affect Environmental Media.
     “Environmental Laws” shall mean any federal, state or local law, statute, ordinance, permit condition or regulation pertaining to occupational health and safety, natural resources or environmental protection, including, without limitation: (1) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq. as amended (“CERCLA”), the Solid Waste Disposal Act, 42 U.S.C. 6901 et seq. as amended (“RCRA”), the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, as amended, 33 U.S.C. 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 USC 7401 et seq.; the National Environmental Policy Act of 1970, as amended, 42 USC 4321 et seq.; the Rivers and Harbors Act of 1899, as amended, 33 USC 401 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq. the Endangered Species Act of 1973, as amended, 16 U.S.C. 1531, et seq.; the Occupational Safety and Health Act of 1970, as amended 29 U.S.C. 651, et seq.; the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq. as amended, and all regulations, published governmental policies, and administrative or judicial orders promulgated under or implementing or enforcing said laws; (2) all state or local laws which implement the foregoing federal laws or which pertain to
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occupational health and safety, natural resources or environmental protection: all as amended from time to time, and all regulations, published governmental policies, and administrative or judicial orders promulgated under the foregoing laws that are legally binding and; (3) all federal and state common law, including but not limited to the common law of public or private nuisance, trespass, negligence or strict liability, where such common law pertains to occupational health and safety, natural resources, or environmental protection and all legally binding judicial orders promulgated under said laws.
     “Environmental Media” means soil, fill material, or other geologic materials at all depths, groundwater at all depths, surface water including storm water and sewerage, indoor and outdoor air, and all living organisms, including without limitation all animals and plants, whether such Environmental Media are located on or off the Demised Properties.
     “Hazardous Materials” means any ignitable, reactive, explosive, corrosive, carcinogenic, mutagenic, toxic or radioactive material, whether virgin material, secondary material, by-product, waste or recycled material, defined, regulated or designated as a contaminant, pollutant, hazardous or toxic substance, material, waste, contaminant or pollutant under any Environmental Laws presently in effect or as amended or promulgated in the future, and shall specifically include, without limitation: (a) those materials included within the definitions of “hazardous substances,” “extremely hazardous substances,” “hazardous materials,” “toxic substances” “toxic pollutants,” “hazardous air pollutants” “toxic air contaminants,” “solid waste,” “hazardous waste,” “pollutants,” contaminants” or similar categories under any Environmental Laws; and (b) specifically including, without limitation, any material, waste or substance which contains: (i) petroleum or petroleum derivatives byproducts, including crude oil and any fraction thereof and waste oil; (ii) asbestos; (iii) polychlorinated biphenyls; (iv) formaldehyde; and/or (v) radon.
     “Release” means any active or passive spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into any Environmental Media. For the purposes of this Lease, “Release” also includes any threatened Release.
     “Remedial Activities” means any investigation, work plan preparation removal, repair, cleanup, abatement, remediation, monitored natural attenuation, natural resource damage assessment and restoration, closure, post-closure, detoxification or remedial activity of any kind whatsoever necessary to address Environmental Conditions.
     “Unreimbursed Costs” means any fees or other costs which are not reimbursed or subject to reimbursement pursuant to applicable law or regulations, insurance, contractual indemnities or any other means.
     “Use” means the receipt, handling, generation, storage, treatment, recycling, disposal, transfer, transportation, introduction, or incorporation into, on, about, under or from the Demised Properties.
          (b) Tenant acknowledges that Landlord makes no warranties or representations of any kind, or in any manner or in any form whatsoever, as to the status of
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Environmental Conditions or Hazardous Materials at the Demised Properties. Tenant will conduct at its own expense any investigations regarding Environmental Conditions of the Demised Properties in order to satisfy itself as to the absence or existence of Hazardous Materials contamination of the Demised Properties.
     Section 37.02 From and after the Commencement Date, Tenant shall not be entitled to the Use of any Hazardous Materials at the Demised Properties other than De Minimis Amounts, unless performed in compliance in all material respects with all Environmental Laws and any other applicable local, state and federal statutes, orders, ordinances, rules and regulations. Tenant shall be prohibited from conducting or allowing the Release of Hazardous Materials onto, on, about, under or from the Demised Properties, the exception being sewer or other permitted discharges or Releases or other De Minimis Amounts, in compliance in all material respects with all Environmental Laws. From and after the date of this Lease, Tenant covenants to, and shall, undertake all Remedial Activities required by Environmental Laws or otherwise necessary or appropriate to preserve the value of the Demised Properties or to protect the public health to address any Use or Release of Hazardous Materials after the date of this Lease, caused by Tenant or its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors (“Other Parties”), or otherwise adversely affecting any Demised Property at Tenant’s sole cost and expense, and shall give prompt written notice of same to Landlord. If any Remedial Activities are required by Environmental Laws to be performed at any location other than the Demised Properties, Tenant shall use its best efforts to obtain any required access agreements from third parties.
     Section 37.03 In addition to any other obligation herein, Tenant shall defend, indemnify and hold Landlord Parties free and harmless from any and all claims, losses, liabilities and other obligations of any kind whatsoever that may be made against or incurred by Landlord Parties in connection with (i) the violation of any Environmental Law by Tenant (other than known environmental problems specifically identified in the Environmental Reports), or (ii) Hazardous Materials or Environmental Conditions at, on, under, about or from the Demised Properties during the Lease Term (and in the event of any holding over by Tenant, during any period which Tenant occupies the relevant Demised Property), including without limitation any and all costs and fees of attorneys or experts incurred by Landlord in defending against same except to the extent that such Release is attributable to the gross negligence or willful misconduct of such Landlord Party, as determined by a final nonappealable judgment (or by a judgment which such Landlord Party elects not to appeal) by a court of competent jurisdiction. This and any other right of Landlord under this Lease shall inure to the benefit of Landlord’s successors and assigns, as well as Landlord’s Lenders and/or Fee Mortgagees and their respective successors and assigns as third party beneficiaries.
     Section 37.04 Tenant shall promptly inform Landlord in writing of (i) any and all material enforcement actions or initiation of Remedial Activities (where no Remedial Activities are currently being conducted) or other governmental or regulatory enforcement or remedial actions (excluding routine actions such as permit renewals) instituted, completed or threatened pursuant to any Environmental Laws affecting the Demised Properties; (ii) all claims made or threatened by any third person against Tenant or the Demised Properties relating in any way whatsoever to Hazardous Materials or Environmental Conditions (the matters set forth in clauses
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(i) and (ii) are hereinafter referred to as “Environmental Claims”); (iii) Tenant’s knowledge of any material Release of Hazardous Materials at, on, in, under to or from the Demised Properties or on, in or under any adjoining property. Tenant shall also supply to Landlord promptly after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings, asserted violations or other communications relating in any way to the matters described in this Section.
     Section 37.05 In addition to any other obligations herein, Tenant shall be solely responsible for and shall indemnify and hold harmless all Landlord Parties from and against any and all private or governmental claims, lawsuits, administrative proceedings, judgments, penalties, fines, proceedings, loss, damage, cost, expense or liability arising out of or associated with Tenant’s Use or the presence of Hazardous Materials or Release of Hazardous Materials at, on, under, about or from the Demised Properties during the Lease Term (and in the event of any holding over by Tenant, during any period which Tenant occupies the relevant Demised Property) except to the extent that such Release is attributable to the gross negligence or willful misconduct of such Landlord Party, as determined by a final nonappealable judgment (or by a judgment which such Landlord Party elects not to appeal) by a court of competent jurisdiction. Tenant’s indemnity and release includes, without limitation: (i) such costs associated with Remedial Activities, including all necessary plans and reports, incurred by the U.S. Environmental Protection Agency, or any other federal, state or local governmental agency or entity or by any other person, incurred pursuant to the CERCLA, RCRA, or any other applicable Environmental Laws; (ii) any such oversight charges, fines, damages or penalties arising from the presence or Release of Hazardous Materials, and any related Remedial Activities, incurred pursuant to the provisions of CERCLA, RCRA, or any other applicable Environmental Laws; (iii) any such liability to third parties arising out of the presence or Release of Hazardous Materials for personal injury, bodily injury, or property damage arising under any statutory or common law theory, including damages assessed for the maintenance of a public or private nuisance, the costs of Remedial Activities, or for the carrying on of an abnormally dangerous activity; (iv) all such direct or indirect compensatory, consequential, or punitive damages arising out of any claim based on the presence or such Release of Hazardous Materials or damage or threatened damage to Environmental Conditions; (v) any and all reasonable costs, fees and expenses of attorneys, consultants and experts incurred or sustained in making any investigation on account of any claim, in prosecuting or defending any action brought in connection therewith, in obtaining or seeking to obtain a release therefrom, or in enforcing any of the agreements herein contained; (vi) Rent during any period of Remedial Activities equal to the Base Rent then in effect, or if the Lease has terminated, the Base Rent that was in effect on the Termination Date; and (vii) any action or omission or use of the Demised Properties by any subtenant. The foregoing indemnity shall apply to Tenant’s Use of Hazardous Materials irrespective of whether any of Tenant’s activities were or will be undertaken in accordance with Environmental Laws or other applicable laws, regulations, codes and ordinances. This indemnity is intended to be operable under 42 U.S.C. 9607(e)(1). Tenant specifically agrees that it shall not sue or seek contribution from the Landlord Parties or any successors or assigns thereof for any matter for which Tenant is obligated to provide indemnification under this Section. All reasonable costs and expenses incurred by Landlord for which Tenant is obligated to indemnify Landlord under
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this Section shall be repaid promptly by Tenant to Landlord. This Section shall survive termination of the Lease.
ARTICLE XXXVIII
LANDLORD ASSIGNMENT
     Section 38.01 This Lease shall be fully assignable by the Landlord or its successors and/or assigns, in whole or in part, subject to the terms of Article XXXIV and this Article. In the event that from time to time Landlord desires to partially assign its interest in the Lease with respect to one or more of the Demised Properties, then (a) Landlord will determine the Base Rent allocated to any Demised Properties to be covered by the partial assignment (the “Proposed Allocated Base Rent Amount”) and Landlord shall inform Tenant in writing of the Proposed Allocated Base Rent Amount; then Tenant shall reply in writing to Landlord within five (5) business days after delivery thereof either (i) confirming its acceptance of the Proposed Allocated Base Rent Amount and such confirmed amount shall be the “Allocated Base Rent Amount” or (ii) rejecting such Proposed Allocated Base Rent Amounts due to the same directly causing potential capital lease accounting treatment in a detailed explanation reasonably satisfactory to Landlord and proposing an amount that is as close as possible to the Proposed Allocated Base Rent Amount without triggering potential capital lease accounting treatment and such proposed amount shall be the “Allocated Base Rent Amount,” and if Tenant fails to reply to Landlord within such five business day period, the Proposed Allocated Base Rent Amount shall be deemed approved and shall be the “Allocated Base Rent Amount”; (b) Landlord, at its cost and expense, shall prepare an individual lease agreement (or individual lease agreements, in Landlord’s discretion) in the form attached hereto as Exhibit D with respect to any such Demised Properties (each, an “Individual Lease Agreement”); (c) upon the assignment by Landlord, this Lease shall be amended to exclude any such Demised Properties from the Lease, the Base Rent hereunder shall be reduced by the Allocated Base Rent Amount; and (d) the Base Rent payable under the Individual Lease Agreement(s) will equal the Allocated Base Rent Amount. In such event, each party (including Landlord’s assignee), shall execute any such new Individual Lease Agreement within three (3) business days after Landlord’s delivery thereof. If Tenant fails to deliver such new Individual Lease Agreement within such 3 business day period, then Landlord shall deliver a subsequent written request of such new Individual Lease Agreement (the “New Individual Lease Agreement Second Request”) and Tenant shall be required to deliver such new Individual Lease Agreement within two (2) business days after the New Individual Lease Agreement Second Request. Notwithstanding clause (a) above, after the Original Lease Term and during any Option Period, Landlord shall determine in its sole discretion, the Allocated Base Rent Amount. In addition, Tenant shall execute and deliver to Landlord, any other instruments and documents reasonably requested by Landlord in connection with the sale or assignment, including without limitation a new guaranty (substantially in the form of Exhibit D) of any such Individual Lease Agreement and a commercially reasonable subordination, non-disturbance and attornment agreement that may be requested by Landlord’s assignee’s lenders. In addition, Tenant agrees to cooperate reasonably with Landlord in connection with any such sale or assignment (including, without limitation, agreeing to change the method of payment of Rent if required by Landlord’s assignee). From and after the effective date of any such Individual Lease
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Agreement, Landlord will be released from any liability thereafter arising with respect to the Demised Properties covered thereby. Without limiting the liability of assignee lessor under this Lease following an assignment by Landlord pursuant to this Section, in no event shall Landlord have any liability under any Individual Lease Agreement. Without limiting the foregoing, (x) Tenant agrees that Landlord may agree with any purchaser or assignee of any Demised Property covered by an Individual Lease Agreement to provide (or have a Landlord’s Affiliate provide) asset management and/or act as servicer regarding such Demised Property; and (y) Tenant acknowledges that any Individual Lease Agreement can be a “master lease” agreement covering multiple Demised Properties.
     Section 38.02 Landlord and Tenant agree that this Lease constitutes a true lease and not a financing or other form of transaction. In furtherance of the foregoing, Landlord and Tenant each waives any claim or defense based upon the characterization of this Lease as anything other than a true lease and irrevocably waive any claim or defense which asserts that the Lease is anything other than a true lease. Landlord and Tenant covenant and agree that they will not assert that this Lease is anything but a true lease. Landlord and Tenant each stipulate and agree not to challenge the validity, enforceability or characterization of the Lease of the Demised Properties as a true lease and further stipulate and agree that nothing contained in this Lease creates or is intended to create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like. Landlord and Tenant each shall support the intent of the parties that the Lease of the Demised Properties pursuant to this Lease is a true lease and does not create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs. Tenant believes that this Lease will be treated as an operating lease rather than a capital lease. Landlord will claim all depreciation with respect to the Demised Properties.
     Section 38.03 Landlord and Tenant agree that this Lease constitutes a single and indivisible lease as to all of the Demised Properties collectively, and shall not be subject to severance or division unless and to the extent, pursuant to Section 38.01, Landlord elects to effect a partial assignment of the Lease. In furtherance of the foregoing, and except as may result from the amendment of this Lease to eliminate certain properties and reduce Base Rent in conjunction with the execution of Individual Lease Agreements pursuant to the terms of Section 38.01, Landlord and Tenant each (i) waive any claim or defense based upon the characterization of this Lease as anything other than a master lease of all the Demised Properties and irrevocably waive any claim or defense which asserts that the Lease is anything other than a master lease, (ii) covenant and agree that it will not assert that this Lease is anything but a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Demised Properties, (iii) stipulate and agree not to challenge the validity, enforceability or characterization of the lease of the Demised Properties as a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Demised Properties, and (iv) shall support the intent of the parties that this Lease is a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Demised Properties, if, and to the extent that, any challenge occurs.
MASTER LAND AND BUILDING LEASE

ARTICLE XXXIX
REPLACEMENTS
     Section 39.01 Property Replacements. [THIS PROVISION WILL NOT BE APPLY TO THE GROUND LEASE PROPERTIES] If at any time Tenant intends to discontinue the operation of any Permitted Restaurant Brand restaurant, Tenant may propose to Landlord that Tenant substitute a tract of real property on which Tenant operates another Permitted Restaurant Brand restaurant (a “Replacement Property”) for such Demised Property (each, a “Replaced Property”). Tenant shall submit for Landlord’s review evidence of the fair market value of the proposed Replacement Property satisfactory to Landlord and any Landlord’s Lender and compliant with Landlord’s Lender’s regulatory requirements, as well as current survey, current environmental report, records of any administrative proceedings or environmental claims involving the proposed Replacement Property, current title report and profit/loss statements, if available, for the previous two (2) years of the Replacement Property and similar data with respect thereto, as well as evidence of the fair market value of the proposed Replaced Property satisfactory to Landlord and any Landlord’s Lender and compliant with Landlord’s Lender’s regulatory requirements, and other information with respect to the Replaced Property as Landlord and Landlord’s Lender may request. Provided that (a) the Replacement Property has equivalent or greater fair market value and equivalent or stronger financial operating history than the Replaced Property, each as determined by Landlord in its reasonable discretion, (b) the Replacement Property is located within the same geographical area (and (i) is in a portion of such geographical area with equivalent or better customer demographics and equivalent or less business competition, and (ii) has equivalent or better traffic flows) as the Replaced Property, each as determined in Landlord’s sole good faith discretion, (c) the Replacement Property has no material title or environmental defects, and has no other material liability substantially greater than the Replaced Property on the date of the applicable substitution, all in Landlord’s sole good faith discretion, (d) Tenant has satisfied such other conditions as Landlord or Landlord’s Lenders may impose in their sole discretion, (e) Landlord and Landlord’s Lenders, in their sole discretion, otherwise approve the substitution and (f) such substitution does not violate any, and is in compliance with all the provisions of REMICS, which appear in Sections 860A through 860G of the Internal Revenue Code of 1986, as amended from time to time, then Landlord, within thirty (30) days after the submission of all reports and other information required hereunder (such thirty (30) day period is referred to in this Article as the “Consideration Period”), shall approve the substitution of the Replacement Property for the Replaced Property. Subject to the foregoing, in the event that Landlord fails to approve the proposed substitution, Landlord shall deliver to Tenant a written notice within ten (10) days following the expiration of the Consideration Period, disapproving the proposed substitution and describing which of Landlord’s and/or Landlord’s Lenders’ conditions have not been satisfied. In the event of any such disapproval, Tenant shall have an additional thirty (30) day period from and after the date Landlord’s disapproval notice is delivered to Tenant to submit any additional information to Landlord regarding satisfaction of the foregoing conditions. In the event all the foregoing conditions are still not satisfied, then Landlord shall deliver to Tenant a second written notice within ten (10) days following the expiration of such thirty (30) day period disapproving the proposed substitution and describing which of said conditions have not been satisfied. If all
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other conditions set forth above regarding the proposed substitution have been satisfied except that Landlord believes that the Replacement Property does not have equivalent or greater fair market value to the Replaced Property, then Tenant may, by written notice delivered to Landlord within ten (10) days after Landlord delivers to Tenant Landlord’s second written notice of Landlord’s disapproval of the proposed substitution, invoke the following arbitration procedure to determine whether the Replacement Property has an equivalent or greater fair market value to the Replaced Property (the date when such Tenant’s notice invoking the arbitration is delivered to Landlord is referred to herein as the “Tenant Notice Date”).
               (1) Submission of Proposed Value. Within fifteen (15) days after the Tenant Notice Date, (a) Landlord shall deliver to Tenant an MAI fair market value appraisal for each of the Replacement Property and the Replaced Property supporting its assertion that the fair market value of the Replacement Property is less than the fair market value of the Replaced Property, and (b) Tenant shall deliver to Landlord an MAI fair market value appraisal for each of the Replacement Property and the Replaced Property supporting its assertion that the fair market value of the Replacement Property is equal to or greater than the fair market value of the Replaced Property.
               (2) Appointment and Qualifications of Appraiser. Within thirty (30) days after the Tenant Notice Date, Landlord and Tenant shall each appoint one licensed real estate appraiser who has been active over the previous ten-year (10-year) period in the appraisal of single tenant restaurants within the county in which the applicable Replacement Property is located (each such appraiser chosen pursuant to this subsection (2), an “Appraiser”). Each of Landlord and Tenant shall notify the other party, in writing, of its Appraiser (and the business address thereof) within two (2) business days after the appointment thereof (collectively, the “Appraiser Appointment Notices”). Each of Landlord and Tenant agree that any Appraiser may be (but is not required to be) an appraiser who prepared one or both of the fair market value appraisals delivered by Landlord and Tenant pursuant to subsection (1), above.
               (3) Appointment of Third Appraiser. If each party appoints an Appraiser and notifies the other party in accordance with subsection (2), above, then the two (2) Appraisers shall, within ten (10) days after delivery of the later of the two Appraiser Appointment Notices, agree on and appoint a third Appraiser (whom shall be a licensed real estate appraiser with all other qualifications for the initial two Appraisers chosen by the parties as set forth in subsection (2), above) and provide prompt written notice to Landlord and Tenant of such third Appraiser and the business address thereof. If the two (2) Appraisers fail to agree on and appoint a third Appraiser within such ten (10) day period, then either party may elect to have the third Appraiser selected by the AAA by delivering written notice thereof to the other party. In such event, the electing party shall petition the AAA (with a copy to the other party) to so determine the third Appraiser and the parties shall cooperate reasonably with each other and the AAA (including, without limitation, by responding promptly to any requests for information made by the AAA) in connection with such determination. The decision of the AAA shall be final and conclusive as to the identity of the third Appraiser.
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               (4) Appraisers’ Decision. Within thirty (30) days after the appointment of the third Appraiser, the three (3) Appraisers shall decide whether the fair market value of the Replacement Property is equal to or greater than the fair market value of the Replaced Property and shall notify Landlord and Tenant in writing of each Appraiser’s decision. The decision of the majority of the three (3) Appraisers shall be binding on Landlord and Tenant (subject to subsection (5), below) and if Tenant is the “Prevailing Party” (as defined in subsection (6), below), then the Replacement Property shall be deemed approved by Landlord. The determination of each Appraiser shall be limited to the sole issue of, and each Appraiser shall have neither the right nor the power to determine any issue other than, whether the fair market value of the Replacement Property is equal to or greater than the fair market value of the Replaced Property, as determined by such Appraiser.
               (5) If Only One Appraiser Is Appointed. If either Landlord or Tenant fails to appoint an Appraiser within thirty (30) days after the Tenant Notice Date or fails to deliver an Appraiser Appointment Notice in accordance with subsection (2), above, and the other party does appoint an Appraiser within such thirty (30) day period and delivers an Appraiser Appointment Notice in accordance with subsection (2), above, then the Appraiser timely appointed by such other party shall reach a decision regarding whether the fair market value of the Replacement Property is equal to or greater than the fair market value of the Replaced Property, as determined by such Appraiser, and notify Landlord and Tenant of that decision within thirty (30) days after such Appraiser’s appointment. In such event, such Appraiser’s decision shall be binding on Landlord and Tenant.
               (6) Cost of Arbitration. If the Appraisers (or Appraiser, pursuant to subsection (5), above) determine that the fair market value of the Replacement Property is equal to or greater than the fair market value of the Replaced Property, then Landlord shall be deemed the “Losing Party” and Tenant shall be deemed the “Prevailing Party.” If the Appraisers (or Appraiser, pursuant to subsection (5), above) determine that the fair market value of the Replacement Property is less than the fair market value of the Replaced Property, then Tenant shall be deemed the “Losing Party” and Landlord shall be deemed the “Prevailing Party.” Each party shall initially pay the fees and expenses of its legal counsel, appointed appraiser, appraisals, one-half of the fees of the third appraiser, and one-half the fees of the AAA (if applicable), provided, however, that the Losing Party shall be obligated to reimburse the Prevailing Party for all costs of the arbitration paid by the Prevailing Party promptly upon the completion of the arbitration procedure set forth in this Section (including fees and expenses of the Prevailing Party’s legal counsel, appointed appraiser, appraisals, and its one-half share of the fees of the third appraiser, and the AAA (if applicable)).
          In the event Landlord agrees to the substitution of the Replacement Property for the Replaced Property, Tenant shall execute and deliver to Landlord such instruments and documents as Landlord shall reasonably require in connection therewith, including without limitation a special warranty or similar deed and an amendment to this Lease, and Landlord shall convey the Replaced Property to Tenant (or Tenant’s designee) as is, with all faults, without any
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express or implied warranties. Tenant shall pay all expenses incurred by Landlord pursuant to this Section, including without limitation, Landlord’s, Landlord’s Affiliates and Landlord’s Lenders’ legal fees and expenses, and the costs of any title policies (owner’s and/or lender’s) on the Replacement Property, and Tenant shall be responsible for all Rent (including real property taxes) on the Replaced Property up to the date of transfer. In addition to the foregoing restrictions, Tenant may not substitute during the entire Lease Term an aggregate of more than ten percent (10%) of the Demised Properties (rounding up) covered by this Lease as of the Commencement Date.
     Section 39.02 Economic Replacements. In lieu of Tenant substituting a Replaced Property with a Replacement Property, Tenant shall have the option of substituting a Replaced Property with an Economic Replacement (defined below) so long as the Economic Replacement is reasonably acceptable to Landlord and the following conditions are satisfied:
          (a) Tenant shall give not less than one hundred eighty (180) days prior written notice to Landlord specifying the date Tenant intends for the substitution to occur (the “Substitution Date”) and describing in detail the Economic Replacement proposed by Tenant.
          (b) Tenant shall cooperate with Landlord in the event Landlord wishes to effect a tax-deferred exchange.
          (c) Tenant shall deliver to Landlord on or before the Substitution Date the Economic Replacement and any and all information and documentation regarding same as may be reasonably requested by Landlord.
          (d) Tenant shall execute and deliver to Landlord such instruments and documents as Landlord shall reasonably require in connection with the Economic Replacement.
As used herein, “Economic Replacement” shall mean (i) a sum of money in immediately available funds equal to the Market Rent of the Replaced Property plus an amount, if any, which together with the Market Rent of the Replaced Property, shall be sufficient to enable Landlord to purchase, through means and sources customarily employed and available to Landlord, direct, non-callable obligations of the United States of America that provide for payments prior, but as close as possible, to all successive monthly Base Rent payment dates occurring after the Substitution Date and to the end of the Lease Term, with each such payment being equal to or greater than the amount of the Base Rent allocated to the Replaced Property for the balance of the Lease Term, (ii) Guaranteed Investment Certificates issued by a financial institution acceptable to Landlord that provide for payments prior, but as close as possible, to all successive monthly Base Rent payment dates occurring after the Substitution Date and to the end of the Lease Term, with each such payment being equal to or greater than the amount of the Base Rent allocated to the Replaced Property for the balance of the Lease Term or (iii) any other economic substitution acceptable to Landlord in its sole good faith discretion.
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ARTICLE XL
GUARANTY
          Guarantor shall guaranty Tenant’s obligations under this Lease pursuant to the Guaranty Agreement substantially in the form of Exhibit E, executed and delivered to Landlord as of the Commencement Date (the “Guaranty”).
ARTICLE XLI
LANDLORD’S RIGHTS UNDER LEASE
          Any and all rights of Landlord under this Lease shall inure to the benefit of Landlord’s successors and assigns, as well as Landlord’s Lenders and/or any Fee Mortgagees and their respective successors and assigns as third party beneficiaries.
ARTICLE XLII
PATRIOT ACT
     Section 42.01 Tenant represents and warrants that none of Tenant, or Guarantor, their respective officers and directors, and their respective direct or indirect owners regardless of the number of tiers of ownership (each such owner, a “Beneficial Owner”) (a) is a Person (as defined below) whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (c) is a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order. If Tenant shall at any time determine that an officer, director or Beneficial Owner of Tenant is or has become subject to Executive Order 13224 or is a Person listed on the list referenced in foregoing clause (c) or subject to the limitations or prohibitions referenced in such clause, Tenant will take such steps as a result of such determination as may be required by applicable law. As used in this Article, “Person” means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other entity, any government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
     Section 42.02 Tenant represents and warrants that each of Tenant and Guarantor is in compliance with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001), and each of the officers, directors and Beneficial
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Owners of Tenant and Guarantor is in compliance with such statutes, enabling legislation or executive orders to the extent applicable to such Persons.
ARTICLE XLIII
LIQUOR PROVISIONS
          Landlord may require Tenant to obtain Commercial General Liability insurance regarding liquor liability (in amounts and otherwise consistent with the requirements set forth in Article XI) for any sites that serve liquor or other alcoholic beverages, and in connection with any repossession of the Demised Properties pursuant to Article XVI, Tenant (on behalf of itself and any affiliate of Tenant holding a liquor license with respect to the Demised Properties) shall, at no cost and expense to Tenant, provide reasonable cooperation in transferring any liquor license to Landlord, or in assisting Landlord in obtaining a liquor license where necessary or advisable.
ARTICLE XLIV
ADDENDA
          The following exhibits and schedule have been agreed to by the parties and attached hereto or initialed by the parties prior to the execution hereof, it being the intention of the parties that they shall become a binding part of this Lease as if fully set forth herein.

Exhibit A	Location/Address/Legal Descriptions of Real Properties
Exhibit B	Form of Tenant’s Estoppel Certificate
Exhibit C	Form of Memorandum of Lease
Exhibit D	Form of Individual Lease Agreement
Exhibit E	Form of Individual Lease Guaranty
Exhibit F	Form of Guaranty
Exhibit G	Form of SNDA
Exhibit H	Form of Alabama Broker’s Lien Affidavit
Schedule 1	Restaurant Equipment
Schedule 2	Environmental Reports
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ARTICLE XLV
COUNTERPARTS
          This Lease may be executed in counterparts and shall be binding on all the parties hereto as if one document had been signed. The delivery of an executed copy of this Lease by facsimile transmission shall have the same force and effect as the delivery of the original, signed copy of this Lease.
ARTICLE XLVI
STATE SPECIFIC PROVISIONS
[SUBJECT TO TENANT’S LOCAL COUNSEL’S REVIEW]
     Section 46.01 Missouri. Without limiting the choice of law provision set forth in Article XXXII, the following provisions shall apply to the extent that the laws of the State of Missouri govern the interpretation or enforcement of this Lease with respect to any Demised Properties located in the State of Missouri:
          (a) THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.
     Section 46.02 Texas. Without limiting the choice of law provision set forth in Article XXXII, the following provisions shall apply to the extent that the laws of the State of Texas govern the interpretation or enforcement of this Lease with respect to any Demised Properties located in the State of Texas:
          (a) Landlord and Tenant acknowledge and agree that Landlord and Tenant are knowledgeable and experienced in commercial transactions. Landlord and Tenant acknowledge and agree that each provision of this Lease for determining Base Rent, Additional Rent and other charges and amounts payable by Tenant under this Lease (i) constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 of the Texas Property Code, and (ii) is commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges, as to each such charge or amount. ACCORDINGLY, TENANT VOLUNTARILY AND KNOWINGLY WAIVES TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHTS AND BENEFITS OF TENANT UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE.
          (b) The following is hereby added to the end of subsection 3.03(b):
     “Tenant hereby waives any right it may have under Section 41.413 of the Texas Tax Code to protest the appraised value of all or any portion of the Demised Properties, and any right it may have under Section 42.015 of the Texas Tax Code to appeal an order of the appraisal review board
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with respect to all or any portion of the Demised Properties. Tenant agrees that Landlord shall have the sole right to protest any appraisals of the Demised Properties. Tenant also hereby waives any right it may have to receive a copy of any notice received by Landlord of reappraisal of all or any portion of the Demised Properties, including without limitation any notice required under Section 41.413(d) of the Texas Tax Code. Tenant agrees that Landlord shall not be liable to Tenant for any damages for Landlord’s failure to send to Tenant a copy of any notice of reappraisal concerning the Demised Properties, irrespective of any obligation under applicable law of Landlord to provide such notice. Notwithstanding the foregoing, if Tenant protests, challenges or appeals any valuation for property tax purposes of all or any portion of the Demised Properties, and such valuation increases from the value protested, appealed or challenged, Tenant agrees to indemnify Landlord on an after-tax basis for any property taxes due as a result of such increase.”
          (c) Article VIII is hereby amended by inserting the words “and the Texas Accessibilities Act,” after the phrase “all Environmental Laws and the American With Disabilities Act,” in the first sentence thereof.
          (d) Section 10.02 of this Lease is hereby deleted and replaced with the following:
     “IN ADDITION TO ANY AND ALL OTHER OBLIGATIONS OF TENANT UNDER THIS LEASE (INCLUDING WITHOUT LIMITATION UNDER ANY INDEMNITY OR SIMILAR PROVISION SET FORTH HEREIN), TO THE EXTENT PERMITTED BY LAW TENANT HEREBY FULLY AND FOREVER RELEASES, DISCHARGES, ACQUITS, INDEMNIFIES, PROTECTS, AND AGREES TO DEFEND (WITH COUNSEL SELECTED BY TENANT AND APPROVED BY LANDLORD (OR LANDLORD’S LENDERS), SUCH APPROVAL NOT TO BE UNREASONABLY WITHHELD, DELAYED OR CONDITIONED) AND HOLD ALL LANDLORD PARTIES WHOLLY FREE AND HARMLESS OF, FROM AND AGAINST ANY AND ALL LOSSES (INCLUDING WITHOUT LIMITATION, SUBJECT TO THE TERMS OF THIS SECTION, DIMINUTION IN THE VALUE OF THE DEMISED PROPERTIES, NORMAL WEAR AND TEAR EXCEPTED), CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, SETTLEMENTS, OBLIGATIONS, LIABILITIES, COSTS, PENALTIES, FINES, DAMAGES, INJURY, JUDGMENTS, FORFEITURE, OR EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS’, CONSULTANT, TESTING AND INVESTIGATION AND EXPERT FEES AND COURT COSTS), WHETHER KNOWN OR UNKNOWN, WHETHER LIQUIDATED OR UNLIQUIDATED: (A) ARISING OUT OF OR IN ANY WAY RELATED TO OR RESULTING DIRECTLY OR
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INDIRECTLY FROM: (I) THE USE, OCCUPANCY OR ACTIVITIES OF TENANT, ITS SUBTENANTS, AGENTS, EMPLOYEES, CONTRACTORS OR INVITEES IN OR ABOUT THE DEMISED PROPERTIES; (II) ANY FAILURE ON THE PART OF TENANT TO COMPLY WITH ANY APPLICABLE LAW, CODE OR REGULATION, INCLUDING WITHOUT LIMITATION ALL ENVIRONMENTAL LAWS; (III) ANY DEFAULT UNDER THIS LEASE OR ANY BREACH OR DEFAULT BY TENANT UNDER ANY OTHER TRANSACTION DOCUMENT (AS DEFINED BELOW) (INCLUDING WITHOUT LIMITATION AS A RESULT OF ANY TERMINATION BY LANDLORD, FOLLOWING AN EVENT OF DEFAULT, OF ANY SUBLEASE, LICENSE, CONCESSION, OR OTHER CONSENSUAL ARRANGEMENT FOR POSSESSION ENTERED INTO BY TENANT AND AFFECTING ANY OF THE DEMISED PROPERTIES PURSUANT TO SECTION 16.07); (IV) ANY OTHER LOSS, INJURY OR DAMAGE DESCRIBED IN SECTION 10.01 ABOVE; (V) IN CONNECTION WITH MOLD AT ANY DEMISED PROPERTY; (VI) WORK OR LABOR PERFORMED, MATERIALS OR SUPPLIES FURNISHED TO OR AT THE REQUEST OF TENANT OR IN CONNECTION WITH OBLIGATIONS INCURRED BY OR PERFORMANCE OF ANY WORK DONE FOR THE ACCOUNT OF TENANT IN, ON OR ABOUT THE DEMISED PROPERTIES; AND (B) ARISING OUT OF OR IN ANY WAY RELATED TO OR RESULTING DIRECTLY OR INDIRECTLY FROM THE PRESENCE OR “RELEASE” (AS DEFINED IN ARTICLE XXXVII) AT, ON, UNDER, TO OR FROM THE DEMISED PROPERTIES OF HAZARDOUS MATERIALS, EVEN THOUGH CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT) OF LANDLORD PARTIES. ALL OF THE PERSONAL OR ANY OTHER PROPERTY OF TENANT KEPT OR STORED AT, ON OR ABOUT THE DEMISED PROPERTIES SHALL BE KEPT OR STORED AT THE SOLE RISK OF TENANT. WITHOUT LIMITING THE FOREGOING, EXCEPT AS PROVIDED IN ARTICLE XXXV, TENANT SHALL PAY ON DEMAND ALL FEES AND COSTS OF LANDLORD (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND COSTS) IN CONNECTION WITH ANY ENFORCEMENT BY LANDLORD OF THE TERMS OF THIS LEASE AND ANY AMENDMENT TO THIS LEASE REQUESTED BY TENANT. NOTWITHSTANDING THE FOREGOING, THE INDEMNITY SET FORTH IN THIS SECTION 10.02 SHALL NOT BE APPLICABLE TO ANY CLAIM AGAINST ANY LANDLORD PARTY TO THE EXTENT, AND ONLY TO THE EXTENT, SUCH CLAIM IS DIRECTLY ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY LANDLORD PARTY, AS DETERMINED BY A FINAL
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NONAPPEALABLE JUDGMENT (OR BY A JUDGMENT WHICH SUCH LANDLORD PARTY ELECTS NOT TO APPEAL) BY A COURT OF COMPETENT JURISDICTION. “TRANSACTION DOCUMENTS” MEANS COLLECTIVELY THIS LEASE, THE GUARANTY, THE PURCHASE AND SALE AGREEMENT BETWEEN LANDLORD AND TENANT, THE DEEDS EXECUTED BY TENANT IN FAVOR OF LANDLORD RELATING TO THE DEMISED PROPERTIES AND THE ESTOPPEL CERTIFICATES EXECUTED BY TENANT IN FAVOR OF LANDLORD RELATING TO THE DEMISED PROPERTIES, EACH OF WHICH ARE DATED OF EVEN DATE HEREWITH, AND ANY OTHER AGREEMENTS ENTERED INTO BY AND BETWEEN LANDLORD AND TENANT REGARDING ANY OF THE FOREGOING OR THE DEMISED PROPERTIES.”
          (e) The last sentence of Section 16.02(a) is hereby amended as follows:
     “If Landlord elects to terminate this Lease or to terminate Tenant’s right to possession without terminating the Lease, or if Tenant’s right to possession is otherwise terminated by operation of law, then Landlord may, to the extent not prohibited under applicable law, recover as damages from Tenant the following: (i) all Rent then due under the Lease through the date of termination; (ii) the Rent due for the remainder of the Lease Term in excess of the fair market rental value of the Demised Properties for the remainder of the Lease Term, including without limitation any and all Additional Rent (each discounted by the discount rate of the Federal Reserve Bank of San Francisco plus one percent (1%)); (iii) the cost of reletting the Demised Properties, including without limitation the anticipated period of vacancy until such Demised Properties can be re-let at their fair market rental values; and (iv) any other costs and expenses that Landlord may reasonably incur in connection with the Event of Default.”
          (f) The following is hereby added to the end of Section 16.02 as subsections 16.02(c-d):
     “(c) Alter Locks. Landlord may alter the locks and any other security device or devices which allow Tenant access to the Demised Properties and/or the building of which the Demised Properties form a part, and Landlord shall not be required to provide a new key or right of access to Tenant, and restrict or terminate any right to use parking facilities associated with such building as well as utility services to the Demised Properties. This Section is intended to and shall supersede the provisions of Section 93.002 of the Texas Property Code. TENANT AGREES THAT LANDLORD SHALL NOT BE LIABLE FOR ANY
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DAMAGES RESULTING TO TENANT FROM SUCH ACTION CAUSED BY NEGLIGENCE OF LANDLORD.”
     “(d) Perform Acts. Landlord may enter upon the Demised Properties without being liable for prosecution or any claim of damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses including, without limitation, reasonable attorneys’ fees which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, together with interest thereon at the maximum rate allowed under applicable law from the date Landlord incurs the expense in question until Landlord is reimbursed therefor. TENANT AGREES THAT LANDLORD SHALL NOT BE LIABLE FOR ANY DAMAGES RESULTING TO TENANT FROM SUCH ACTION, WHETHER CAUSED BY NEGLIGENCE OF LANDLORD OR OTHERWISE.”
          (g) The following is hereby added to the end of Section 16.06 of this Lease:
     “For purposes of this Lease, “the maximum rate allowed under applicable law” shall mean the maximum nonusurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged, or received on the indebtedness owed to Landlord under this Lease under the laws which are presently in effect of the United States of America and the State of Texas applicable to Landlord and such indebtedness or, to the extent permitted by law, under such applicable laws of the United States of America and the State of Texas which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. To the extent that Chapter 303 of the Texas Finance Code, as amended (the “Act”), is relevant to Landlord for the purposes of determining the maximum rate permitted by law, Landlord elects to determine such applicable legal rate under the Act pursuant to the “weekly ceiling,” pursuant to and subject to the terms of the Act, and further subject to any right Landlord may have subsequently, under applicable law, to change the method of determining the maximum rate permitted by law.”
          (h) Article XXIV of this Lease is hereby deleted and replaced with the following:
     “If Tenant holds over in possession after the expiration of the Lease Term, then such holding over shall not be deemed to extend the Lease Term or renew this Lease, but rather the tenancy thereafter shall continue as a tenancy at sufferance pursuant to the terms and conditions herein contained, at One Hundred Fifty percent (150%) of the Base Rent otherwise then applicable (in addition to all Additional Rent); and Tenant
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shall be responsible for the consequences of any unauthorized holdover and shall indemnify, defend, protect (with counsel selected by Landlord) and hold Landlord Parties wholly free and harmless of, from and against any and all damages, losses, costs, expenses and claims arising therefrom, including reasonable attorneys fees and costs. TENANT AGREES THAT LANDLORD PARTIES SHALL NOT BE LIABLE FOR ANY DAMAGES RESULTING TO TENANT FROM SUCH ACTION, EVEN THOUGH CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF LANDLORD PARTIES.”
          (i) The following is hereby added to the end of subsection (2) of the definition of “Environmental Laws” in subsection 37.01(a) of this Lease:
“including without limitation, the Texas Solid Waste Disposal Act, as now or hereafter amended, Tex. Rev. Civ. Stat. Ann. Articles 4477-7 et seq., the Texas Water Quality Control Act, as now or hereafter amended, Tex. Water Code Ann. Sections 26.001 et seq., the Texas Clean Air Act, as now or hereafter amended, Tex. Rev. Civ. Stat. Ann. Articles 4477-5 et seq., and all other corresponding or related State of Texas and local statutes, ordinances and regulations”
          (j) Section 37.03 of this Lease is hereby deleted and replaced with the following:
     “IN ADDITION TO ANY OTHER OBLIGATION HEREIN, TENANT SHALL DEFEND, INDEMNIFY AND HOLD LANDLORD PARTIES FREE AND HARMLESS FROM ANY AND ALL CLAIMS, LOSSES, LIABILITIES AND OTHER OBLIGATIONS OF ANY KIND WHATSOEVER THAT MAY BE MADE AGAINST OR INCURRED BY LANDLORD PARTIES IN CONNECTION WITH (I) THE VIOLATION OF ANY ENVIRONMENTAL LAW, OR (II) HAZARDOUS MATERIALS OR ENVIRONMENTAL CONDITIONS AT, ON, UNDER, ABOUT OR FROM THE DEMISED PROPERTIES DURING THE LEASE TERM (AND IN THE EVENT OF ANY HOLDING OVER BY TENANT, DURING ANY PERIOD WHICH TENANT OCCUPIES THE RELEVANT DEMISED PROPERTY), INCLUDING WITHOUT LIMITATION ANY AND ALL COSTS AND FEES OF ATTORNEYS OR EXPERTS INCURRED BY LANDLORD IN DEFENDING AGAINST SAME EVEN THOUGH CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT) OF LANDLORD PARTIES; PROVIDED, HOWEVER, THAT THE FOREGOING INDEMNITY SHALL NOT BE APPLICABLE TO ANY LANDLORD PARTY TO THE EXTENT THE APPLICABLE CLAIM IS DIRECTLY ATTRIBUTED TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY LANDLORD PARTY, AS DETERMINED
MASTER LAND AND BUILDING LEASE

BY A FINAL NONAPPEALABLE JUDGMENT (OR BY A JUDGMENT WHICH SUCH LANDLORD PARTY ELECTS NOT TO APPEAL) BY A COURT OF COMPETENT JURISDICTION. THIS AND ANY OTHER RIGHT OF LANDLORD UNDER THIS LEASE SHALL INURE TO THE BENEFIT OF LANDLORD’S SUCCESSORS AND ASSIGNS, AS WELL AS LANDLORD’S LENDERS AND/OR FEE MORTGAGEES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS AS THIRD PARTY BENEFICIARIES.”
          (k) Section 37.05 of this Lease is hereby deleted and replaced with the following:
     “IN ADDITION TO ANY OTHER OBLIGATIONS HEREIN, TENANT SHALL BE SOLELY RESPONSIBLE FOR AND SHALL INDEMNIFY AND HOLD HARMLESS ALL LANDLORD PARTIES FROM AND AGAINST ANY AND ALL PRIVATE OR GOVERNMENTAL CLAIMS, LAWSUITS, ADMINISTRATIVE PROCEEDINGS, JUDGMENTS, PENALTIES, FINES, PROCEEDINGS, LOSS, DAMAGE, COST, EXPENSE OR LIABILITY DIRECTLY OR INDIRECTLY ARISING OUT OF OR ASSOCIATED IN ANY MANNER WHATSOEVER WITH TENANT’S USE OR THE PRESENCE OF HAZARDOUS MATERIALS OR RELEASE OF HAZARDOUS MATERIALS AT, ON, UNDER, ABOUT OR FROM THE DEMISED PROPERTIES DURING THE LEASE TERM (AND IN THE EVENT OF ANY HOLDING OVER BY TENANT, DURING ANY PERIOD WHICH TENANT OCCUPIES THE RELEVANT DEMISED PROPERTY), EVEN THOUGH CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT) OF LANDLORD PARTIES. TENANT’S INDEMNITY AND RELEASE INCLUDES, WITHOUT LIMITATION: (I) THE COSTS ASSOCIATED WITH REMEDIAL ACTIVITIES, INCLUDING ALL NECESSARY PLANS AND REPORTS, INCURRED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY, OR ANY OTHER FEDERAL, STATE OR LOCAL GOVERNMENTAL AGENCY OR ENTITY OR BY ANY OTHER PERSON, INCURRED PURSUANT TO THE CERCLA, RCRA, OR ANY OTHER APPLICABLE ENVIRONMENTAL LAWS; (II) ANY OVERSIGHT CHARGES, FINES, DAMAGES OR PENALTIES ARISING FROM THE PRESENCE OR RELEASE OF HAZARDOUS MATERIALS, AND ANY RELATED REMEDIAL ACTIVITIES, INCURRED PURSUANT TO THE PROVISIONS OF CERCLA, RCRA, OR ANY OTHER APPLICABLE ENVIRONMENTAL LAWS; (III) ANY LIABILITY TO THIRD PARTIES ARISING OUT OF THE PRESENCE OR RELEASE OF HAZARDOUS MATERIALS FOR PERSONAL INJURY, BODILY INJURY, OR PROPERTY DAMAGE ARISING UNDER ANY STATUTORY OR COMMON LAW THEORY, INCLUDING
MASTER LAND AND BUILDING LEASE

DAMAGES ASSESSED FOR THE MAINTENANCE OF A PUBLIC OR PRIVATE NUISANCE, THE COSTS OF REMEDIAL ACTIVITIES, OR FOR THE CARRYING ON OF AN ABNORMALLY DANGEROUS ACTIVITY; (IV) ALL DIRECT OR INDIRECT COMPENSATORY, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF ANY CLAIM BASED ON THE PRESENCE OR RELEASE OF HAZARDOUS MATERIALS OR DAMAGE OR THREATENED DAMAGE TO ENVIRONMENTAL CONDITIONS; (V) ANY AND ALL REASONABLE COSTS, FEES AND EXPENSES OF ATTORNEYS, CONSULTANTS AND EXPERTS INCURRED OR SUSTAINED IN MAKING ANY INVESTIGATION ON ACCOUNT OF ANY CLAIM, IN PROSECUTING OR DEFENDING ANY ACTION BROUGHT IN CONNECTION THEREWITH, IN OBTAINING OR SEEKING TO OBTAIN A RELEASE THEREFROM, OR IN ENFORCING ANY OF THE AGREEMENTS HEREIN CONTAINED; (VI) RENT DURING ANY PERIOD OF REMEDIAL ACTIVITIES EQUAL TO THE BASE RENT THEN IN EFFECT, OR IF THE LEASE HAS TERMINATED, THE BASE RENT THAT WAS IN EFFECT ON THE TERMINATION DATE; AND (VII) ANY ACTION OR OMISSION OR USE OF THE DEMISED PROPERTIES BY ANY SUBTENANT; PROVIDED, HOWEVER, THAT THE FOREGOING INDEMNITY SHALL NOT BE APPLICABLE TO ANY LANDLORD PARTY TO THE EXTENT THE APPLICABLE CLAIM IS DIRECTLY ATTRIBUTED TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY LANDLORD PARTY, AS DETERMINED BY A FINAL NONAPPEALABLE JUDGMENT (OR BY A JUDGMENT WHICH SUCH LANDLORD PARTY ELECTS NOT TO APPEAL) BY A COURT OF COMPETENT JURISDICTION. THE FOREGOING INDEMNITY SHALL APPLY TO TENANT’S USE OF HAZARDOUS MATERIALS IRRESPECTIVE OF WHETHER ANY OF TENANT’S ACTIVITIES WERE OR WILL BE UNDERTAKEN IN ACCORDANCE WITH ENVIRONMENTAL LAWS OR OTHER APPLICABLE LAWS, REGULATIONS, CODES AND ORDINANCES. THIS INDEMNITY IS INTENDED TO BE OPERABLE UNDER 42 U.S. C.? 9607(E)(1). TENANT SPECIFICALLY AGREES THAT IT SHALL NOT SUE OR SEEK CONTRIBUTION FROM ANY INDEMNITY OR ANY SUCCESSORS OR ASSIGNS THEREOF IN ANY MATTER RELATING TO ANY HAZARDOUS MATERIAL LIABILITY EXCEPT AS A RESULT OF THE GROSS NEGLIGENCE OF LANDLORD OR OTHER LANDLORD PARTIES ON THE DEMISED PROPERTIES. ALL COSTS AND EXPENSES RELATED TO THIS PARAGRAPH INCURRED BY LANDLORD SHALL BE REPAID PROMPTLY BY TENANT TO LANDLORD. THIS SECTION SHALL SURVIVE TERMINATION OF THE LEASE.”
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          (l) The following is hereby added to the end of Section 46.03 of this Lease as subsection 46.03(h):
     “(h) TO THE EXTENT ALLOWED BY LAW, THIS SECTION 46.03 SHALL BE EFFECTIVE AS A WAIVER OF, AND TENANT WAIVES, ANY AND ALL RIGHTS, REMEDIES, CLAIMS AND DEFENSES TO WHICH TENANT MAY OTHERWISE HAVE BEEN ENTITLED UNDER ANY SURETYSHIP LAWS OR SIMILAR LAWS IN EFFECT FROM TIME TO TIME INCLUDING, BUT NOT LIMITED TO, CHAPTER 34 OF THE TEXAS BUSINESS AND COMMERCE CODE, RULE 31 OF THE TEXAS RULES OF CIVIL PROCEDURE, AND SECTION 17.001 OF THE TEXAS CIVIL PRACTICE & REMEDIES CODE. IN ADDITION, TO THE EXTENT ALLOWED BY LAW, TENANT WAIVES ALL RIGHTS, REMEDIES, CLAIMS AND DEFENSES UNDER SECTIONS 91.004, 93.002 AND 93.003 OF THE TEXAS PROPERTY CODE AND ANY DEFENSE, RIGHT OF OFFSET OR OTHER CLAIM WHICH TENANT MAY HAVE AGAINST LANDLORD, WHICH TENANT MAY HAVE AGAINST LANDLORD, AND ALL RIGHTS OF REDEMPTION, HOMESTEAD, DOWER, AND OTHER RIGHTS OR EXEMPTIONS OF EVERY KIND, WHETHER UNDER COMMON LAW OR BY STATUTE. TENANT HEREBY SPECIFICALLY WAIVES ALL RIGHTS WHICH IT MIGHT OTHERWISE HAVE TO WITHHOLD THE PAYMENT OF RENT. THE IMMEDIATELY PRECEDING SENTENCE SHALL NOT BE DEEMED TO DENY TENANT THE ABILITY OF PURSUING ALL RIGHTS GRANTED IT UNDER THIS LEASE OR AT LAW (WITH THE EXCEPTION OF ANY RIGHT OF TENANT TO OFFSET OR WITHHOLD THE PAYMENT OF RENT, WHICH IS HEREBY WAIVED TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW); HOWEVER, AS CONTEMPLATED IN TEXAS RULE OF CIVIL PROCEDURE 174(b), AS AMENDED FROM TIME TO TIME, AT THE DIRECTION OF LANDLORD, TENANT’S CLAIMS IN THIS REGARD SHALL BE LITIGATED IN PROCEEDINGS DIFFERENT FROM ANY LITIGATION INVOLVING RENT CLAIMS OR OTHER CLAIMS BY LANDLORD AGAINST TENANT (I.E., EACH PARTY MAY PROCEED TO A SEPARATE JUDGMENT WITHOUT CONSOLIDATION, COUNTERCLAIM OR OFFSET AS TO THE CLAIMS ASSERTED BY THE OTHER PARTY). TO THE EXTENT ALLOWED BY LAW, TENANT ADDITIONALLY WAIVES THE BENEFIT OF ANY STATUTE OF LIMITATIONS AFFECTING TENANT’S LIABILITY HEREUNDER.”
          (m) With respect to a property substitution under Articles XII, XIII, XVI or XXXIX under the Lease, the parties shall timely satisfy the applicable statutory requirements of
MASTER LAND AND BUILDING LEASE

Texas Water Code Chapter 49, Texas Natural Resources Code Section 33.135 and Texas Property Code Section 5.011, and any other applicable statutory notice that is then in effect.
          (n) Landlord and Tenant agree that the provisions in the Lease for an SNDA Default Fee and an Estoppel Certificate Default Fee are liquidated damages for the consequences of being imposed, and that it would be difficult or impossible to ascertain Landlord’s damages for Tenant’s failure to comply with the applicable provisions in this Lease causing them to be so imposed, and that the SNDA Default Fee and the Estoppel Certificate Default Fee are a reasonable estimate of the damages which Landlord would incur and not a penalty.
     Section 46.03 Florida. Without limiting the choice of law provision set forth in Article XXXII, the following provisions shall apply to the extent that the laws of the State of Florida govern the interpretation or enforcement of this Lease with respect to any Demised Properties located in the State of Florida:
          (a) The following is added to the end of Article VI (c): “Prior to commencement by Tenant of any work on the Demised Properties, Tenant will record or file a notice of commencement (“Notice of Commencement”) in the land records of the county in which the Demised Properties is located identifying Tenant as the party for whom such work is being performed, stating such other matters as may be required by law and requiring the service of copies of all notices, liens or claims of lien upon Landlord. The Notice of Commencement shall clearly reflect that the interest of Tenant in the Premises is that of a leasehold estate. A copy of the Notice of Commencement will be furnished to and approved by Landlord and its attorneys prior to the recording or filing.”
          (b) The following is added to the end of Article VI as new subsections (f) and (g):
     “(f) The interest of Landlord in the Demised Properties shall not be subject in any way to any liens, including any lien rights under Chapter 713, Florida Statutes, for improvements to or other work performed to the Demised Properties by or on behalf of Tenant. Tenant shall have no power or authority to create any lien or permit any lien to attach to the present estate, reversion, or other interest of the Landlord in the Demised Properties. All mechanics, materialmen, contractors, laborers, artisans, suppliers, and other parties contracting with Tenant, its representatives or contractors with respect to the Demised Properties are hereby given notice that they must look solely to the Tenant to secure payment for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding any of the Demised Properties through or under Tenant during the term of this Lease. The foregoing provisions are made with express reference to Section 713.10, Florida Statutes (2005). Tenant shall notify every contractor making improvements to the Demised Properties that the interest of the Landlord in the Demised Properties shall not be subject to liens for improvements to or other work performed with respect to the Demised Properties by or on behalf of Tenant..
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     “(g) Tenant shall discharge any lien filed against the Demised Properties, the Building or the Land, or any part thereof, for work done or materials furnished at Tenant’s request with respect to the Demised Properties as provided above in subsection (e) of this Article VI. The failure of Tenant to do so shall be a material default hereunder. If Tenant fails to keep this covenant, in addition to any other remedies available to Landlord under this Lease, Tenant agrees to pay Landlord, as Additional Rent, the sum equal to the amount of the lien thus discharged by Landlord, plus all costs and expenses, including without limitation attorney’s and paralegal’s fees and court costs, incurred by Landlord in discharging such lien.”
          (c) The following is added to Section 16.02 as a new subsection 16.02(c): “Landlord may pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Land is located.”
          (d) The following is added to the end of Article XVIII: “No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.”
          (e) Radon. Pursuant to Florida Statute 404.056(8), Tenant is hereby notified as follows: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health unit.
     Section 46.04 Louisiana. Without limiting the choice of law provision set forth in Article XXXII, the following provisions shall apply to the extent that the laws of the State of Louisiana govern the interpretation or enforcement of this Lease with respect to any Demised Properties located in the State of Louisiana:
          (a) Louisiana Terminology. The terms “realty,” “real property” and “real estate” shall mean immovable property; the term “fee estate” shall mean full ownership; the term “personal property” shall mean movable property; the term “tangible property” shall mean corporeal property; the term “intangible property” shall mean incorporeal property; the term “easement” shall mean servitude; the term “buildings” shall include other constructions; the term “fixtures” shall mean “component parts;” the phrase “covenant running with the land” and other words of similar import shall mean a real right or a recorded lease of immovable property; the term “county” shall mean parish; the term “joint and several” shall mean in solido; the terms “deed in lieu of foreclosure,” “conveyance in lieu of foreclosure” and words of similar import shall mean a dation en paiement; the term “tenancy at sufferance” in Article XXIV shall mean a month to month tenancy; the term “unlawful detainer action” shall mean an eviction proceeding; the term “merger” shall mean confusion; and the term “common law” shall mean civil law.
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          (b) Waiver of Notice to Vacate. Upon termination of Tenant’s right of occupancy under the terms of this Lease, Landlord or its agent may immediately institute eviction proceedings in accordance with Chapter 2 of Title XI of the Louisiana Code of Civil Procedure. Tenant specifically waives all notices to vacate, including but not limited to the notice to vacate specified in Louisiana Civil Code of Procedure Article 4701, or any successor provision of law.
          (c) Waiver of Claim for Compensation. Tenant waives any and all claims for payment or other compensation, whether during the Lease Term or at the termination of the Lease, for the loss of ownership to Landlord of any property located in or on the Land, including without limitation (i) any buildings, improvements or other constructions, or (ii) any things incorporated in or attached so as to become a component part of the immovable property.
          (d) Assumption of Responsibility by Tenant. In accordance with La. R.S. 9:3221, Tenant hereby assumes full responsibility for the condition of the Demised Properties, all buildings and improvements now or hereafter located thereon and all component parts thereof. Accordingly, Landlord shall have no liability for injury caused by any defect therein to Tenant or anyone on the Demised Properties who derives his or her right to be thereon from Tenant.
          (e) Light and View. This Lease does not entitle Tenant to rights of light or view and Tenant shall not be entitled to terminate this Lease, reduce the rent or exercise any other right or remedy by reason of the deprivation thereof.
          (f) ACKNOWLEDGMENT OF WAIVERS OF WARRANTY. BY ITS INITIALING OF THIS SECTION, TENANT ACKNOWLEDGES THAT THE WAIVERS OF WARRANTY IN THIS LEASE, INCLUDING THE WAIVERS IN ARTICLE V AND ARTICLE X AND XXXVII, HAVE BEEN BROUGHT TO THE ATTENTION OF TENANT AND ARE GRANTED KNOWINGLY AND VOLUNTARILY.                     (Tenant’s initials)
Section 46.05 INTENTIONALLY DELETED
     Section 46.06 Georgia. Without limiting the choice of law provision set forth in Article XXXII, the following provisions shall apply to the extent that the laws of the State of Georgia govern the interpretation or enforcement of this Lease with respect to any Demised Properties located in the State of Georgia:
          (a) The following is hereby added to the end of Article VII (Repairs and Maintenance): “Tenant hereby expressly waives any rights and defenses that may arise under O.C.G.A. Section 44-7-13 as Tenant has accepted the burden and obligation of maintaining and repairing the entirety of the Demised Properties.”
          (b) All references herein to “attorneys’ fees” or “attorney’s fees” shall be deemed to refer to “reasonable attorney’s (attorneys’) fees actually incurred”.
MASTER LAND AND BUILDING LEASE

     Section 46.07 Alabama. Without limiting the choice of law provision set forth in Article XXXII, the following provisions shall apply to the extent that the laws of the State of Alabama govern the interpretation or enforcement of this Lease with respect to any Demised Properties located in the State of Alabama:
          (a) In addition to the representations in Section 10.03 hereof, Landlord shall provide Tenant and Tenant shall provide Landlord with a duly executed Broker’s Lien Affidavit in the form attached hereto as Exhibit H.
          (b) Any and all transfers of or applications for liquor licenses provided for under this Lease shall be made pursuant to the Alabama Alcoholic Beverage Licensing Code as codified at Alabama Code § 28-3A-1, et seq., and the Alabama Alcoholic Beverage Control Board regulations, specifically Regulation 20-x-5-.10.
          (c) At any time Tenant desires to substitute a portion of the Demised Properties with one or more Replacement Properties pursuant to Section 39.01, in addition to the requirements of Section 39.01, Tenant shall also provide Landlord with an amended or new Memorandum of Lease covering the Replacement Property and shall be responsible for all recording costs associated with the recording of the amended or new Memorandum of Lease.
          (d) Section 16.02(a) is hereby deleted in its entirety and the following substituted therefor:
     (i) Termination. Landlord shall have the right, with or without notice or demand, immediately upon expiration of any applicable grace period specified herein, to terminate this Lease (or Tenant’s possession to any of the Demised Properties), and at any time thereafter recover possession of all or any portion of the Demised Properties or any part thereof and expel and remove therefrom Tenant and any other person occupying the same by any lawful means, and repossess and enjoy all or any portion of the Demised Properties without prejudice to any of the remedies that Landlord may have under this Lease. If Landlord elects to terminate the Lease (or to terminate Tenant’s right of possession), Landlord shall also have the right to reenter the Demised Properties and take possession of and remove all personal property of Tenant, if any, in such Demised Properties. In connection with any such repossession Tenant (and any affiliate of Tenant holding a liquor license, if any, with respect to the Demised Properties) shall cooperate reasonably with Landlord and any applicable government agency in transferring its liquor license, if any, to Landlord, or in assisting Landlord in obtaining a liquor license, all at no cost or expense to Tenant. Any and all reasonable costs of Landlord (including, without limitation, Landlord’s reasonable attorneys’ and consultants’ fees and costs) in obtaining a new liquor license shall be paid by Tenant, which costs shall be considered Rent under this Lease for the purposes of calculating damages due to Landlord hereunder. If Landlord elects to terminate this Lease and/or Tenant’s right to possession, or if Tenant’s right to possession is otherwise terminated by operation of law, Landlord may recover as damages from Tenant the following: (i) all Rent then due under the Lease through the date of termination; plus (ii) the Rent due for the remainder of the Lease Term in excess of the fair market rental value of the Demised Properties for the remainder of the Lease
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Term, including without limitation any and all Additional Rent (each discounted by the discount rate of the Federal Reserve Bank of San Francisco plus one percent (1%)); plus (iii) the cost of reletting the Demised Properties, including without limitation the anticipated period of vacancy until such Demised Properties can be re-let at their fair market rental values; plus (iv) any other costs and expenses that Landlord may reasonably incur in connection with the Event of Default; less (x) any costs avoided by Landlord due to Landlord no longer having to perform under this Lease due to its termination, and (y) any amounts received by Landlord in Landlord’s attempts to mitigate its damages.
     Section 46.08 INTENTIONALLY DELETED
     Section 46.09 INTENTIONALLY DELETED
     Section 46.10 Kentucky. Without limiting the choice of law provision set forth in Article XXXII, the following provisions shall apply to the extent that the laws of the Commonwealth of Kentucky govern the interpretation or enforcement of this Lease with respect to any Demised Properties located in the Commonwealth of Kentucky:
          (a) The remedies available to Landlord in Section 16.02 of this Lease shall include, but are not limited to, the rights and remedies set forth in KRS Section 383.010, et. seq., in accordance with the terms thereof.
     Section 46.11 Oklahoma. Without limiting the choice of law provision set forth in Article XXXII, the following provisions shall apply to the extent that the laws of the State of Oklahoma govern the interpretation or enforcement of this Lease with respect to any Demised Properties located in the State of Oklahoma:
          (a) Real Property located in the State of Oklahoma shall not include oil, gas, and other minerals located therein or thereunder.
     Section 46.12 Pennsylvania. Without limiting the choice of law provision set forth in Article XXXII, the following provisions shall apply to the extent that the laws of the State of Pennsylvania govern the interpretation or enforcement of this Lease with respect to any Demised Properties located in the State of Pennsylvania: The following is hereby added to the end of Section 16.02(c):
          (a) CONFESSION OF JUDGMENT FOR POSSESSION OF ANY DEMISED PREMISES LOCATED IN THE COMMONWEALTH OF PENNSYLVANIA. TENANT HEREBY EXPRESSLY AUTHORIZES THE PROTHONOTARY, CLERK OR ANY ATTORNEY OF ANY COURT OF RECORD TO ACCEPT SERVICE OF PROCESS FOR, TO APPEAR FOR, AND TO CONFESS JUDGMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT IN ANY AND ALL ACTIONS BROUGHT HEREUNDER BY LANDLORD AGAINST TENANT TO RECOVER POSSESSION OF ANY DEMISED PREMISES LOCATED IN THE COMMONWEALTH OF PENNSYLVANIA (IN EJECTMENT OR OTHERWISE),
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WITHOUT ANY LIABILITY ON THE PART OF SAID ATTORNEY, FOR WHICH THIS LEASE SHALL BE SUFFICIENT WARRANT, AND TENANT AGREES THAT UPON THE ENTRY OF SUCH JUDGMENT, A WRIT OF POSSESSION OR OTHER APPROPRIATE PROCESS MAY ISSUE FORTHWITH (WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER).
          (b) IN ANY SUCH ACTION, LANDLORD SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY LANDLORD OR SOMEONE ACTING FOR IT SETTING FORTH FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, OF WHICH FACTS SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE, AND IF A TRUE COPY OF THIS LEASE BE FILED IN SUCH ACTION (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE), IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT AND ALL PERSONS CLAIMING UNDER TENANT HEREBY RELEASE LANDLORD FROM ANY CLAIMS ARISING FROM ANY ERRORS OR DEFECTS WHATSOEVER IN ENTERING SUCH ACTION OR JUDGMENT, IN CAUSING SUCH WRIT OF POSSESSION OR OTHER PROCESS TO BE ISSUED OR IN ANY PROCEEDING THEREON OR CONCERNING THE SAME, AND HEREBY AGREE THAT NO WRIT OF ERROR OR OBJECTION SHALL BE MADE OR TAKEN THERETO.
          (c) THIS WARRANT OF ATTORNEY SHALL NOT BE EXHAUSTED BY ONE EXERCISE, BUT JUDGMENT MAY BE CONFESSED FROM TIME TO TIME, AS OFTEN AS OCCASION THEREFOR SHALL EXIST. SUCH POWERS MAY BE EXERCISED DURING AS WELL AS AFTER THE EXPIRATION OR TERMINATION OF THE LEASE TERM AND DURING AND AT ANY TIME AFTER ANY EXTENSION OR RENEWAL OF THE LEASE TERM.
          (d) THIS SECTION 16.02(c) SETS FORTH A WARRANT OF ATTORNEY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT, TENANT, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT WITH) SEPARATE COUNSEL FOR TENANT AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY KNOWINGLY, INTELLIGENTLY AND VOLUNTARILY WAIVES UNCONDITIONALLY ANY AND ALL RIGHTS TENANT HAS OR MAY HAVE TO PRE-JUDGMENT AND PRE-EXECUTION NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES OF AMERICA, THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE.
          (e) TENANT SPECIFICALLY ACKNOWLEDGES THAT LANDLORD HAS RELIED ON THE WARRANT OF ATTORNEY SET FORTH IN THIS SECTION 16.2(c) IN ENTERING INTO THIS LEASE WITH TENANT AND THAT THE LANDLORD-TENANT RELATIONSHIP CREATED HEREBY IS COMMERCIAL IN NATURE.
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     Section 46.13 Virginia. Without limiting the choice of law provision set forth in Article XXXII, the following provisions shall apply to the extent that the laws of the Commonwealth of Virginia govern the interpretation or enforcement of this Lease with respect to any Demised Properties located in the Commonwealth of Virginia:
          (a) For purposes of Section 55-2 of the Code of Virginia (1950), as amended, this Lease shall constitute a Deed of Lease.
     Section 46.14 North Carolina. Without limiting the choice of law provision set forth in Article XXXII, the following provisions shall apply to the extent that the laws of the State of North Carolina govern the interpretation or enforcement of this Lease with respect to any Demised Properties located in the State of North Carolina:
          (a) All references herein to “attorney’s fees”, “attorneys’ fees”, and “reasonable attorney’s (attorneys’) fees” shall be deemed to refer to reasonable attorney’s (attorneys’) fees actually incurred without reference to the provisions of Section 6-21.2 of the North Carolina General Statutes.
     Section 46.15 California. Without limiting the choice of law provision set forth in Article XXXII, the following provisions shall apply to the extent that the laws of the State of California govern the interpretation or enforcement of this Lease with respect to any Demised Properties located in the State of California:
          (a) Effect of Waivers. The provisions of Article V are intended to release Landlord from and against any liability arising from the condition of the Demised Properties. In furtherance thereof, Tenant hereby waives the benefits of California Civil Code Section 1542, which provides as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
          (b) Eminent Domain. The provisions of this Lease, including those in Article XIII, constitute an express agreement between Landlord and Tenant that applies in the event there is any taking of any part of the Demised Property for any public or quasi-public use under any statute or by right of eminent domain or by purchase in lieu thereof (collectively, “Condemnation”). Tenant hereby waives all rights it may have under California Code of Civil Procedure Section 1265.130, or otherwise, to terminate this Lease based on a total or partial Condemnation.
          (c) Damage and Destruction. The provisions of this Lease, including those in Article XII, constitute an express agreement between Landlord and Tenant that applies in the event that any Demised Property or any part thereof shall be damaged or destroyed by fire or other casualty of any kind or nature (“Casualty”). Tenant, therefore, fully waives the provisions of any statute or regulation, including California Civil Code Sections 1932(2) and 1933(4), relating to any rights or obligations concerning a Casualty.
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          (d) Notices. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by California Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by Article XIX shall replace and satisfy the statutory service-of-notice procedures, including those required by California Code of Civil Procedure Section 1162 or any similar or successor statute.
          (e) Remedies. It is intended that Landlord shall have the remedy described in California Civil Code Section 1951.4, which provides that, when a tenant has the right to sublet or assign, the landlord may continue the lease in effect after the tenant’s breach and abandonment and recover rent as it becomes due. Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may enforce all of Landlord’s rights and remedies under this Lease, including the right to recover all rent as it becomes due.
     Section 46.16 Washington. Without limiting the choice of law provisions set forth in Article XXXII, the following provisions shall apply to the extent that the laws of the State of Washington govern the interpretation or enforcement of this Lease with respect to any Demised Premises located in the State of Washington:
     (a) Any and all transfers of or applications for liquor licenses provided for under this Lease shall be made pursuant to the provisions of The Washington State Liquor Control Act, codified at RCW Title 66 et seq. and the rules and regulations promulgated by the Washington State Liquor Control Board.
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MASTER LAND AND BUILDING LEASE

          IN WITNESS WHEREOF, the parties have executed this Lease to be effective as of the date first above written.
THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

LANDLORD:

,

a

By:

First Witness	Name:

Title:

Printed Name of First Witness

Second Witness

Printed Name of Second Witness
Signature Page
MASTER LAND AND BUILDING LEASE

THE UNDERSIGNED TENANT ACKNOWLEDGES THAT IT FULLY UNDERSTANDS THE CONFESSION OF JUDGMENT AND WAIVERS CONTAINED IN SECTION 16.02(c) HEREOF, TO THE EXTENT PROVIDED IN SECTION 46.12 HEREOF, AND KNOWINGLY, INTELLIGENTLY AND VOLUNTARILY ENTERS INTO THIS LEASE FULLY COMPREHENDING THE RELINQUISHMENT OF CERTAIN RIGHTS BY VIRTUE OF SUCH CONFESSION OF JUDGMENT AND WAIVERS.
THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.
TENANT:
FIRE MOUNTAIN RESTAURANTS, LLC,
a Delaware limited liability company

First Witness

Printed Name of First Witness

Second Witness

Printed Name of Second Witness

By:	RYAN’S RESTAURANT GROUP, INC.
a South Carolina Corporation
its sole member

By:

Name:

Title:

Signature Page
MASTER LAND AND BUILDING LEASE

ACKNOWLEDGMENTS

STATE OF	)

) ss.
COUNTY OF	)

     On this       day of , before me, the undersigned, personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person, acted, executed the instrument.
(NOTARIAL SEAL)

Notary Public
My commission expires:

[ACKNOWLEDGMENTS CONTINUE ON NEXT PAGE]
Acknowledgement
MASTER LAND AND BUILDING LEASE

ACKNOWLEDGMENTS

STATE OF	)

) ss.
COUNTY OF	)

     On this       day of , before me, the undersigned, personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person, acted, executed the instrument.
(NOTARIAL SEAL)

Notary Public
My commission expires:

Acknowledgement
MASTER LAND AND BUILDING LEASE

EXHIBIT A
LOCATION/ADDRESS/LEGAL DESCRIPTION OF REAL PROPERTIES
(see attached)
EXHIBIT A
MASTER LAND AND BUILDING LEASE

EXHIBIT B
FORM OF TENANT’S ESTOPPEL CERTIFICATE
TENANT’S ESTOPPEL CERTIFICATE
          The undersigned,                                         , whose address is                                                              represents and certifies as follows:
          1. The undersigned is the tenant (“Tenant”) under that certain Master Land and Building Lease dated                      with                                                              as Landlord ( the “Lease”), covering the properties described therein (collectively the “Demised Properties”).
          2. The Lease constitutes the only agreement (either written or oral) the undersigned has with respect to the Demised Properties and any right of occupancy or use thereof.
          3. The Lease is in full force and effect and has not been assigned, subleased, supplemented, modified or amended except as follows:

          4. The undersigned presently occupies the Demised Properties and is paying rent on a current basis. No rent has been paid by Tenant in advance except for the monthly rental that became due on                                         .
          5. The monthly rental is the sum of                                          Dollars (US $                     ).
          6. The present Lease term expires on                                          and there are no options to renew except:                                         .
          7. To the undersigned’s actual knowledge, there are no defaults under the Lease by Landlord or any events which with the passage of time or giving of notice or both will result in any such default. The undersigned does not presently have (nor with the passage of time or giving of notice or both will have) any offset, charge, lien, claim, termination right or defense under the Lease.
          8. The undersigned occupies and has accepted possession of all of the Demised Properties covered by the Lease. All obligations of Landlord under the Lease required to be performed to date, including any improvements to be constructed by Landlord (or its predecessors or successors) or the granting of any free rent, rent credit, offset, deductions, building allowance or rent reduction have been completed to the satisfaction of the undersigned.
EXHIBIT B
MASTER LAND AND BUILDING LEASE

          9. Landlord has no personal liability under the Lease (recourse against Landlord being limited to Landlord’s interest in the Demised Properties).
          10. The undersigned is aware that third parties intend to rely upon this Certificate and the statements set forth herein and that the statements and facts set forth above shall be binding on the undersigned
          11. The undersigned and the persons executing this Certificate on behalf of the undersigned have the power and authority to execute and deliver this Certificate.
          12. Tenant has no right of first refusal, or option to purchase, with respect to all or any portion of any Demised Properties; and
          13. No deposits or prepayments of rent have been made in connection with the Lease, except as follows:

“TENANT”

a

By:

Name:

Title:

EXHIBIT B
MASTER LAND AND BUILDING LEASE

EXHIBIT C
FORM OF MEMORANDUM OF LEASE

(Above space reserved for recorder and recording information)

This instrument prepared by and

after recording return to:

Sidley Austin LLP

555 West Fifth Street, Suite 4000

Los Angeles, CA 90013-1010

Attention: Marc I. Hayutin, Esq.

MEMORANDUM OF LEASE
This Memorandum of Lease is made and entered into as of                     ,      ,       by and between                     , a                      (“Landlord”), and                     , a                     , whose address is 1460 Buffet Way, Eagan, Minnesota 55121 (“Tenant”), who agree as follows:
1. Terms and Premises. Pursuant to a certain Master Land and Building Lease (the “Lease”) dated on or about the date hereof entered into between Landlord and Tenant, Landlord has leased to Tenant and Tenant has leased from Landlord that certain real property, together with all the improvements thereon and appurtenances thereunto belonging (the “Premises”), more particularly described on Exhibit “A” which is attached hereto and incorporated herein, for a term of TWENTY (20) YEARS from                         ,      , expiring on                         ,      . Tenant has FOUR (4) five-year options to extend the term of the Lease, all as more particularly set forth in the Lease.
2. Purpose of Memorandum of Lease. This Memorandum of Lease is executed and recorded to give public notice of the Lease between the parties and all terms and conditions of the Lease are incorporated by reference into this Memorandum and this Memorandum of Lease does not modify the provisions of the Lease. If there are any conflicts between the Lease and this Memorandum of Lease, the provisions of the Lease shall prevail. The rights and obligations set forth herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Any initial capitalized term not defined herein shall have the meaning as set forth in the Lease.
[SIGNATURES AND ACKNOWLEDGMENTS ON NEXT PAGE]
EXHIBIT C
MASTER LAND AND BUILDING LEASE

LANDLORD:

,

a

By:

Date:

Signed, sealed, and delivered this
day of , in the presence of:

Witness

Notary Public, County of ,
State of

My commission expires:

(Notary Seal)

TENANT:

,

a

By:

Date:

Signed, sealed, and delivered this
day of , in the presence of:

Witness

Notary Public, County of ,
State of

My commission expires:

(Notary Seal)

[SIGNATURES CONTINUE ON NEXT PAGE]
EXHIBIT C
MASTER LAND AND BUILDING LEASE

SELLER:

,

a

By:

Date:

Signed, sealed, and delivered this
day of , in the presence of:

Witness

Notary Public, County of ,
State of

My commission expires:

(Notary Seal)

EXHIBIT C
MASTER LAND AND BUILDING LEASE

EXHIBIT “A”
[INSERT LEGAL DESCRIPTION OF PROPERTY HERE]
MASTER LAND AND BUILDING LEASE
EXHIBIT C

EXHIBIT D
FORM OF INDIVIDUAL LEASE AGREEMENT
(See attached)
[FORM TO BE REVIEWED AND AGREED UPON BY LANDLORD AND TENANT]
[Please note the Individual Lease Agreement Form for a transferred Lease including fewer than 10 Demised Properties will be drafted so as to (i) not to contain any financial or reporting covenants (other than monthly sales reports, quarterly Tenant financials and Guarantor financials), “go dark” prohibition or continuous use requirements, (ii) limit use only by reference to compliance with laws, covenants, conditions and restrictions of records, prohibition on strip clubs or other adult entertainment activities, option or swapmeet venues, carry-out liquor stores, or other uses, including without limitation, other specially regulated uses often considered deleterious to the value of commercial real property in otherwise generally desirable locations, (iii) provide that, with respect to Tenant’s Demised Property substitution rights, if the Replacement Property is in the same metropolitan area as the Replaced Property and Landlord disputes the replacement value of the Replacement Property, Tenant may invoke an appraisal arbitration. Also, the Individual Lease Agreement Form shall not contain any substitution right whereby Tenant can substitute a Replaced Property with an Economic Replacement.]
MASTER LAND AND BUILDING LEASE
EXHIBIT D

EXHIBIT E
FORM OF INDIVIDUAL LEASE GUARANTY
(See attached)
[FORM TO BE REVIEWED AND AGREED UPON BY LANDLORD AND TENANT]
[Please note the substantive terms of each individual lease guaranty are to be identical to those for the primary Master Lease Guaranties (see Exhibit F).]
MASTER LAND AND BUILDING LEASE
EXHIBIT E

EXHIBIT F
FORM OF GUARANTY
(See attached)
MASTER LAND AND BUILDING LEASE
EXHIBIT F

EXHIBIT G
FORM OF SNDA
(See attached)
MASTER LAND AND BUILDING LEASE
EXHIBIT G

EXHIBIT H
FORM OF ALABAMA BROKER’S LIEN AFFIDAVIT

STATE OF ALABAMA )
:
COUNTY	)
BROKER’S LIEN AFFIDAVIT
          WHEREAS,                                         , a(n)                                           (“Landlord”), and                                         , a(n)                                          (“Tenant”) are parties to that certain Lease Agreement dated as of                                         , whereby Landlord has agreed to Lease to Tenant and Tenant has agreed to lease from Landlord the real property described on Exhibit “A” attached hereto (the “Property”).
          WHEREAS,                                          has agreed to issue a title insurance policy insuring the Property provided absolute assurance is given that there are no unpaid real estate commissions.
          NOW, THEREFORE, the undersigned Landlord, being first duly sworn, on oath, represents, warrants and states as follows:
          There is no unpaid or disputed real estate commission, all compensation due or to become due under any listing, agency, or other brokerage agreement has been paid or has been waived in writing by the potential lien claimant, and there has been no written notice received concerning any unpaid real estate commission which could give rise to a Broker’s Lien under Act #98-160, Regular Session, 1998, Alabama Legislature (Code of Alabama (1975) § 35-11-450 et seq.).
     EXECUTED AND DELIVERED as of the                      day of                     , 200.

LANDLORD:

By

Name

Its

MASTER LAND AND BUILDING LEASE
EXHIBIT H

STATE OF	)
)
COUNTY	)
I,                                         , a Notary Public in and for said County and State, hereby certify that                                         , whose name as                                          of                                         , is signed to the foregoing instrument and who is known to me (or satisfactorily proven), acknowledged before me on this day that, being informed of the contents of the instrument, s/he, as such officer and with full authority, executed the same voluntarily (on the day the same bears date) on behalf of such entity for and as the act of said entity.
Given under my hand and official seal on                                         , 200.

Notary Public
My commission expires:
MASTER LAND AND BUILDING LEASE
EXHIBIT H

EXHIBIT “A”
[INSERT LEGAL DESCRIPTION OF PROPERTY HERE]
MASTER LAND AND BUILDING LEASE
EXHIBIT H

SCHEDULE 1
RESTAURANT EQUIPMENT
          The term “Restaurant Equipment” shall include without limitation, with respect to each Demised Property, all of the following, whether now or hereafter owned or acquired by, or in which Tenant has any interest (whether unattached or attached by bolts and screws and/or by utility connections): décor items, office equipment, tables, chairs, seating stations, bus stations, beverage stations, grill areas, host stations, serving stations and equipment, steam tables, warming tables, stoves, ovens, fryers, ranges, grills, dishwashing equipment, non-built in shelving and racking, decorative light fixtures, stereo equipment, furniture, trade fixtures (including, but not limited to, window grills and countertops), remote or movable refrigeration and freezer systems, signage panels, building lettering, neon signage, food and customer service equipment, removable equipment, any and all inventory existing within or upon any Demised Property (including, without limitation, supplies, foods and beverages), and other similar type items of personal property now owned, acquired, held or used by Tenant in its restaurant operations, and all additions to, substitutions for and replacements of the foregoing.
          [Reference is hereby made to the last paragraph of Section 22.03 of this Lease relating to certain limitations on Landlord’s option to purchase the Restaurant Equipment for Fair Market Value pursuant to Article XXII.]
MASTER LAND AND BUILDING LEASE
SCHEDULE 1

SCHEDULE 2
ENVIRONMENTAL REPORTS
(See attached)
[LANDLORD TO PROVIDE LIST]
MASTER LAND AND BUILDING LEASE
SCHEDULE 2

EXHIBIT B
FORM OF LEASE MEMORANDUM

Recording requested by, and
after recording return to:
Attn:
Buffet Holdings, Inc.
1460 Buffet Way
Eagan, Minnesota 55121

MEMORANDUM OF LEASE
     This Memorandum of Lease is made and entered into as of _________, by and between ____________, a ____________(“Landlord”) and ____________, (“Tenant”) who agree as follows:
     1. Terms and Premises. Pursuant to a certain Land and Building Lease Agreement (the “Lease”) dated _________ ___, 20___entered into between Landlord and Tenant Landlord leases to Tenant and Tenant leases from Landlord that certain real property, together with all the improvements thereon and appurtenances thereunto belonging (the “Premises”), which legal description is attached hereto and incorporated herein as Exhibit “A,” commonly known as:

,
for a term of _________, commencing on ______, __ 20___and expiring on _________. Tenant has _________options to extend the term of the Lease, plus, provided that each of the _________options have been exercised, _________options to extend the term of the Lease, all as more particularly set forth in the Lease.
     2. Tenant has the right to mortgage its interests in the Lease subject to each and all of the terms, covenants, conditions and restrictions set forth in the Lease and to all rights and interests of Landlord therein, all as more particularly set forth in the Lease.
THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIONALLY

Exhibit B - Page 1

     3. Purpose of Memorandum of Lease. This Memorandum of Lease is prepared for the purpose of recordation and does not modify the provisions of the Lease. The Lease is incorporated herein by reference. If there are any conflicts between the Lease and this Memorandum of Lease, the provisions of the Lease shall prevail. The rights and obligations set forth herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

LANDLORD:	TENANT:

,
a

By:	By:

Date:	Date:

Signed, sealed, and delivered this	Signed, sealed, and delivered this
day of in the presence of:	day of in the presence of:

Witness	Witness

Witness	Witness
Attach a notary acknowledgment for all signatures.

Exhibit B - Page 2

EXHIBIT A
[INSERT LEGAL DESCRIPTION OF PROPERTY HERE]

Exhibit B - Page 3

EXHIBIT C
FORM OF MASTER LEASE SUBORDINATION AGREEMENT
RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Attn:

Loan No.

SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT,
ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT
(Lease To Deed of Trust)

NOTICE:	THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.
THIS SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (“Agreement”) is made DATE OF DOCUMENTS by and between BORROWER NAME, a general partnership (“Owner”), NAME OF LESSEE HERE (“Lessee”) and NAME OF LENDER HERE (“Lender”).
R E C I T A L S
A.	Pursuant to the terms and provisions of a lease dated DATE OF LEASE HERE (“Lease”), Owner, as “Lessor”, granted to Lessee a leasehold estate in and to a portion of the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the “Property”).

B.	Said Lease contains provisions and terms granting Lessee an option to purchase the Property (the “Option To Purchase”).

Exhibit C - Page 1

C.	Owner has executed, or proposes to execute, a deed of trust with absolute assignment of leases and rents, security agreement and fixture filing (“Deed of Trust”) securing, among other things, a promissory note (“Note”) in the principal sum of LOAN AMOUNT AND NO/100THS DOLLARS ($LOAN AMOUNT NOS.), dated DATE OF DOCUMENTS, in favor of Lender, which Note is payable with interest and upon the terms and conditions described therein (“Loan”). The Deed of Trust is to be recorded concurrently herewith.

D.	As a condition to making the Loan secured by the Deed of Trust, Lender requires that the Deed of Trust be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of Lessee under the Lease and the Option To Purchase and that the Lessee specifically and unconditionally subordinate the Lease and the Option To Purchase to the lien of the Deed of Trust.

E.	Owner and Lessee have agreed to the subordination, attornment and other agreements herein in favor of Lender.
NOW THEREFORE, for valuable consideration and to induce Lender to make the Loan, Owner and Lessee hereby agree for the benefit of Lender as follows:
1.	SUBORDINATION. Owner and Lessee hereby agree that:
1.1	Prior Lien. The Deed of Trust securing the Note in favor of Lender, and any modifications, renewals or extensions thereof, shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease and the Option To Purchase;

1.2	Subordination. Lender would not make the Loan without this agreement to subordinate; and

1.3	Whole Agreement. This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease and the Option To Purchase to the lien of the Deed of Trust and shall supersede and cancel, but only insofar as would affect the priority between the Deed of Trust and the Lease and the Option To Purchase, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease and the Option To Purchase to a deed or deeds of trust or to a mortgage or mortgages.
AND FURTHER, Lessee individually declares, agrees and acknowledges for the benefit of Lender, that:
1.4	Use of Proceeds. Lender, in making disbursements pursuant to the Note, the Deed of Trust or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part;

Exhibit C - Page 2

1.5	Waiver, Relinquishment and Subordination. Lessee intentionally and unconditionally waives, relinquishes and subordinates all of Lessee’s right, title and interest in and to the Property to the lien of the Deed of Trust and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.
2.	ASSIGNMENT. Lessee acknowledges and consents to the assignment of the Lease by Lessor in favor of Lender.

3.	ESTOPPEL. Lessee acknowledges and represents that:
3.1	Lease Effective. The Lease has been duly executed and delivered by Lessee and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Lessee thereunder are valid and binding and there have been no modifications or additions to the Lease, written or oral;

3.2	No Default. To the best of Lessee’s knowledge, as of the date hereof: (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease;

3.3	Entire Agreement. The Lease constitutes the entire agreement between Lessor and Lessee with respect to the Property and Lessee claims no rights with respect to the Property other than as set forth in the Lease; and

3.4	No Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows: (if none, state “None”) _____________________.
4.	ADDITIONAL AGREEMENTS. Lessee covenants and agrees that, during all such times as Lender is the Beneficiary under the Deed of Trust:
4.1	Modification, Termination and Cancellation. Lessee will not consent to any modification, amendment, termination or cancellation of the Lease (in whole or in part) without Lender’s prior written consent and will not make any payment to Lessor in consideration of any modification, termination or cancellation of the Lease (in whole or in part) without Lender’s prior written consent;

4.2	Notice of Default. Lessee will notify Lender in writing concurrently with any notice given to Lessor of any default by Lessor under the Lease, and Lessee agrees that Lender has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth below and Lessee will not declare a default of the Lease, as to Lender, if Lender cures such default within fifteen (15) days from and after the expiration of the time period provided

Exhibit C - Page 3

in the Lease for the cure thereof by Lessor; provided, however, that if such default cannot with diligence be cured by Lender with-in such fifteen (15) day period, the commencement of action by Lender within such fifteen (15) day period to remedy the same shall be deemed sufficient so long as Lender pursues such cure with diligence;
4.3	No Advance Rents. Lessee will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease; and

4.4	Assignment of Rents. Upon receipt by Lessee of written notice from Lender that Lender has elected to terminate the license granted to Lessor to collect rents, as provided in the Deed of Trust, and directing the payment of rents by Lessee to Lender, Lessee shall comply with such direction to pay and shall not be required to determine whether Lessor is in default under the Loan and/or the Deed of Trust.
5.	ATTORNMENT. In the event of a foreclosure under the Deed of Trust, Lessee agrees for the benefit of Lender (including for this purpose any transferee of Lender or any transferee of Lessor’s title in and to the Property by Lender’s exercise of the remedy of sale by foreclosure under the Deed of Trust) as follows:
5.1	Payment of Rent. Lessee shall pay to Lender all rental payments required to be made by Lessee pursuant to the terms of the Lease for the duration of the term of the Lease;

5.2	Continuation of Performance. Lessee shall be bound to Lender in accordance with all of the provisions of the Lease for the balance of the term thereof, and Lessee hereby attorns to Lender as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Lender succeeding to Lessor’s interest in the Lease and giving written notice thereof to Lessee;

5.3	No Offset. Lender shall not be liable for, nor subject to, any offsets or defenses which Lessee may have by reason of any act or omission of Lessor under the Lease, nor for the return of any sums which Lessee may have paid to Lessor under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Lessor to Lender; and

5.4	Subsequent Transfer. If Lender, by succeeding to the interest of Lessor under the Lease, should become obligated to perform the covenants of Lessor thereunder, then, upon any further transfer of Lessor’s interest by Lender, all of such obligations shall terminate as to Lender.
6.	NON-DISTURBANCE. In the event of a foreclosure under the Deed of Trust, so long as there shall then exist no Event of Default on the part of Lessee under the Lease, Lender agrees for itself and its successors and assigns that the leasehold interest of Lessee under the Lease shall not be extinguished or terminated by reason of such foreclosure and not

Exhibit C - Page 4

joined in the foreclosure unless a necessary party, but rather the Lease shall continue in full force and effect and Lender shall recognize and accept Lessee as tenant under the Lease subject to the terms and provisions of the Lease except as modified by this Agreement; provided, however, that Lessee and Lender agree that the following provisions of the Lease (if any) shall not be binding on Lender: any option to purchase with respect to the Property and any right of first refusal with respect to the Property.
7.	MISCELLANEOUS.
7.1	Heirs, Successors, Assigns and Transferees. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto; and

7.2	Notices. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be deemed served upon delivery or, if mailed, upon the first to occur of receipt or the expiration of three (3) days after deposit in United States Postal Service, certified mail, postage prepaid and addressed to the address of Lessee or Lender appearing below:

"OWNER"		"LENDER"

BORROWER NAME, a general partnership

STREET ADDRESS

CITY, STATE ZIP

Attn:

Loan No.

"LESSEE"

NAME OF LESSEE HERE
LESSEE’S ADDRESS (STACKED) HERE
provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement; and
7.3	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument; and

7.4	Remedies Cumulative. All rights of Lender herein to collect rents on behalf of Lessor under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Lessor or others; and

Exhibit C - Page 5

7.5	Paragraph Headings. Paragraph headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.
8.	INCORPORATION. Exhibit A and Lease Guarantor’s Consent are attached hereto and incorporated herein by this reference.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NOTICE:	THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND.
IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREE-MENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

“OWNER”

BORROWER NAME,
a general partnership

By:

Its:

“LENDER”

,

By:
Signee’s Name
Its:	Signee’s Title

“LESSEE”

NAME OF LESSEE HERE

LESSEE SIGNATURE BLOCK HERE

Exhibit C - Page 6

(ALL SIGNATURES MUST BE ACKNOWLEDGED)

Exhibit C - Page 7

LEASE GUARANTOR’S CONSENT
The undersigned (“Lease Guarantor”) consents to the foregoing Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement and the transactions contemplated thereby and reaffirms its obligations under the lease guaranty (“Lease Guaranty”) dated DATE OF LEASE GUARANTY HERE. Lease Guarantor further reaffirms that its obligations under the Lease Guaranty are separate and distinct from Lessee’s obligations.

AGREED:

Dated as of: DATE OF DOCUMENTS	“LEASE GUARANTOR”

LEASE GUARANTOR BLOCK HERE

Exhibit C - Page 8

DESCRIPTION OF PROPERTY
EXHIBIT A to Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement dated as of DATE OF DOCUMENTS, executed by BORROWER NAME, a general partnership as “Owner”, NAME OF LESSEE HERE, as “Lessee”, and LENDER NAME, as “Lender”.
All that certain real property located in the County of PROPERTY COUNTY, State of California, described as follows:
APN

Exhibit C - Page 9

STATE OF CALIFORNIA
COUNTY OF                                          SS.
On this ___ day of _________, 20___, before me, _______________ a Notary Public in and for the State of California, personally appeared ________________________________________________________________________________________ _____________________________
personally known to me (or proved on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
WITNESS my hand and official seal

Signature

My commission expires

Exhibit C - Page 10

EXHIBIT D
FORM OF SPECIAL WARRANTY DEED
Recording requested by, and
After recording return to:
Realty Income Corporation
220 West Crest Street
Escondido, CA 92025-1707
Attention:

STATE OF	§

§
§
COUNTY OF	§

SPECIAL WARRANTY DEED
KNOW ALL MEN BY THESE PRESENTS:
          THAT,                                         , (“Grantor”), for and in consideration of the sum of TEN DOLLARS ($10) and other good and valuable consideration in hand paid to the undersigned by                                         , a                                          (“Grantee,” whose mailing address is                                         ), the receipt and sufficiency of such consideration being hereby acknowledged, has GRANTED, SOLD AND CONVEYED, and by these presents does hereby GRANT, SELL, CONVEY and CONFIRM unto Grantee that certain real property being more particularly described on Exhibit “A,” attached hereto and made a part hereof for all purposes, together with all improvements and fixtures situated thereon (collectively, the “Property”); SUBJECT TO all real estate taxes not yet delinquent; covenants, conditions, restrictions, easements, rights of way and other matters of record; applicable laws, ordinances, statutes, orders, requirements and regulations to which the Property is subject; and all matters disclosed by an accurate survey of the Property.

Exhibit D - Page 1

          TO HAVE AND TO HOLD the Property, together with all and singular the rights, hereditaments, and appurtenances thereto in anywise belonging, unto Grantee, its successors and assigns, and Grantor hereby agrees to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming, or claim the same, or any part thereof, by, through, or under Grantor but not otherwise.
EXECUTED this                      day of                   , 200      .

Witnesses:

First Witness

Printed Name of First Witness

Second Witness

Printed Name of Second Witness

GRANTOR:

By:
Name:
Title:

Address:

Attn:

(ACKNOWLEDGMENT)

STATE OF	§

§
§
COUNTY OF	§

          On                                          , before me personally appeared                                          personally known to me to be the person who executed the foregoing instrument as the                                                              of                                         , and acknowledged to me that s/he executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.
WITNESS my hand and official seal.

Notary Public

Exhibit D - Page 2

EXHIBIT “A”
[INSERT LEGAL DESCRIPTION OF PROPERTY HERE]

Exhibit D - Page 3

EXHIBIT E
FORM OF LEASE ASSIGNMENT
[FORM TO BE REVIEWED AND AGREED UPON BY LANDLORD AND TENANT]

Exhibit E

Recording requested by, and
after recording return to:

ASSIGNMENT AND ASSUMPTION OF LEASE AND
GROUND LESSOR’S ESTOPPEL
(Unit               )
I. ASSIGNMENT AND ASSUMPTION
     (1) Assignment. FOR AND IN CONSIDERATION of the sum of                      ($      ), cash in hand paid, and other good and valuable considerations, the receipt and sufficiency of all of which are hereby acknowledged, the undersigned,                                 , a                     , (“Assignor”), whose address is                               , does hereby sell, assign, transfer, grant and convey (“Assignment”) to                              , a                                          (“Assignee”), whose address is                               , all of Assignor’s right, title and interest in and to that certain Lease (“Lease”) entered into by and between                                         , a                                        , Assignor and                           , which Lease was recorded on                      ,            in Deed Book             , Page         ,                      ___County Court Clerk’s Office, and covers all that certain real property (“Premises”) shown outlined in red on the plat dated                     _, attached hereto and made a part hereof, being a portion of the same property conveyed to
FORM OF LEASE ASSIGNMENT

                               by Deed dated                         , recorded in Deed Book           , Page       ,                    County Court Clerk’s Office.
     (2) Assumption. Assignee accepts said Assignment and assumes all the covenants and obligations of Assignor under the Lease arising from and after the commencement date of the Sublease (defined below).
     (3) Indemnification. Assignor indemnifies and holds Assignee harmless from and against all liabilities, claims, obligations, costs and expenses, including without limitation, reasonable attorney fees and expenses, which arise out of Assignor’s interest as lessee under the Lease and relate to the period prior to the commencement date of that certain sublease by and between Assignee, as sublandlord, and                                          , a                                    , as subtenant, intended to be dated on or about                   ,            (“Sublease”). Subject to the Sublease, Assignee shall indemnify and hold the Assignor harmless from and against all liabilities, claims, obligations, costs and expenses, including without limitation, reasonable attorney fees and expenses, which arise out of Assignee’s interest as lessee under the Lease and relate to the period from and after the commencement date of the Sublease.
II. GROUND LESSOR’S ESTOPPEL
     (1)                is the sole owner of the Premises and of the lessor’s interest in the Lease.
     (2) The Lease constitutes the only agreement the undersigned has with respect to the lease of the Premises to Assignor and Assignor’s right of occupancy or use thereof.
     (3) The Lease is in full force and effect and has not been supplemented, modified or amended except as follows: None

2

     (4) The monthly base rental is the sum of $        .
     (5) The present Lease term expires on                     ,       .
     (6) To                                knowledge, there are no defaults under the Lease by Assignor or any events which with the passage of time or giving of notice or both will result in any such default.
III. GENERAL PROVISIONS
     This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns. This Assignment shall be governed by and interpreted in accordance with the laws of the Commonwealth of                     . The effective date of this Assignment shall be the commencement date of the Sublease. Each of the undersigned and the persons executing this agreement on behalf of the undersigned have the power and authority to execute and deliver this agreement.
[Signatures Appear on Following Pages]

3

ASSIGNOR:

By:

Name:
Title:

Address:

STATE OF	)
) :SS
COUNTY OF	)
     The foregoing was acknowledged before me this          day of                     _, 20     by                                           as                              of                                 , a                                 , on behalf of the limited liability company.

My Commission expires:

Notary Public
[Affix Seal]

ASSIGNEE:

By:

Name:
Title:

Address:

STATE OF	)
) :SS
COUNTY OF	)
     The foregoing was acknowledged before me this          day of                     , 20     by                                           as                              of                               , a                                 , on behalf of the corporation.

My Commission expires:

Notary Public
[Affix Seal]

LESSOR:

By:

Name:
Title:

Address:

Attn:

STATE OF	)
) :SS
COUNTY OF	)
     The foregoing was acknowledged before me this          day of                  , 20     by                                         as                              of                                   , a                                   , on behalf of the trust.

My Commission expires:

Notary Public
[Affix Seal]

This instrument Prepared by:

ATTACH PLAT

EXHIBIT E-1
Intentionally Omitted.

Exhibit E-1

EXHIBIT F
FORM OF IRC SECTION 1445 CERTIFICATION
(For Compliance with Foreign Investment in Real Property Tax Act, a.k.a. “FIRPTA”)
IRC SECTION 1445 CERTIFICATION

SUBJECT PROPERTY:	That certain tract of land (“Land”), situated in County, State of , described by metes and bounds in Exhibit A attached hereto.

SELLER:

PURCHASER:
          To inform Purchaser that the withholding of tax is not required upon the disposition of a U. S. real property interest by Seller, the undersigned hereby certifies the following:
     1. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
     2. Seller’s U.S. employer identification number is                                         , and
     3. Seller’s office address is                                                                                  .
          Seller understands that this certification may be disclosed to the Internal Revenue Service by Purchaser and that any false statement contained herein could be punished by fine, imprisonment, or both.
          Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document.
[SIGNATURES ON FOLLOWING PAGE]

Exhibit F - Page 1

          EXECUTED this                      day of                                                              , 2003.

SELLER: , a
By:
Name:
Title:

Exhibit F - Page 2

EXHIBIT “A”
[INSERT LEGAL DESCRIPTION OF PROPERTY HERE]

Exhibit F - Page 3

EXHIBIT G
FORM OF SOUTH CAROLINA AFFIDAVIT OF VALUE
SOUTH CAROLINA AFFIDAVIT OF VALUE

STATE OF	)

COUNTY OF	)	AFFIDAVIT

PERSONALLY appeared before me the undersigned, who being duly sworn, deposes and says:
1. I have read the information on this affidavit and I understand such information.
2. The property being transferred consists of an approximately             acre tract near                      in                      [City of; Township; etc.],                   County, bearing                      County Tax Map Number                      and was transferred by                      to                      on                      , 2003.
3. Check one of the following: The deed is
(a)	subject to the deed recording fee as a transfer for consideration paid or to be paid in money or money’s worth.

(b)	subject to the deed recording fee as a transfer between a corporation, a partnership, or other entity and a stockholder, partner, or owner of the entity, or is a transfer to a trust or as a distribution to a trust beneficiary.

(c)	exempt from the deed recording fee because (See Information Section of affidavit): (If exempt, please skip items 4-7, and go to item 8 of this affidavit.)

If exempt under exemption #14 as described in the Information section of this affidavit, did the agent and principal relationship exist at the time of the original sale and was the purpose of this relationship to purchase the realty? Check Yes ☐ or No ☐
4. Check one of the following if either item 3(a) or item 3(b) above has been checked (See Information section of this affidavit):
(a)	The fee is computed on the consideration paid or to be paid in money or money’s worth in the amount of .

(b)	The fee is computed on the fair market value of the realty which is .

(c)	The fee is computed on the fair market value of the realty as established for property tax purposes which is .
5. Check Yes ☐ or No ☐ to the following: A lien or encumbrance existed on the land, tenement, or realty before the transfer and remained on the land, tenement, or realty after the

Exhibit G - Page 1

transfer. If “Yes,” the amount of the outstanding balance of this lien or encumbrance is:                                         .
6. The deed recording fee is computed as follows:

(a)	Place the amount listed in item 4 above here:

(b)	Place the amount listed in item 5 above here:

(If no amount is listed, place zero here.)

(c)	Subtract Line 6(b) from Line 6(a) and place

result here:
7. The deed recording fee due is based on the amount listed on Line 6(c) above and the deed recording fee due is:                                                             .
8. As required by Code Section 12-24-70, I state that I am a responsible person who was connected with the transaction as:                                                             .
9. I understand that a person required to furnish this affidavit who willfully furnishes a false or fraudulent affidavit is guilty of a misdemeanor and, upon conviction, must be fined not more than one thousand dollars or imprisoned not more than one year, or both.

Responsible Person Connected with the Transaction

SWORN to before me this
day of                     , 2003.

Notary Public for
My Commission Expires:

Print or Type Name Here

Exhibit G - Page 2

INFORMATION
Except as provided in this paragraph, the term “value” means “the consideration paid or to be paid in money or money’s worth for the realty.” Consideration paid or to be paid in money’s worth includes, but is not limited to, other realty, personal property, stocks, bonds, partnership interest and other intangible property, the forgiveness or cancellation of a debt, the assumption of a debt, and the surrendering of any right. The fair market value of the consideration must be used in calculating the consideration paid in money’s worth. Taxpayers may elect to use the fair market value of the realty being transferred in determining fair market value of the consideration. In the case of realty transferred between a corporation, a partnership, or other entity and a stockholder, partner, or owner of the entity, and in the case of realty transferred to a trust or as a distribution to a trust beneficiary, “value” means the realty’s fair market value. A deduction from value is allowed for the amount of any lien or distribution to a trust beneficiary, “value” means the realty’s fair market value. A deduction from value is allowed for the amount of any lien or encumbrance existing on the land, tenement, or realty before the transfer and remaining on the land, tenement, or realty after the transfer. Taxpayers may elect to use the fair market value for property tax purposes in determining fair market value under the provisions of the law.
Exempted from the fee are deeds:
(1) transferring realty in which the value of the realty, as defined in Code Section 12-24-30, is equal to or less than one hundred dollars;
(2) transferring realty to the federal government or to a state, its agencies and departments, and its political subdivisions, including school districts;
(3) that are otherwise exempted under the laws and Constitution of this State or of the United States;
(4) transferring realty in which no gain or loss is recognized by reason of Section 1041 of the Internal Revenue Code as defined in Section 12-6-40(A);
(5) transferring realty in order to partition realty as long as no consideration is paid for the transfer other than the interests in the realty that are being exchanged in order to partition the realty;
(6) transferring an individual grave space at a cemetery owned by a cemetery company licensed under Chapter 55 of Title 39;
(7) that constitute a contract for the sale of timber to be cut;
(8) transferring realty to a corporation, a partnership, or a trust in order to become, or as, a stockholder, partner, or trust beneficiary of the entity provided no consideration is paid for the transfer other than stock in the corporation, interest in the partnership, beneficiary interest in the trust, or the increase in value in such stock or interest held by the grantor. However, the transfer of realty from a corporation, a partnership, or a trust to a stockholder, partner, or trust beneficiary of the entity is subject to the fee even if the realty is transferred to another corporation, a partnership, or trust;
(9) transferring realty from a family partnership to a partner or from a family trust to a beneficiary, provided no consideration is paid for the transfer other than a reduction in the grantee’s interest in the partnership or trust. A “family partnership” is a partnership whose partners are all members of the same family. A “family trust” is a trust, in which the beneficiaries are all members of the same family. The beneficiaries of a family trust may also include charitable entities. “Family” means the grantor and the grantor’s spouse, parents, grandparents, sisters, brothers, children, stepchildren, grandchildren, and the spouses and lineal descendants of any the above. A “charitable entity” means an entity which may receive deductible contributions under Section 170 of the Internal Revenue Code as defined in Section 12-6-40(A);
(10) transferring realty in a statutory merger or consolidation from a constituent corporation to the continuing or new corporation;

Exhibit G - Page 3

(11) transferring realty in a merger or consolidation from a constituent partnership to the continuing or new partnership;
(12) that constitute a corrective deed or a quitclaim deed used to confirm title already vested in the grantee, provided that no consideration of any kind is paid or is to be paid under the corrective or quitclaim deed;
(13) transferring realty subject to a mortgage to the mortgagee whether by a deed in lieu of foreclosure executed by the mortgagor or deed executed pursuant to foreclosure proceedings;
(14) transferring realty from an agent to the agent’s principal in which the realty was purchased with funds of the principal, provided that a notarized document is also filed with the deed that establishes the fact that the agent and principal relationship existed at the time of the original purchase as well as for the purpose of purchasing the realty; and
(15) transferring title to facilities for transmitting electricity that is transferred, sold, or exchanged by electrical utilities, municipalities, electric cooperatives, or political subdivisions to a limited liability company which is subject to regulation under the Federal Power Act (16 U.S.C. Section 791(a)) and which is formed to operate or take functional control of electric transmission assets as defined in the Federal Power Act.

Exhibit G - Page 4

EXHIBIT H
FORM OF SOUTH CAROLINA SELLER’S AFFIDAVIT
FOR NONRESIDENT SELLER WITHHOLDING
Seller’s Affidavit
Nonresident Seller Withholding
S.C. Code Section 12-8-580 et seq.
THIS IS AN AFFIDAVIT OF FACTS. WHETHER OR NOT THIS AFFIDAVIT IS
SUFFICIENT TO RELIEVE THE BUYER OF THE RESPONSIBILITY TO
WITHHOLD IS GOVERNED BY SC REVENUE ADVISORY BULLETIN #02-6.
PLEASE READ THIS AFFIDAVIT CAREFULLY IN CONJUNCTION
WITH THIS ADVISORY OPINION.
The undersigned on oath, being first duly sworn, hereby certifies as follows:
1.	This affidavit is being given in connection with a sale of real estate pursuant to SC Revenue Advisory Bulletin #02-6.

2.	I have attached to this affidavit a description of the real property and any tangible personal property being sold as a part of this sale. The real property is located in the County of and its tax map number(s) is .

3.	The undersigned is the seller of the property described in the attached description.

4.	The closing date of this sale is .

5.	The Seller’s name is

6.	The Seller’s address is
(number, street or rural route)

(city, state and zip code)
7.	The Seller’s social security number or taxpayer identification number is .

8.	The undersigned acknowledges his obligation to file a South Carolina income tax return for the year of sale.

9.	☐ Resident. The seller is a resident of South Carolina, as that term is defined in the South Carolina income tax laws (Code Section 12-6-30 et seq.).

10.	☐ Deemed Resident. Pursuant to Code Section 12-8-580(C) and SC Revenue Advisory Bulletin #02-6, the seller is deemed to be a resident of South Carolina because:

Exhibit H - Page 1

1.a.	The seller is a corporation incorporated outside South Carolina, has its principal place of business in South Carolina, and does no business in its state of incorporation, or

b.	The seller (i) has been in business in South Carolina during the last two taxable years, including the year of sale, (ii) will continue substantially the same business in South Carolina after the sale, (iii) is not delinquent with respect to filing any South Carolina income tax returns, (iv) has filed at least one South Carolina income tax return, and (v) has a certificate of authority to do business in South Carolina or is registered to do business in South Carolina and

2.	The seller agrees to report the sale on a timely filed South Carolina income tax return.
11.	☐ Tax Exempt Organizations. The seller is an organization exempt from income taxes under Internal Revenue Code Section 501(a) or is an insurance company exempt from South Carolina taxes on income.

12.	☐ Gain Amount. The seller affirms pursuant to Code Section 12-8-580(B) that the amount of gain required to be recognized on this transaction and on which buyer is to make the requisite withholding will not exceed $.

13.	☐ Withholding Amount Equals Entire Net Proceeds. If the withholding amount is limited to the entire net proceeds, any lien, mortgage or credit line advance which was made within one year prior to the closing was not made in contemplation of the sale. See Question and Answer 15 in SC Revenue Advisory Bulletin #02-6 for a discussion of loans made in contemplation of the sale.

14.	Installment Sale.
☐	The seller will report this sale on the installment method for South Carolina income tax purposes, and has attached an amortization schedule correctly designating the principal and interest portions of the payments. If withholding is to be limited to the gain, the seller has entered the gain amount in item 12.

☐	The seller elects out of the installment sale method for South Carolina purposes and will report the entire withholding in one payment. If withholding is to be limited to the gain, the seller has entered the gain amount in item 12.
15.	☐	Principal Residence or Involuntary Conversion — Nonrecognition of Gain. The sale of the property will not be subject to taxes because of Internal Revenue Code Section 121 (sale of a principal residence) or Internal Revenue Code Section 1033 (involuntary conversions). If the seller fails to comply with Section 1033, the seller acknowledges an obligation to file an amended South Carolina income tax return for the year of the sale.

Exhibit H - Page 2

16.	Like Kind Exchange.
☐	In a simultaneous exchange, the entire gain is deferred under Internal Revenue Code Section 1031.

☐	A gain will be partially recognized. Enter the gain amount in item 12.

☐	The gain is intended to be deferred under Internal Revenue Code Section 1031 using a qualified intermediary and the steps required by SC Revenue Advisory Bulletin #02-6 have been completed.
17.	☐	Employee Relocation.The transaction involves the sale of an employee’s property which is being sold by an employer or relocation company in connection with the employee’s transfer. For income tax purposes the sale is treated as a sale by the employer or relocation company.
The undersigned understands that this affidavit may be disclosed to the Department and that any false statement contained herein could be punished by fine, imprisonment, or both.

By:
Name:
Its:

[If the person making the affidavit is not the Seller, complete the following:

(Affiant’s Social Security Number or Taxpayer Identification Number)

(Affiant’s Street Address)

(Affiant’s City, State and Zip Code)]
SUBSCRIBED AND SWORN TO
before me this                      day of                          ,       .

Notary Public for
My Commission Expires:

Exhibit H - Page 3

EXHIBIT A
[INSERT LEGAL DESCRIPTION OF PROPERTY HERE]

Exhibit H - Page 4

EXHIBIT I
FORM OF ALABAMA BROKER’S LIEN AFFIDAVIT

STATE OF ALABAMA	)
:
COUNTY	)
BROKER’S LIEN AFFIDAVIT
     WHEREAS,                     , a(n)                     (“Buyer”), and                     , a(n)                      (“Seller”) are parties to that certain                      dated as of                     , whereby Seller has agreed to sell and Buyer has agreed to purchase the real property described on Exhibit “A” attached hereto (the “Property”).
     WHEREAS,                      has agreed to issue a title insurance policy insuring the Property provided absolute assurance is given that there are no unpaid real estate commissions.
     NOW, THEREFORE, the undersigned Seller, being first duly sworn, on oath, represents, warrants and states as follows:
     There is no unpaid or disputed real estate commission, all compensation due or to become due under any listing, agency, or other brokerage agreement has been paid or has been waived in writing by the potential lien claimant, and there has been no written notice received concerning any unpaid real estate commission which could give rise to a Broker’s Lien under Act #98-160, Regular Session, 1998, Alabama Legislature (Code of Alabama (1975) § 35-11-450 et seq.).
     EXECUTED AND DELIVERED as of the       day of                     , 200   .

SELLER:

By

Name

Its

Exhibit I - Page 1

STATE OF	)
)
COUNTY	)
     I,                     , a Notary Public in and for said County and State, hereby certify that                     , whose name as                      of                     , is signed to the foregoing instrument and who is known to me (or satisfactorily proven), acknowledged before me on this day that, being informed of the contents of the instrument, s/he, as such officer and with full authority, executed the same voluntarily (on the day the same bears date) on behalf of such entity for and as the act of said entity.
Given under my hand and official seal on                     , 200   .

Notary Public

My commission expires:

Exhibit I - Page 2

EXHIBIT “A”
[INSERT LEGAL DESCRIPTION OF PROPERTY HERE]

Exhibit I - Page 3

EXHIBIT J
FORM OF GEORGIA PURCHASER’S AFFIDAVIT REGARDING
COMMERCIAL REAL ESTATE BROKERS
PURCHASER’S AFFIDAVIT REGARDING
COMMERCIAL REAL ESTATE BROKERS
     Before me, the undersigned officer authorized to administer oaths, came                     , who, after being duly sworn according to law, deposes and says on oath:
     That s/he is a                      of                     , a                      (“Affiant”);
     That Affiant is the purchaser of the real property described on Exhibit “A” attached hereto and made a part hereof (“Property”);
     That Affiant has not entered into any written agreement with any commercial real estate broker for the payment of a real estate commission or fee relating to the purchase, sale, management, leasing or other license services related to Commercial Real Estate (as defined in O.C.G.A. Section 44-14-601(3)) with respect to the Property.
     This Affidavit is given to induce a title insurance company to permit a policy or policies of title insurance to be issued without exception for any possible lien arising from the Commercial Real Estate Lien Act (O.C.G.A. Sections 44-14-600 et seq.).

Sworn to and subscribed before me this day of ,200 .

Notary Public	(SEAL)

Name:

Title:

My Commission Expires:

[Affix Seal]

Exhibit J - Page 1

EXHIBIT “A”
[INSERT LEGAL DESCRIPTION OF PROPERTY HERE]

Exhibit J - Page 2

EXHIBIT K
FORM OF GEORGIA OWNER’S AFFIDAVIT
OWNER’S AFFIDAVIT
     Personally appeared before me, the undersigned, [SELLER REPRESENTATIVE] (“Affiant”), who, being duly sworn according to law, deposed and says on oath as follows:
1.	That Affiant is an individual.

2.	That Affiant has personal knowledge of the matters sworn to herein.

3.	That Affiant is the [SELLER TITLE] of [SELLER], [SELLER ENTITY] (“Company”).

4.	That the Company is the owner of that tract or parcel of land lying and being in [COUNTY] County, [STATE], and being more particularly described in Exhibit “A” annexed hereto and incorporated herein by reference (the “Property”), is in undisputed and peaceful possession of the Property, and that no other person or entity other than the Company has the right of possession of the Property, or is in possession of the Property, other than as set forth on Exhibit “B” annexed hereto and incorporated herein by reference.

5.	That to the best of Affiant’s knowledge and belief, there are no disputes concerning the location of the lines and corners of the Property.

6.	That to the best of Affiant’s knowledge and belief, there are no bankruptcies or executions pending against the Company in any court whatsoever that could in any way affect the title to the Property, or constitute a lien thereon; and there are no surety bonds, loan deeds, deeds to secure debt, mortgages, easements, liens or encumbrances of any nature whatsoever unsatisfied against said Property except for current ad valorem taxes and the matters specifically set forth in Exhibit “B”.

7.	That to the best of Affiant’s knowledge and belief, there are no past due taxes or assessments of any nature against said Property, and that all charges for water and sewer service provided to the Property which are currently due have been paid, except as may specifically be set forth in Exhibit “B”.

8.	That to the best of Affiant’s knowledge and belief, (i) no improvements or repairs to said Property have been made by or on behalf of the Company during the ninety-five (95) day period immediately preceding the date hereof which remain unpaid; and (ii) there are no outstanding bills incurred for labor and materials used in making improvements or repairs on said Property.

9.	That no brokers, finders or agents have been engaged by the Company, with regard to the sale, purchase, option or other conveyance of any interest in the Property, and that no notices of lien for any such services has been received by Affiant, and no commission,

Exhibit K - Page 1

fee, payment or other compensation is owed to any broker (as such term is defined in O.C.G.A. §43-40-1) for any services rendered up to and including the date hereof in connection with the Property.
     This Affidavit is made to induce [BUYER] to acquire the Property, to induce [TITLE COMPANY] to issue an owner’s policy of title insurance to said purchaser without exception for the matters addressed herein, and to induce the attorney certifying title to make his certification without exception for said matters.
[SIGNATURE PAGE FOLLOWS]

Exhibit K - Page 2

SWORN to and SUBSCRIBED before me this day of [MONTH], 200[YEAR].

(SEAL)

Notary Public	[SELLER REPRESENTATIVE]

My Commission Expires:

[NOTARIAL SEAL]

Exhibit K - Page 3

EXHIBIT “A”
[INSERT LEGAL DESCRIPTION OF PROPERTY HERE]

Exhibit K - Page 4

EXHIBIT “B”
[INSERT LIST OF EXISTING LIENS OR OTHER ENCUMBRANCES TO TITLE HERE]

Exhibit K - Page 5

EXHIBIT L
FORM OF GEORGIA AFFIDAVIT OF SELLER’S RESIDENCE
(See attached)

Exhibit L - Page 1

AFFIDAVIT OF SELLER’S RESIDENCE

[NAME OF SELLER]

[SELLER’S ADDRESS]	Seller’s Identification Number
[SELLER’S ADDRESS]
INSTRUCTIONS
This form is provided to be executed by the seller and furnished to the buyer to establish Georgia residency, such that withholding from the proceeds of the sale of property are not subject to the withholding laws of this state. (See O.C.G.A. §48-7-128).
Sellers are not subject to withholding from the proceeds of sale if either they reside in Georgia, or they are deemed to be a Georgia resident by virtue of the fact that they have filed Georgia tax returns in the preceding two years, do business or own property in Georgia, intend to file a Georgia Tax return for the current year, and if a corporation or limited partnership, are registered to do business in this State.
Buyer is not required to withhold if this affidavit (or one in substantially the same form) is submitted to the Department in lieu of a withholding tax return.
The seller is to execute this affidavit by placing an initial in the blanket preceding statements which apply.
Seller is exempt from withholding on the sale of property because:

Seller is a resident of Georgia.
Seller is not a resident of Georgia, but is deemed a resident for purposes of withholding by virtue of the following:
(ALL FOUR REQUIREMENTS MUST APPLY)

Seller is a nonresident who has filed Georgia tax returns for the preceding two years; and

Seller is an established business in Georgia and will continue substantially the same business in Georgia after the sale OR the seller has real property in the State at the time of closing of equal or greater value than the withholding tax liability as measured by the 100% property tax assessment of such remaining property; and

Seller will report the sale on a Georgia Income Tax return for the current year and file by its due date; and

If seller is a corporation or limited partnership, seller is registered to do business in Georgia.
Under penalty of perjury, I swear that the above information is to the best of my knowledge and belief, true, correct and complete.

Exhibit L - Page 2

Sworn to and subscribed before me this day of [MONTH], 200[YEAR].	[NAME OF SELLER], a

By:

Notary Public	Name:

Its:

My Commission Expires:	[CORPORATE SEAL]
[NOTARY SEAL]

Exhibit L - Page 3

EXHIBIT M
FORM OF INDIANA ENVIRONMENTAL DISCLOSURE
FOR TRANSFER OF REAL PROPERTY
(See attached)

Exhibit M - Page 1

ENVIRONMENTAL DISCLOSURE FOR TRANSFER OF REAL PROPERTY (IC 13-25-3-7.5)

State Form 52653 (5-08)
Indiana Department of Environmental Management

For Use By County Recorder's Office
County
Date
Doc. No.
Vol.
Page
Rec'd by:
The following information is provided under IC 13-25-3-7.5, the Responsible Property Transfer Law.

A WARNING TO THE PARTIES TO A TRANSFER OF PROPERTY:
The single act of reading this document does not constitute "all appropriate inquiries" into the previous ownership and uses of the facility to satisfy that requirement under the federal Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601(35)(B)). You are strongly encouraged to read this document carefully and to take all other actions necessary to make a due diligence inquiry into the previous ownership and uses of the facility if you intend to satisfy the criteria to avoid liability under the federal Comprehensive Environmental Response, Compensation and Liability Act or IC 13-25-4.

PART ONE: PROPERTY IDENTIFICATION

A. Address of Property:

City or Town	Township

Tax Parcel Identification No. (Key Number):

B. Legal Description: Section Township Range

Enter or attach complete legal description in this area:

LIABILITY DISCLOSURE

Transferors and transferees of real property are advised that their ownership or other control of such property may render them liable for environmental cleanup costs whether or not they caused or contributed to the presence of environmental problems in association with the property.

C. Property Characteristics: Lot Size Acreage

Check all types of improvement and uses that pertain to the property:

☐ Apartment Building (6 units or less)	☐ Industrial Building
☐ Commercial Apartment (over 6 units)	☐ Farm, with Buildings
☐ Store, Office, Commercial Building	☐ Other (specify)

PART TWO: NATURE OF TRANSFER

A. (1) Is this a transfer by deed or other instrument of conveyance of fee title to property?	☐ Yes	☐ No
(2) Is this a transfer by assignment of over 25% of beneficial interest of a land trust?	☐ Yes	☐ No
(3) A lease exceeding a term of 40 years?	☐ Yes	☐ No
(4) A collateral assignment of beneficial interest?	☐ Yes	☐ No
(5) An installment contract for the sale of property?	☐ Yes	☐ No
(6) A mortgage of trust deed?	☐ Yes	☐ No
(7) A lease of any duration that includes an option to purchase?	☐ Yes	☐ No

Exhibit M - Page 2

PART TWO: NATURE OF TRANSFER (continued)

B. (1) Identify Transferor:

Name and Current Address of Transferor

Address City

State: ZIP

Trust No.

Name and Address of Trustee if this is a transfer of beneficial interest of a land trust.

(2) Identify person who has completed this form on behalf of the Transferor and who has knowledge of the information contained in this form. Include name, position (if any), and address and telephone number.

Name Position

Address City State: ZIP

Telephone ( ) -

C. Identify Transferee:

Name and Current Address of Transfer

Address City

State: ZIP

PART THREE: ENVIRONMENTAL INFORMATION

A. Regulatory Information During Current Ownership

1. Has the transferor ever conducted operations on the property which involved the generation, manufacture, processing, transportation, treatment, storage, or handling of a "hazardous substance" (as defined by IC13-11-2-98)? This question does not apply to consumer goods stored or handled by a retailer in the same form and approximate amount, concentration, and manner as they are sold to consumers, unless the retailer has engaged in any commercial mixing (other than paint mixing or tinting of consumer sized containers), finishing, refinishing, servicing or cleaning operations on the property.

☐ Yes ☐ No

2. Has the transferor ever conducted operations on the property which involved the processing, storage, or handling of petroleum, other than that which was associated directly with the transferor's vehicle usage?

☐ Yes ☐ No

3. Has the transferor ever conducted operations on the property which involved the generation, transportation, storage, treatment, or disposal of "hazardous waste" (as defined in IC 13-11-2-99(a))?

☐ Yes ☐ No

4. Are there any of the following units (operating or closed) at the property that are used or were used by the transferor to manage hazardous wastes, hazardous substances, or petroleum?

Exhibit M - Page 3

PART THREE: ENVIRONMENTAL INFORMATION (continued)

Landfill	☐ Yes	☐ No	Injection Wells	☐ Yes	☐ No
Surface Impoundment	☐ Yes	☐ No	Wastewater Treatment Units	☐ Yes	☐ No
Land Application	☐ Yes	☐ No	Septic Tanks	☐ Yes	☐ No
Waste Pile	☐ Yes	☐ No	Transfer Stations	☐ Yes	☐ No
Incinerator	☐ Yes	☐ No	Waste Recycling Operations	☐ Yes	☐ No
Storage Tank (above ground)	☐ Yes	☐ No	Waste Treatment Detoxification	☐ Yes	☐ No
Storage Tank (underground)	☐ Yes	☐ No	Other Land Disposal Area	☐ Yes	☐ No
Container Storage Area	☐ Yes	☐ No			

If there are "YES" answers to any of the items on the preceding page and the transfer of property that requires the filing of this document is other than a mortgage or trust deed or a collateral assignment of beneficial interest in a land trust, you must attach to the copies of this document that you file with the county recorder and the department of environmental management a site plan that identifies the location of each unit.

5. Has the transferor ever held any of the following in regard to this real property?

(A) Permits for discharges of wastewater to waters of Indiana. ☐ Yes ☐ No

(B) Permits for emissions to the atmosphere. ☐ Yes ☐ No

(C) Permits for any waste storage, waste treatment, or waste disposal operation? ☐ Yes ☐ No

6. Has the transferor ever discharged any wastewater (other than sewage) to a publicly owned treatment works? ☐ Yes ☐ No

7. Has the transferor been required to take any of the following actions relative to this property? ☐ Yes ☐ No

(A) Filed an emergency and hazardous chemical inventory from pursuant to the federal Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. §11022). ☐ Yes ☐ No

(B) Filed a toxic chemical release form pursuant to the federal Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C.§11023). ☐ Yes ☐ No

8. Has the transferor or any facility on the property or the property been the subject of any of the following state or federal governmental actions?

(A) Written notification regarding known, suspected, or alleged contamination on or emanating from the property. ☐ Yes ☐ No

(B) Filing an environmental enforcement case with a court or the solid waste management board for which a final order or consent decree was entered. ☐ Yes ☐ No

(C) If the answer to question (B) was Yes, then indicate whether or not the final order or decree is still in effect for this property. ☐ Yes ☐ No

9. Environmental Releases During Transferor's Ownership.

(A) Has any situation occurred at this site which resulted in a reportable "release" of any hazardous substances or petroleum as required under state or federal laws? ☐ Yes ☐ No

(B) Have any hazardous substances or petroleum which was released come into direct contact with the ground at this site? ☐ Yes ☐ No

If the answer to question (A) or (B) is Yes, have any of the following actions or events been associated with a release on the property?

☐ Use of a cleanup contractor to remove or treat materials including soils, pavement, or other surficial materials?

☐ Assignment of in-house maintenance staff to remove or treat materials including soils, pavement, or other surficial materials?

Exhibit M - Page 4

PART THREE: ENVIRONMENTAL INFORMATION (continued)

- ☐ Sampling and analysis of soils?
- ☐ Temporary or more long term monitoring of groundwater at or near the site?
- ☐ Impaired usage of an onsite or nearby water well because of offensive characteristics of the water?
- ☐ Coping with fumes from subsurface storm drains or inside basements?
- ☐ Signs of substances leaching out of the ground along the base of slopes of or at other low points on or immediately adjacent to the site?

(C) Is there an environmental defect (as defined in IC 13-11-2-70) on the property that is not reported under question (A) or (B)? ☐ Yes ☐ No

If the answer is Yes, describe the environmental defect:

10. Is the facility currently operating under a variance granted by the commissioner of the Indiana Department of Environmental Management? ☐ Yes ☐ No

11. Has the transferor ever conducted an activity on the site without obtaining a permit from the U. S. Environmental Protection Agency, the commissioner of the Indiana Department of Environmental Management, or another administrative agency or authority with responsibility for the protection of the environment, when such permit was required by law? ☐ Yes ☐ No

If the answer is Yes, describe the activity:

12. Is there any explanation needed for clarification of any of the above answers or responses?

Exhibit M - Page 5

Exhibit M - Page 6

EXHIBIT N
FORM OF INDIANA SALES DISCLOSURE
(See attached)

Exhibit N - Page 1

SALES DISCLOSURE FORM

State Form 46021 (R5/6-05)

Prescribed by Department of Local Government Finance
Pursuant to IC 6-1.1-5.5

PRIVACY NOTICE: The telephone numbers of the parties on this form are confidential according to IC 6-1.1-5.5-3(d).

PART 1 - To be completed by BUYER/GRANTEE and SELLER/GRANTOR (typed or printed in black ink)

PROPERTY TRANSFERRED

Parcel Number(s) (Show additional parcels on separate sheet if necessary.)

Acreage or Lot Size

Part of Parcel (split)

Address

# of Parcels

City, Town, or Post Office

State

ZIP Code

Tax Billing Address (if other than property address)

City, Town, or Post Office

State

ZIP Code

Legal Description

CONDITIONS

Identify all conditions/items that apply

NOTE: If items 12-21 apply, filers are not subject to disclosure filing fee.

- 1-Buyer is an adjacent property owner
- 2-Vacant Land
- 3-Exchange for other real property ("Trade")
- 4-Seller Paid Points; amount if applicable $ _ , _ _ _ . _ _ _
- 5-Change planned in the primary use of the property? Describe in special circumstances.
- 6-Existence of family or business relationship between buyer and seller
- 7- Land Contract Dated: __________
- 8-Personal property included in transfer; amount if applicable $ _ , _ _ _ . _ _ _
- 9- Significant physical changes to property between March 1 and date of sale
- 10- Non-Warranty deed; specify type __________
- 11- Partial interest. Describe in special circumstances.
- 12-Security interest documents such as mortgages or trust deeds.
- 13-Leases less than 90 years
- 14-Document resulting from foreclosure, or express threat of foreclosure, divorce court order, condemnation, probate or other judicial proceedings.
- 15-Agreements and other documents for mergers, consolidations, and incorporations
- 16-Quitclaim deeds not serving as a source of title
- 17-Documents involving the partition of land between tenants in common, joint tenants, or tenants by the entirety.
- 18-Transfer to a charity, not-for-profit or government institution
- 19-Transfer for no or discounted consideration, or gift
- 20-Rerecording to correct prior recorded document
- 21-Easements, Right-of-way grants

SALES DATA

Contract Date (MM/DD/YYYY) __ / __ / ____

Sales Price $ ___ , ___ , ___

Describe any unusual or special circumstances related to this sale, including the specification of any less-than-complete ownership interest and terms of seller financing.

Exhibit N - Page 2

INDIANA SALES DISCLOSURE FORM Page 2

PART 1 - To be completed by BUYER/GRANTEE and SELLER/GRANTOR (typed or printed in black ink)

Seller(s)/Grantor(s)

Seller 1 - Name or Entity as appears on deed

Address

City, Town, or Post Office | State | ZIP Code

Seller 2 - Name or Entity as appears on deed

Address

City, Town, or Post Office | State | ZIP Code

Preparer Name and Address | Preparer Phone

Buyer(s)/Grantee(s)

Buyer 1 - Name or Entity as appears on deed

Will this property be the buyer's primary residence? ◯ Yes ◯ No

Address

City, Town, or Post Office | State | ZIP Code

Buyer 2 - Name or Entity as appears on deed

Address

City, Town, or Post Office | State | ZIP Code

Signatures

Under penalties of perjury, I hereby certify that this Sales Disclosure, to the best of my knowledge and belief, is true, correct and complete as required by law, and is prepared in accordance with IC 6-1.1-5.5, "Real Property Sales Disclosure Act".

Signature of Seller | Signature of Buyer

Seller Sign Date (MM/DD/YYYY) __ __ / __ __ / __ __ __ __

Buyer Sign Date (MM/DD/YYYY) __ __ / __ __ / __ __ __ __

Seller Phone

Buyer Phone

PART 2 - COUNTY AUDITOR

Completion ◯ Yes ◯ No

Date Entered in Transfer Book __ __ / __ __ / __ __ __ __

PART 3 - COUNTY OR TOWNSHIP ASSESSOR

County Assessor or other assessing offical must verify and complete the following information:

◯ **Significant physical changes to property between March 1 and date of sale**

$ ___ , ___ , ___ **AV LAND**

Property class / use code

Taxing District (DLGF assigned)

$ ___ , ___ , ___ **AV IMPV**

$ ___ , ___ , ___ **AV TOTAL**

◯ **Valid Sale**

NEIGHBORHOOD CODE

Exhibit N - Page 3

EXHIBIT O
FORM OF KANSAS REAL ESTATE VALIDATION QUESTIONNAIRE
(See attached)

Exhibit O - Page 1

ONLY FOR USE IN COUNTIES APPROVED TO ACCEPT ONE-PART FORMS *(See website address below for approved list)*

KANSAS REAL ESTATE SALES VALIDATION QUESTIONNAIRE

FOR COUNTY USE ONLY: DEED BOOK ______ PAGE ______	COV # ______	CO. NO.	MAP	SEC	SHEET	QTR.	BLOCK	PARCEL	OWN
RECORDING DATE ___/___/___	TYPE OF INSTRUMENT ______ CR ______ RA ______ DE ______ SPLIT ☐ MULTI ☐	MO	YR	TY	AMOUNT			S	V

SELLER (Grantor)
NAME ______________________

MAILING ______________________

CITY/ST/ZIP ______________________

PHONE NO. (____)______________________

BUYER (Grantee)
NAME ______________________

MAILING ______________________

CITY/ST/ZIP ______________________

PHONE NO. (____)______________________

IF AGENT SIGNS FORM, BOTH BUYER AND SELLER TELEPHONE NUMBERS MUST BE ENTERED.

BRIEF LEGAL DESCRIPTION
____
____
____
____

Property / Situs Address: ______________________
Name and Mailing Address for Tax Statements
____
____
____

CHECK ANY FACTORS THAT APPLY TO THIS SALE (See instructions on back of form.)

1. SPECIAL FACTORS
   - ☐ Sale between immediate family members: SPECIFY THE RELATIONSHIP ______________
   - ☐ Sale involved corporate affiliates belonging to the same parent company
   - ☐ Auction Sale
   - ☐ Deed transfer in lieu of foreclosure or repossession
   - ☐ Sale by judicial order (by a guardian, executor, conservator, administrator, or trustee of an estate)
   - ☐ Sale involved a government agency or public utility
   - ☐ Buyer (new owner) is a religious, charitable, or benevolent organization, school or educational association
   - ☐ Buyer (new owner) is a financial institution, insurance company, pension fund, or mortgage corporation
   - ☐ Would this sale qualify for one of the exceptions listed on the reverse side of this form? (Please indicate # ______)
   - ☐ Sale of only a partial interest in the real estate
   - ☐ Sale involved a trade or exchange of properties
   - ☐ NONE OF THE ABOVE
2. CHECK USE OF PROPERTY AT THE TIME OF SALE:
   - ☐ Single Family Residence
   - ☐ Farm/Ranch With Residence
   - ☐ Condominium Unit
   - ☐ Vacant Land
   - ☐ Other: (Specify) ______________
   - ☐ Agricultural Land
   - Mineral Rights Included? ☐ Yes ☐ No
   - ☐ Apartment Building
   - ☐ Commercial/Industrial Bldg.
3. WAS THE PROPERTY RENTED OR LEASED AT THE TIME OF SALE? ☐ YES ☐ NO
4. DID THE SALE PRICE INCLUDE AN EXISTING BUSINESS? ☐ YES ☐ NO
5. WAS ANY PERSONAL PROPERTY (SUCH AS FURNITURE, EQUIPMENT, MACHINERY, LIVESTOCK, CROPS, BUSINESS FRANCHISE OR INVENTORY, ETC.) INCLUDED IN THE SALE PRICE? ☐ YES ☐ NO
   If yes, please describe ______________
   Estimated value of all personal property items included in the sale price $______________
   If Mobile Home Year ________ Model ________
6. ARE YOU AWARE OF ANY CHANGES IN THE PROPERTY SINCE JAN. 1? ☐ YES ☐ NO
   ☐ Demolition ☐ New Construction ☐ Remodeling ☐ Additions
   Date Completed ______________
7. WERE ANY DELINQUENT TAXES ASSUMED BY THE PURCHASER? ☐ YES ☐ NO AMOUNT $ ________
8. METHOD OF FINANCING (check all that apply):
   ☐ New loan(s) from a Financial Institution
   ☐ Seller Financing ☐ Assumption of Existing Loan(s)
   ☐ All Cash ☐ Trade of Property ☐ Not Applicable
9. WAS THE PROPERTY MADE AVAILABLE TO OTHER POTENTIAL PURCHASERS? ☐ YES ☐ NO If not, explain ________
   (SEE #9 INSTRUCTION ON BACK)
10. DOES THE BUYER HOLD TITLE TO ANY ADJOINING PROPERTY? ☐ YES ☐ NO
11. ARE THERE ANY FACTS WHICH WOULD CAUSE THIS SALE TO BE A NON-ARMS LENGTH / NON-MARKET VALUE TRANSACTION? **(SEE #11 INSTRUCTION ON BACK)** ☐ YES ☐ NO
    ____
12. TOTAL SALE PRICE $______________
    DEED DATE ___/___/___
13. I CERTIFY THAT THE ADDERESS TO WHICH TAX STATEMENTS FOR THE PROPERTY ARE TO BE SENT IS CORRECT.
    I ALSO CERTIFY I HAVE READ ITEM NO. 13 ON THE REVERSE SIDE AND HEREBY CERTIFY THE ACCURACY OF THE INFORMATION AND THAT I AM AWARE OF THE PENALTY PROVISIONS OF K.S.A. 79-1437g.

PRINT NAME ______________________

SIGNATURE ______________________

☐ GRANTOR (SELLER) ☐ GRANTEE (BUYER)
☐ AGENT DAYTIME PHONE NO. (____)__________

PV-RE-21-OP-CG
(REV. 06/04)

KANSAS REAL ESTATE SALES VALIDATION ONE-PART QUESTIONNAIRE WEBSITE ADDRESS:
http://www.ksrevenue.org/pvdratiostats.htm

Exhibit O - Page 2

INSTRUCTIONS FOR COMPLETING THE SALES VALIDATION QUESTIONNAIRE

ITEM 1	Please check all boxes which pertain.

ITEM 2	Check the box which describes the current or most recent use of the property at the time of sale. Check all boxes which are applicable if the property has multiple uses.

ITEM 3	Check yes; if the buyer assumed any long term lease(s) (more than 3 years remaining) at the time of sale.

ITEM 4	Check yes; if the purchase price included an operating business, franchise, trade license, patent, trademark, stock, bonds, technology, and/or goodwill.

ITEM 5	Check yes; if any tangible and portable items of property were included in the sale price. If possible, provide a brief description and your estimate of the total value of all personal property included in the sale price.

ITEM 6	Check yes; if the property characteristics have been changed since January 1. Indicate what type of change(s) took place by marking the appropriate box. Indicate the date the change(s) took place.

ITEM 7	Check yes; if any delinquent taxes were assumed by the purchaser and included as part of the sale price. Do not consider any prorated taxes for the year in which the property was sold that are part of normal escrow closings.

ITEM 8	Check the predominate method of financing used to acquire the property. Check “Not Applicable” if no money exchanged hands or refinancing of an existing loan.

ITEM 9	Check yes; if the property was either advertised on the open market, displayed a for sale sign, listed with a real estate agent or offered by word of mouth.

ITEM 10	Check yes; if the buyer owns or controls the property adjoining or adjacent to the property being purchased.

ITEM 11	Provide an explanation if you believe the buyer or seller did not act prudently, was not fully informed about the property or knowledgeable of the local market, poorly advised, did not use good judgement in the negotiations, was acting under duress, or compelled out of necessity. Use an additional sheet of paper if necessary.

ITEM 12	Provide the total sale price and date of sale. The date should be the date that either the deed or the contract for deed was signed, not the date the deed was recorded.

ITEM 13	Please sign the questionnaire and list your phone number. The county appraiser may need to make a follow up phone call to clarify unusua1 terms or conditions.

K.S.A. 79-1437g. Same; penalty for violations. Any person who shall falsify the value of real estate transferred shall be deemed guilty of a misdemeanor and upon conviction thereof shall be fined not more than $500. (L. 1991, ch. 162, sec. 7; L. 1992, ch. 159, sec. 3; April 30.)
TRANSFERS OF TITLE THAT DO NOT REQUIRE A SALES VALIDATION QUESTIONNAIRE ARE AS FOLLOWS:
(1)	Recorded prior to the effective date of this act, i.e., July 1, 1991;

(2)	made solely for the purpose of securing or releasing security for a debt or other obligation;

(3)	made for the purpose of confirming, correcting, modifying or supplementing a deed previously recorded, and without additional consideration;

(4)	by way of gift, donation or contribution stated in the deed or other instruments;

(5)	to cemetery lots;

(6)	by leases and transfers of severed mineral interests;

(7)	to or from a trust, and without consideration;

(8)	resulting from a divorce settlement where one party transfers interest in property to the other;

(9)	made solely for the purpose of creating a joint tenancy or tenancy in common;

(10)	by way of a sheriff’s deed;

(11)	by way of a deed which has been in escrow for longer than five years;

(12)	by way of a quit claim deed filed for the purpose of clearing title encumbrances;

(13)	when title is transferred to convey right-of-way or pursuant to eminent domain;

(14)	made by a guardian, executor, administrator, conservator or trustee of an estate pursuant to judicial order;

(15)	when title is transferred due to repossession; or

(16)	made for the purpose of releasing an equitable lien on a previously recorded affidavit of equitable interest, and without additional consideration.
(b)	When a real estate sales validation questionnaire is not required due to one or more of the exemptions provided in 1-16 above, the exemption shall be clearly stated on the document being filed.
If you have any questions or need assistance completing this form, please call the country appraiser’s office.

Exhibit O - Page 3

EXHIBIT P
FORM OF CERTIFICATION OF EXEMPTION FROM WITHHOLDING
UPON DISPOSITION OF MARYLAND REAL ESTATE
WITH AFFIDAVIT OF RESIDENCE OR PRINCIPAL RESIDENCE
(See attached)

Exhibt P - Page 1

Certification of Exemption from Withholding Upon Disposition of Maryland Real Estate
Affidavit of Residence or Principal Residence
Based on the certification below, Transferor claims exemption from the tax withholding requirements of § 10-912 of Maryland’s Tax General Article. Section 10-912 states that certain tax payments must be withheld when a deed or other instrument that affects a change in ownership of real property is recorded. The requirements of § 10-912 do not apply when a transferor provides a certification of Maryland residence or certification that the transferred property is the transferor’s principal residence.

1. Transferor Information
Name of Transferor:

2. Reason for Exemption
Resident Status	☐	I, Transferor, am a resident of the State of Maryland.
	☐	Transferor is a resident entity under § 10-912(A)(4) of Maryland’s Tax General Article, I am an agent of Transferor, and I have authority to sign this document on Transferor’s behalf.

Principal Residence	☐	Although I am no longer a resident of the State of Maryland, the Property is my principal residence as defined in IRC § 121.
Under penalty of perjury, I certify that I have examined this declaration and that, to the best of my knowledge, it is true, correct, and complete.

3a. Individual Transferors

Witness	Name

Signature

3b. Entity Transferors

Witness/Attest	Name

Signature

Exhibt P - Page 2

EXHIBIT Q
FORM OF VIRGINIA NONRESIDENT REAL PROPERTY
OWNER REGISTRATION (VIRGINIA FORM R-5)
(See attached)

Exhibit Q - Page 1

Commonwealth of Virginia

Department of Taxation

Nonresident Real Property Owner Registration

Part I. Owner/Seller

(circle one and enter number)

1 Social Security Number,
2 Federal Employer Identification Number or
3 Virginia Business Account Number

(If Trust) Name and Title of Fiduciary

Address (of Fiduciary if Trust) Number and Street or Rural Route and Box Number

City or Town, State and ZIP Code

Part II.

Type of Entity (check one)

- Individual .... ☐
- Trust/Estate .... ☐
- C-Corporation .... ☐
- S-Corporation............... ☐
- LLC/Partnership .... ☐

Part III. Property Information

If more than one piece of property is being rented or sold, attach a separate schedule listing the legal description of each property.

LEGAL DESCRIPTION

See Schedule A

Address (Number and Street or Rural Route and Box Number)

City or County

Part IV.

Type of Entity (check one)

- Rental .... ☐
- Sales .... ☒

Gross Proceeds
From Sale.........$_________

Date of Closing... __________

Part V. Broker or Real Estate Reporting Person

(circle one and enter number)

1 Social Security Number,
2 Federal Employer Identification Number or
3 Virginia Business Account Number

Name

Address (Number and Street)

City or Town, State and ZIP Code

I, the undersigned, do declare under penalties provided by law that the information provided in Parts I, II, III, IV and V are true, correct and complete to the best of my knowledge and belief.

Signature ___*For Signature and Date, See Next Page*_

Exhibit Q - Page 2

Exhibit Q - Page 3

EXHIBIT R
FORM OF VIRGINIA NONRESIDENTIAL REAL PROPERTY OWNER
SHAREHOLDER/PARTNER SCHEDULE (VIRGINIA FORM R-5P)
(See attached)

Exhibit R - Page 1

Commonwealth of Virginia
Department of Taxation
Nonresidential Real Property Owner Shareholder/Partner Schedule
Use this form to register partners, shareholders or beneficiaries.
Corporations must record Federal Employer Identification Number or Virginia account number.

Exhibit R - Page 2